Post-Qualification Offering Circular Amendment No. 3

Filed Pursuant to Rule 253(g)(2)

File No. 024-10840

OFFERING CIRCULAR

MogulREIT I, LLC

Sponsored by

RM Sponsor, LLC

Up to $61,238,768 in Common Shares

The United States Securities and Exchange Commission (“SEC”) does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the SEC; however, the SEC has not made an independent determination that the securities offered are exempt from registration.

The use of projections or forecasts in this offering is prohibited. No one is permitted to make any oral or written predictions about the cash benefits or tax consequences you will receive from your investment in our common shares.

	Per Share	Total (2)
Public Offering Price (1)	$10.22	$61,238,768
Underwriting Discounts and Commissions (3)	$—	$—
Proceeds to the Company from this Offering to the Public (Before Expenses)	$10.22	$61,238,768
Proceeds to the Company from the Private Placement to our Sponsor (Before Expenses)	$10.22	$2,500
Total Proceeds to the Company (Before Expenses)	$10.22	$61,241,268

(1)	The offering price per share equals our net asset value, or NAV, per share (calculated as our NAV divided by the number of our common shares outstanding as of the end of the prior fiscal quarter) and is adjusted at the beginning of every fiscal quarter (or as soon as commercially reasonable thereafter). Our NAV per share is $10.22, as of March 31, 2021. Investors will pay the most recent publicly announced offering price as of the date of their subscription.
(2)	On August 12, 2016, our initial public offering of common shares, which represent limited liability company interests in our Company (the “Initial Offering”) was qualified by the SEC, and we commenced operations on August 15, 2016. Pursuant to the Initial Offering, we offered up to $50,000,000 in our common shares, including shares sold pursuant to our distribution reinvestment plan. On May 7, 2019, we commenced our follow-on offering (the “Follow-on Offering” and, together with the Initial Offering, the “Offering”) and terminated our Initial Offering. The SEC adopted an amendment to increase the maximum offering amount under Tier 2 of Regulation A (“Regulation A”) of the Securities Act of 1933, as amended (the “Securities Act”), or the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) from $50,000,000 to $75,000,000. This amendment became effective March 15, 2021, and we are utilizing this increased offering amount. Accordingly, we are continuing to offer in this Follow-on Offering up to $61,238,768 in our common shares, which represents the value of the shares available to be offered as of June 11, 2021 out of the rolling 12-month maximum offering amount of $75,000,000 in our common shares.
(3)	Shareholders do not pay upfront selling commissions in connection with the purchase of our common shares. We will reimburse our Manager, as defined below, for actually incurred, third-party organization and offering costs, which are not expected to exceed $1,837,163. With respect to organization and offering costs, the Company reimburses our Manager for all such organization and offering costs. See “Management Compensation” for a description of additional fees and expenses that we will pay our Manager.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

We include a copy of Rule 251(d)(2)(i)(C) of Regulation A as an appendix to this offering circular and on the Realty Mogul website.

This Offering Circular follows the Form S-11 disclosure format.

The date of this offering circular is June [___], 2021.

The mailing address of our principal executive offices is:

MogulREIT I, LLC

10573 W Pico Blvd

PMB #603

Los Angeles, CA 90064

Attn: Investor Relations

Our telephone number is (877) 781-7153 and our website address is www.realtymogul.com.

Investing in our common shares is speculative and involves substantial risks. You should purchase these securities only if you can afford a complete loss of your investment. You should carefully review the “Risk Factors” section of this offering circular, beginning on page 23, which contains a detailed discussion of the material risks that you should consider before you invest in our common shares. These risks include, but are not limited to, the following:

●	We have limited operating history.
●	Our ability to implement our investment strategy is dependent, in part, upon our ability to successfully conduct this offering through the Realty Mogul Platform, which makes an investment in us more speculative.
●	This is a blind pool offering as we have not identified all of the investments we intend to acquire. As such, you will not have the opportunity to evaluate our future investments before we make them, which makes your investment more speculative.
●	There are conflicts of interest between us, our Manager and its affiliates.
●	Our Sponsor sponsors, and our Manager advises, MogulREIT II, Inc., a real estate program substantially similar to us, and we expect that they will sponsor and advise additional companies that may compete with us, and neither our Sponsor nor our Manager has an exclusive management arrangement with us.
●	Failure to maintain our qualification as a REIT would cause us to be taxed as a regular corporation, which would substantially reduce funds available for distributions to our shareholders.
●	We may allocate the net proceeds from this offering to investments with which you may not agree.

MogulREIT I, LLC is a Delaware limited liability company formed on March 2, 2016 to invest in and manage a diversified portfolio of commercial real estate investments, including loans, equity in commercial real estate ventures and other real estate-related assets. The use of the terms “MogulREIT I,” the “Company,” “we,” “us” or “our” in this offering circular refer to MogulREIT I, LLC, unless the context indicates otherwise. We have elected to be taxed, and currently qualify, as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), commencing with our taxable year ended December 31, 2016.

We are externally managed by RM Adviser, LLC (“Manager” or “RM Adviser”), which is an affiliate of our sponsor, RM Sponsor, LLC (“Sponsor”). Our Manager and our Sponsor are each wholly-owned subsidiaries of Realty Mogul, Co. Our Manager manages our day-to-day operations. A team of real estate professionals, acting on our behalf through our Manager, will make all decisions regarding the selection, negotiation, financing and disposition of our investments, subject to the limitations set forth in our second amended and restated limited liability company agreement, as amended (“LLC Agreement”). Our Manager will also provide asset management, marketing, investor relations and other administrative services on our behalf with the goal of maximizing our operating cash flow and preserving our capital. All our common shares will be distributed to the public exclusively through an online investment platform we refer to as the Realty Mogul Platform (www.realtymogul.com). The Realty Mogul Platform is operated by our affiliate, RM Technologies, LLC, which is a wholly-owned subsidiary of Realty Mogul, Co. and an affiliate of our Sponsor and of our Manager. We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by us.

On August 12, 2016, our Initial Offering was qualified by the SEC, and we commenced operations on August 15, 2016. Pursuant to the Initial Offering, we offered up to $50,000,000 in our common shares, including shares sold pursuant to our distribution reinvestment plan. On May 7, 2019, we commenced our Follow-on Offering and terminated our Initial Offering. The SEC adopted an amendment to increase the maximum offering amount under Tier 2 of Regulation A from $50,000,000 to $75,000,000. This amendment became effective March 15, 2021, and we are utilizing this increased offering amount. We are continuing to offer in this Follow-on Offering up to $61,238,768 in our common shares, including shares sold pursuant to our distribution reinvestment plan, which represents the value of the shares available to be offered as of June 11, 2021 out of the rolling 12-month maximum offering amount of $75,000,000 in our common shares. Our offering price per share equals our NAV per share (calculated as our NAV divided by the number of our common shares outstanding as of the end of the prior fiscal quarter) and is adjusted at the beginning of every fiscal quarter (or as soon as commercially reasonable thereafter). Investors will pay the most recent publicly announced offering price as of the date of their subscription. Our website, www.realtymogul.com, will identify the current offering price per share as well as our NAV per share. See “Description of Our Common Shares — Distribution Reinvestment Plan” for additional information.

We expect to offer our common shares in the Follow-on Offering until May 7, 2022, which is three years from the qualification date of the Follow-on Offering, unless the Manager terminates the Follow-on Offering at an earlier date or all shares being offered have been sold, in which case the Follow-on Offering will be terminated. Our Manager may further extend the Follow-on Offering as permitted under applicable law. In no event will we extend the Follow-on Offering beyond 180 days after the third anniversary of the initial qualification date.

The minimum investment in our common shares for initial purchases is $5,000 in common shares, including purchases by individual retirement accounts (“IRAs”) and other tax-deferred accounts. The minimum investment for subsequent purchases is $1,000, including purchases by IRAs and other tax-deferred accounts. You should note that an investment in our shares will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all the applicable provisions of the Code . In our Manager’s discretion, we may in the future increase or decrease the minimum investment amount for all new purchasers. We will disclose any new minimum investment amount on the Realty Mogul Platform, as defined below, at least two days in advance of that new minimum amount taking effect. Factors that our Manager may consider in modifying the minimum investment amount include, but are not limited to, our need for additional capital, the success of our prior capital-raising efforts, and the amount of money raised from our investors who invest the minimum amount versus the amount of money we have raised from investors contributing greater amounts. Any change to the minimum investment amount will apply prospectively to all new purchasers.

All of our common shares will be distributed to the public exclusively through an online investment platform we refer to as the Realty Mogul Platform (www.realtymogul.com). The Realty Mogul Platform allows qualified investors to invest in real estate-related equity or debt opportunities that may have been historically difficult to access for some investors. Through the use of the Realty Mogul Platform, investors can browse and screen real estate investments, view details of an investment and sign legal documents online. The Realty Mogul Platform is operated by our affiliate, RM Technologies, LLC, which is a wholly-owned subsidiary of Realty Mogul, Co. and an affiliate of our Sponsor and of our Manager.

Initially, our common shares will not trade on a stock exchange or other trading market. This means that it may be difficult to sell your shares. We have, however, adopted a share repurchase program designed to provide our shareholders with limited liquidity on a quarterly basis with respect to their investment in our shares. See “Description of Our Common Shares—Quarterly Share Repurchase Program” for more details.

SUITABILITY STANDARDS

We will consider your answers to a number of questions soliciting information regarding your investing experience, investment horizon, current investment portfolio, investment objectives, risk tolerance and liquidity needs. If you do not have investing experience or are in need of liquidity from your investments, we will elicit further information from you to determine whether an investment in our shares is suitable for you. While we do not have any specific minimum standards that must be satisfied before we accept you as a shareholder (other than the qualified purchaser requirements discussed elsewhere in this offering statement), we will evaluate the totality of your responses to these questions to determine whether, in our sole discretion, an investment in our common shares is reasonable. We have implemented these suitability standards due to the volatility associated with investing in real estate, the difficulty of reselling of our common shares and the long-term nature of an investment in our shares. We will ensure adherence to these suitability standards by (i) implementing automated procedures to identify investors that appear to require further assessment due to responses that indicate, for instance, that such investors lack investing experience or have greater liquidity needs, and (ii) reviewing those investors’ applications and document if an exception is warranted. The suitability standards will not apply to resales of our common shares.

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IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR

Please carefully read the information in this offering circular and any accompanying offering circular supplements, which we refer to collectively as the offering circular. You should rely only on the information contained in this offering circular. We have not authorized anyone to provide you with different information. This offering circular may only be used where it is legal to sell these securities. You should not assume that the information contained in this offering circular is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This offering circular is part of an offering statement that we filed with the SEC using a continuous offering process. Periodically, as we make material investments, update our quarterly NAV per share amount or have other material developments, we will provide an offering circular supplement that may add, update or change information contained in this offering circular. Any statement that we make in this offering circular will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement. The offering statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this offering circular. You should read this offering circular and the related exhibits filed with the SEC and any offering circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

The offering statement and all supplements and reports that we have filed or will file in the future can be read at the SEC website, www.sec.gov, or on the Realty Mogul Platform website, www.realtymogul.com. The contents of the Realty Mogul Platform website (other than the offering statement, this offering circular and the appendices and exhibits thereto) are not incorporated by reference in or otherwise a part of this offering circular.

Our Manager and those selling shares on our behalf in this offering will be permitted to make a determination that the purchasers of shares in this offering are “qualified purchasers” in reliance on the information and representations provided by the shareholder regarding the shareholder’s financial situation. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

We include a copy of Rule 251(d)(2)(i)(C) of Regulation A as an appendix to this offering circular and on the Realty Mogul website.

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STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

Our common shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state blue sky review, subject to meeting certain state notice filing requirements and complying with certain anti-fraud provisions, to the registration that our common shares offered hereby are offered and sold only to “qualified purchasers” or at a time when our common shares are listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” as defined under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in our common shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

To determine whether a natural person is an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the person must have:

1.	an individual net worth, or joint net worth with the person’s spouse or spousal equivalent, that exceeds $1 million at the time of the purchase, excluding the value of the primary residence of such person; or
2.	earned income (exclusive of any income attributable to the person’s spouse or spousal equivalent) exceeding $200,000 in each of the two most recent years or joint income with such person’s spouse or spousal equivalent exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details.

For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home. In addition, a “spousal equivalent” is defined as a cohabitant occupying a relationship generally equivalent to that of a spouse.

We intend to offer and sell our common shares in this offering to qualified purchasers in every state of the United States. However, we intend to offer approximately 1,200,000 shares for sale in Texas and approximately 450,000 shares for sale in Washington.

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QUESTIONS AND ANSWERS ABOUT THIS OFFERING

The following questions and answers about this offering highlight material information regarding us and this offering, including in some cases information that is not otherwise addressed in the “Offering Summary” section of this offering circular. You should read this entire offering circular, including the section entitled “Risk Factors,” before deciding to purchase our common shares.

Questions about MogulREIT I, LLC and Real Estate Investment Trusts

Q: What is MogulREIT I, LLC?

A: We are a Delaware limited liability company formed on March 2, 2016 to invest in and manage a diversified portfolio of commercial real estate investments, including loans, equity in commercial real estate ventures and other real estate-related assets. The use of the terms “MogulREIT I”, the “Company”, “we”, “us” or “our” in this offering circular refer to MogulREIT I, LLC, unless the context indicates otherwise.

Q: What is a real estate investment trust (“REIT”)?

A: In general, a REIT is an entity that:

●	Owns or finances income-producing real estate;
●	Allows investors to invest in portfolios of properties through the purchase of shares in the entity;
●	Qualifies as a REIT for U.S. federal income tax purposes and is therefore generally not subject to federal corporate income taxes on its net income that is distributed, which substantially eliminates the “double taxation” treatment (i.e., taxation at both the corporate and shareholder levels) that generally results from investments in a corporation; and
●	Pays distributions to investors of at least 90% of its annual REIT taxable income.

In this offering circular, we refer to an entity that qualifies to be taxed as a real estate investment trust for U.S. federal income tax purposes as a REIT. We elected to be taxed, and currently qualify, as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2016.

Q: Why should I invest in commercial real estate investments?

A: Potential to generate income — A key feature of commercial real estate investment is the significant proportion of total return accruing from rental income over the long term. Rental income can allow an investor to hold a commercial real estate investment through market cycles without having to liquidate the investment to generate cash flow.

Asset class diversification with potential to reduce volatility of a portfolio — Adding real estate to your investment mix may increase your diversification. According to studies published by the National Council of Real Estate Investment Fiduciaries, real estate has a low or negative correlation to other major asset classes and over time has exhibited less volatility in total returns.

Potential to hedge against inflation — Real estate has the potential to hedge against inflation because property values and rents have historically been positively correlated with growth in inflation. Appreciation in property values can be as significant a part of a commercial real estate investment as cash flow from rental income. Rents are typically tied to inflation, and a property’s value is tied to its rental income. So as inflation drives up rent, the value of the underlying property typically increases as well. Inflation also generally makes new construction more expensive because the cost of building materials rises. Less new construction could also lead to an increase in the value of existing properties.

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Q: Who might benefit from investing in the Company’s shares?

A: An investment in our shares may be beneficial for you if you seek to diversify your personal portfolio with a commercial real estate investment vehicle focused primarily on commercial real estate loans, investments in commercial real estate entities and other select real estate-related assets, seek to receive current income, seek to preserve capital and are able to hold your investment for a time period consistent with our liquidity strategy. On the other hand, we caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment, that an investment in our shares will not meet those needs.

Q: Are there any risks involved in buying the Company’s shares?

A: Investing in our common shares involves a high degree of risk. If we are unable to effectively manage the impact of these risks, we may not meet our investment objectives, and therefore, you should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” for a description of the risks relating to this offering and an investment in our shares.

Questions about the Company’s Investment Strategy

Q: What will you invest in?

A: We intend to invest in the following types of assets: senior mortgage loans, subordinated mortgage loans, mezzanine debt, participations (also referred to as B-Notes), as well as direct interests in real estate that meet certain criteria outlined by the staff of the SEC, and real-estate related assets such as equity interests or preferred equity interests in companies whose primary business is to own and operate one or more specified commercial real estate projects.

Q: Will you use leverage?

A: We do not expect to use leverage at the portfolio level, but we have used, and may continue to use, asset-level leverage, which, in the aggregate across the portfolio, we do not expect to exceed 75% of the cost (before deducting depreciation or other non-cash reserves) of our total assets, capital expenditures and closing costs. Please see “Investment Objectives and Strategy” for more details.

Q: What will you do with the proceeds from this offering?

A: We have used, and expect to continue to use substantially all of the net proceeds from this offering (after paying or reimbursing organization and offering expenses) to invest in and manage a diverse portfolio of commercial real estate investments, including loans and equity in commercial real estate ventures and other select real estate-related assets. We expect that any expenses or fees payable to our Manager for its services in connection with managing our daily affairs will be paid from cash flow from operations. If such fees and expenses are not paid from cash flow, they will reduce the cash available for investment and distribution and will directly impact our NAV. See “Management Compensation” for more details regarding the fees that will be paid to our Manager and its affiliates.

We may not be able to promptly invest the net proceeds of this offering in commercial real estate loans, equity in commercial real estate ventures and other select real estate-related assets. Additionally, from time to time, we will have excess cash that we need to manage, pending its distribution to our shareholders or investment by us in accordance with our investment strategy.

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Questions about Service Providers

Q: Who will choose which investments you make?

A: We are externally managed by RM Adviser, our Manager. A majority of the investment committee of our Manager will approve each of our investments. Jilliene Helman, our Manager’s Chief Executive Officer and Eric Levy, our Manager’s Portfolio Manager make up our Manager’s investment committee.

Q: Who is Realty Mogul, Co.?

A: Realty Mogul, Co. is the parent company of each of our Sponsor, our Manager, Realty Mogul Commercial Capital, Co. (“RMCC”), and RM Technologies, LLC.

Q: Who is RM Technologies, LLC and What is the Realty Mogul Platform?

A: RM Technologies, LLC, a wholly-owned subsidiary of Realty Mogul, Co., operates the Realty Mogul Platform, an online financial platform focused on real estate, which can be found on the website www.realtymogul.com. Our common shares will be offered exclusively through the Realty Mogul Platform. Jilliene Helman is the Chief Executive Officer of Realty Mogul, Co. Ms. Helman is responsible for overseeing the day-to-day operations of Realty Mogul, Co. and its affiliates, including RM Technologies, LLC.

Q: Who services your loans?

A: RMCC, which in its loan servicing capacity may be referred to as “RM Originator” in this offering circular, will act as the servicer for our loans. RM Originator has entered, and may continue to enter, into servicing agreements with unaffiliated third parties to service and administer our loans.

Q: What services will the Manager perform?

A: Our Manager performs the following services: investment advisory and acquisition services (including performing due diligence on our investments), offering services, asset management services, accounting and other administrative services, shareholder services, financing services, and disposition services. Please see “Management — Responsibilities of our Manager” for more details.

Q: What competitive advantages do you achieve through your relationship with Realty Mogul, Co.?

A: Our Manager will use the personnel and resources of its affiliates to select our investments and manage our day-to-day operations. Realty Mogul, Co.’s corporate, investment and operating platforms are well established, allowing us to realize economies of scale and other benefits including the following:

●	Vertical Integration — Because the Company will be acquiring or investing in assets that are in large part originated and managed by affiliates of Realty Mogul, Co., the Company is able to take advantage of the vertical integration and synergies brought about by this relationship. RM Communities, LLC (“RM Communities”) or RMCC, each of which may be referred to as an RM Originator in this offering circular, have professionals, processes and infrastructure in place to source equity investment opportunities, respectively, and they anticipate being able to provide high-quality investment opportunities to the Company and its shareholders . Moreover, the availability of qualified executive and managerial talent at Realty Mogul, Co. and its affiliates directly benefits the Company and permits significant visibility into the assets being acquired and held by the Company from very early in their underwriting or origination process.

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●	Experienced Management Team — Realty Mogul, Co. and its affiliates have a highly experienced team of real estate equity finance professionals, led by Jilliene Helman, its Chief Executive Officer. Many of the senior executives and commercial real estate professionals at Realty Mogul, Co. have significant experience and credibility in the commercial real estate sector and have been in leadership roles at financial services institutions for many years. Collectively, these professionals have approximately 167 years of combined experience in the commercial real estate business and have managed more than $27 billion in real estate value. In addition, our Manager advises another REIT with similar investment objectives, MogulREIT II, Inc., whose follow-on offering was qualified by the SEC on December 23, 2020 benefits from the knowledge and industry contacts, experience and judgment that these professionals have accumulated over numerous real estate cycles. See “Management —Executive Officers of our Manager” for biographical information regarding these individuals.
●	Real Estate Credit Experience — The credit team of Realty Mogul, Co. and its affiliates has extensive experience in reviewing and underwriting commercial real estate investments. The team has adopted approaches used by real estate finance industry leaders in its analysis of real estate capital structures and financial strategies, and these approaches will be brought to bear for the Company’s benefit.
●	Market Knowledge and Industry Relationships — Through their active and broad participation in the real estate industry, Realty Mogul, Co.’s affiliates benefit from market information that enables them to identify attractive commercial real estate equity and debt investment opportunities and to make informed decisions with regard to the relative valuation of financial assets and capital allocation. We believe that these extensive industry relationships with a wide variety of commercial real estate owners and operators, brokers and other intermediaries and third-party commercial real estate equity and debt originators will provide us with a competitive advantage in sourcing attractive investment opportunities to meet our investment objectives.
●	Lead Generation — Potential sponsors of real estate opportunities frequently come directly to the Realty Mogul Platform to seek financing for their projects. As a result of this deal flow, which in many cases is unsolicited, the Company will have access to numerous potential opportunities at a relatively low cost.
●	Related Party Loans and Warehousing of Assets — If we do not have sufficient funds to acquire a particular investment, or have sufficient funds to acquire only a portion of a particular investment, then, in order to cover the shortfall, we may obtain a related party loan from an RM Originator or its affiliates on commercially reasonable terms. Alternatively, an RM Originator or its affiliates may close and fund each loan or other investment prior to it being acquired by us. This ability to “warehouse” investments allows us the flexibility to deploy our offering proceeds as funds are raised. Our LLC Agreement expressly authorizes us to acquire investments from affiliates. Such transactions may involve certain conflicts of interest, which transactions require the approval of an independent representative (“Independent Representative”) or advisory board (“Advisory Board”). In such instances, our Manager may appoint an Independent Representative or Advisory Board in connection with the review and approval of such transactions to determine whether the resolution of any such conflicts in the applicable transaction is fair and reasonable to us. Such Independent Representative is an independent third party with significant commercial real estate and real estate-related investment experience as well as knowledgeable of the Company and its portfolio. On January 22, 2021, our Manager appointed Louis S. Weeks III to serve as an Independent Representative. See “Conflicts of Interest – Certain Conflict Resolution Measures” for a discussion of the Independent Representative and the Advisory Board. Our LLC Agreement also authorizes us to enter into related party loans. Unsecured related party loans that, in the aggregate, do not exceed $20 million and do not carry an interest rate that exceeds the then current applicable prime rate with respect to such loans, can be entered into without the approval of an Independent Representative or the Advisory Board. All other related party loans would require prior approval from an Independent Representative or the Advisory Board. See “Plan of Operation — Related Party Loans and Warehousing of Assets.”

In addition to the above, Realty Mogul practices a set of nine core values that are a fundamental part of the culture at Realty Mogul, Co. and its affiliates; these values inform the outlook, approach, and behavior of the Realty Mogul entities, their professionals, and their recruiting practices. They are among the qualities our Manager will seek in considering its investment opportunities. In each transaction considered by our Manager, the character and experience of the governing sponsor is closely examined, with an emphasis on ensuring that the operator has a solid reputation, track record, and the requisite skill and knowledge to manage the project in a professional manner.

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Realty Mogul Core Values

●	Sleep Well at Night – Ethics drive our actions, even when it requires hard conversations. Openness, honesty and transparency are the foundations of our integrity.
●	Protect the Investor - The investor is top of mind. We are their advocate, constantly fighting on their behalf to mitigate risk and deliver positive results.
●	Own It - We own our successes and we own our mistakes. We deliver on our commitments and are accountable both to ourselves and to our team. We figure out a way to create solutions.
●	Take Calculated Risks - Thorough analysis enables us to seize the big opportunities that shape our future.
●	Climb Mount Everest - A diverse team who exhibits empathy and respect is more powerful than any one individual. We’re committed to growing and learning together to outperform and seize opportunity.
●	Details Matter - We are thorough and uncomfortable with mediocrity. Our robust processes allow us to deliver consistent, timely, high-quality work product to our team, our clients and our investors.
●	Spend Profitably - We are innovating and disrupting real estate finance. Every dollar saved is a dollar we can invest in this mission.

 Q: What transactions would require the approval of an Independent Representative or the Advisory Board?

A:	Certain related party loans and certain purchases of warehoused assets from an RM Originator or other affiliate will require the approval of an Independent Representative or the Advisory Board. We may acquire a loan from an RM Originator without the approval of an Independent Representative or the Advisory Board only if the loan is not in default and an RM Originator originated the loan and sells it to us at the par value of the loan (less an amount equal to the amount of any principal payments already paid with respect to that loan and plus an amount to account for intra-period interest as described below), either (i) prior to the time any payments of principal have been (or were required to have been) made or (ii) after no more than two principal payments have been made if (a) all such principal payments were timely made and (b) our Manager reasonably believes, based on the facts then known to it, that there is not likely to have been any material adverse changes to the value of the loan. To the extent that any interest payments have been previously made to the RM Originator on such loans, the RM Originator may retain such interest payments and the RM Originator may increase the purchase price of the loan to the Company to cover any intra-period interest payments that would otherwise be owed to the RM Originator . By way of example only, if the loan that the RM Originator is selling to the Company has monthly interest payments of $100 that are due and payable at the end of the month, and the loan is sold to the Company at the mid-point of the month, the RM Originator may increase the purchase price by $50 to cover the portion of interest owed for the period that the RM Originator held the loan. In addition, if our Sponsor, Manager or their affiliates have a conflict of interest with us that is not otherwise covered by an existing policy we have adopted, or if a transaction is deemed to be a principal transaction, our Manager will obtain an independent third-party appraisal regarding such a transaction or either: (i) appoint an Independent Representative who is an independent third party with significant commercial real estate and real estate-related investment experience as well as knowledgeable of the Company and its portfolio, or (ii) submit such a transaction to the Advisory Board, which will be consisted of a minimum of two individuals in connection with the review and approval of the applicable transaction to determine whether the resolution of such conflicts in the transaction is fair and reasonable to us. Prior approval is not required for principal transactions in which we invest at the purchase price of such transaction and subject to market-rate fees paid to affiliates of our Manager similar to those described in the Offering Circular.

Questions about Expenses

Q: Who will pay your organization, offering and ongoing reporting and operating costs?

A: Our Manager or its affiliates will pay on our behalf all third-party organization and offering costs. See “Estimated Use of Proceeds” for more information about the types of costs that may be incurred. We will reimburse our Manager, without interest, for these third-party organization and offering costs incurred both before and after the date of this offering circular.

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We will reimburse our Manager for the ongoing, out-of-pocket expenses that our Manager will pay on our behalf, including license fees, auditing fees, fees associated with SEC reporting requirements, increases in insurance costs, tax return preparation fees, taxes and filing fees, administration fees, fees for the services of an Independent Representative or Advisory Board, and third-party costs associated with the aforementioned expenses. These expenses do not include our Manager’s or Realty Mogul, Co.’s overhead, employee costs, utilities or technology costs. The aforementioned expense reimbursements that we will pay to our Manager may be originally incurred by Realty Mogul, Co. in the performance of services by its employees under the shared services agreement between our Manager and Realty Mogul, Co. See “Management—Shared Services Agreement.”

Q: What fees will you pay to the Manager or any of its affiliates?

A: We will pay our Manager a monthly asset management fee at an annualized rate of 1.00% payable in arrears, which will be based on the total equity value. For purposes of this fee, total equity value equals (a) our then-current NAV per share, multiplied by (b) the number of our common shares then outstanding. For loans and preferred equity investments we make or acquire, we will pay the applicable RM Originator a servicing fee equal to 0.50% of the principal balance plus accrued interest of each loan or preferred equity investment and any applicable additional amounts associated with such investment to the applicable RM Originator for the servicing and administration of certain loans and investments held by us. The servicing fee is calculated as an annual percentage and is deducted at the time that payments on the asset are made. Such servicing fees may be waived at the applicable RM Originator ’s sole discretion. We will also pay the applicable RM Originator a special servicing fee for any non-performing debt or preferred equity investments equal to an annualized rate of 1.00% of the original principal balance of such non-performing debt or preferred equity investment plus any additional amounts associated with such investment. Our Manager will determine, in its sole discretion, whether an asset is non-performing.

In addition, there are related fees paid by affiliated and unaffiliated third parties to our Manager and our Manager’s affiliates.

From time to time, a special purpose entity in which we invest may pay our Manager or an affiliate of our Manager one or more of the fees set forth below relating to the investment and management of our equity assets. A portion of these fees may be paid to personnel affiliated with our Manager, including officers of our Manager, Jilliene Helman and Eric Levy. The following fees will be paid by the particular special purpose entity and not by us, and we will not be entitled to these fees. Although the special purpose entity will pay these fees, there are instances in which we are the sole member, and have control, of the special purpose entity in connection with an investment in an equity asset. The actual amounts of the following fees are dependent upon the total invested equity, transaction sizes and distributable cash. We cannot determine these amounts at the present time. In addition, these fees may reduce the amount of funds that are invested in the underlying real estate or the amount of funds available to pay distributions to us, thereby reducing our returns in that particular investment.

●	Buyer’s Real Estate Brokerage Fee / Real Estate Due Diligence Fee – fee paid to our Manager or an affiliate of our Manager in an amount up to 3% of the total contract purchase price of the property.
●	Financing Coordination Fee and Credit Guarantee Fee – fee paid to an affiliate of or personnel affiliated with our Manager in an amount up to 1.0% of the financing amount in the event that an affiliate or officer of our Manager provides services in connection with arranging the debt or provides a credit guarantee in connection with the financing.
●	Property-Level Asset Management Fee – fee paid to our Manager or an affiliate of our Manager in an amount equal to an annualized 1.50% of Effective Gross Income (as defined below) that will be paid monthly to the Manager for asset management services related to certain transactions. Effective Gross Income means a property’s potential gross rental income plus other income less vacancy and credit costs for any applicable period.
●	Seller’s Real Estate Brokerage Fee / Real Estate Disposition Fee – fee paid to our Manager or an affiliate of our Manager in an amount up to 2% of the contract sales price of a property in the event that an affiliate of our Manager or our Manager provides disposition services for the property.
●	Promoted Interest – interest paid to our Manager or an affiliate of our Manager in an undetermined amount of the entity’s distributable cash, after all other partners or members have been paid (8% or higher) cumulative, non-compounded preferred return.

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From time to time, when one of the affiliates of our Manager, including RMCC, originates a preferred equity investment that is sold to us, the sponsor of the transaction may pay fees to RMCC. The following are the fees paid by the sponsor of a preferred equity investment to affiliates of our Manager relating to the origination, investment and management of our preferred equity assets. The fees are paid to RMCC by the sponsor and not by us. We will not be entitled to this fee. The actual amount of origination fees, extension fees and exit fees that will be paid are dependent upon the total transaction amount funded. We cannot determine these amounts at the present time.

●	Origination Fee – fee paid to an affiliate of the Manager in an amount up to 2% of the financing amount.
●	Extension Fee – fee paid to an affiliate of the Manager in an amount up to 1% of the financing amount per loan extension.
●	Modification Fee – fee paid to an affiliate of the Manager in an amount up to 1% of the financing amount per loan modification.
●	Default Interest – interest paid to an affiliate of Manager as defined under the particular loan agreement.
●	Prepayment Penalties – amount paid to an affiliate of the Manager where each prepayment penalty based on the amount of interest that would have accrued on the principal amount of the loan or preferred equity investment at the time of prepayment during the period commencing on the prepayment date and ending on the prepayment penalty period end date.
●	Exit Fee – fee paid to an affiliate of the Manager in an amount (i) up to 1% upon payoff or (ii) calculated as a percentage of the financing amount or outstanding loan balance per extension.

Questions about Distributions

Q: How often will I receive distributions?

A: Our Manager has declared and paid, and we expect that our Manager will continue to declare and pay, distributions monthly in arrears; however, our Manager may declare other periodic distributions as circumstances dictate. Any distributions we make are at the discretion of our Manager, and are based on, among other factors, our present and reasonably projected future cash flow. Our Manager sets the rate of distributions at a level that is reasonably consistent and sustainable over time, which is fully dependent on the yields generated by our assets. In addition, our Manager’s discretion as to the payment of distributions is limited by the REIT distribution requirements, which generally require that we make aggregate annual distributions to our shareholders of at least 90% of our REIT taxable income, computed without regard to the dividends paid deduction and excluding net capital gain. Moreover, even if we make the required minimum distributions under the REIT rules, we are subject to federal income and excise taxes on our undistributed taxable income and gains. As a result, our Manager intends to make additional distributions, beyond the minimum REIT distribution, to avoid these taxes. See “Description of Our Common Shares — Distributions” and “U.S. Federal Income Tax Considerations.”

Any distributions that we make directly impacts our NAV by reducing the amount of our assets. Our goal is to generate returns in the form of income through monthly distributions and capital growth through increases in our NAV per share. Over the course of your investment, your distributions plus the change in NAV per share (either positive or negative), less any applicable share repurchase fees, will produce your total return.

Q: What will be the source of distributions?

A: Although our goal is to fund the payment of distributions solely from cash flow from operations, we have paid and may continue to pay distributions from other sources, including from the net proceeds of this offering, cash advances by our Manager, cash resulting from a waiver of fees or reimbursements due to our Manager, borrowings in anticipation of future operating cash flow and the issuance of additional securities, and we have no limit on the amounts we may pay from such sources.

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Q: Will the distributions I receive be taxable as ordinary income?

A: REIT distributions, including distributions that are reinvested pursuant to our distribution reinvestment plan, may be treated as ordinary income, capital gains, and return of capital for tax purposes, each of which may be taxed at a different rate for different investors:

●	The majority of recurring REIT distributions will be taxed at your ordinary income rate if they are from current or accumulated earnings and profits, but you may be entitled to a deduction under section 199A of the Code. See the section of this offering circular entitled “U.S. Federal Income Tax Considerations.”
●	The portion of your distribution in excess of current and accumulated earnings and profits will be considered a return of capital for U.S. federal income tax purposes and will not result in current tax, but will lower the tax basis of your investment until it is reduced to, but not below, zero. Any return of capital in excess of your tax basis will be treated as sales proceeds from the sale of our common shares and will be taxed accordingly.
●	Distributions that are designated as capital gain will generally be taxable at the long-term capital gains rate.

Because each investor’s tax considerations are different, we recommend that you consult with your tax advisor. You also should review the section of this offering circular entitled “U.S. Federal Income Tax Considerations,” including for a discussion of the special rules applicable to distributions in the repurchase of shares and liquidating distributions.

Q: Will I be able to reinvest my cash distributions in additional shares?

A: Yes. If you elect to participate in our distribution reinvestment plan, all distributions will be automatically reinvested. See “Description of Our Common Shares – Distribution Reinvestment Plan.”

Questions about Share Repurchases

Q: Will I have the opportunity to redeem my common shares?

A: Yes. While you should view your investment in our shares as a long-term investment with limited liquidity, we have adopted a share repurchase program whereby shareholders may require that we repurchase up to 25% of their shares quarterly while this offering is ongoing. We also may make repurchases upon the death of a shareholder (referred to as “exception repurchases”; all other repurchases are referred to as “ordinary repurchases”). For ordinary repurchases, the amount we will pay to repurchase your shares will depend upon how long a shareholder requesting redemption has held his or her shares (the “Effective Repurchase Rate”), as follows:

Exception repurchases are not subject to any discount associated with the amount of time shares were held and will be repurchased at 100% of the most recently announced NAV per share. For all other repurchases, we will repurchase the shares at the most recently announced NAV per share, multiplied by the Effective Repurchase Rate. The repurchase rates at which we will repurchase shares are presented in the table below:

Effective
Share Repurchase Anniversary (Year)	Repurchase Rate (1)
Less than 1 year	(Lock-up) 0%
1 year until 2 years	98%
2 years until 3 years	99%
3 or more years	100%
Death (Exception Repurchases)	100%

In addition, if, as a result of a request for repurchase, a shareholder will own shares having a value of less than $1,000 (based on our most-recently published offering price per share), we reserve the right to repurchase all of the shares owned by such shareholder.

Any fee charged to the Company by a third party in connection with a repurchase will be deducted from the total repurchase price. For purposes of determining the time period a shareholder has held each share, the time period begins as of the date the shareholder acquired the share.

In the event that a shareholder requests repurchase of 100% of the shares owned by the shareholder on the date of presentment, we will waive the one-year holding period requirement for any shares presented that were acquired through our distribution reinvestment plan and such shareholder will be deemed to have withdrawn from the distribution reinvestment plan.

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There is no regular trading market for our shares. We do not expect that a regular trading market will develop unless we list our shares on a national securities exchange, and we currently do not intend to list our shares. Further, following the conclusion of this offering, our Manager may in its sole discretion, amend, suspend, or terminate the share repurchase program at any time. Reasons we may amend, suspend or terminate the share repurchase program include (i) to protect our operations and our remaining shareholders, (ii) to prevent an undue burden on our liquidity, (iii) to preserve our status as a REIT, (iv) following any material decrease in our NAV, or (v) for any other reason. See “Description of Our Common Shares—Quarterly Share Repurchase Program” for more details.

Q: Will there be any limits on my ability to redeem my shares?

A: Yes. We intend to limit the number of shares to be repurchased during any calendar year to 5.0% of the weighted average number of common shares outstanding during the prior calendar year (or 1.25% per quarter, with excess capacity carried over to later quarters in the calendar year). While we designed our share repurchase program to allow shareholders to request share repurchases on a quarterly basis (subject to the one-year holding period), we need to impose limitations on the total amount of net repurchases per quarter in order to maintain sufficient sources of liquidity to satisfy share repurchase requests without impacting our ability to invest in commercial real estate assets and maximize investor returns. In the event that we do not have sufficient funds available to repurchase all of the common shares for which share repurchase requests have been submitted in any quarter, such pending requests will be honored on a pro rata basis. For investors who hold common shares with more than one record date, share repurchase requests will be applied to such common shares in the order in which they were purchased, on a first in first out basis. See “Description of Our Common Shares — Quarterly Share Repurchase Program” for more details.

Questions about the Offering

Q: What kind of offering is this?

A: We are offering through the Realty Mogul Platform, www.realtymogul.com, a maximum of $61,238,768 of our common shares to the public on a “best efforts” basis at an offering price per share equal to our NAV per share.

Q: How is an investment in the Company’s common shares different from investing in shares of a traditional non-exchange traded REIT?

A: We neither charge nor pay any broker-dealer distribution fees, saving investors approximately 70% to 90% in upfront expenses as compared to a traditional non-exchange traded REIT. Traditional non-exchange traded REITs use a highly manpower-intensive method with hundreds to thousands of sales brokers calling on investors to sell their offerings. Historically , these traditional non-exchange traded REITs have charged upfront sales commissions of 7% of invested capital to compensate their sales brokers. Realty Mogul, Co. uses a low-cost online platform, the Realty Mogul Platform, which we intend to leverage in conducting this offering. Additionally, traditional non-exchange traded REITs have incurred organization and offering expenses of up to 15% of the amount raised in the offering. Assuming we raise the maximum amount of $61,238,768 in this offering, our organization and offering expenses are expected to be approximately 3% of gross proceeds.

Q: How is an investment in the Company’s common shares different from investing in shares of other online REITs?

A: We have a different investment strategy compared to other online REITs. See “Investment Objectives and Strategy — Investment Strategy” for additional detail on our investment strategy. For example, we will not invest in raw land as a standalone investment or in the new construction of any building. Additionally, we have a uniquely qualified management team, which will manage our originations, credit and underwriting, and asset management functions. See “Management — Executive Officers of Our Manager” for additional detail on our management team’s experience.

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Q: How is an investment in the Company’s common shares different from investing in shares of other real estate investment opportunities offered on the Realty Mogul Platform?

A: Currently, the Realty Mogul Platform offers individual real property-related investments as private placements to accredited investors only. The Realty Mogul Platform allows accredited investors to review due diligence materials for individual transactions and invest in one transaction at a time. Investing in the Company is different since investment decisions are made by our Manager and you are investing in a diversified portfolio and not a specific transaction or property. Additionally, the Company is accessible to both accredited and non-accredited investors and offers a lower investment minimum than some of the transactions offered on the Realty Mogul Platform. The Manager of the Company charges a 1.00% asset management fee for managing the Company and its investments. The other investment opportunities offered through the Realty Mogul Platform may charge fees that are higher or lower than the Company’s fee. Finally, the Company is set up as a “blind pool” REIT, which means that we are not committed to acquiring any particular investments with the net proceeds of this offering. Investing in the Company can lead to greater diversification because the Company intends to invest its assets in multiple real estate opportunities. However, unlike other investment opportunities on the Realty Mogul Platform, a purchaser of our common shares may not know what investments the Company will make with its assets at the time the investor purchases our common shares. Although our Manager currently manages another REIT with similar investment objectives, MogulREIT II, Inc., MogulREIT II, Inc.’s portfolio primarily consists of preferred equity and joint venture equity investments in value-add multifamily properties, and its investment strategy differs from the Company’s investment strategy.

Q: What is the purchase price for the Company’s common shares?

A: The offering price per share equals our NAV per share (calculated as our NAV divided by the number of our common shares outstanding as of the end of the prior fiscal quarter) and will be adjusted at the beginning of every fiscal quarter (or as soon as commercially reasonable thereafter). Investors will pay the most recent publicly announced offering price as of the date of their subscription. Our website, www.realtymogul.com, will identify the current offering price per share as well as our NAV per share. We will use commercially reasonable efforts to monitor whether a material event occurs in between quarterly updates of NAV that we reasonably believe would cause our NAV per share to change by 5% or more from the last disclosed NAV per share. While this offering is ongoing, if we reasonably believe that such a material event has occurred, we will calculate and disclose the updated NAV per share and the reason for the change in an offering circular supplement as promptly as reasonably practicable, and will update the NAV per share information provided on our website. We will also use that updated NAV per share to determine whether to change the offering price for new shares for the remainder of that fiscal quarter. See “Description of Our Common Shares — Quarterly NAV Share Price Adjustments” for more details. The price per share pursuant to our distribution reinvestment plan equals our most recently announced NAV per share and any repurchases of shares made pursuant to our share repurchase program are made at the most recent NAV per share (less any applicable discounts, as set forth herein). See “Description of Our Common Shares ─ Distribution Reinvestment Plan” for additional information.

Q: How does a “best efforts” offering work?

A: When common shares are offered to the public on a “best efforts” basis, we are only required to use our best efforts to sell our common shares. Neither our Sponsor, Manager, broker-dealers nor any other party has a firm commitment or obligation to purchase any of our common shares.

Q: Who can buy shares?

A: Generally, you may purchase shares if you are a “qualified purchaser” (as defined in Regulation A). “Qualified purchasers” include:

●	“accredited investors” as defined under Rule 501(a) of Regulation D; and
●	all other investors so long as their investment in our common shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

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For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home. We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A. See “State Law Exemption and Purchase Restrictions” above for more information. Election to participate in our automatic investment program is available to existing investors. See “Plan of Distribution” for more information on our automatic investment program.

Q: How do I buy shares?

A: You may purchase our common shares in this offering by creating a new account, or logging into your existing account, at the Realty Mogul Platform. You will need to fill out a subscription agreement like the one attached as an exhibit to this offering circular and make arrangements to pay for the shares at the time you subscribe.

Q: Is there a minimum investment required?

A: Yes. The minimum investment in our common shares for initial purchases is $5,000 in common shares, including purchases by IRAs and other tax-deferred accounts. The minimum investment for subsequent purchases is $1,000, including purchases by IRAs and other tax-deferred accounts. You should note that an investment in our shares will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all the applicable provisions of the Code. In our Manager’s discretion, we may in the future increase or decrease the minimum investment amount for all new purchasers. We will disclose the new minimum investment amount on the Realty Mogul Platform at least two days in advance of that new minimum amount taking effect. Factors that our Manager may consider in modifying the minimum investment amount include, but are not limited to, our need for additional capital, the success of our prior capital-raising efforts, and the amount of money raised from our investors who invest the minimum amount versus the amount of money we have raised from investors contributing greater amounts. Any change to the minimum investment amount will apply prospectively to all new purchasers.

Q: May I make an investment through my IRA or other tax-deferred retirement account?

A: Yes. You are able to make an investment through your IRA or other tax deferred account. When making investment decisions, you should consider, at a minimum, (i) whether the investment is in accordance with the documents and instruments governing your IRA or other deferred tax account; (ii) whether the investment is consistent with the fiduciary and other obligations associated with your IRA or other tax deferred account; (iii) whether the investment will generate an unacceptable amount of unrelated business taxable income (“UBTI”) for your IRA or other tax deferred account; (iv) whether you will be able to comply with the requirements under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Code that you value the assets of the IRA or other tax deferred account annually; and (v) whether the investment would constitute a prohibited transaction under applicable law.

Q: Are there special considerations that apply to employee benefit plans subject to ERISA or other retirement plans that are investing in shares?

A: Yes. The section of the offering circular entitled “ERISA Considerations” describes the effect the purchase of shares will have on IRAs and retirement plans subject to ERISA, and/or the Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an IRA should carefully read that section of the offering circular.

We may make some investments that generate UBTI or, in certain circumstances, can result in a tax being imposed on us. Although we do not expect the amount of such income to be significant, there can be no assurance in this regard.

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Q: Is there a maximum investment?

A: Yes. You cannot own more than 9.8% of our outstanding shares at any time. Additionally, if you do not qualify as an accredited investor, you may invest no more than 10% of the greater of your annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). If you want to invest more than the limitations set forth in the preceding sentence, you must qualify as an “accredited investor” as defined in Rule 501 of Regulation D.

Q: How long will this offering last?

A: We expect to offer our common shares in the Follow-on Offering until May 7, 2022, which is three years from the qualification date of the Follow-on Offering, unless the Manager terminates the Follow-on Offering at an earlier date or all shares being offered have been sold, in which case the Follow-on Offering will be terminated. Our Manager may further extend the Follow-on Offering as permitted under applicable law. In no event will we extend the Follow-on Offering beyond 180 days after the third anniversary of the initial qualification date.

Q: Who can help answer my questions about the offering?

A: If you have more questions about the offering, or if you would like additional copies of this offering circular, you should contact us by email at MogulReitI@realtymogul.com or by mail at:

MogulREIT I, LLC

 10573 W Pico Blvd

 PMB #603

 Los Angeles, CA 90064

 Attn: Investor Relations

Questions About Your Performance

Q: Will I be notified of how my investment is doing?

A: Yes. We will provide you with periodic updates on the performance of your investment in us, including:

●	an annual report;
●	a semi-annual report;
●	current event reports for specified material events within four business days of their occurrence;
●	supplements to the offering circular, if we have material information to disclose to you; and
●	other reports that we may file or furnish to the SEC from time to time.

We will provide this information to you by posting such information on the SEC’s website at www.sec.gov, on the Realty Mogul Platform at www.realtymogul.com, or via e-mail. After the conclusion of our offering, we may be eligible to suspend or terminate these public filings. If we are eligible, and if we elect to suspend or terminate these filings, you will not receive the updates listed above.

Q: When will I get my detailed tax information?

A: Your Form 1099-DIV tax information, if required, will be provided in electronic form by January 31 of the year following each taxable year.

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Q: How will the Company’s NAV per share be calculated?

A: At the end of each fiscal quarter (or as soon as commercially reasonable thereafter), our affiliates’ internal accountants or asset managers will calculate our NAV per share. The NAV per share calculation will reflect the total value of our assets minus the total value of our liabilities, divided by the number of shares outstanding as of the determination date. Our commercial real estate assets and investments will constitute a significant component of our total assets. We will take estimated values of each of our commercial real estate assets and investments, including related liabilities, based upon performance, outstanding principal balance, market default rates, discount rates, loss severity rates, and, if our Manager deems it necessary, individual appraisal reports of the underlying real estate assets provided periodically by an independent valuation expert. The independent valuation expert will not be responsible for, or prepare, our quarterly NAV per share. However, we may hire a third party to calculate, or assist with calculating, the NAV calculation. See “Description of our Common Shares—Valuation Policies” for more details about our NAV and how it will be calculated.

Q: How exact will the calculation of the quarterly NAV per share be?

A: Our goal is to provide a reasonable estimate of the value of our common shares as of the end of each fiscal quarter. Our assets will consist principally of commercial real estate loans and other real estate investments. The valuation of the real estate investments by our affiliates’ internal accountants or asset managers (with the input of our independent valuation expert, as needed) is subject to a number of subjective judgments and assumptions that may not prove to be accurate. The use of different judgments or assumptions would likely result in different estimates of the value of our real estate investments. Moreover, although we evaluate and provide our NAV per share on a quarterly basis, our NAV per share may fluctuate daily, so that the NAV per share in effect for any fiscal quarter may not reflect the amount that might be paid for your shares in a market transaction. Further, our published NAV per share may not fully reflect certain material events to the extent that they are not known or their financial impact on our portfolio is not immediately quantifiable. As discussed above, any material event that would cause our NAV per share to change by more than 5% would require a recalculation. Any resulting potential disparity in our NAV per share may be in favor of either shareholders who have their shares repurchased, or shareholders who buy new shares, or existing shareholders. See “Description of our Common Shares—Valuation Policies.”

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OFFERING SUMMARY

This offering summary highlights material information regarding our business and this offering. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire offering circular carefully, including the “Risk Factors” section, before making a decision to invest in our common shares.

Overview

Realty Mogul, Co., the parent company of each of our Manager and our Sponsor, is a real estate investment marketplace leader. Since Realty Mogul, Co. launched the Realty Mogul Platform in 2013, it has originated, underwritten, and financed over $617 million in commercial real estate properties through approximately 348 debt and equity transactions, as of June 11, 2021. Over the past seven years, Realty Mogul, Co. has raised capital for debt and equity commercial real estate offerings and invested that capital in multifamily, retail, office, self-storage, and industrial real estate opportunities. Realty Mogul, Co. is also the parent company of RMCC, Mogul Securities, LLC, RM Technologies, LLC, RM Manager, LLC, RM Admin, LLC and RM Communities.

We are an externally-managed REIT that invests in commercial real estate related assets with the objective of providing attractive risk-adjusted returns to our investors over the long-term, through both distributions and capital appreciation. We intend to achieve this objective by making investments structured to comply with the REIT federal income tax requirements and to maintain our exclusion from registration under the Investment Company Act of 1940, as amended (“Investment Company Act”).

We are managed by RM Adviser, a SEC registered investment adviser and wholly-owned subsidiary of our Sponsor. RM Adviser will have access to Realty Mogul, Co.’s deep team of real estate and finance professionals and will leverage their collective experience in originating, underwriting, and servicing billions of dollars in real estate related assets over the course of their careers.

Our purpose is to provide investors an opportunity to invest in a REIT without paying the high upfront fees and selling commissions typical in non-traded REITs, thereby investing a higher percentage of your investment in real property to increase the Company’s total return.

MogulREIT I, LLC is a Delaware limited liability company formed to invest in and manage a diversified portfolio of commercial real estate investments, including loans, equity in commercial real estate ventures and other real estate-related assets. We intend to continue to operate in a manner that will allow us to maintain our qualification as a REIT for U.S. federal income tax purposes. Among other requirements, REITs are required to distribute to shareholders at least 90% of their annual REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain).

Our office is located at 10573 W Pico Blvd., PMB #603, Los Angeles, CA 90064. Our telephone number is (877) 781-7153. Information regarding the Company is also available on our web site at www.realtymogul.com.

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Investment Strategy

Our investment strategy involves investing in assets with varying levels of risk, based in part on where such investments fall in the “capital stack” of real estate transactions.

We have used, and intend to continue using, substantially all of the proceeds of the Offering to invest in and manage a diversified portfolio of commercial real estate investments, including loans and equity in commercial real estate ventures. We intend to hold: (1) at least 55% of the total value of our assets in commercial mortgage-related instruments in commercial real estate projects, such as senior mortgage loans, subordinated mortgage loans, mezzanine debt and participations (also referred to as B-Notes), as well as direct interests in real estate that meet certain criteria outlined by the staff of the SEC; and (2) at least 80% of the total value of our assets in the types of assets described above, plus in “real estate-related assets” that are related to one or more underlying commercial real estate projects. These real estate-related assets may include assets, such as equity or preferred equity interests in companies whose primary business is to own and operate one or more specified commercial real estate projects, debt securities whose payments are tied to a pool of a commercial real estate projects (such as CMBS, collateralized debt obligations (“CDOs”) and REIT senior unsecured debt), interests in publicly traded REITs, and other commercial real estate-related assets.

We will seek to maintain a portfolio of investments that generate a low volatility income stream of attractive and consistent cash distributions. We will seek to emphasize the payment of current returns to shareholders and preservation of invested capital. We also intend to diversify our portfolio by investing in direct interests in real estate and in equity instruments, primarily in real estate-related companies as described above, subject to certain limitations related to our qualification as a REIT and to maintaining our exclusion under the Investment Company Act. Our focus on investing in equity instruments will be to seek investments that will produce returns to shareholders through rental income and capital appreciation. The investment objective for the Company is to achieve attractive, risk-adjusted returns that exceed alternative real estate investment offerings.

Our Manager, through its affiliates, intends to structure, underwrite and originate many of the investments that we make as we believe that this provides for the best opportunity to control our borrower and partner relationships and optimize the terms of our investments. Our affiliates’ underwriting process, which our management team has successfully developed over their extensive real estate careers in a variety of market conditions and implemented at Realty Mogul, Co., will involve comprehensive financial, structural, operational and legal due diligence of our borrowers and partners in order to optimize pricing and structuring and mitigate risk. We believe the current and future market environment provides a wide range of opportunities to generate compelling investments with strong risk-return profiles for our shareholders.

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Investment Objectives

Our primary investment objectives are:

●	to pay attractive and consistent cash distributions on a monthly basis;
●	to create a portfolio of diversified investments; and
●	to preserve, protect, increase and return your capital contribution.

We will also seek to realize growth in the value of our investments by timing their sale to maximize value. We cannot assure you that we will attain these objectives or that the value of our assets will not decrease. Furthermore, within our investment objectives and policies, our Manager will have substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets.

Market Opportunities

We believe that the near and intermediate-term market for investment in commercial real estate-related debt securities, commercial real estate-related equity securities, and other real estate-related assets is compelling from a risk-return perspective. Given the likelihood of a continued low interest rate environment for the U.S. economy, which encourages borrowing, we favor an equity-focused strategy that targets preferred equity investments to maximize current income, with significant subordinate capital and downside structural protections, and joint venture equity investments to share the upside of asset appreciation with our shareholders. While we will continue to pursue commercial real estate loans, such as senior and mezzanine loans, when compelling investment opportunities arise, our focus will be on preferred equity investments and joint venture equity investments as we currently believe they will produce the best risk-adjusted return. Our flexible approach to investing in any U.S. geography and in any of the major commercial real estate property types, including apartment buildings, self-storage facilities, retail centers and office buildings, allows us to quickly take advantage of opportunities created by market changes. We believe that our investment strategy, combined with the experience and expertise of our Manager’s management team, will provide opportunities to invest in assets with attractive returns and strong structural features.

Our Manager

RM Adviser, our Manager, manages our day-to-day operations. Our Manager is a wholly-owned subsidiary of Realty Mogul, Co. A team of real estate and debt finance professionals, acting through our Manager, will make all the decisions regarding the selection, negotiation, financing and disposition of our investments, subject to the limitations in our LLC Agreement. A majority of the investment committee of our Manager will approve each of our investments. Jilliene Helman, our Manager’s Chief Executive Officer and Eric Levy, our Manager’s Portfolio Manager make up our Manager’s investment committee. Our Manager will also provide asset management, marketing, investor relations and other administrative services on our behalf with the goal of maximizing our operating cash flow and preserving our invested capital. Realty Mogul, Co. is able to exercise significant control over our business.

About RM Technologies, LLC

RM Technologies, LLC, a wholly-owned subsidiary of Realty Mogul, Co., operates the Realty Mogul Platform, which can be found on the website www.realtymogul.com. Our common shares will be offered exclusively through the Realty Mogul Platform. Jilliene Helman is the Chief Executive Officer of Realty Mogul, Co. Ms. Helman is responsible for overseeing the day-to-day operations of Realty Mogul, Co. and its affiliates, including RM Technologies, LLC.

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Our Structure

The chart below shows the relationship among various Realty Mogul, Co. affiliates and the Company as of the date of this offering circular:

Our Manager and its affiliates will receive fees and expense reimbursements for services relating to this offering and the investment and management of our assets. As described below, we will pay our Manager an asset management fee and we will reimburse our Manager for certain expenses. We also may pay to an RM Originator certain loan servicing fees, as described below. The remainder of the fees described below will be paid by the borrower that receives a loan from us or the special purpose entity that issues equity to us.

No portion of the fees detailed below will be allocated to any individual in his or her capacity as an executive officer of our Manager.

Fees Paid by Us

The following table sets forth the fees and expense reimbursements paid by us to our Manager and/or its affiliates for services relating to this offering and the investment and management of our assets:

Form of Compensation and Recipient	Determination of Amount	Estimated Amount
Organization and Offering Stage

Reimbursement of Organization and Offering Expenses - Manager	Our Manager has paid and may continue to pay organization and offering expenses on our behalf. We will reimburse our Manager for actually incurred third-party organization and offering costs it incurs on our behalf, the amount of which will depend on the offering proceeds we raise. See “Estimated Use of Proceeds” for more details.	We expect total organization and offering expenses to be no more than $1,837,163.

Operational Stage

Asset Management Fee - Manager	We will pay our Manager a monthly asset management fee equal to an annualized rate of 1.00% payable in arrears, which will be based on the total equity value. For purposes of this fee, total equity value equals (a) our then-current NAV per share, multiplied by (b) the number of our common shares then outstanding.	Actual amounts are dependent upon the offering proceeds we raise (and any leverage we employ) and the results of our operations and changes to our NAV. We cannot determine these amounts at the present time.

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Reimbursement of Other Operating Expenses - Manager

We will reimburse our Manager for out-of-pocket expenses incurred on our behalf, including license fees, auditing fees, fees associated with SEC reporting requirements, insurance costs, tax return preparation fees, taxes and filing fees, administration fees, fees for the services of an Independent Representative or Advisory Board, and third-party costs associated with the aforementioned expenses. These expenses do not include our Manager’s or Realty Mogul, Co.’s overhead, employee costs, utilities or technology costs.

The aforementioned expense reimbursements that we will pay to our Manager may be originally incurred by Realty Mogul, Co. in the performance of services by its employees under the shared services agreement between our Manager and Realty Mogul, Co. See “Management—Shared Services Agreement.”

Actual amounts are dependent upon our operations. We cannot determine these amounts at the present time.
Fees Paid With Respect to Loans and Preferred Equity Only
Servicing Fee – Affiliate of the Manager	With respect to any loans or preferred equity investments we make or acquire, we will pay a servicing fee of 0.50% of the principal balance plus accrued interest of each loan or preferred equity investment and any applicable additional amounts associated with such investment to RM Originator for the servicing and administration of certain loans and investments held by us. RM Originator may decide to enter into a servicing agreement with an unaffiliated third party to service and administer the loans and preferred equity investments held by us, and will pay for any expenses incurred in connection with standard subservicing thereunder out of the servicing fee paid to it by us. The servicing agreement will define the terms of the servicing arrangement as well as the amount of the servicing fee that is paid by RM Originator to the unaffiliated third party. The servicing fee is calculated as an annual percentage of the principal balance of the debt or preferred equity investment plus accrued interest and any applicable additional amounts associated with such investment, and is deducted at the time that payments on the asset are made. The fee is deducted in proportion to the split between accrued and current payments. Servicing fees payable by us may be waived at RM Originator’s sole discretion.	Actual amounts are dependent upon the principal amount of the loans or preferred equity investments. We cannot determine these amounts at the present time.
Special Servicing Fee – Affiliate of the Manager

We may pay a special servicing fee to RM Originator equal to an annualized rate of 1.00% of the original principal balance of a non-performing debt or preferred equity investment serviced by such RM Originator and any additional amounts associated with such investment. Whether an investment is deemed to be non-performing is in the sole discretion of our Manager.

The payment of the special servicing fee shall be in addition to any third-party special servicing expenses incurred by us, which may include special fees associated with recovery efforts by RM Originator.

Actual amounts are dependent upon the occurrence of a debt or preferred equity investment becoming non-performing and the original principal balance of such investment and any additional amounts associated with such investment. We cannot determine these amounts at the present time.

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Fees Paid by Unaffiliated and Affiliated Third Parties to our Manager or Affiliates of our Manager in Equity Assets – Special Purpose Entity

From time to time, a special purpose entity in which we invest may pay our Manager or an affiliate of our Manager one or more of the fees set forth below relating to the investment and management of our equity assets. A portion of these fees may be paid to personnel affiliated with our Manager, including officers of our Manager, Jilliene Helman and Eric Levy. The following fees will be paid by the particular special purpose entity and not by us, and we will not be entitled to these fees. Although the special purpose entity will pay these fees, there are instances in which we are the sole member, and have control, of the special purpose entity in connection with an investment in an equity asset. The actual amounts of the following fees are dependent upon the total invested equity, transaction sizes and distributable cash. We cannot determine these amounts at the present time. In addition, these fees may reduce the amount of funds that are invested in the underlying real estate or the amount of funds available to pay distributions to us, thereby reducing our returns in that particular investment.

●	Buyer’s Real Estate Brokerage Fee / Real Estate Due Diligence Fee – fee paid to our Manager or an affiliate of our Manager in an amount up to 3% of the total contract purchase price of the property.
●	Financing Coordination Fee and Credit Guarantee Fee – fee paid to an affiliate of or personnel affiliated with our Manager in an amount up to 1.0% of the financing amount in the event that an affiliate or officer of our Manager provides services in connection with arranging the debt or provides a credit guarantee in connection with the financing.
●	Property-Level Asset Management Fee – fee paid to our Manager or an affiliate of our Manager in an amount equal to an annualized 1.50% of Effective Gross Income (as defined below) that will be paid monthly to the Manager for asset management services related to certain transactions. Effective Gross Income means a property’s potential gross rental income plus other income less vacancy and credit costs for any applicable period.
●	Seller’s Real Estate Brokerage Fee / Real Estate Disposition Fee – fee paid to our Manager or an affiliate of our Manager in an amount up to 2% of the contract sales price of a property in the event that an affiliate of our Manager or our Manager provides disposition services for the property.
●	Promoted Interest – interest paid to our Manager or an affiliate of our Manager in an undetermined amount of the entity’s distributable cash, after all other partners or members have been paid (8% or higher) cumulative, non-compounded preferred return.

Fees Paid by Unaffiliated Third Parties to Affiliates of our Manager in Loan or Preferred Equity Investment – Borrower

From time to time, when one of the affiliates of our Manager, including RMCC, originates a commercial real estate loan or preferred equity investment that is sold to us, the borrower of the transaction may pay fees to RMCC. The following are the fees paid by the borrower of a loan to affiliates of our Manager relating to the origination, investment and management of our debt, fixed income, and preferred equity assets. The fees are paid to RMCC by the borrower entity and not by us. We will not be entitled to this fee. The actual amount of origination fees, extension fees and exit fees that will be paid are dependent upon the total transaction amount funded. We cannot determine these amounts at the present time.

●	Origination Fee – fee paid to an affiliate of the Manager in an amount up to 2% of the financing amount.
●	Extension Fee – fee paid to an affiliate of the Manager in an amount up to 1% of the financing amount per loan extension.
●	Modification Fee – fee paid to an affiliate of the Manager in an amount up to 1% of the financing amount per loan modification.
●	Default Interest – interest paid to an affiliate of Manager as defined under the particular loan agreement.
●	Prepayment Penalties – amount paid to an affiliate of the Manager where each prepayment penalty based on the amount of interest that would have accrued on the principal amount of the loan or preferred equity investment at the time of prepayment during the period commencing on the prepayment date and ending on the prepayment penalty period end date.
●	Exit Fee – fee paid to an affiliate of the Manager in an amount (i) up to 1% upon payoff or (ii) calculated as a percentage of the financing amount or outstanding loan balance per extension.

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Summary of Risk Factors

Investing in our common shares involves a high degree of risk . You should carefully review the “Risk Factors” section of this offering circular, beginning on page 23, which contains a detailed discussion of the material risks that you should consider before you invest in our common shares.

Distributions

Our Manager has declared and paid, and we expect our Manager will continue to declare and pay, distributions monthly in arrears; however, our Manager may declare other periodic distributions as circumstances dictate. As of April 30, 2021 , our Manager had declared and paid 54 months of consecutive distributions. The approved monthly distributions for April 2021 and May 2021 represented a 6% annualized distribution based on the current NAV.

Any distributions we make are at the discretion of our Manager, and are based on, among other factors, our present and reasonably projected future cash flow. Distributions are paid and will continue to be paid to shareholders as of the record dates selected by our Manager. In addition, our Manager’s discretion as to the payment of distributions is be limited by the REIT distribution requirements, which generally require that we make aggregate annual distributions to our shareholders of at least 90% of our REIT taxable income, computed without regard to the dividends paid deduction and excluding net capital gain. Moreover, even if we make the required minimum distributions under the REIT rules, we are subject to federal income and excise taxes on our undistributed taxable income and gains. As a result, our Manager also intends to make such additional distributions, beyond the minimum REIT distribution, to avoid such taxes. See “Description of Our Common Shares — Distributions” and “U.S. Federal Income Tax Considerations.”

Any cash distributions that we make directly impact our NAV by reducing the amount of our assets. Our goal is to generate returns in the form of income through monthly distributions and capital growth through increases in our NAV per share. Over the course of your investment, your distributions plus the change in NAV per share (either positive or negative), less any applicable share repurchase fees, will produce your total return.

Our distributions, including distributions that are reinvested pursuant to our distribution reinvestment plan, constitute a return of capital to the extent that they exceed our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that a distribution is treated as a return of capital for U.S. federal income tax purposes, it will reduce a holder’s adjusted tax basis in the holder’s shares, and to the extent that it exceeds the holder’s adjusted tax basis will be treated as gain resulting from a sale or exchange of such shares. Distributions reinvested pursuant to our distribution reinvestment plan will be considered a new purchase of shares as of the distribution date.

We calculate distributions daily for shareholders of record as of the close of business on each day of the applicable monthly period (each such period, the “Distribution Period”). The distribution will be payable to the shareholders of record as of the close of business on each day of the Distribution Period.

Leverage

We do not expect to use leverage at the portfolio level, but we have used, and may continue to use, asset-level leverage, which, in the aggregate across the portfolio, we do not expect to exceed 75% of the cost (before deducting depreciation or other non-cash reserves) of our total assets, capital expenditures and closing costs. Please see “Investment Objectives and Strategy” for more details.

Valuation Policies

At the end of each fiscal quarter (or as soon as commercially reasonable thereafter), our affiliates’ internal accountants or asset managers will calculate our NAV per share. The NAV per share calculation will reflect the total value of our assets minus the total value of our liabilities, divided by the number of shares outstanding as of the determination date. Our commercial real estate assets and investments constitute a significant component of our total assets. We will take estimated values of each of our commercial real estate assets and investments, including related liabilities, based upon performance, outstanding principal balance, market default rates, discount rates, loss severity rates, and, if our Manager deems it necessary, individual appraisal reports of the underlying real estate assets provided periodically by an independent valuation expert.

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As with any methodology used to estimate value, the methodology that will be employed by our affiliates’ internal accountants or asset managers is based upon a number of estimates and assumptions about future events that may not be accurate or complete. Further, different parties using different assumptions and estimates could derive a different NAV per share, which could be significantly different from our calculated NAV per share. Our NAV will fluctuate over time and does not represent: (i) the price at which our shares would trade on a national securities exchange, (ii) the amount per share a shareholder would obtain if he, she or it tried to sell his, her or its shares or (iii) the amount per share shareholders would receive if we liquidated our assets and distributed the proceeds after paying all our expenses and liabilities.

In addition, for any given quarter, our published NAV per share may not fully reflect certain material events, to the extent that the financial impact of such events on our portfolio is not immediately quantifiable. We will use commercially reasonable efforts to monitor whether a material event occurs in between quarterly updates of NAV that we reasonably believe would cause our NAV per share to change by 5% or more from the last disclosed NAV. While this offering is ongoing, if we reasonably believe that such a material event has occurred, we will calculate and disclose the updated NAV per share and the reason for the change in an offering circular supplement as promptly as reasonably practicable, and will update the NAV per share information provided on our website.

Quarterly NAV Share Price Adjustments

Our offering price per share equals our most recently announced NAV per share (calculated as our NAV divided by the number of common shares outstanding as of the end of the prior fiscal quarter). The price per share pursuant to our distribution reinvestment plan equals our most recently announced NAV per share and any repurchases of shares made pursuant to our share repurchase program are made at the most recent NAV per share (less any applicable discounts, as set forth herein). See “Description of Our Common Shares — Distribution Reinvestment Plan” for additional information.

While this offering is ongoing, we will file with the SEC on a quarterly basis an offering circular supplement disclosing the quarterly determination of our NAV per share and the offering price per share that will be applicable for the following three-month period, which we refer to as the pricing supplement. Additionally, we will identify the current offering price per share as well as our NAV per share on our website, www.realtymogul.com. Our website will also contain this offering circular, including any supplements and amendments. We will use commercially reasonable efforts to monitor whether a material event occurs in between quarterly updates of NAV that we reasonably believe would cause our NAV per share to change by 5% or more from the last disclosed NAV per share. While this offering is ongoing, if we reasonably believe that such a material event has occurred, we will calculate and disclose the updated NAV per share and the reason for the change in an offering circular supplement as promptly as reasonably practicable, and will update the NAV per share information provided on our website. We will also use that updated NAV per share to determine whether to change the offering price for new shares of the remainder of the fiscal quarter. Any subscriptions that we receive prior to our announcement of a new offering price per share will be executed at the price per share in effect on the date the subscription is received. Thus, even if settlement occurs following the announcement of a new offering price per share, the purchase price for the shares will be the price in effect at the time the subscription was received.

Quarterly Share Repurchase Program

While you should view your investment as long-term, we have adopted a share repurchase program, whereby shareholders may request that we repurchase up to 25% of their shares quarterly while this offering is ongoing. We may make repurchases upon the death of a shareholder (referred to as “exception repurchases”; all other repurchases are referred to as “ordinary repurchases”). For ordinary repurchases, the Effective Repurchase Rate will depend upon how long a shareholder requesting redemption has held his or her shares. Exception repurchases are not subject to any discount associated with the amount of time the shares were held and will be repurchased at 100% of the most recently announced NAV per share. For all other repurchases, we will repurchase the shares at the most recently announced NAV per share, multiplied by the Effective Repurchase Rate. The repurchase rates at which we will repurchase shares are presented in the table below:

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Effective
Share Repurchase Anniversary (Year)	Repurchase Rate (1)
Less than 1 year	(Lock-up) 0%
1 year until 2 years	98%
2 years until 3 years	99%
3 or more years	100%
Death (Exception Repurchases)	100%

In addition, if, as a result of a request for repurchase, a shareholder will own shares having a value of less than $1,000 (based on our most-recently published offering price per share), we reserve the right to repurchase all of the shares owned by such shareholder. Please refer to the section entitled “Description of Our Common Shares—Quarterly Share Repurchase Program” for more information.

Liquidity Event

While we expect to seek a liquidity transaction in the future, there can be no assurance that a suitable transaction will be available or that market conditions for a transaction will be favorable at any time. Our Manager has the discretion to consider and execute a liquidity transaction at any time if it determines such event to be in our best interests. A liquidity transaction could consist of a sale or a roll-off to scheduled maturity of our assets, a sale or merger of the Company, a consolidation transaction with other companies managed by our Manager or its affiliates, a listing of our common shares on a national securities exchange or a similar transaction. If we intend to list our common shares on a national securities exchange, we may convert to a corporation to facilitate such listing without shareholder consent except as required by law.

Voting Rights

Our common shareholders will have voting rights only with respect to certain matters, primarily relating to amendments to our LLC Agreement that would adversely change the rights of the common shares, and removal of our Manager for “cause”. Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of common shareholders. Our shareholders do not elect or vote on our Manager and, unlike the holders of common shares in a corporation, have only limited voting rights on matters affecting our business, and therefore limited ability to influence decisions regarding our business. For additional information, see “Description of Our Common Shares—Voting Rights.”

Other Governance Matters

Other than the limited shareholder voting rights described above, our LLC Agreement vests most other decisions relating to our assets and to the business of the Company, including decisions relating to acquisitions and dispositions, the engagement of asset managers, the issuance of securities in the Company including additional common shares, mergers, roll-up transactions, conversion to a corporation, listing on a national securities exchange, and other decisions relating to our business, in our Manager. See “Management” for more information about the rights and responsibilities of our Manager.

Investment Company Act Considerations

Although we intend to continue to conduct our business such that we are not deemed to be an “investment company,” as defined under the Investment Company Act we also may rely on one or more exemptions from registration under the Investment Company Act potentially including the exemption contained in Sections 3(c)(5)(C) or 3(c)(6) thereof and the rules and regulations thereunder. See “Plan of Operation—Investment Company Act Considerations.”

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RISK FACTORS

An investment in our common shares involves substantial risks. You should carefully consider the following risk factors in addition to the other information contained in this offering circular before purchasing shares. The occurrence of any of the following risks might cause you to lose a significant part of your investment. The risks and uncertainties discussed below are not the only ones we face, but do represent those risks and uncertainties that we believe are most significant to our business, operating results, prospects and financial condition. Some statements in this offering circular, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Statements Regarding Forward-Looking Information.”

Risks Related to an Investment in MogulREIT I, LLC

We have limited operating history.

As of April 30, 2021, we have a limited 4 ½-year operating history. Our limited operating history significantly increases the risk and uncertainty you face in making an investment in our shares. While we will provide you with information on a regular basis regarding our real estate investments after they are acquired, we will not provide you with a significant amount of information, if any, for you to evaluate our future investments prior to our making them. Since we currently have not identified all of the investments we intend to purchase, this offering is considered to be a “blind pool” offering. You will not be able to evaluate the economic merit of our future investments until after such investments have been made. As a result, an investment in our shares is speculative.

Because no public trading market for your shares currently exists, it will be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount to the public offering price.

Our LLC Agreement does not require our Manager to seek shareholder approval to liquidate our assets by a specified date, nor does our LLC Agreement require our Manager to list our shares for trading on a national securities exchange by a specified date. There is no public market for our shares. While we and our affiliates may explore developing a secondary trading market for our common shares, it is possible that we will not be able to, or will decide not to, develop such a market. Our LLC Agreement prohibits the ownership of more than 9.8% in value or number of our shares, whichever is more restrictive, or more than 9.8% in value or number of our common shares, whichever is more restrictive, unless exempted by our Manager, which may inhibit large investors from purchasing your shares. Following the conclusion of this offering, in its sole discretion, including to protect our operations and our remaining shareholders, to prevent an undue burden on our liquidity or to preserve our status as a REIT, our Manager could amend, suspend or terminate our share repurchase program without notice. Further, the share repurchase program includes numerous restrictions that would limit your ability to sell your shares. We describe these restrictions in more detail under “Description of Our Common Shares — Quarterly Share Repurchase Program”. Therefore, it will be difficult for you to sell your shares promptly or at all. If you are able to sell your shares, you would likely have to sell them at a substantial discount to their public offering price. It is also likely that your shares would not be accepted as the primary collateral for a loan. Because of the illiquid nature of our shares, you should purchase our shares only as a long-term investment and be prepared to hold them for an indefinite period of time.

If we are unable to find suitable investments, or are delayed in finding suitable investments, we may not be able to achieve our investment objectives or pay distributions in a timely manner, or at all.

Our ability to achieve our investment objectives and to pay distributions depends upon the performance of our Manager in the acquisition of our investments and the ability of our Manager to identify investment opportunities for us. In some cases, we may also depend upon the performance of third-party loan servicers to service our loan investments. Except for investments that may be described in supplements to this offering circular prior to the date you subscribe for our shares, you will have no opportunity to evaluate the economic merits or the terms of our investments before making a decision to invest in the Company. You must rely entirely on the management abilities of our Manager and the loan servicers our Manager may select.

To the extent that our Manager’s real estate and debt finance professionals face competing demands upon their time in instances when we have capital ready for investment, we may face delays in execution. Further, because we are raising a “blind pool” whereby we are not committed to investing in any particular assets, it may be difficult for us to invest the net offering proceeds promptly and on attractive terms.

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We cannot assure you that our Manager will be successful in obtaining suitable investments on financially attractive terms or that, if our Manager makes investments on our behalf, our objectives will be achieved. If we would continue to be unsuccessful in locating suitable investments, we may ultimately decide to liquidate. In the event we are unable to timely locate suitable investments, we may be unable or limited in our ability to pay distributions, and we may not be able to meet our investment objectives.

We may allocate the net proceeds from this offering to investments with which you may not agree.

We will have significant flexibility in investing the net proceeds of this offering. You will be unable to evaluate the manner in which the net proceeds of this offering will be invested or the economic merit of our expected investments and, as a result, we may use the net proceeds from this offering to invest in investments with which you may not agree. The failure of our management to apply these proceeds effectively or find investments that meet our investment criteria in sufficient time or on acceptable terms could result in unfavorable returns and could cause the value of our common shares to decline.

We have paid, and may to continue to pay, some of our distributions from sources other than our cash flow from operations, including borrowings, proceeds from asset sales or the sale of our securities in this or future offerings, which may reduce the amount of capital we ultimately invest in real estate and may negatively impact the value of your investment in our common shares.

Although our goal is to fund the payment of distributions solely from cash flow from operations, we have paid and may continue to pay, distributions from other sources, including the net proceeds of this offering, cash advances by our Manager, cash resulting from a waiver of fees or reimbursements due to our Manager, borrowings in anticipation of future operating cash flow and the issuance of additional securities. We have no limits on the amounts we may pay from such other sources other than cash flow from operations. The payment of distributions from sources other than cash provided by operating activities may reduce the amount of proceeds available for investment and operations or cause us to incur additional interest expense as a result of borrowed funds, and may cause subsequent investors to experience dilution. This may negatively impact the value of your investment in our common shares.

There is a risk that you may not receive distributions or that distributions may not grow over time.

We have made, and intend to continue to make distributions, on a monthly basis out of assets legally available therefor to our shareholders in amounts such that all or substantially all of our REIT taxable income in each year, subject to certain adjustments, is distributed. We have not established a minimum distribution payment level and the amount of our distributions will fluctuate. Our ability to pay distributions may be adversely affected by a number of factors, including the risk factors described in this offering circular. All distributions will be made at the discretion of our Manager and will depend on our earnings, our financial condition, maintenance of our REIT status and other factors as our Manager may deem relevant from time to time. Among the factors that could adversely affect our results of operations and impair our ability to pay distributions to our shareholders are:

●	the profitability of the investment of the net proceeds of this offering;
●	our ability to make profitable investments;
●	margin calls or other expenses that reduce our cash flow;
●	defaults in our asset portfolio or decreases in the value of our portfolio; and
●	the fact that anticipated operating expense levels may not be accurate, as actual results may vary from estimates.

A change in any one of these factors could affect our ability to make distributions. We cannot assure you that we will achieve investment results that will allow us to make a specified level of cash distributions or year-to-year increases in cash distributions.

We may not be able to make distributions in the future or our Manager may change our distribution policy in the future. In addition, some of our distributions may include a return of capital. To the extent that we decide to pay distributions in excess of our current and accumulated tax earnings and profits, such distributions would generally be considered a return of capital for federal income tax purposes. A return of capital reduces the basis of a shareholder’s investment in our common shares to the extent of such basis, and is treated as capital gain thereafter.

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Future disruptions in the financial markets or deteriorating economic conditions could adversely impact the commercial real estate market as well as the market for debt and equity-related investments generally, which could hinder our ability to implement our business strategy and generate returns to you.

Our portfolio of real estate related investments may be significantly impacted by economic conditions. (See “— Risks Related to Our Shares and Investments”). The value of the collateral securing or underlying any investment we make could decrease below our investment or outstanding principal amount of such investment. In addition, revenues on the properties and other assets underlying any investments we may make could decrease, making it more difficult for borrowers or operators to meet their payment obligations to us. Each of these factors would increase the likelihood of default and foreclosure, which would likely have a negative impact on the value of our investment.

More generally, the risks arising from the financial market and economic conditions are applicable to all of the investments we may make. The risks apply to commercial mortgage, mezzanine or bridge loans and any equity or preferred equity investments we may make. They also apply to the debt and equity securities of companies that have investment objectives similar to ours.

Future disruptions in the financial markets or deteriorating economic conditions may also impact the market for our investments and the volatility of our investments. The returns available to investors in our targeted investments are determined, in part, by: (i) the supply and demand for such investments and (ii) the existence of a market for such investments, which includes the ability to sell or finance such investments. During periods of volatility, the number of investors participating in the market may change at an accelerated pace. If either demand or liquidity increases, the cost of our targeted investments may increase. As a result, we may have fewer funds available to make distributions to investors.

All of the factors described above could adversely impact our ability to implement our business strategy and make distributions to our investors and could decrease the value of an investment in us.

This is a blind pool offering as we have not identified all of the investments we intend to make. As such, you will not have the opportunity to evaluate our future investments before we make them, which makes your investment more speculative.

This is a blind pool offering as we have not identified all of the investments we intend to make. As such, you will not be able to evaluate the merits of any specific future investments that we may make. We have invested and intend to continue to invest substantially all of the offering proceeds available for investment, after the payment of fees and expenses, in a diversified portfolio of commercial real estate investments, including loans, equity in commercial real estate ventures and other real estate-related assets. Except as noted above, because you will be unable to evaluate the economic merit of assets before we invest in them, you will have to rely entirely on the ability of our Manager to select suitable and successful investment opportunities. Furthermore, our Manager will have broad discretion in implementing policies regarding mortgagor creditworthiness and you will not have the opportunity to evaluate potential borrowers. These factors increase the risk that your investment may not generate returns comparable to our competitors.

You may be more likely to sustain a loss on your investment because our Sponsor does not have as strong an economic incentive to avoid losses as do sponsors who have made significant equity investments in their companies.

Our Sponsor has invested $2,500 in us through the purchase of 250 of our common shares at $10.00 per share. Therefore, our Sponsor has little exposure to loss in the value of our shares. Without this exposure, our investors may be at a greater risk of loss because our Sponsor does not have as much to lose from a decrease in the value of our shares as do those sponsors who make more significant equity investments in their companies.

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Because we are limited in the amount of funds we can raise, we will be limited in the number and type of investments we make and the value of your investment in us will fluctuate with the performance of the specific assets we acquire.

This offering is being made on a “best efforts” basis. Further, under Regulation A, we are only allowed to sell up to $61,238,768 of our common shares in this Follow-on Offering out of the rolling 12-month maximum offering amount of $75,000,000 in our common shares. We expect the size of the investments that we make will average about $1.0 million to $10.0 million per asset. As a result, the amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a diversified portfolio of investments, even if we are successful in raising the maximum offering amount. If we are unable to raise substantial funds, we will make fewer investments resulting in less diversification in terms of the type, number and size of investments that we make. In that case, the likelihood that any single asset’s performance would adversely affect our profitability will increase. Your investment in our shares will be subject to greater risk to the extent that we lack a diversified portfolio of investments. Further, we will have certain fixed operating expenses, including certain filings with the SEC, regardless of whether we are able to raise substantial funds in this offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions.

Our investments may be concentrated and will be subject to risk of default.

While we intend to diversify our portfolio of investments in the manner described in this offering circular, we are not required to observe specific diversification criteria. We have not established and do not plan to establish any investment criteria to limit our exposure to these risks for future investments. To the extent that our portfolio is concentrated in any one geographic region or type of security, downturns relating generally to such region or type of security may result in defaults on a number of our investments within a short time period, which may reduce our net income and the value of our shares and, accordingly, may reduce our ability to pay distributions to you.

Any adverse changes in Realty Mogul, Co.’s financial health or our relationship with Realty Mogul, Co. or its affiliates could hinder our operating performance and the return on your investment.

At this early stage in its development, Realty Mogul, Co. has funded substantially all of its operations with proceeds from private financings. To meet its financing requirements in the future, it may raise funds through equity offerings, debt financings or strategic alliances. Raising additional funds may involve agreements or covenants that restrict Realty Mogul, Co.’s business activities and options. Additional funding may not be available to it on favorable terms, or at all. If Realty Mogul, Co. is unable to obtain additional funds, it may be forced to reduce or terminate its operations. Any inability for Realty Mogul, Co. to fund its operations could have a substantial and deleterious effect on our business and operations.

We have engaged our Manager to manage our operations and our portfolio of commercial real estate investments, including loans and equity in commercial real estate ventures and other real estate-related assets. Our Manager’s employees are also personnel of Realty Mogul, Co. and perform services through a shared services agreement between our Manager and Realty Mogul, Co. Our ability to achieve our investment objectives and to pay distributions is dependent upon the performance of our Manager and its affiliates as well as Realty Mogul, Co.’s real estate and debt finance professionals in the identification and acquisition of investments, the management of our assets, and operation of our day-to-day activities. Any adverse changes in Realty Mogul, Co.’s financial condition or our relationship with Realty Mogul, Co. could hinder our Manager’s ability to successfully manage our operations and our portfolio of investments.

We are dependent on our Manager and Realty Mogul, Co.’s key personnel for our success.

Our future depends, in part, on our Manager’s continued contributions and on the continued contributions of its executive officers, members of its investment committee, and Realty Mogul, Co.’s key personnel, each of whom would be difficult to replace. In particular, Jilliene Helman of Realty Mogul, Co. is critical to the management of our business and operations and the development of our strategic direction. Jilliene Helman, our Manager’s Chief Executive Officer and Eric Levy, our Manager’s Portfolio Manager, make up our Manager’s investment committee. The loss of the services of Jilliene Helman or other executive officers or key personnel and the process to replace any key personnel would involve significant time and expense and may significantly delay or prevent the achievement of our business objectives.

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In addition, we can offer no assurance that our Manager will remain our investment manager. If our Manager does not remain our investment manager, and no suitable replacement is found to manage us, we may not be able to execute our business plan. Moreover, our Manager is not obligated to dedicate any of Realty Mogul, Co.’s key personnel exclusively to us nor is it obligated to dedicate any specific portion of its time to our business, and none of Realty Mogul, Co.’s key personnel are contractually dedicated to us.

Our ability to implement our investment strategy is dependent, in part, upon our ability to successfully conduct this offering through the Realty Mogul Platform, which makes an investment in us more speculative.

We will conduct this offering through the Realty Mogul Platform, which is operated by RM Technologies, LLC, an affiliate of Realty Mogul, Co. Realty Mogul, Co. has sponsored other real estate investment opportunities under other formats prior to this offering, including MogulREIT II, Inc. The success of this offering, and our ability to implement our business strategy, is dependent upon our ability to sell our shares to investors through the Realty Mogul Platform. If we are not successful in selling our shares through the Realty Mogul Platform, our ability to raise proceeds through this offering will be limited and we may not have adequate capital to implement our investment strategy. Additionally, given the different regulatory regime and advertising restrictions placed on this type of offering from offerings accomplished on the Realty Mogul Platform in the past, it is crucial to the success of this offering that this offering be properly segregated from the other offerings on the Realty Mogul Platform. If we are unsuccessful in implementing this investment strategy, you could lose all or a part of your investment.

If we do not successfully implement a liquidity transaction, you may have to hold your investment for an indefinite period.

Although we presently intend to complete a transaction providing liquidity to shareholders in the future, our LLC Agreement does not require our Manager to pursue such a liquidity transaction. Market conditions and other factors could cause us to delay the listing of our shares on a national securities exchange, delay developing a secondary trading market, or delay the commencement of a liquidation or other type of liquidity transaction, such as a merger or sale of assets. If our Manager does determine to pursue a liquidity transaction, we would be under no obligation to conclude the process within a set time. If we adopt a plan of liquidation, the timing of the sale of assets will depend on real estate and financial markets, economic conditions in areas in which properties are located, and federal income tax effects on shareholders, that may prevail in the future. We cannot guarantee that we will be able to liquidate all assets. After we adopt a plan of liquidation, we would likely remain in existence until all our investments are liquidated. If we do not pursue a liquidity transaction, or delay such a transaction due to market conditions, your shares may continue to be illiquid and you may, for an indefinite period of time, be unable to convert your investment to cash easily and could suffer losses on your investment.

We may change our targeted investments without shareholder consent.

Our Manager may change our targeted investments and asset allocation at any time without the consent of our shareholders, which could result in our making investments that are different from, and possibly riskier than, the investments described in this offering circular. A change in our targeted investments may increase our exposure to interest rate risk, default risk and real estate market fluctuations, all of which could adversely affect the value of our common shares and our ability to make distributions to you. Furthermore, a change in our asset allocation could result in our making investments in asset categories different from those described in this offering circular.

The market in which we participate is competitive and, if we do not compete effectively, our operating results could be harmed.

The real estate investment market is competitive and rapidly changing. We expect competition to persist and intensify in the future, which could harm our operating results.

Our principal competitors include major banking institutions, private equity funds, real estate investment trusts, insurance companies, private investment funds, hedge funds, specialty finance companies, as well as online lending platforms that compete with the Realty Mogul Platform. Competition could result in the failure of the Realty Mogul Platform to achieve or maintain more widespread market acceptance, which could harm our business. In addition, in the future, we and the Realty Mogul Platform may experience new competition from more established internet companies possessing large, existing customer bases, substantial financial resources and established distribution channels. If any of these companies or any major financial institution decided to enter the online investment business, acquire one of our existing competitors or form a strategic alliance with one of our competitors, our ability to compete effectively could be significantly compromised and our operating results could be harmed.

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Many of our competitors listed above have significantly more financial, technical, marketing and other resources than we do and may be able to devote greater resources to the development, promotion, sale and support of their platforms and distribution channels. We may not be able to compete successfully with those competitors for investments. In addition, the number of entities and the amount of funds competing for suitable investments may increase. If we pay higher prices for investments, our returns will be lower and the value of our assets may not increase or may decrease significantly below the amount we paid for such assets. If such events occur, you may experience a lower return on your investment.

Many of our competitors have longer operating histories, more extensive customer bases, greater brand recognition and broader customer relationships than we have. These competitors may be better able to develop new products, to respond quickly to new technologies and to undertake more extensive marketing campaigns. The online real estate investing industry is driven by constant innovation. If we or the Realty Mogul Platform are unable to compete with such companies and meet the need for innovation, the demand for the Realty Mogul Platform could stagnate or substantially decline.

We rely on third-party banks and on third-party computer hardware and software. If we are unable to continue utilizing these services, our business and ability to service the corresponding project loans may be adversely affected.

We and the Realty Mogul Platform rely on third-party and FDIC-insured depository institutions to process our transactions, including payments of corresponding loans and distributions to our shareholders. Under the Automated Clearing House (“ACH”) rules, if we experience a high rate of reversed transactions, known as “chargebacks”, we may be subject to sanctions and potentially disqualified from using the system to process payments. We also rely on computer hardware purchased and software licensed from third parties to operate the Realty Mogul Platform. This purchased or licensed hardware and software may be physically located off-site, as is often the case with “cloud services.” This purchased or licensed hardware and software may not continue to be available on commercially reasonable terms, or at all. If the Realty Mogul Platform cannot continue to obtain such services elsewhere, or if it cannot transition to another processor quickly, our ability to process payments will suffer and your ability to receive distributions will be delayed or impaired.

Our Manager’s due diligence of potential investments may not reveal all of the liabilities associated with such investments and may not reveal other weaknesses in such investments, which could lead to investment losses.

Before making an investment, our Manager assesses the strengths and weaknesses of the originator or issuer of the asset as well as other factors and characteristics that are material to the performance of the investment. In making the assessment and otherwise conducting customary due diligence, our Manager relies on resources available to it and, in some cases, an investigation by third parties. This process is particularly important with respect to newly formed originators or issuers with unrated and other subordinated tranches of CMBS and CDOs because there may be little or no information publicly available about these entities and investments. There can be no assurance that our Manager’s due diligence process will uncover all relevant facts or that any investment will be successful.

Future offerings of debt securities, which would rank senior to our common shares upon our liquidation, and future offerings of equity securities, which would dilute our existing shareholders and may be senior to our common shares for the purposes of dividend and liquidating distributions, may cause the value of our common shares to decline.

In the future, we may raise capital through the issuance of debt or equity securities. Upon liquidation, holders of our debt securities and preferred shares, if any, and lenders with respect to other borrowings will be entitled to our available assets prior to the holders of our common shares. Additional equity offerings may dilute the holdings of our existing shareholders or cause the value of our common shares to decline, or both. Our preferred shares, if issued, could have a preference on liquidating distributions or a preference on dividend payments that could limit our ability to pay distributions to the holders of our common shares. Sales of substantial amounts of our common shares, or the perception that these sales could occur, could have a material adverse effect on the price of our common shares. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings, if any. Thus, holders of our common shares will bear the risk of our future offerings reducing the value of our common shares and diluting the value of their shareholdings in us.

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We have the authority to enter into unsecured related party loans that, in the aggregate, do not exceed $20 million and do not carry an interest rate that exceeds the then current applicable prime rate without the approval of an Independent Representative or Advisory Board. If we choose to raise debt capital and there is an economic slowdown or recession that would force us to liquidate, this debt would be paid back prior to distributions on our equity. Further, if we incur debt, we may choose to pay back such debt rather than offering share repurchases to our shareholders. If we prioritize paying debt over offering share repurchases, fewer, if any, funds would be available for share repurchases and your investment would be less liquid.

The ongoing COVID-19 pandemic and measures intended to prevent its spread could have a material adverse effect on our business, results of operations, cash flows and financial condition.

The impact of the novel coronavirus (COVID-19) pandemic (“COVID-19”) and measures to prevent its spread could negatively impact our businesses in a number of ways, which could lead to material impairments of our assets, increases in our allowance for credit losses and changes in judgments in determining the fair value of our assets. Conditions in bank lending, capital and other financial markets may deteriorate, and our access to capital and other sources of funding may become constrained or more costly, which could materially and adversely affect the availability and terms of future borrowings, renewals, refinancings and other capital raises.

The COVID-19 pandemic has impacted states and cities where properties in which we have investments are located, and preventative measures taken to alleviate the public health crisis, including “shelter-in-place” or “stay-at-home” orders issued by state and local authorities, have limited the operation of many businesses, or caused them to shut down operations altogether, and even if such orders are lifted, our tenants or our tenants’ businesses may be adversely impacted. Tenants at these properties may seek rent concessions from us as a result of such mandatory closures.

The COVID-19 pandemic has also caused, and is likely to continue to cause, severe economic, market and other disruptions worldwide. We cannot assure you conditions will not continue to deteriorate as a result of the pandemic. In addition, the deterioration of global economic conditions as a result of the pandemic may ultimately decrease occupancy levels and pricing across our portfolio.

The extent of the COVID-19 pandemic’s effect on our operational and financial performance will depend on future developments including the duration, spread and intensity of the outbreak, all of which are uncertain and difficult to predict. Due to the speed with which the situation is developing, we are not able at this time to estimate the effect of these factors on our business, but the adverse impact on our business, results of operations, financial condition and cash flows could be material.

In addition, new risks may emerge at any time, and we cannot predict such risks or estimate the extent to which they may affect our financial performance. These risks could result in a decrease in the value of our common shares.

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Risks Related to Our Organization and Structure

We do not have a board of directors, and we are managed by our Manager. Moreover, our shareholders do not elect or vote on our Manager and have limited ability to influence decisions regarding our business.

Our LLC Agreement provides that the assets, affairs and business of the Company will be managed under the direction of our Manager. Our shareholders do not elect or vote on our Manager, and, unlike the holders of common shares in a corporation, have only limited voting rights on matters affecting our business, and therefore limited ability to influence decisions regarding our business. In addition, our LLC Agreement provides that our Manager will generally operate in a manner that is appropriate to maintain our REIT status, which may further limit decisions regarding our business.

If our shareholders are dissatisfied with the performance of our Manager, they have little ability to remove our Manager. Our shareholders may only remove our Manager with 30 days prior written notice for “cause,” following the affirmative vote of two-thirds of our shareholders. Unsatisfactory financial performance of the Company does not constitute “cause” under our LLC Agreement.

Our common shareholders will have limited voting rights and may be bound by either a majority or supermajority vote.

Our common shareholders will have voting rights only with respect to certain matters, primarily relating to amendments to our LLC Agreement that would adversely change the rights of the common shares and removal of our Manager for “cause”. Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of common shareholders. Generally, matters to be voted on by our shareholders must be approved by a majority of the votes cast by all common shares present in person or represented by proxy, although the vote to remove our Manager for “cause” requires a two-thirds vote. If any vote occurs, you will be bound by the majority or supermajority vote, as applicable, even if you did not vote with the majority or supermajority.

As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements, including the requirements for a board of directors or independent board committees.

As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements that an issuer conducting an offering on Form S-11 or listing on a national stock exchange would be. Accordingly, while we may retain an Independent Representative to review or have the Advisory Board review certain conflicts of interest, we do not have a board of directors, nor are we required to have (i) a board of directors of which a majority consists of “independent” directors under the listing standards of a national stock exchange, (ii) an audit committee composed entirely of independent directors and a written audit committee charter meeting a national stock exchange’s requirements, (iii) a nominating/corporate governance committee composed entirely of independent directors and a written nominating/corporate governance committee charter meeting a national stock exchange’s requirements, (iv) a compensation committee composed entirely of independent directors and a written compensation committee charter meeting the requirements of a national stock exchange, and (v) independent audits of our internal controls. Accordingly, you may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of a national stock exchange.

Because we are not a reporting company under the Exchange Act, there is less public information about us available as compared to Exchange Act reporting companies.

We are not a reporting company under the Exchange Act, and therefore we will not be required to comply with the ongoing reporting requirements of the Exchange Act. We will have continuous disclosure obligations, including annual reports, semiannual reports and current reports. However, we will not be required to comply with all of the requirements of disclosure with which an Exchange Act reporting company would have to comply. For instance, our officers and 10% shareholders will not be required to comply with Section 16 of the Exchange Act and will not be required to make Form 3 and Form 4 filings. Since we and our shareholders are not required to make these filings, there will be less information available to the public about the Company.

We may not be subject to ongoing reporting requirements.

Following the conclusion of our offering of shares under Regulation A, we may be eligible to file an exit report to suspend or terminate our ongoing reporting obligations. If we become eligible, and if we make such an election, in the future, we may no longer file annual reports, semiannual reports, current reports, financial statements and audited financial statements. If we ceased filing these reports and financial statements, our shareholders would receive less information about the current status of the Company, and the value of our common shares may be adversely affected.

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Certain provisions of our LLC Agreement and Delaware law could hinder, delay or prevent a change of control of the Company.

Certain provisions of our LLC Agreement and Delaware law could have the effect of discouraging, delaying or preventing transactions that involve an actual or threatened change of control of the Company. These provisions include the following:

●	Authorization of additional shares, issuances of authorized shares and classification of shares without shareholder approval. Our LLC Agreement authorizes us to issue additional shares or other securities of the Company for the consideration and on the terms and conditions established by our Manager without the approval of our shareholders. In particular, our Manager is authorized to provide for the issuance of an unlimited amount of one or more classes or series of our shares, including preferred shares, and to fix the number of shares, the relative powers, preferences and rights, and the qualifications, limitations or restrictions applicable to each class or series thereof by resolution authorizing the issuance of such class or series. Our ability to issue additional shares and other securities could render more difficult or discourage an attempt to obtain control over the Company by means of a tender offer, merger or otherwise.
●	Delaware Business Combination Statute—Section 203. Section 203 of the Delaware General Corporation Law (DGCL) (“Section 203”), which restricts certain business combinations with interested shareholders in certain situations, does not apply to limited liability companies unless they elect to utilize it. Our LLC Agreement does not currently elect to have Section 203 apply to us. In general, this statute prohibits a publicly held Delaware corporation from engaging in a business combination with an interested shareholder for a period of three years after the date of the transaction by which that person became an interested shareholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested shareholder, and an interested shareholder is a person who, together with affiliates and associates, owns, or within three years prior did own, 15% or more of our voting shares. Our Manager may elect to amend our LLC Agreement at any time to have Section 203 apply to us.
●	Ownership limitations. To assist us in qualifying as a REIT, our LLC Agreement, subject to certain exceptions, provides that generally no person may own, or be deemed to own by virtue of the attribution provisions of the Code, either more than 9.8% in value or in number of our common shares, whichever is more restrictive, or more than 9.8% in value or in number of our shares, whichever is more restrictive. The ownership limits could have the effect of discouraging a takeover or other transaction in which shareholders might receive a premium for their shares or which holders might believe to be otherwise in their best interests. Furthermore, we will reject any investor’s subscription in whole or in part if we determine that such subscription would violate such ownership limits.
●	Exclusive authority of our Manager to amend our LLC Agreement. Our LLC Agreement provides that our Manager has the exclusive power to adopt, alter or repeal any provision of our LLC Agreement, unless such amendment would adversely change the rights of the common shares. Thus, our shareholders generally may not effect changes to our LLC Agreement.

You are limited in your ability to sell your common shares pursuant to our share repurchase program. You may not be able to sell any of your shares back to us, and if you do sell your shares, you may not receive the price you paid upon subscription.

Our share repurchase program may provide you with an opportunity to have your shares repurchased by us. We anticipate that our shares may be repurchased by us on a quarterly basis, and shareholders may require that we repurchase up to 25% of their shares quarterly while this offering is ongoing. However, our share repurchase program contains certain restrictions and limitations, including those relating to the number of our shares that we can repurchase at any given time and limiting the repurchase price. Specifically, we intend to limit the number of shares to be repurchased during any calendar year to no more than 5.0% of the weighted average number of shares outstanding during the prior calendar year (or 1.25% per quarter, with excess capacity carried over to later quarters in the calendar year). During the period that this offering is ongoing, all shareholders who have held their shares for at least one year may require us to repurchase up to 25% of their shares quarterly, up to the aggregate quarterly and annual limitations discussed above.

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Upon conclusion of this offering, shares may be repurchased by us on a quarterly basis as cash flows are available as determined by our Manager. In addition, following the conclusion of this offering, our Manager will reserve the right to reject any share repurchase request for any reason or no reason or to amend or terminate the share repurchase program by filing an offering circular supplement. Therefore, you may not have the opportunity to make a repurchase request prior to a potential termination of the share repurchase program, and you may not be able to sell any of your common shares back to us pursuant to the share repurchase program. Moreover, if you do sell your common shares back to us pursuant to the share repurchase program, it is unlikely that you will receive the same price you paid for the common shares being repurchased.

Our NAV per share is an estimate as of a given point in time. As a result, our NAV per share may not reflect the amount that you might receive for your shares in a market transaction, and the purchase price you pay in our offering may be higher than the value of our assets per share of common shares at the time of your purchase. In addition, our NAV per share likely will not represent the amount of net proceeds that would result if we were liquidated or dissolved or completed a merger or other sale of the Company.

The offering price per share equals our NAV per share (calculated as our NAV divided by the number of common shares outstanding as of the end of the prior fiscal quarter). Our NAV per share will be adjusted at the beginning of each fiscal quarter (or as soon as commercially reasonable thereafter). At the end of each fiscal quarter, our affiliates’ internal accountants or asset managers will calculate our NAV per share. Estimates will be based on available information and our Manager’s judgment. Therefore, actual values and results could differ from our Manager’s estimates and that difference could be significant. This approach to valuing our shares may bear little relationship to, and will likely exceed, what you might receive for your shares if you tried to sell them or if we liquidated our portfolio. Moreover, the offering price may not be indicative of the proceeds that you would receive upon liquidation and may be significantly more than the price at which the shares would trade if they were to be listed on an exchange or actively traded by broker-dealers.

Our Manager may amend our valuation policy at any time, and there is no limitation on the ability of our Manager to cause us to vary from any valuation policy to the extent it deems appropriate, subject to applicable regulations, with or without an express amendment to the policy. The NAV per share is an estimate as of a given point in time and likely does not represent the amount of net proceeds that would result from an immediate sale of our assets. Our NAV per share will fluctuate over time as a result of, among other things, developments related to individual assets and changes in the real estate and capital markets.

Your interest in us will be diluted if we issue additional shares, which could reduce the overall value of your investment.

Potential investors in this offering do not have preemptive rights to any shares we issue in the future. Under our LLC Agreement, we have authority to issue an unlimited number of additional common shares or other securities, although, under Regulation A, we are only allowed to sell up to $75,000,000 in our common shares in the follow-on offering less the amount sold in the Initial Offering during the 12-month period prior to the commencement of the Follow-on Offering. In particular, our Manager is authorized, subject to the restrictions of Regulation A and other applicable securities laws, to provide for the issuance of an unlimited amount of one or more classes or series of shares in the Company, including preferred shares, and to fix the number of shares, the relative powers, preferences and rights, and the qualifications, limitations or restrictions applicable to each class or series thereof by resolution authorizing the issuance of such class or series, without shareholder approval. After your purchase in this offering, our Manager may elect to (i) sell additional shares in this or future public offerings, (ii) issue equity interests in private offerings, or (iii) issue shares to our Manager, or its successors or assigns, in payment of an outstanding fee obligation. To the extent we issue additional equity interests after your purchase in this offering, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, you may also experience dilution in the book value and fair value of your shares.

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In the future, we may elect to become a reporting company under the Exchange Act, which could lead to increased reporting requirements.

We are not currently a reporting company under the Exchange Act, but we may elect to become a public reporting company in the future. If we choose to become a reporting company, we would be required to comply with certain public company reporting requirements, including filing reports on Forms 10-K, 10-Q, and 8-K. These increased reporting requirements could lead to more significant legal, accounting and other expenses.

There can be no assurance that our NAV per share will be accurate on any given date particularly in light of COVID-19 pandemic.

Our NAV is based on internal valuations of equity, debt and debt-like investments utilizing methods, inputs and estimates that are inherently subjective. In addition, internal valuations are based in large part on information available as of the end of a given calendar quarter, and market, property and other conditions may change materially thereafter. Our NAV per share will fluctuate over time and does not represent: (i) the price at which our shares would trade on a national securities exchange, (ii) the amount per share a shareholder would obtain if he, she or it tried to sell his, her or its shares or (iii) the amount per share shareholders would receive if we liquidated our assets and distributed the proceeds after paying all our expenses and liabilities. Accordingly, such internal valuations may not accurately reflect the actual market value of our assets, and, thus, investors may make decisions as to whether to invest in or redeem shares without complete and accurate valuation information. In particular, the COVID-19 pandemic and the economic impact arising from both the virus and actions taken to mitigate its spread may impact the value of our assets and availability of debt, and the value of equity, debt and debt like investments may not take such factors into account, including the duration of the outbreak, its escalation or mitigation efforts.

Similarly, certain of our liabilities may be valued on the basis of estimates, and those estimates may not result in a fair determination of NAV. Valuation of liabilities may present a more significant risk during periods when many lenders discontinue or sharply curtail making even low loan-to-value loans, or when there is significant volatility in certain equity and debt markets (such as the volatility the markets are experiencing as of the date of this supplement as a result of the COVID-19 pandemic). Accordingly, there can be no assurance that our NAV, as calculated based on such valuations, will be accurate on any given date, nor can there be any assurance that the sale of any investment would be at a price equivalent to the last estimated value of such investment. If, at any time, our NAV is lower than the true value of our assets and liabilities, those investors that redeem all or some of their shares at such time will be underpaid and those investors that retain their shares will be adversely affected if more shares are issued than redeemed at the lower price. Conversely, if our NAV is higher than the true value of our assets and liabilities, investors that purchase shares at such time will overpay, and if repurchases of shares based on a higher NAV were to exceed purchases of shares at that value, those investors that do not have their shares repurchased will be adversely affected.

Risks Related to the Investment Platform

The Realty Mogul Platform may not operate as we anticipate.

With the exception of offering our shares online through select RIA partners, we intend to distribute our shares to the public exclusively through the Realty Mogul Platform. We also expect that the Realty Mogul Platform will be a source of investment leads for the Company. Potential sponsors and borrowers of real estate opportunities come directly to the Realty Mogul Platform to seek financing for their projects. We anticipate that we will be able to use the Realty Mogul Platform to sell our shares, and that sponsors and borrowers of real estate opportunities will continue to seek financing for their projects through the Realty Mogul Platform. If the Realty Mogul Platform experiences technical challenges that inhibit our ability to sell shares through the platform or if sponsors and borrowers do not continue to seek financing through the Realty Mogul Platform, we may need to implement more manpower-intensive strategies to sell our shares or source investments, which could lead to an increase in expenses and a corresponding decrease in the value of our common shares.

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If the security of our investors’ confidential information stored in RM Technologies, LLC’s systems is breached or otherwise subjected to unauthorized access, your secure information may be stolen.

The Realty Mogul Platform may store investors’ bank information and other personally-identifiable sensitive data. The Realty Mogul Platform is hosted in data centers that are compliant with payment card industry security standards and the website uses daily security monitoring services provided by McAfee SECURE certification and Incapsula. However, any accidental or willful security breach or other unauthorized access could cause your secure information to be stolen and used for criminal purposes, and you would be subject to increased risk of fraud or identity theft. Because techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until they are launched against a target, the Realty Mogul Platform and its third-party hosting facilities may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, many states have enacted laws requiring companies to notify individuals of data security breaches involving their personal data. These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause our investors and real estate companies to lose confidence in the effectiveness of our data security measures. Any security breach, whether actual or perceived, would harm our reputation, could result in a loss of investors, and the value of your investment in us could be adversely affected.

Any significant disruption in service on the Realty Mogul Platform or in its computer or communications systems could reduce its attractiveness and result in a loss of users.

We will conduct this offering through the Realty Mogul Platform, which is operated by RM Technologies, LLC, an affiliate of Realty Mogul, Co. The success of this offering depends on our ability to sell shares through the Realty Mogul Platform. If a catastrophic event resulted in a Realty Mogul Platform outage and physical data loss, the Realty Mogul Platform’s ability to perform its obligations would be materially and adversely affected. The satisfactory performance, reliability, and availability of RM Technologies, LLC’s technology and its underlying hosting services infrastructure are critical to RM Technologies, LLC’s operations, level of customer service, reputation and ability to attract new users and retain existing users. RM Technologies, LLC’s hosting services infrastructure is provided by a third party hosting provider (the “Hosting Provider”). RM Technologies, LLC also maintains a backup system at a separate location that is owned and operated by a third party. There is no guarantee that access to the Realty Mogul Platform will be uninterrupted, error-free or secure. RM Technologies, LLC’s operations depend on the Hosting Provider’s ability to protect its and RM Technologies, LLC’s systems in its facilities against damage or interruption from natural disasters, power or telecommunications failures, air quality, temperature, humidity and other environmental concerns, computer viruses or other attempts to harm our systems, criminal acts and similar events. If RM Technologies, LLC’s arrangement with the Hosting Provider is terminated, or there is a lapse of service or damage to its facilities, the Realty Mogul Platform could experience interruptions in its service as well as delays and additional expense in arranging new facilities. Any interruptions or delays in RM Technologies, LLC’s service, whether as a result of an error by the Hosting Provider or other third-party error, RM Technologies, LLC’s own error, natural disasters or security breaches, whether accidental or willful, could harm our ability to perform any services for corresponding project investments or maintain accurate accounts, and could harm RM Technologies, LLC’s relationships with its users and RM Technologies, LLC’s reputation. Additionally, in the event of damage or interruption, RM Technologies, LLC’s insurance policies may not adequately compensate RM Technologies, LLC for any losses that we may incur. RM Technologies, LLC’s disaster recovery plan has not been tested under actual disaster conditions, and it may not have sufficient capacity to recover all data and services in the event of an outage at a facility operated by the Hosting Provider. Any of these factors could prevent us from processing or posting payments on the corresponding investments, damage RM Technologies, LLC’s, Realty Mogul, Co.’s and our brand and reputation, divert Realty Mogul, Co.’s employees’ attention, and cause users to abandon the Realty Mogul Platform.

If Realty Mogul, Co. or RM Technologies, LLC were to enter bankruptcy proceedings, the operation of the Realty Mogul Platform and the activities with respect to our operations and business would be interrupted and subscription proceeds held in a segregated account may be subject to the bankruptcy.

The success of this offering depends on our ability to sell shares through the Realty Mogul Platform. If Realty Mogul, Co. or RM Technologies, LLC were to enter bankruptcy proceedings or were to cease operations, we would be required to find other ways to meet obligations regarding our operations and business. Pursuing such alternatives could harm our operations and business by resulting in delays in the disbursement of distributions or the filing of reports or requiring us to pay significant fees to another company that we engage to perform services for us.

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Risks Related to Compliance and Regulation

We are offering our common shares pursuant to recent amendments to Regulation A promulgated pursuant to the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers will make our common shares less attractive to investors as compared to a traditional initial public offering.

As a Tier 2 issuer, we are subject to scaled disclosure and reporting requirements, which may make our common shares less attractive to investors who are accustomed to traditional initial public offering, which have enhanced disclosure and more frequent financial reporting. In addition, given the relative lack of regulatory precedence regarding the recent amendments to Regulation A, there is a significant amount of regulatory uncertainty in regards to how the SEC or the individual state securities regulators will regulate both the offer and sale of our securities, as well as any ongoing compliance that we may be subject to. If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduces the attractiveness of our common shares, we may be unable to raise the necessary funds to commence operations, or to develop a diversified portfolio of real estate investments, which could severely affect the value of our common shares.

Our use of Form 1-A and our reliance on Regulation A for this offering may make it more difficult to raise capital as and when we need it, as compared to if we were conducting a traditional initial public offering on Form S-11.

Because of the exemptions from various reporting requirements provided to us under Regulation A and because we are only permitted to raise up to $75,000,000 in our common shares in this Follow-on Offering less the amount sold during the 12-month period prior to the commencement of the follow-on offering, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to sanctions.

As a Tier 2 issuer, we do not need to provide a report on the effectiveness of our internal controls over financial reporting, and we are exempt from the auditor attestation requirements concerning any such report as long as we are a Tier 2 issuer. We conducted an evaluation of our internal controls and believe we have the necessary framework in place. However, internal controls have inherent limitations. Because of such limitations, there is a risk that material misstatements may not be prevented or detected on a timely basis by our internal controls. However, we believe that our internal controls are effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles (“GAAP”).

Non-compliance with laws and regulations may impair our ability to arrange, service or otherwise manage our loans and other assets.

Failure to comply with the laws and regulatory requirements applicable to our business may, among other things, limit our, or a collection agency’s, ability to collect all or part of the payments on our investments. In addition, our non-compliance could subject us to damages, revocation of required licenses or other authorities, class action lawsuits, administrative enforcement actions, and civil and criminal liability, which may harm our business.

Some states, including California, require nonfinancial companies, such as RMCC, which may be referred to as an RM Originator in this offering circular, that work with our Manager to originate loans and other real estate investments, to obtain a real estate or other license in order to make commercial loans on a regular basis. RMCC has a California Finance Lenders Law License with California’s Department of Business Oversight and a California Bureau of Real Estate License that satisfy the requirements in California. RMCC may, in the future, affiliate themselves with third parties such as financial institutions in order to be able to arrange loans in jurisdictions where they might otherwise be restricted.

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We are required to obtain various state licenses in order to purchase mortgage loans in the secondary market and there is no assurance we will be able to obtain or maintain those licenses.

In the future, we may purchase secondary mortgages. To the extent we do so, we will be required to apply for the appropriate licenses to make such purchases. While we are not required to obtain licenses to purchase mortgage-backed securities, we would be required to obtain various state licenses to purchase mortgage loans in the secondary market. If we apply for these licenses at a later date, we expect the application process could take several months. There is no assurance that we would be able to obtain all of the licenses that we desire or that we would not experience significant delays in seeking the licenses. Furthermore, we would be subject to various information and other requirements to maintain the licenses, and there is no assurance that we would satisfy those requirements. Our failure to obtain or maintain licenses could restrict our investment options and could harm our business.

Maintenance of our Investment Company Act exclusion imposes limits on our operations, which could adversely affect our operations.

We intend to continue to conduct our operations so that neither we nor any subsidiaries we may establish will be required to register as an investment company under the Investment Company Act. A person will generally be deemed to be an “investment company “as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or (ii) owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis.

We intend to continue to rely on an exclusion from the definition of investment company provided by either Section 3(c)(5)(C) or Section 3(c)(6) of the Investment Company Act. Section 3(c)(5)(C) of the Investment Company Act, as interpreted by the staff of the SEC, requires us to invest at least 55% of our assets in “mortgages and other liens on and interests in real estate,” or Qualifying Real Estate Assets, and at least 80% of our assets in Qualifying Real Estate Assets plus real estate-related assets.

We have used, and intend to continue using, substantially all of the net proceeds from this offering to invest in and manage a diversified portfolio of commercial real estate investments, including loans and equity in commercial real estate ventures. We intend to hold at least 55% of the total value of our assets in commercial mortgage-related instruments that are closely tied to one or more underlying commercial real estate projects, such as senior mortgage loans, subordinated mortgage loans, mezzanine debt and participations (also referred to as B-Notes), as well as direct interests in real estate that meet certain criteria outlined by the staff of the SEC, each of which are Qualifying Real Estate Assets. In addition, we intend to hold at least 80% of the total value of our assets in a combination of the types of Qualifying Real Estate Assets described above, plus “real estate-related assets” that are related to one or more underlying commercial real estate projects. These real estate-related assets may include assets, such as equity or preferred equity interests in companies whose primary business is to own and operate one or more specified commercial real estate projects; debt securities whose payments are tied to a pool of commercial real estate projects, such as CMBSs, CDOs and REIT senior unsecured debt; interests in publicly traded REITs, and other commercial real estate-related assets. Based on these holdings, we believe that we will not be considered an investment company for purposes of Section 3(c)(5)(C) of the Investment Company Act. Consequently, we expect to be able to conduct our operations such that we will not be required to register as an investment company under the Investment Company Act.

To classify the assets held by us or any of our subsidiaries as Qualifying Real Estate Assets or real estate-related assets, we will rely on no-action letters and other guidance published by the staff of the SEC regarding those kinds of assets, as well as upon our analyses (in consultation with outside counsel) of guidance published with respect to other types of assets. There can be no assurance that the laws and regulations governing the Investment Company Act status of companies similar to ours, or the guidance from the SEC or its staff regarding the treatment of assets as Qualifying Real Estate Assets or real estate-related assets, will not change in a manner that adversely affects our operations. In fact, in August 2011, the SEC published a concept release in which it asked for comments on this exclusion from regulation. To the extent that the staff of the SEC provides more specific guidance regarding any of the matters bearing upon our exclusion from the need to register or exclusion under the Investment Company Act, we may be required to adjust our strategy accordingly. Any additional guidance from the staff of the SEC could further inhibit our ability to pursue the strategies that we have chosen.

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To the extent we choose to hold our real estate investments through subsidiaries, we may rely on Section 3(c)(6) of the Investment Company Act rather than Section 3(c)(5)(C). Section 3(c)(6) of the Investment Company Act excludes from the definition of “investment company” any company primarily engaged, directly or through majority-owned subsidiaries, in a business, among others, described in Section 3(c)(5)(C) of the Investment Company Act. The SEC has indicated that Section 3(c)(6) requires a company to hold at least 55% of its assets in, and derive 55% of its income from, a Section 3(c)(5)(C) business. The staff of the SEC has issued little additional interpretive guidance with respect to Section 3(c)(6).

In the event we choose to rely on Section 3(c)(6), we intend that more than 55% of our assets would be held in, and more than 55% of our income would be derived from, a combination of our interests in our majority-owned subsidiaries and Qualifying Real Estate Assets. Our majority-owned subsidiaries would rely on Section 3(c)(5)(C), described above. Based on these holdings, we believe that we would not be considered an investment company for purposes of Section 3(c)(6) of the Investment Company Act. Consequently, we expect we would be able to conduct our operations such that we would not be required to register as an investment company under the Investment Company Act.

If the staff of the SEC were to disagree with our approach to our compliance with Section 3(c)(6), we would need to adjust our investment strategy. Any such adjustment in our strategy could have a material adverse effect on us.

In connection with our Section 3(c)(6) analysis, the determination of whether an entity is a majority-owned subsidiary of the Company will be made by us. Under the Investment Company Act, a majority-owned subsidiary of a person is defined as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The Investment Company Act further defines voting security as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We have not asked the staff of the SEC for confirmation of our analysis, of our treatment of such interests as voting securities, or of whether the Controlled Subsidiaries, or any other of our subsidiaries, may be treated in the manner in which we intend, and it is possible that the staff of the SEC could disagree with any of our determinations. If the staff of the SEC were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our investment strategy. Any such adjustment in our strategy could have a material adverse effect on us.

Although we will continue to monitor our holdings and income in an effort to comply with Section 3(c)(5)(C) and/or Section 3(c)(6) and related guidance, there can be no assurance that we will be able to remain in compliance or to maintain our exclusion from registration. Any of the foregoing could require us to adjust our strategy, which could limit our ability to make certain investments or require us to sell assets in a manner, at a price or at a time that we otherwise would not have chosen. This could negatively affect the value of our common shares, the sustainability of our business model and our ability to make distributions.

Registration under the Investment Company Act would require us to comply with a variety of substantive requirements that impose, among other things:

●	limitations on capital structure;
●	restrictions on specified investments;
●	restrictions on leverage or senior securities;
●	restrictions on unsecured borrowings;
●	prohibitions on transactions with affiliates; and
●	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

If we were required to register as an investment company but failed to do so, we could be prohibited from engaging in our business, and criminal and civil actions could be brought against us.

Registration with the SEC as an investment company would be costly, would subject us to a host of complex regulations and would divert attention from the conduct of our business, which could materially and adversely affect us. In addition, if we purchase or sell any real estate assets to avoid becoming an investment company under the Investment Company Act, our NAV, the amount of funds available for investment and our ability to pay distributions to our shareholders could be materially adversely affected.

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We are not subject to the banking regulations of any state or federal regulatory agency.

We are not subject to the periodic examinations to which commercial banks and other thrift institutions are subject. Consequently, our financing decisions and our decisions regarding establishing loan loss reserves are not subject to periodic review by any governmental agency. Moreover, we are not subject to regulatory oversight relating to our capital, asset quality, management or compliance with laws.

Recent legislative and regulatory initiatives have imposed restrictions and requirements on financial institutions that could have an adverse effect on our business.

The financial industry is becoming more highly regulated. There has been, and may continue to be, a related increase in regulatory investigations of the trading and other investment activities of alternative investment funds. Such investigations may impose additional expenses on us, may require the attention of senior management of our Manager and may result in fines if we are deemed to have violated any regulations.

As internet commerce develops, federal and state governments may adopt new laws to regulate internet commerce, which may negatively affect our business.

As internet commerce continues to evolve, increasing regulation by federal and state governments becomes more likely. Our business and the Realty Mogul Platform’s business could be negatively affected by the application of existing laws and regulations or the enactment of new laws applicable to lending. The cost to comply with such laws or regulations could be significant and would increase our operating expenses, and we may be required to pass along those costs to our borrowers in the form of increased fees, which could negatively impact our ability to make loans or other real estate investments. In addition, federal and state governmental or regulatory agencies may decide to impose taxes on services provided over the internet. These taxes could discourage the use of the internet as a means of commercial financing, which would adversely affect the viability of the Realty Mogul Platform.

Laws intended to prohibit money laundering may require us to disclose investor information to regulatory authorities.

The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “PATRIOT Act”), requires that financial institutions establish and maintain compliance programs to guard against money laundering activities, and requires the Secretary of the U.S. Department of Treasury to prescribe regulations in connection with anti-money laundering policies of financial institutions. The Financial Crimes Enforcement Network (“FinCEN”), an agency of the Department of Treasury, has announced that it is likely that such regulations would subject certain pooled investment vehicles to enact anti-money laundering policies. It is possible that there could be promulgated legislation or regulations that would require us or our service providers to share information with governmental authorities with respect to prospective investors in connection with the establishment of anti-money laundering procedures. Such legislation and/or regulations could require us to implement additional restrictions on the transfer of our common shares to comply with such legislation and/or regulations. We reserve the right to request such information as is necessary to verify the identity of prospective shareholders and the source of the payment of subscription monies, or as is necessary to comply with any customer identification programs required by FinCEN and/or the SEC. In the event of delay or failure by a prospective shareholder to produce any information required for verification purposes, an application for, or transfer of, our common shares may be refused. We will not have the ability to reject a transfer of our common shares where all necessary information is provided and any other applicable transfer requirements, including those imposed under the transfer provisions of our LLC Agreement, are satisfied.

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We are relying on the exception for insignificant participation by benefit plan investors under ERISA.

The Plan Assets Regulation (as defined below) provides that the assets of an entity will not be deemed to be the assets of an employee benefit plan if equity participation in the entity by benefit plan investors, including employee benefit plans, is not “significant.” The Plan Assets Regulation provides that equity participation in the entity by benefit plan investors is “significant” if at any time 25% or more of the value of any class of equity interest is held by benefit plan investors , which, for these purposes includes IRAs, even though IRAs themselves are not subject to regulation under ERISA. Because we are relying on this exception , we will not accept investments from benefit plan investors equal to or over 25% of the value of any class of equity interest. If repurchases of shares cause us to go equal or exceed 25%, we may repurchase shares of benefit plan investors without their consent until we are under the 25% limit. See the section of this Offering Circular captioned “ERISA Considerations” for additional information regarding the Plan Assets Regulation.

Risks Related to Conflicts of Interest

There are conflicts of interest between us, our Manager and its affiliates.

Our Manager’s executive officers are principals in the Manager’s parent company, Realty Mogul, Co., and/or their respective affiliates, which provide asset management and other services to our Manager and us. Prevailing market rates are determined by management based on industry standards and expectations of what management would be able to negotiate with a third party on an arm’s length basis. All of the agreements and arrangements between such parties, including those relating to compensation, are not the result of arm’s length negotiations. Some of the conflicts inherent in the Company’s transactions with our Manager and its affiliates, and the limitations on such parties adopted to address these conflicts of interest, are described below. However, to the extent that such parties take actions that are more favorable to other entities than us, these actions could have a negative impact on our financial performance and, consequently, on distributions to shareholders and the value of our common shares.

The interests of our Manager, its principals and its other affiliates may conflict with your interests.

Our LLC Agreement provides our Manager with broad powers and authority which may result in one or more conflicts of interest between your interests and those of our Manager, its principals and its other affiliates. This risk is increased by our Manager being controlled by Jilliene Helman, who is a principal of Realty Mogul, Co. and who participates, or expects to participate, directly or indirectly in other offerings by Realty Mogul, Co. and its affiliates. Potential conflicts of interest include, but are not limited to, the following:

●	our Manager, its principals and/or its other affiliates may continue to originate and offer other real estate investment opportunities, including additional blind pool debt and equity offerings similar to this offering, through the Realty Mogul Platform, and may make investments in real estate assets for their own respective accounts, whether or not competitive with our business;
●	affiliates of our Manager may compete with us with respect to certain investments which we may want to acquire, and as a result we may either not be presented with the opportunity or have to compete with the affiliates to acquire these investments. Our Manager’s officers may choose to allocate favorable investments to our Manager’s affiliates instead of to us. The ability of our Manager, its officers and individuals providing services to our Manager to engage in other business activities may reduce the time our Manager spends managing us;
●	during turbulent conditions in the mortgage industry, distress in the credit markets or other times when we will need focused support and assistance from our Manager, other entities for which our Manager also acts as an investment manager will likewise require greater focus and attention, placing our Manager’s resources in high demand. In such situations, we may not receive the necessary support and assistance we require or would otherwise receive if we were internally managed or if our Manager did not act as a manager for other entities;
●	an affiliate of Realty Mogul, Co. may earn origination and other fees for the real estate-related investments acquired by MogulREIT I, LLC;
●	our Manager, its principals and/or its other affiliates will not be required to disgorge any profits or fees or other compensation they may receive from any other business they own separately from us, and you will not be entitled to receive or share in any of the profits, return fees or compensation from any other business owned and operated by our Manager, its principals and/or its other affiliates for their own benefit;
●	we may engage our Manager or affiliates of our Manager to perform services that may or may not be at prevailing market rates. Contractual rates are determined by our Manager and affiliates based on industry standards and expectations of what our Manager would be able to negotiate with a third party on an arm’s length basis and are intended to approximate prevailing market rates, but there can be no assurances that the contracts are in fact consistent with the prevailing market rates or terms; and
●	our Manager, its principals and/or its other affiliates are not required to devote all of their time and efforts to our affairs.

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We may have an incentive to make investments because of the fees that such investments could generate for our affiliates.

An RM Originator may be entitled to receive an origination fee up to 2% of the financing amount for originating commercial loans on our behalf and brokerage fees up to 3% of the contract sales price of a property, and a portion of these fees may be paid by the RM Originator to its personnel for their role in sourcing the investment opportunity. We will not pay this fee, but our Manager may be incentivized to prioritize loans, preferred equity investments or other investments originated by an RM Originator over loans originated by an unaffiliated third party. Further, while our Manager will attempt to make investments that allow us to maintain our qualification as a REIT and maintain our exclusion under the Investment Company Act, our Manager has some latitude on the types of investments that it may approve. Within these constraints, our Manager may have an incentive to prioritize equity investments over debt investments because our affiliates could earn more total compensation from an equity investment than from a debt investment. This incentive could lead to our Manager approving equity investments that it would not otherwise approve or to overweighting equity investments in our portfolio.

We have agreed to limit remedies available to us and our shareholders for actions by our Manager.

In our LLC Agreement, we have agreed to limit the liability of our Manager and to indemnify our Manager against certain liabilities. These provisions are detrimental to shareholders because they restrict the remedies available to them for actions that might constitute breaches of duty and could reduce shareholder returns. By purchasing our common shares, you will be treated as having consented to the provisions set forth in our LLC Agreement. In addition, we may choose not to enforce, or to enforce less vigorously, our rights under our LLC Agreement because of our desire to maintain our ongoing relationship with our Manager.

By purchasing shares in this offering, you are bound by the arbitration provisions contained in our subscription agreement which limits your ability to bring class action lawsuits or seek remedy on a class basis.

By purchasing shares in this offering, you agree to be bound by the arbitration provisions contained in Section 14 of our subscription agreement. Such arbitration provision provides that either party may elect and require that any “Claim” (as defined in the subscription agreement) relating to the Offering, including claims arising under federal securities and the rules and regulations thereunder, be submitted to binding arbitration and, among other things, limits the ability of investors to bring class action lawsuits or similarly seek remedy on a class basis. While not mandatory, in the event that we elect to invoke the arbitration clause of Section 14, your right to seek redress in court would be severely limited. In addition, arbitration rules generally limit discovery, which could impede your ability to bring or sustain claims, and the ability to collect attorneys’ fees or other damages may be limited in the arbitration. Nevertheless, it is not certain that all arbitration provisions will be enforceable. If any portion of the arbitration provisions is deemed invalid or unenforceable, the remaining arbitration provisions shall nevertheless remain in force. In addition, you are not deemed to have waived the Company’s compliance with federal securities laws and the rules and regulations thereunder by agreeing to the arbitration provisions in the subscription agreement. See the form of subscription agreement, Section 14 – Arbitration, attached hereto at Exhibit 4.1 to this offering circular.

If Realty Mogul, Co. establishes additional REITs and other Realty Mogul Platform investment opportunities in the future, there may be conflicts of interests among the various REIT offerings.

Our Sponsor and our Manager, which are wholly owned subsidiaries of Realty Mogul, Co., currently sponsor and manage, respectively, MogulREIT II, Inc. whose follow-on offering was qualified on December 23, 2020 . In addition, our Sponsor and our Manager may sponsor and manage additional REIT offerings in the future, and continue to offer investment opportunities through the Realty Mogul Platform, including offerings that will acquire or invest in commercial real estate loans and other real estate-related assets. These additional REITs may have investment criteria that compete with us. Except under any policies that may be adopted by our Manager or Sponsor, no REIT (including us) or Realty Mogul Platform investment opportunity will have any duty, responsibility or obligation to refrain from:

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●	engaging in the same or similar activities or lines of business as any other REIT or Realty Mogul Platform investment opportunity;
●	doing business with any potential or actual tenant, lender, purchaser, supplier, customer or competitor of any REIT or Realty Mogul Platform investment opportunity;
●	engaging in, or refraining from, any other activities whatsoever relating to any of the potential or actual tenants, lenders, purchasers, suppliers or customers of any REIT or Realty Mogul Platform investment opportunity;
●	establishing material commercial relationships with another REIT or Realty Mogul Platform investment opportunity; or
●	making operational and financial decisions that could be considered to be detrimental to another REIT or Realty Mogul Platform investment opportunity.

In addition, any decisions by our Sponsor or Manager to renew, extend, modify or terminate an agreement or arrangement, or enter into similar agreements or arrangements in the future, may benefit one REIT more than another REIT or limit or impair the ability of any REIT to pursue business opportunities. In addition, third parties may require as a condition to their arrangements or agreements with or related to any one particular REIT that such arrangements or agreements include or not include another REIT, as the case may be. Any of these decisions may benefit one REIT more than another REIT.

The conflicts of interest policy we have adopted may not adequately address all of the conflicts of interest that may arise with respect to our activities and is subject to change or suspension.

In order to avoid any actual or perceived conflicts of interest among the REITs and with our Manager’s officers and affiliates, we have adopted a conflicts of interest policy to specifically address some of the conflicts relating to our activities. There is no assurance that this policy will be adequate to address all of the conflicts that may arise or will address such conflicts in a manner that is favorable to us. Our Manager may modify, suspend or rescind our conflicts of interest policy, including any resolution implementing the provisions of the conflicts of interest policy, in each case, without a vote of our shareholders.

Risks Related to Our Shares and Investments

Investing in our shares may involve a high degree of risk.

The investments we make in accordance with our investment objectives may result in a high amount of risk when compared to alternative investment options and volatility or loss of principal. Our investments may be highly speculative and aggressive, are subject to credit risk, interest rate, and market value risks, among others, and therefore an investment in our shares may not be suitable for someone with lower risk tolerance.

We may not realize income or gains from our investments.

We invest to generate both current income and capital appreciation. The investments we invest in may, however, not appreciate in value and, in fact, may decline in value, and the debt securities we invest in may default on interest or principal payments. Accordingly, we may not be able to realize income or gains from our investments. Any gains that we do realize may not be sufficient to offset any other losses we experience. Any income that we realize may not be sufficient to offset our expenses.

Our commercial real estate loans, investments in commercial real estate and other real estate-related assets will be subject to the risks typically associated with real estate.

Our commercial real estate loans and other real estate-related assets will generally be directly or indirectly secured by a lien on real property that, upon the occurrence of a default on the loan, could result in our acquiring ownership of the property. We will not know whether the values of the properties ultimately securing our loans will remain at the levels existing on the dates of origination of those loans. If the values of the mortgaged properties drop, our risk will increase because of the lower value of the security associated with such loans. In this manner, real estate values could impact the values of our loan investments. Our investments in commercial real estate-related debt securities and commercial real estate investments (including investments in real property) may be similarly affected by real estate property values. Therefore, our investments will be subject to the risks typically associated with real estate.

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The value of real estate may be adversely affected by a number of risks, including:

●	natural disasters such as hurricanes, earthquakes and floods;
●	acts of war or terrorism, including the consequences of terrorist attacks, such as those that occurred on September 11, 2001;
●	public health crises, pandemics and epidemics, such as those caused by new strains of viruses such as H5N1 (avian flu), severe acute respiratory syndrome (SARS) and, most recently, COVID-19;
●	adverse changes in national and local economic and real estate conditions;
●	an oversupply of (or a reduction in demand for) space in the areas where particular properties are located and the attractiveness of particular properties to prospective tenants;
●	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance therewith and the potential for liability under applicable laws;
●	costs of remediation and liabilities associated with environmental conditions affecting properties; and
●	the potential for uninsured or underinsured property losses.

The value of each property is affected significantly by its ability to generate cash flow and net income, which in turn depends on the amount of rental or other income that can be generated net of expenses required to be incurred with respect to the property. Many expenditures associated with properties (such as operating expenses and capital expenditures) cannot be reduced when there is a reduction in income from the properties. These factors may have a material adverse effect on the ability of our borrowers to pay their loans, as well as on the value that we can realize from assets we own or acquire.

In addition, our equity investments in commercial real estate will be subject to all of the risks associated with real estate described above.

The commercial real estate loans we invest in could be subject to delinquency, foreclosure and loss, which could result in losses to us.

Commercial real estate loans are secured by multifamily or commercial property and are subject to risks of delinquency and foreclosure. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Net operating income of an income-producing property can be affected by, among other things: tenant mix, success of tenant businesses, property management decisions, property location and condition, competition from comparable types of properties, changes in laws that increase operating expenses or limit rents that may be charged, any need to address environmental contamination at the property, the occurrence of any uninsured casualty at the property, changes in national, regional or local economic conditions and/or specific industry segments, declines in regional or local real estate values, declines in regional or local rental or occupancy rates, increases in interest rates, real estate tax rates and other operating expenses, changes in governmental rules, regulations and fiscal policies, including environmental legislation, natural disasters, terrorism, social unrest and civil disturbances.

In the event of any default under a mortgage loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on our cash flow from operations. We expect that many of the commercial real estate loans that we invest in will be fully or substantially non-recourse. In the event of a default by a borrower on a non-recourse loan, we will only have recourse to the underlying asset (including any escrowed funds and reserves) collateralizing the loan. If a borrower defaults on one of our commercial real estate loans and the underlying asset collateralizing the commercial real estate loan is insufficient to satisfy the outstanding balance of the commercial real estate loan, we may suffer a loss of principal or interest. In addition, even if we have recourse to a borrower’s assets, we may not have full recourse to such assets in the event of a borrower bankruptcy.

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Foreclosure of a mortgage loan can be an expensive and lengthy process that could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the mortgaged property at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. The resulting time delay could reduce the value of our investment in the defaulted mortgage loans, impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the mortgage loan.

Our investments in subordinated commercial real estate loans may be subject to losses.

We intend to acquire subordinated commercial real estate loans or loan participations. In the event a borrower defaults on a subordinated loan and lacks sufficient assets to satisfy our loan, we may suffer a loss of principal or interest. In the event a borrower declares bankruptcy, we may not have full recourse to the assets of the borrower, or the assets of the borrower may not be sufficient to satisfy the loan. If a borrower defaults on our loan or on debt senior to our loan, or in the event of a borrower bankruptcy, our loan will be satisfied only after the senior debt is paid in full. Where debt senior to our loan exists, the presence of intercreditor arrangements may limit our ability to amend our loan documents, assign our loans, accept prepayments, exercise our remedies through “standstill periods”, and control decisions made in bankruptcy proceedings relating to borrowers.

The mezzanine loans in which we may invest involve greater risks of loss than senior loans secured by the same properties.

We may invest in mezzanine loans that take the form of subordinated loans secured by a pledge of the ownership interests of either the entity owning the real property or an entity that owns (directly or indirectly) the interest in the entity owning the real property. These types of investments may involve a higher degree of risk than long-term senior mortgage lending secured by income-producing real property because in the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the real property and increasing the risk of loss of principal.

We may invest in CMBS, which are subject to several types of risks that may adversely impact our performance.

Commercial mortgage-backed securities (“CMBS”) are bonds that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, the mortgage-backed securities we may invest in are subject to all the risks of the underlying mortgage loans, including the risks of prepayment or default.

In a rising interest rate environment, the value of CMBS may be adversely affected when repayments on underlying mortgage loans do not occur as anticipated, resulting in the extension of the security’s effective maturity and the related increase in interest rate sensitivity of a longer-term instrument. The prices of lower credit quality securities are generally less sensitive to interest rate changes than more highly rated assets but more sensitive to adverse economic downturns or individual issuer developments. A projection of an economic downturn, for example, could cause a decline in the price of lower credit quality securities because the ability of obligors of mortgages underlying CMBS to make principal and interest payments or to refinance may be impaired. In this case, existing credit support in the securitization structure may be insufficient to protect us against loss of our principal on these securities. The value of CMBS also may change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the mortgage securities markets as a whole. In addition, CMBS are subject to the credit risk associated with the performance of the underlying mortgage properties.

CMBS are also subject to several risks created through the securitization process. Certain subordinate CMBS are paid interest-only to the extent that there are funds available to make payments. To the extent the collateral pool includes a large percentage of delinquent loans, there is a risk that interest payment on subordinate CMBS will not be fully paid. Subordinate securities of CMBS are also subject to greater risk than those CMBS that are more highly rated.

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We may invest in CDOs and such investments may involve significant risks.

We may invest in CDOs. CDOs are multiple class debt securities, or bonds, secured by pools of assets, such as mortgage-backed securities, B-Notes, mezzanine loans, REIT debt and credit default swaps. Like typical securities structures, in a CDO, the assets are pledged to a trustee for the benefit of the holders of the bonds. Like CMBS, CDOs are affected by payments, defaults, delinquencies and losses on the underlying commercial real estate loans. CDOs often have reinvestment periods that typically last for five years during which proceeds from the sale of a collateral asset may be invested in substitute collateral. Upon termination of the reinvestment period, the static pool functions very similarly to a CMBS securitization where repayment of principal allows for redemption of bonds sequentially. To the extent we invest in the equity securities of a CDO, we will be entitled to all of the income generated by the CDO after the CDO pays all of the interest due on the senior debt securities and its expenses. However, there will be little or no income or principal available to the CDO equity if defaults or losses on the underlying collateral exceed a certain amount. In that event, the value of our investment in any equity class of a CDO could decrease substantially. In addition, the equity securities of CDOs are generally illiquid and often must be held by a REIT and because they represent a leveraged investment in the CDO’s assets, the value of the equity securities will generally have greater fluctuations than the values of the underlying collateral.

Risks of cost overruns and non-completion of the construction or renovation of the properties underlying loans we make or acquire may materially adversely affect our investments.

The renovation, refurbishment or expansion by a borrower under a mortgaged or leveraged property involves risks of cost overruns and non-completion. Costs of construction or improvements to bring a property up to standards established for the market position intended for that property may exceed original estimates, possibly making a project uneconomical. Other risks may include environmental risks and construction, rehabilitation and subsequent leasing of the property not being completed on schedule. If such construction or renovation is not completed in a timely manner, or if it costs more than expected, the borrower may experience a prolonged impairment of net operating income and may not be able to make payments on our investment.

Investments in non-conforming or non-investment grade rated loans involve greater risk of loss.

Some of our investments may not conform to conventional loan standards applied by traditional lenders and either may not be rated or may be rated as non-investment grade by the rating agencies. The non-investment grade ratings for these assets typically result from the overall leverage of the loans, the lack of a strong operating history for the properties underlying the loans, the borrowers’ credit history, the properties’ underlying cash flow or other factors. As a result, these investments may have a higher risk of default and loss than investment grade rated assets. Any loss we incur may be significant and may reduce distributions to our shareholders and adversely affect the value of our common shares.

We have and may continue to invest in equity interests of other companies which may limit the control that our Manager has over the investments.

We have and may continue to take equity stakes in companies that own real estate or other real estate-related assets, subject to certain limitations related to our qualification as a REIT and to maintaining our exclusion under the Investment Company Act. In such situations, our Manager’s ability to control these equity investments may depend on our relative ownership stake in such investments. We may be a minority investor in some circumstances and our Manager’s ability to control the underlying assets of the entity may be limited. In addition, the entity and its other shareholders may have economic or business interests or goals that are inconsistent with our own, or may be in a position to take action contrary to our investment objective which could cause a material adverse effect on you and could cause the value of our stock to decline.

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The real estate-related equity securities in which we have and may continue to invest are subject to specific risks relating to the particular issuer of the securities and may be subject to the general risks of investing in subordinated real estate securities.

We have and may continue to invest in equity securities of real estate companies, subject to certain limitations related to our qualification as a REIT and to maintaining our exclusion under the Investment Company Act, which involves a higher degree of risk than debt securities due to a variety of factors, including that such investments may be subordinate to creditors and are not secured by the issuer’s property. Our investments in real estate-related equity securities will involve special risks relating to the particular issuer of the equity securities, including the financial condition and business outlook of the issuer. Issuers of real estate-related equity securities generally invest in real estate or real estate-related assets and are subject to the inherent risks associated with real estate, including risks relating to rising interest rates.

Investments that are not United States government insured involve a greater risk of loss.

We have and may continue to acquire uninsured loans and assets as part of our investment strategy. Such loans and assets may include mortgage loans, mezzanine loans and bridge loans. While holding such interests, we are subject to risks of borrower defaults, bankruptcies, fraud, losses and special hazard losses that are not covered by standard hazard insurance. In the event of any default under loans, we bear the risk of loss of principal and nonpayment of interest and fees to the extent of any deficiency between the value of the collateral and the principal amount of the loan. To the extent we suffer such losses with respect to our investments in such loans, the value of the Company and the value of our common shares may be adversely affected.

Adjustable rate mortgage loans may entail greater risks of default to lenders than fixed rate mortgage loans.

Adjustable rate mortgage loans may contribute to higher delinquency rates. Borrowers with adjustable rate mortgage loans may be exposed to increased monthly payments if the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, in effect during the initial period of the mortgage loan to the rate computed in accordance with the applicable index and margin. This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, after the initial fixed rate period, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans, which may make it more difficult for the borrowers to repay the loan or could increase the risk of default of their obligations under the loan.

Changes in interest rates and/or credit spreads could negatively affect the value of our investments, which could result in reduced earnings or losses and negatively affect the cash available for distribution to our shareholders.

We have and may continue to invest in fixed-rate debt investments with fixed distribution amounts. Under a normal yield curve, an investment in these instruments will decline in value if long-term interest rates increase or if credit spreads widen. We have and may also continue to invest in floating-rate debt investments, for which decreases in interest rates or narrowing of credit spreads will have a negative effect on value and interest income. Even though a loan or other debt investment may be performing in accordance with its loan agreement and the underlying collateral has not changed, the economic value of the loan may be negatively impacted by the incremental interest foregone from the changes in interest rates or credit spreads. Declines in market value may ultimately reduce earnings or result in losses to us, which may negatively affect cash available for distribution to our shareholders.

Prepayments can adversely affect the yields on our investments.

Prepayments on debt instruments, where permitted under the debt documents, are outside of our control and may adversely affect the yield and cash flow of our investments. A borrower’s election to prepay its obligations under a debt instrument may be influenced by changes in current interest rates and a variety of economic, geographic and other factors that cannot be accurately forecasted, and consequently, such prepayment rates cannot be predicted with certainty. If we are unable to invest the proceeds of such prepayments received, the yield on our portfolio will decline. In addition, we may acquire assets at a discount or premium and if the asset does not repay when expected, our anticipated yield may be impacted. Under certain interest rate and prepayment scenarios we may fail to recoup fully our cost of acquisition of certain investments.

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Commercial real estate equity investments will be subject to risks inherent in ownership of real estate.

Real estate cash flows and values are affected by a number of factors, including competition from other available properties and our ability to provide adequate property maintenance and insurance and to control operating costs. Real estate cash flows and values are also affected by such factors as government regulations (including zoning, usage and tax laws), interest rate levels, the availability of financing, property tax rates, utility expenses, potential liability under environmental and other laws and changes in environmental and other laws. Commercial real estate equity investments that we make will be subject to such risks.

Many of our investments are illiquid and we may not be able to vary our portfolio in response to changes in economic and other conditions.

The illiquidity of our target investments may make it difficult for us to sell such investments if the need or desire arises. The senior mortgage loans, subordinated loans, mezzanine loans, participations and other loans and investments we may purchase will be particularly illiquid investments due to their short life and the greater difficulty of recoupment in the event of a borrower’s default. In addition, some of the commercial real estate-related debt securities that we may purchase may be traded in private, unregistered transactions and may therefore be subject to restrictions on resale or otherwise have no established trading market. As a result, we expect many of our investments will be illiquid, and if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded our investments and our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited, which could adversely affect our results of operations and financial condition.

Declines in the market values of our investments may adversely affect periodic reported results of operations and credit availability, which may reduce earnings and, in turn, cash available for distribution to our shareholders.

Some of our assets will be classified for accounting purposes as “available-for-sale.” These investments are carried at estimated fair value and temporary changes in the market values of those assets will be directly charged or credited to shareholders’ equity without impacting net income on the income statement. Moreover, if we determine that a decline in the estimated fair value of an available-for-sale security falls below its amortized value and is not temporary, we will recognize a loss on that security on the income statement, which will reduce our earnings in the period recognized.

A decline in the market value of our assets may adversely affect us particularly in instances where we have borrowed money based on the market value of those assets. If the market value of those assets declines, the lender may require us to post additional collateral to support the loan. If we were unable to post the additional collateral, we may have to sell assets at a time when we might not otherwise choose to do so. A reduction in credit available may reduce our earnings and, in turn, cash available for distribution to shareholders.

Further, credit facility providers may require us to maintain a certain amount of cash reserves or to set aside unlevered assets sufficient to maintain a specified liquidity position, which would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on equity. In the event that we are unable to meet these contractual obligations, our financial condition could deteriorate rapidly.

Market values of our investments may decline for a number of reasons, such as changes in prevailing market rates, increases in defaults, increases in voluntary prepayments for those investments that we have that are subject to prepayment risk, widening of credit spreads and downgrades of ratings of the securities by ratings agencies.

Some of our portfolio investments will be carried at estimated fair value as determined by us and there may be uncertainty as to the value of these investments.

Some of our portfolio investments will be in the form of securities that are recorded at fair value but that have limited liquidity or are not publicly traded. The fair value of securities and other investments that have limited liquidity or are not publicly traded may not be readily determinable. We estimate the fair value of these investments on a quarterly basis. Because such valuations are inherently uncertain, may fluctuate over short periods of time and may be based on numerous estimates, our determinations of fair value may differ materially from the values that would have been used if a ready market for these securities existed. The value of our common shares could be adversely affected if our determinations regarding the fair value of these investments are materially higher than the values that we ultimately realize upon their disposal.

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If we overestimate the value or income-producing ability or incorrectly price the risks of our investments, we may experience losses.

Analysis of the value or income-producing ability of a commercial property is highly subjective and may be subject to error. Our Manager will value our potential investments based on yields and risks, taking into account estimated future losses on the commercial real estate loans and the mortgaged property included in the securitization’s pools or select commercial real estate equity investments, and the estimated impact of these losses on expected future cash flows and returns. In the event that we underestimate the risks relative to the price we pay for a particular investment, we may experience losses with respect to such investment.

A prolonged economic slowdown, a lengthy or severe recession or declining real estate values could harm our operations.

Many of our investments may be susceptible to economic slowdowns or recessions, which could lead to financial losses in our investments and a decrease in revenues, net income and assets. An economic slowdown or recession, in addition to other non-economic factors such as an excess supply of properties, could have a material negative impact on the values of commercial real estate. Declining real estate values will likely reduce our ability to acquire new real estate assets, since borrowers often use increases in the value of their existing properties to support the purchase or investment in additional properties. Borrowers may also be less able to pay principal and interest on our loans if the real estate economy weakens. Further, declining real estate values significantly increase the likelihood that we will incur losses on our loans in the event of default because the value of our collateral may be insufficient to cover our cost on the loan. Any sustained period of increased payment delinquencies, foreclosures or losses could adversely affect both our net interest income from loans in our portfolio as well as our ability to sell and securitize loans, which would significantly harm our revenues, results of operations, financial condition, business prospects and our ability to make distributions to you.

Terrorist attacks and other acts of violence or war may affect the value of our common shares and underlying investments.

Terrorist attacks may harm the value of our underlying investments and our common shares. We cannot assure you that there will not be further terrorist attacks against the United States or U.S. businesses. These attacks or armed conflicts may directly impact the property underlying our investments. More generally, any of these events could cause consumer confidence and spending to decrease or result in increased volatility in the United States and worldwide financial markets and economies. These and other types of adverse economic conditions could harm the value of the property underlying our investments or the securities markets in general which could harm our investment returns and may adversely affect our ability to make distributions.

Insurance may not cover all losses on the properties that underlie our investments.

We have and may continue to purchase mortgages on properties that have comprehensive insurance covering the mortgaged property, including liability, fire and extended coverage. However, there are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods and hurricanes that may be uninsurable or not economically insurable. For example, some properties may not have terrorism insurance if it is deemed commercially unreasonable. Inflation, changes in building codes and ordinances, environmental considerations, and other factors also might make it infeasible to use insurance proceeds to replace a property if it is damaged or destroyed. Under such circumstances, the insurance proceeds, if any, might not be adequate to restore the economic value of the property, which might impair our security and decrease the value of the property.

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With respect to mortgaged properties, options and other purchase rights may adversely affect the value of our investments.

A borrower under certain mortgage loans may give its tenants or another person a right of first refusal or an option to purchase all or a portion of the related mortgaged property. These rights may impede the lender’s ability to sell the related mortgaged property at foreclosure or may adversely affect the value or marketability of the property.

The leases on the properties underlying our investments may not be renewed on favorable terms.

The properties underlying our investments could be negatively impacted by the deteriorating economic conditions and weaker rental markets. Upon expiration or earlier termination of leases on these properties, the space may not be relet or, if relet, the terms of the renewal or reletting (including the cost of required renovations or concessions to tenants) may be less favorable than current lease terms. In addition, the poor economic conditions may reduce tenants’ ability to make rent payments under their leases. Any of these situations may result in extended periods where there is a significant decline in revenues or no revenues generated by these properties. Additionally, if market rental rates are reduced, property-level cash flows would likely be negatively affected as existing leases renew at lower rates. If the leases for these properties cannot be renewed for all or substantially all of the space at these properties, or if the rental rates upon such renewal or reletting are significantly lower than expected, the value of our investments may be adversely affected.

Properties that have vacancies for a significant period of time could be difficult to sell, which could diminish the return on investment.

A property may incur vacancies either by the continued default of a tenant under its lease, the expiration of a tenant lease or early termination of a lease by a tenant. If vacancies continue for a long period of time, the property may generate lower than expected revenues, resulting in less cash available for distributions. In addition, because a property’s market value depends principally upon the value of the property’s leases, the resale value of a property with prolonged vacancies could decline, which could further diminish the return on investment.

A borrower’s form of entity may cause special risks or hinder our recovery.

Since most of the borrowers for our commercial real estate loan investments are legal entities rather than individuals, our risk of loss may be greater than those of mortgage loans made to individuals. Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally require that the borrowers covenant to be single-purpose entities, although in some instances the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as “single-purpose entities.” Borrowers’ organizational documents or the terms of the mortgage loans may limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers’ ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not single-purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be (i) operating entities with a business distinct from the operation of the mortgaged property with the associated liabilities and risks of operating an ongoing business or (ii) individuals that have personal liabilities unrelated to the property.

Hedging against interest rate exposure may adversely affect our earnings, limit our gains or result in losses, which could adversely affect cash available for distribution to our shareholders.

We may enter into interest rate swap agreements or pursue other interest rate hedging strategies. Our hedging activity will vary in scope based on the level of interest rates, the type of portfolio investments held, and other changing market conditions. Interest rate hedging may fail to protect or could adversely affect us because, among other things:

●	interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;
●	available interest rate hedging may not correspond directly with the interest rate risk for which protection is sought;
●	the duration of the hedge may not match the duration of the related liability or asset;
●	our hedging opportunities may be limited by the treatment of income from hedging transactions under the rules determining REIT qualification;

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●	the credit quality of the party owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction;
●	the party owing money in the hedging transaction may default on its obligation to pay; and
●	we may purchase a hedge that turns out not to be necessary, i.e., a hedge that is out of the money.

Any hedging activity we engage in may adversely affect our earnings, which could adversely affect cash available for distribution to our shareholders. Therefore, while we may enter into such transactions to seek to reduce interest rate risks, unanticipated changes in interest rates may result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged or liabilities being hedged may vary materially. Moreover, for a variety of reasons, we may not seek to establish a perfect correlation between such hedging instruments and the portfolio holdings being hedged. Any such imperfect correlation may prevent us from achieving the intended hedge and expose us to risk of loss.

Our use of certain hedging techniques may expose us to counterparty risks.

If a swap counterparty under an interest rate swap agreement that we intend to enter into as part of our hedging strategy cannot perform under the terms of the interest rate swap, we may not receive payments due under that agreement, and thus, we may lose any unrealized gain associated with the interest rate swap. The hedged liability could cease to be hedged by the interest rate swap. Additionally, we may also risk the loss of any collateral we have pledged to secure our obligations under the interest rate swap if the counterparty becomes insolvent or files for bankruptcy. Similarly, if an interest rate cap counterparty fails to perform under the terms of the interest rate cap agreement, in addition to not receiving payments due under that agreement that would off-set our interest expense, we could also incur a loss for all remaining unamortized premium paid for that security.

Complying with REIT requirements may limit our ability to hedge effectively.

The REIT provisions of the Code may limit our ability to hedge our assets, operations and liabilities. Under these provisions, any income that we generate from transactions intended to hedge our interest rate, inflation and/or currency risks will be excluded from gross income for purposes of the REIT 75% and 95% gross income tests if the instrument hedges (1) interest rate risk on liabilities incurred to carry or acquire real estate or (2) risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the REIT 75% or 95% gross income tests, and such instrument is properly identified under applicable Department of Treasury regulations. Income from hedging transactions that do not meet these requirements will generally constitute nonqualifying income for purposes of both the REIT 75% and 95% gross income tests. As a result of these rules, we may have to limit our use of hedging techniques that might otherwise be advantageous, or implement the hedges through a taxable REIT subsidiary (“TRS”). This could increase the cost of our hedging activities because our TRS would be subject to tax on income or gains resulting from hedges entered into by it or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear. In addition, losses in our TRSs will generally not provide any tax benefit, except for being carried forward for use against future taxable income in the TRSs. Any limitation on hedging could result in greater risks associated with interest rate or other changes than we would otherwise incur.

We may elect not to qualify for hedge accounting treatment.

If we choose to use derivative and hedge transactions and instruments in the future, we will record them in accordance with Accounting Standards Codification 815. If we elect not to qualify for hedge accounting treatment, our operating results may be more volatile or suffer because losses on the derivatives that we enter into may not be offset by a change in the fair value of the related hedged transaction, depending on other accounting policy elections we make.

We are exposed to environmental liabilities with respect to properties to which we take title.

In the course of our business, we may take title to real estate, and, if we do take title, we could be subject to environmental liabilities with respect to these properties. In such a circumstance, we may be held liable to a governmental entity or to third parties for property damage, personal injury, and investigation and clean-up costs incurred by these parties in connection with environmental contamination, or may be required to investigate or clean up hazardous or toxic substances, or chemical releases, at a property. The costs associated with investigation or remediation activities could be substantial. If we ever become subject to significant environmental liabilities, our business, financial condition, liquidity and results of operations could be materially and adversely affected.

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Our strategy involves leverage, which may cause substantial loss.

We do not expect to use leverage at the portfolio level, but we have used, and may continue to use, asset-level leverage, which, in the aggregate across the portfolio, we do not expect to exceed 75% of the cost (before deducting depreciation or other non-cash reserves) of our total assets, capital expenditures and closing costs. By incurring this leverage, we could enhance our returns. Nevertheless, this leverage, which is fundamental to our investment strategy, also creates significant risks.

Because of our leverage, we may incur substantial losses if our borrowing costs increase. Our borrowing costs may increase for any of the following reasons:

●	short-term interest rate increases;
●	the market value of our securities decreases;
●	interest rate volatility increases; or
●	the availability of financing in the market decreases.

We may enter into financing facilities that contain covenants that restrict our operations and inhibit our ability to grow our business and increase revenues.

We may enter into financing facilities that contain restrictions, covenants, and representations and warranties that, among other things, could require us to satisfy specified financial, asset quality, loan eligibility and loan performance tests. If we fail to meet or satisfy any of these covenants or representations and warranties, we would be in default under these agreements and our lenders could elect to declare all amounts outstanding under the agreements to be immediately due and payable, enforce their respective interests against collateral pledged under such agreements and restrict our ability to make additional borrowings. We also may enter into financing agreements that contain cross-default provisions, such that if a default occurs under any one agreement, the lenders under our other agreements could also declare a default. Covenants and restrictions in future financing facilities may restrict our ability to, among other things:

●	incur or guarantee additional debt;
●	make certain investments or acquisitions;
●	make distributions on common shares;
●	repurchase common shares pursuant to our share repurchase program;
●	engage in mergers or consolidations;
●	finance mortgage loans with certain attributes;
●	reduce liquidity below certain levels;
●	grant liens;
●	incur operating losses for more than a specified period;
●	enter into transactions with affiliates; and
●	hold mortgage loans for longer than established time periods.

Such restrictions could interfere with our ability to obtain financing, including the financing needed to maintain our qualification as a REIT, or to engage in other business activities, which may significantly harm our business, financial condition, liquidity and results of operations. A default and resulting repayment acceleration could significantly reduce our liquidity, which could require us to sell our assets to repay amounts due and outstanding. This could also significantly harm our business, financial condition, results of operations, and our ability to make distributions. A default could also significantly limit our financing alternatives such that we could be unable to pursue our leverage strategy, which could curtail our investment returns.

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If the counterparty to a repurchase transaction defaulted on its obligation to resell the underlying security back to us at the end of the transaction term, or if the value of the underlying security declined as of the end of that term or if we defaulted on our obligations under a repurchase agreement, we would lose money on a repurchase transaction.

If we engage in a repurchase transaction, we would generally sell securities to the transaction counterparty and receive cash from the counterparty. Under these circumstances, the counterparty would be obligated to resell the securities back to us at the end of the term of the transaction, which is typically 30 to 90 days. Because the cash we received from the counterparty when we initially sold the securities to the counterparty was less than the value of those securities (this difference is referred to as the haircut), if the counterparty defaulted on its obligation to resell the securities back to us we would incur a loss on the transaction equal to the amount of the haircut (assuming there was no change in the value of the securities).

We would also lose money on a repurchase transaction if the value of the underlying securities declined as of the end of the transaction term, as we would have to repurchase the securities for their initial value but would receive securities worth less than that amount. Any losses we would incur on our repurchase transactions could adversely affect our earnings, and thus our cash available for distribution to you. If we defaulted on one of our obligations under a repurchase transaction, the counterparty could terminate the transaction and cease entering into any other repurchase transactions with us. In that case, we may need to establish a replacement repurchase facility with another repurchase dealer. There is no assurance we would be able to establish a suitable replacement facility.

Our rights under a repurchase agreement would be subject to the effects of the bankruptcy laws in the event of the bankruptcy or insolvency of us or our lenders under a repurchase agreement.

In the event of our insolvency or bankruptcy, certain repurchase agreements, if any, may qualify for special treatment under the U.S. Bankruptcy Code, the effect of which, among other things, would be to allow the lender under the applicable repurchase agreement to avoid the automatic stay provisions of the U.S. Bankruptcy Code and to foreclose on the collateral agreement without delay. In the event of the insolvency or bankruptcy of a lender during the term of a repurchase agreement, the lender may be permitted, under applicable insolvency laws, to repudiate the contract, and our claim against the lender for damages may be treated simply as an unsecured creditor. In addition, if the lender is a broker or dealer subject to the Securities Investor Protection Act of 1970, or an insured depository institution subject to the Federal Deposit Insurance Act, our ability to exercise our rights to recover our securities under a repurchase agreement or to be compensated for any damages resulting from the lender’s insolvency may be further limited by those statutes. These claims would be subject to significant delay and, if and when received, may be substantially less than the damages we actually incur.

To the extent we acquire retail properties, our revenue will be significantly impacted by the success and economic viability of our retail anchor tenants. Our reliance on a single tenant or significant tenants in certain buildings may decrease our ability to lease vacated space and adversely affect the returns on our shareholders’ investment.

In the retail sector, a tenant occupying all or a large portion of the gross leasable area of a retail center, commonly referred to as an anchor tenant, may become insolvent, may suffer a downturn in business and default on or terminate its lease, or may decide not to renew its lease. Any of these events would result in a reduction or cessation in rental payments to us from that tenant and would adversely affect our financial condition. A lease termination by an anchor tenant could result in lease terminations or reductions in rent by other tenants whose leases may permit cancellation or rent reduction if an anchor tenant’s lease is terminated. In such event, we may be unable to re-lease the vacated space. Similarly, the leases of some anchor tenants may permit the anchor tenant to transfer its lease to another retailer. The transfer to a new anchor tenant could cause customer traffic in the retail center to decrease and thereby reduce the income generated by that retail center. A lease transfer to a new anchor tenant could also allow other tenants, under the terms of their respective leases, to make reduced rental payments or to terminate their leases. In the event that we are unable to re-lease the vacated space to a new anchor tenant, we may incur additional expenses in order to renovate and subdivide the space to be able to re-lease the space to more than one tenant.

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The actual rents we receive for the properties in our portfolio may be less than estimated market rents, and we may experience a decline in realized rental rates from time to time, which could adversely affect our financial condition, results of operations and cash flow.

As a result of potential factors, including competitive pricing pressure in our markets, a general economic downturn and the desirability of our properties compared to other properties in our markets, we may be unable to realize our estimated market rents across the properties in our portfolio. Depending on market rental rates at any given time as compared to expiring leases in our portfolio, from time to time rental rates for expiring leases may be higher than starting rental rates for new leases. If we are unable to obtain sufficient rental rates across our portfolio, then our ability to generate cash flow growth will be negatively impacted.

Our participation in a co-ownership arrangement could subject us to risks that otherwise may not be present in other real estate investments, which could result in litigation or other potential liabilities that could increase our costs and negatively affect our results of operations.

We have entered, and may continue to enter, into co-ownership arrangements with respect to properties. Co-ownership arrangements involve risks generally not otherwise present with an investment in real estate and could result in litigation or other potential liabilities, such as the following:

●	the risk that a co-owner may at any time have economic or business interests or goals that are or become inconsistent with our business interests or goals;
●	the risk that third parties involved in the transaction may also be managed by, and pay fees to, our Manager or affiliates, and such fees may incentivize our Manager to recommend such investments to us;
●	the risk that a co-owner may be in a position to take action contrary to our instructions or requests or our policies or objectives or status as a REIT;
●	the possibility that an individual co-owner might become insolvent or bankrupt, or otherwise default under any mortgage loan financing documents applicable to the property, which may constitute an event of default under all of the applicable mortgage loan financing documents, result in a foreclosure and the loss of all or a substantial portion of the investment made by the co-owner, or allow the bankruptcy court to reject the agreements entered into by the co-owners owning interests in the property;
●	the possibility that a co-owner might not have adequate liquid assets to make cash advances that may be required in order to fund operations, maintenance and other expenses related to the property, which could result in the loss of current or prospective tenants and otherwise adversely affect the operation and maintenance of the property, could cause a default under any mortgage loan financing documents applicable to the property and result in late charges, penalties and interest, and could lead to the exercise of foreclosure and other remedies by the lender;
●	the risk that a co-owner could breach agreements related to the property, which may cause a default under, and possibly result in personal liability in connection with, any mortgage loan financing documents applicable to the property, violate applicable securities laws, result in a foreclosure or otherwise adversely affect the property and the co-ownership arrangement;
●	the risk that we could have limited control and rights, with management decisions made entirely by a third party; and
●	the possibility that we will not have the right to sell the property at a time that otherwise could result in the property being sold for its maximum value.

In the event that our interests become adverse to those of the other co-owners, we may not have the contractual right to purchase the co-ownership interests from the other co-owners. Even if we are given the opportunity to purchase such co-ownership interests in the future, we cannot guarantee that we will have sufficient funds available at the time to purchase co-ownership interests from the co-owners.

We might want to sell our co-ownership interests in a given property at a time when the other co-owners in such property do not desire to sell their interests. Therefore, because we anticipate that it will be much more difficult to find a willing buyer for our co-ownership interests in a property than it would be to find a buyer for a property we owned outright, we may not be able to sell our co-ownership interest in a property at the time we would like to sell.

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Actions of any joint venture partners that we currently have or may have in the future could reduce the returns on joint venture investments and decrease our shareholders’ overall return.

We have entered, and may continue to enter, into joint ventures to acquire properties and other assets. We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements. Such investments may involve risks not otherwise present with other methods of investment, including, for example, the following risks:

●	that our co-venturer, co-tenant or partner in an investment could become insolvent or bankrupt;
●	that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals;
●	that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives; or
●	that disputes between us and our co-venturer, co-tenant or partner may result in litigation or arbitration that would increase our expenses and prevent our Manager’s officers from focusing their time and effort on our operations.

Any of the above might subject a property to liabilities in excess of those contemplated and thus reduce our returns on that investment and the value of your investment.

Costs imposed pursuant to governmental laws and regulations may reduce our net income and the cash available for distributions to our shareholders.

Real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to protection of the environment and human health. We could be subject to liability in the form of fines, penalties or damages for noncompliance with these laws and regulations. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, the remediation of contamination associated with the release or disposal of solid and hazardous materials, the presence of toxic building materials and other health and safety-related concerns.

Some of these laws and regulations may impose joint and several liability on the tenants, owners or operators of real property for the costs to investigate or remediate contaminated properties, regardless of fault, whether the contamination occurred prior to purchase, or whether the acts causing the contamination were legal. Activities of our tenants, the condition of properties at the time we buy them, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our properties.

The presence of hazardous substances, or the failure to properly manage or remediate these substances, may hinder our ability to sell, rent or pledge such property as collateral for future borrowings. Any material expenditures, fines, penalties or damages we must pay will reduce our ability to make distributions and may reduce the value of your investment.

The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property or of paying personal injury or other damage claims could reduce the amounts available for distribution to our shareholders.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous real property owner or operator may be liable for the cost of removing or remediating hazardous or toxic substances on, under or in such property. These costs could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose liens on property or restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us from entering into leases with prospective tenants that may be impacted by such laws. Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for the release of and exposure to hazardous substances, including asbestos-containing materials and lead-based paint. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances and governments may seek recovery for natural resource damage. The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury, property damage or natural resource damage claims could reduce the amounts available for distribution to you.

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We continue to expect that all of our properties will be subject to Phase I environmental assessments at the time they are acquired; however, such assessments may not provide complete environmental histories due, for example, to limited available information about prior operations at the properties or other gaps in information at the time we acquire the property. A Phase I environmental assessment is an initial environmental investigation to identify potential environmental liabilities associated with the current and past uses of a given property. If any of our properties were found to contain hazardous or toxic substances after our acquisition, the value of our investment could decrease below the amount paid for such investment. In addition, real estate-related investments in which we invest may be secured by properties with recognized environmental conditions. Where we are secured creditors, we will attempt to acquire contractual agreements, including environmental indemnities, that protect us from losses arising out of environmental problems in the event the property is transferred by foreclosure or bankruptcy; however, no assurances can be given that such indemnities would fully protect us from responsibility for costs associated with addressing any environmental problems related to such properties.

Costs associated with complying with the Americans with Disabilities Act may decrease cash available for distributions.

Our properties may be subject to the Americans with Disabilities Act of 1990, as amended (the “ADA”). Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The ADA’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. Any funds used for ADA compliance will reduce our net income and the amount of cash available for distributions to you.

Federal Income Tax Risks

Failure to maintain our qualification as a REIT would cause us to be taxed as a regular corporation, which would substantially reduce funds available for distributions to our shareholders.

We believe that our organization, prior and proposed ownership, and method of operation have enabled and will enable us to meet the requirements for qualification and taxation as a REIT. However, we cannot assure you that we will maintain our qualification. This is because qualification as a REIT involves the application of highly technical and complex provisions of the Code as to which there are only limited judicial and administrative interpretations and involves the determination of facts and circumstances not entirely within our control. Future legislation, new regulations, administrative interpretations or court decisions may significantly change the tax laws or the application of the tax laws with respect to qualification as a REIT or the U.S. federal income tax consequences of such qualification.

If we fail to maintain our qualification as a REIT in any taxable year, we will face serious tax consequences that will substantially reduce the funds available for distributions to our shareholders because:

●	we would not be allowed a deduction for distributions paid to shareholders in computing our taxable income and would be subject to U.S. federal income tax at regular corporate rates;
●	we could be subject to U.S. federal alternative minimum tax (for taxable years beginning on or before December 31, 2017) and increased state and local taxes; and
●	unless we are entitled to relief under certain U.S. federal income tax laws, we would generally be disqualified from treatment as a REIT for four taxable years after the year in which we failed to maintain our qualification as a REIT.

In addition, if we fail to maintain our qualification as a REIT, we will no longer be required to make distributions. As a result of all these factors, our failure to maintain our qualification as a REIT could impair our ability to expand our business and raise capital, and it would adversely affect the value of our common shares. See “U.S. Federal Income Tax Considerations” for a discussion of material U.S. federal income tax consequences relating to us and our common shares.

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Though we qualify as a REIT, we may owe other taxes that will reduce our cash flows.

Though we qualify for taxation as a REIT, we may be subject to certain U.S. federal, state and local taxes on our income and assets, on taxable income that we do not distribute to our shareholders, on net income from certain “prohibited transactions,” and on income from some activities conducted as a result of a foreclosure, and state or local income, property and transfer taxes. For example, to the extent we satisfy the 90% distribution requirement but distribute less than 100% of our REIT taxable income, we will be subject to U.S. federal corporate income tax on our undistributed taxable income. We also will be subject to a 4% nondeductible excise tax if the actual amount that we distribute to our shareholders in a calendar year is less than a minimum amount specified under the Code. As another example, we are subject to a 100% “prohibited transaction” tax on any gain from a sale of property that is characterized as held for sale, rather than investment, for U.S. federal income tax purposes, unless we comply with a statutory safe harbor or earn the gain through a TRS. Further, any TRS that we establish will be subject to regular corporate U.S. federal, state and local taxes. Any of these taxes would decrease cash available for distribution to shareholders.

If we were considered to actually or constructively pay a “preferential dividend” to certain of our shareholders, our status as a REIT could be adversely affected.

As stated above, in order to maintain our qualification as a REIT, we must distribute as dividends to our shareholders at least 90% of our annual REIT taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains. Historically, in order for dividends to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the dividends could not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is pro rata among all outstanding shares of stock within a particular class and in accordance with the preferences among different classes of stock as set forth in a REIT’s organizational documents. On December 18, 2015, Congress passed the Protecting Americans from Tax Hikes Act of 2015, which is commonly referred to as the PATH Act. The PATH Act repealed the set of rules prohibiting preferential dividends, but only with respect to REITs that file annual and periodic reports with the SEC under the Exchange Act. We do not expect to become subject to the reporting requirements of the Exchange Act; however, if we do, we will become a reporting company under the Exchange Act, and the preferential dividend rule will be inapplicable to us. However, if we do not become subject to and comply with the reporting requirements under the Exchange Act, we will not be exempt from the preferential dividend rule. We expect to remain exempt from those requirements as long as we do not sell shares to at least 2,000 shareholders or more than 500 shareholders who are not accredited investors. We intend to make dividends pro rata by class as disclosed under “Description of Our Common Shares – Distributions.” Nevertheless, if the IRS were to take the position that we paid a preferential dividend while we were subject to the preferential dividend rule, such dividends would not qualify for the dividends paid deduction, we may be deemed to have failed the 90% distribution test, and our status as a REIT could be terminated for the year in which such determination is made.

REIT distribution requirements could adversely affect our liquidity and may force us to borrow funds during unfavorable market conditions.

In order to maintain our REIT status and to meet the REIT distribution requirements, we may need to borrow funds on a short-term basis or sell assets, even if the then-prevailing market conditions are not favorable for these borrowings or sales. In addition, we may need to reserve cash (including proceeds from this offering) to satisfy our REIT distribution requirements, even though there are attractive investment opportunities that may be available. To maintain our qualification as a REIT, we generally must distribute to our shareholders at least 90% of our REIT taxable income each year, computed without regard to the dividends paid deduction and excluding net capital gains. In addition, we will be subject to corporate income tax to the extent we distribute less than 100% of our REIT taxable income, as adjusted. We intend to make distributions to our shareholders to comply with the requirements of the Code for REITs and to minimize or eliminate our corporate income tax obligation to the extent consistent with our business objectives. Our cash flows from operations may be insufficient to fund required distributions, for example as a result of differences in timing between the actual receipt of income and the recognition of income for U.S. federal income tax purposes, the effect of non-deductible capital expenditures, the creation of reserves or required debt service or amortization payments. We generally are required to accrue income from mortgage loans, mortgage backed securities, and other types of debt instruments currently over the term of the asset, even if we do not receive the cash payments corresponding to such income until later periods. Thus, all or a part of the anticipated increase in yield on the loans we hold that are attributable to deferred interest, exit fees and/or equity participation features generally must be accrued currently notwithstanding that the corresponding cash payment is deferred or uncertain. The insufficiency of our cash flows to cover our distribution requirements could have an adverse impact on our ability to raise short- and long-term debt or sell equity securities in order to fund distributions required to maintain our REIT status. In addition, we will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions paid by us in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years. To address and/or mitigate some of these issues, we may make taxable distributions that are in part paid in cash and in part paid in our common shares. In such cases our shareholders may have tax liabilities from such distributions in excess of the cash they receive. It also is possible the taxable share distribution will not count towards our distribution requirement, in which case adverse consequences could apply.

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We intend to distribute our REIT taxable income to our shareholders in a manner intended to satisfy the 90% distribution requirement and to avoid both corporate income tax and the 4% nondeductible excise tax. However, there is no requirement that TRSs distribute their after-tax net income to their parent REIT or their shareholders. Our taxable income may substantially exceed our net income as determined in accordance with GAAP because, for example, realized capital losses will be deducted in determining our GAAP net income, but may not be deductible in computing our taxable income. In addition, we may invest in assets that generate taxable income in excess of economic income or in advance of the corresponding cash flow from the assets. To the extent that we generate such non-cash taxable income in a taxable year, we may incur corporate income tax and the 4% nondeductible excise tax on that income if we do not distribute such income to our shareholders in that year. As a result of the foregoing, we may generate less cash flow than taxable income in a particular year. In that event, we may be required to use cash reserves, incur debt, or liquidate non-cash assets at rates or at times that we regard as unfavorable to satisfy the distribution requirement and to avoid corporate income tax and the 4% nondeductible excise tax in that year.

If we fail to invest a sufficient amount of the net proceeds from selling our common shares in real estate assets within one year from the receipt of the proceeds, we could fail to maintain our qualification as a REIT.

Temporary investment of the net proceeds from sales of our common shares in short-term securities and income from such investment generally will allow us to satisfy various REIT income and asset requirements, but only during the one-year period beginning on the date we receive the net proceeds. If we are unable to invest a sufficient amount of the net proceeds from sales of our common shares in qualifying real estate assets within such one-year period, we could fail to satisfy one or more of the gross income or asset tests and/or we could be limited to investing all or a portion of any remaining funds in cash or cash equivalents. If we fail to satisfy any such income or asset test, unless we are entitled to relief under certain provisions of the Code, we could fail to maintain our qualification as a REIT. See “U.S. Federal Income Tax Considerations.”

If we form a TRS, our overall tax liability could increase.

Any TRS we form will be subject to U.S. federal, state and local income tax on its taxable income. Accordingly, although our ownership of any TRSs may allow us to participate in the operating income from certain activities that we could not participate in without violating the REIT income tests requirements of the Code or incurring the 100% tax on gains from prohibited transactions, the TRS through which we earn such operating income or gain will be fully subject to corporate income tax. The after-tax net income of any TRS would be available for distribution to us; however, any dividends received by us from our domestic TRSs will only be qualifying income for the 95% REIT income test, not the 75% REIT income test. If we have any non-U.S. TRSs, then they may be subject to tax in jurisdictions where they operate and under special rules dealing with foreign subsidiaries, and they may generate income that is nonqualifying for either of the REIT income tests.

Although our use of TRSs may partially mitigate the impact of meeting certain requirements necessary to maintain our qualification as a REIT, there are limits on our ability to own and engage in transactions with TRSs, and a failure to comply with the limits would jeopardize our REIT qualification and may result in the application of a 100% excise tax.

A REIT may own up to 100% of the stock or securities of one or more TRSs. A TRS may hold assets and earn income that would not be qualifying assets or income if held or earned directly by a REIT. A TRS also may sell assets without incurring the 100% tax on prohibited transactions. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs. In addition, the rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. The rules also impose a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm’s length basis (for example if we charged our TRS interest in excess of an arm’s length rate). We may jointly elect with one or more subsidiaries for those subsidiaries to be treated as TRSs for U.S. federal income tax purposes. These TRSs will pay U.S. federal, state and local income tax on their taxable income, and their after-tax net income will be available for distribution to us but is not required to be distributed to us. We will monitor the value of our respective investments in any TRSs we may form for the purpose of ensuring compliance with TRS ownership limitations and intend to structure our transactions with any such TRSs on terms that we believe are arm’s length to avoid incurring the 100% excise tax described above. There can be no assurance, however, that we will be able to comply with the 20% TRS limitation or to avoid application of the 100% excise tax.

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Dividends payable by REITs generally are subject to a higher tax rate than regular corporate dividends under current law.

Under current law, the maximum U.S. federal income tax rate for certain qualified dividends payable to U.S. shareholders that are individuals, trusts and estates generally is 20%. Dividends payable by REITs, however, are generally subject to a higher tax rate when paid to such shareholders (but under the Tax Act (as defined below), U.S. shareholders that are individuals, trusts and estates may generally deduct 20% of ordinary dividends from a REIT for taxable years beginning after December 31, 2017, and before January 1, 2016). The more favorable rates applicable to regular corporate dividends under current law could cause investors who are individuals, trusts and estates or are otherwise sensitive to these lower rates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the stock of REITs, including our common shares.

Complying with REIT requirements may cause us to forego otherwise attractive opportunities or to liquidate otherwise attractive investments.

To maintain our qualification as a REIT, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our shareholders and the ownership of our shares. We may be required to make distributions to our shareholders at disadvantageous times or when we do not have funds readily available for distribution. Thus, compliance with the REIT requirements may, for instance, hinder our ability to make certain otherwise attractive investments or undertake other activities that might otherwise be beneficial to us and our shareholders, or may require us to borrow or liquidate investments in unfavorable market conditions and, therefore, may hinder our investment performance. As a REIT, at the end of each calendar quarter, at least 75% of the value of our assets must consist of cash, cash items, U.S. Government securities and qualified “real estate assets.” The remainder of our investments in securities (other than cash, cash items, U.S. Government securities, securities issued by a TRS and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our total assets (other than cash, cash items, U.S. Government securities, securities issued by a TRS and qualified real estate assets) can consist of the securities of any one issuer, and no more than 20% of the value of our total securities can be represented by securities of one or more TRSs. After meeting these requirements at the close of a calendar quarter, if we fail to comply with these requirements at the end of any subsequent calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification. As a result, we may be required to liquidate from our portfolio or forego otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our shareholders.

You may be restricted from acquiring, transferring or being approved for repurchase of certain amounts of our common shares.

In order to maintain our REIT qualification, among other requirements, no more than 50% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals, as defined in the Code to include certain kinds of entities, during the last half of any taxable year, other than the first year for which a REIT election is made. To assist us in qualifying as a REIT, our LLC Agreement contains an aggregate share ownership limit and a common shares ownership limit. Generally, any of our shares owned by affiliated owners will be added together for purposes of the aggregate share ownership limit, and any common shares owned by affiliated owners will be added together for purposes of the common shares ownership limit.

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If anyone attempts to transfer or own shares in a way that would violate the aggregate share ownership limit or the common shares ownership limit (or would prevent us from continuing to qualify as a REIT), unless such ownership limits have been waived by our Manager, those shares instead will be deemed transferred to a trust for the benefit of a charitable beneficiary and will be either repurchased by us or sold to a person whose ownership of the shares will not violate the aggregate share ownership limit or the common shares ownership limit and will not prevent us from qualifying as a REIT. If this transfer to a trust fails to prevent such a violation or our disqualification as a REIT, then the initial intended transfer or ownership will be null and void from the outset. Anyone who acquires or owns shares in violation of the aggregate share ownership limit or the common shares ownership limit, unless such ownership limit or limits have been waived by our Manager, or the other restrictions on transfer or ownership in our LLC Agreement, bears the risk of a financial loss when the shares are repurchased or sold, if the NAV of our shares falls between the date of purchase and the date of repurchase or sale.

Our limits on ownership of our shares also may require us to decline share repurchase requests that would cause other shareholders to exceed such ownership limits. In addition, in order to comply with certain of the distribution requirements applicable to REITs we will decline to honor any repurchase request that we believe is a “dividend equivalent” repurchase, as discussed in “U.S. Federal Income Tax Considerations — Taxation of Taxable U.S. Shareholders — Repurchases of Common Shares.”

The failure of a mezzanine loan to qualify as a real estate asset could adversely affect our ability to maintain our qualification as a REIT.

We may acquire mezzanine loans, for which the IRS has provided a safe harbor but not rules of substantive law. Pursuant to the safe harbor, if a mezzanine loan meets certain requirements, it will be treated by the IRS as a real estate asset for purposes of the REIT asset tests, and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the REIT 75% income test. To the extent that any of our mezzanine loans do not meet all of the requirements for reliance on the safe harbor, such loans may not be real estate assets and could adversely affect our REIT status.

We intend to make certain other investments through subsidiaries (with rights to receive preferred economic returns) and may invest in “kickers” with respect to certain investments that we determine to hold outside of a TRS. The character of such investments for REIT purposes may depend on the assets and operations of the issuer, which we generally will not control. Thus, no assurance can be given that any such issuer will not operate in a manner that causes us to fail an income or asset test requirement. In addition, the proper treatment of certain investments, including investments through subsidiaries (with rights to receive preferred economic returns) and “kickers,” for U.S. federal income tax purposes is unclear. If the IRS were to successfully challenge our characterization of an investment, it could adversely affect our REIT status.

The ability of our Manager to revoke our REIT qualification without shareholder approval may cause adverse consequences to our shareholders.

Our LLC Agreement provides that our Manager may revoke or otherwise terminate our REIT election, without the approval of our shareholders, if it determines that it is no longer in our best interest to continue to qualify as a REIT. If we cease to be a REIT, we will not be allowed a deduction for distributions paid to shareholders in computing our taxable income and will be subject to U.S. federal income tax at regular corporate rates, as well as state and local taxes, which may have adverse consequences on our total return to our shareholders.

Investments outside the U.S. could present additional complications to our ability to satisfy the REIT qualification requirements and may subject us to additional taxes.

Although we do not expect to invest in non-U.S. real estate assets, if we were to make such investments, operating in functional currencies other than the U.S. dollar and in environments in which real estate transactions are customarily structured differently than they are in the U.S. or are subject to different legal rules, it may complicate our ability to structure non-U.S. investments in a manner that enables us to satisfy the REIT qualification requirements. In addition, non-U.S. investments may subject us to various non-U.S. tax liabilities, including withholding taxes.

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The IRS may take the position that gains from sales of property are subject to a 100% prohibited transaction tax.

We may have to sell assets from time to time to fund share repurchase requests, to satisfy our REIT distribution requirements, to satisfy other REIT requirements, or for other purposes. It is possible that the IRS may take the position that one or more sales of our properties may be a prohibited transaction, which is a sale of property held by us primarily for sale in the ordinary course of our trade or business. If we are deemed to have engaged in a prohibited transaction, our gain from such sale would be subject to a 100% tax. The Code sets forth a safe harbor under which a REIT may, under certain circumstances, sell property without risking the imposition of the 100% tax, but there is no assurance that we will be able to qualify for the safe harbor. We do not intend to hold property for sale in the ordinary course of business, but there is no assurance that the IRS will not challenge our position, especially if we make frequent sales or sales of property in which we have short holding periods. For example, we could be subject to this tax if we were to dispose of or securitize loans (or portions thereof) in a manner that was treated as a sale of the loans for U.S. federal income tax purposes. Therefore, in order to avoid the prohibited transactions tax, we may choose not to engage in certain sales of loans at the REIT level (and may conduct such sales through a TRS), and may limit the structures we utilize for any securitization transactions, even though the sales or structures might otherwise be beneficial to us.

Possible legislative, regulatory or other actions affecting REITs could adversely affect our shareholders and us.

Although REITs generally receive better tax treatment than entities taxed as regular corporations, it is possible that future legislation would result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be treated for U.S. federal income tax purposes as a regular corporation. As a result, our LLC Agreement provides our Manager with the power, under certain circumstances, to revoke or otherwise terminate our REIT election and cause us to be taxed as a regular corporation, without the vote of our shareholders. Our Manager has fiduciary duties to us and our shareholders and could only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interests of our shareholders.

In addition, on December 22, 2017, the Tax Cuts and Jobs Act (the “Tax Act”) was signed into law. The Tax Act made significant changes to the U.S. federal income tax rules for taxation of individuals and businesses, generally effective for taxable years beginning after December 31, 2017. In addition to reducing corporate and individual tax rates, the Tax Act eliminated or restricted various deductions. Most of the changes applicable to individuals are temporary and apply only to taxable years beginning after December 31, 2017, and before January 1, 2026. The Tax Act made numerous large and small changes to the tax rules that do not affect the REIT qualification rules directly, but may otherwise affect us or our shareholders.

We urge you to consult with your own tax advisor with respect to the status of the Tax Act and other legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our common shares.

A portion of our distributions may be treated as a return of capital for U.S. federal income tax purposes, which could reduce the basis of a shareholder’s investment in our common shares and may trigger taxable gain.

A portion of our distributions, including distributions that are reinvested pursuant to our distribution reinvestment plan, may be treated as a return of capital for U.S. federal income tax purposes. As a general matter, a portion of our distributions will be treated as a return of capital for U.S. federal income tax purposes if the aggregate amount of our distributions for a year exceeds our current and accumulated earnings and profits for that year. To the extent that a distribution is treated as a return of capital for U.S. federal income tax purposes, it will reduce a holder’s adjusted tax basis in the holder’s shares, and to the extent that it exceeds the holder’s adjusted tax basis will be treated as gain resulting from a sale or exchange of such shares. See “U.S. Federal Income Tax Considerations.” Distributions that are reinvested pursuant to our distribution reinvestment plan will be treated as a new share purchase as of the date of the distribution.

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Our ability to provide certain services to our tenants may be limited by the REIT rules, or may have to be provided through a TRS.

As a REIT, we generally cannot hold interests in rental property where tenants receive services other than services that are customarily provided by landlords, nor can we derive income from a third party that provides such services. If services to tenants at properties in which we hold an interest are limited to customary services, those properties may be disadvantaged as compared to other properties that can be operated without the same restrictions. However, we can provide such non-customary services to tenants or share in the revenue from such services if we do so through a TRS, though income earned through the TRS will be subject to corporate income taxes.

Our Manager and its affiliates have no prior experience managing a portfolio of assets to comply with REIT requirements.

REITs are subject to numerous complex requirements in order to maintain their REIT status, including income and asset composition tests. Our Manager and its affiliates have no prior experience managing a portfolio in the manner intended to comply with such requirements. To the extent our Manager and its affiliates manage us in a manner that causes us to fail to be a REIT, it could adversely affect the value of our common shares.

Our qualification as a REIT and avoidance of the 100% tax on prohibited transactions may depend on the characterization of loans that are made as debt for U.S. federal income tax purposes.

For U.S. federal income tax purposes, the IRS or a court may treat a loan with sufficient equity characteristics as equity for tax purposes. We may obtain equity participation rights with respect to a loan, and we may acquire loans with relatively high loan-to-value ratios and/or high yields, which are among the features that can cause a loan to be treated as equity for federal income tax purposes. Although we intend to only acquire loans that should be respected as debt for U.S. federal income tax purposes, it is possible that the IRS or a court could disagree and seek to recharacterize the loan as equity. Recharacterization of one of our acquired loans as equity for U.S. federal income tax purposes may require us to include our share of the gross assets and gross income of the borrower in our REIT asset and income tests. Inclusion of such items could jeopardize our REIT status. Moreover, to the extent our borrowers hold their assets as dealer property or inventory, if we are treated as holding equity in a borrower for U.S. federal income tax purposes, our share of gains from sales by the borrower would be subject to the 100% tax on prohibited transactions (except to the extent earned through a TRS).

The failure of a loan to qualify as an obligation secured by a mortgage on real property within the meaning of the REIT rules could adversely affect our ability to maintain our qualification as a REIT.

We may make investments in loans whose qualification as a real estate mortgage loan for REIT purposes is uncertain or which are treated in part as qualifying mortgage loans and in part as unsecured loans. The failure of a loan that we treated as a qualifying mortgage loan to qualify as such for REIT purposes could cause us to fail one or more of the REIT income or asset tests, and thereby cause us to fail to maintain our qualification as a REIT unless certain relief provisions also apply.

In general, interest income accrued on a loan that is secured by real property and personal property during a taxable year constitutes qualifying mortgage interest in its entirety for purposes of the 75% gross income test only if the loan is secured by a mortgage on real property with a value (at the time we committed to acquire the loan) at least equal to the highest outstanding principal amount of the loan during such taxable year. In the case of loans to improve or develop real property, the value of the real property collateral when we commit to acquire a loan is deemed to include the reasonably estimated cost of the improvements or developments (other than personal property) which will secure the loan and which will be constructed from the proceeds of the loan. If the outstanding principal balance of a mortgage loan during the taxable year exceeds the deemed value of the real property securing the loan at the time we committed to acquire the loan, a portion of the interest accrued during the year will not be qualifying mortgage interest for the 75% income test and a portion of such loan likely will not be a qualifying real estate asset. In that case, we could earn income that is not qualifying for the 75% income test and be treated as holding a non-real estate investment in whole or part, which could result in our failure to maintain our qualification as a REIT.

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The “taxable mortgage pool” rules may increase the taxes that we or our shareholders may incur, and may limit the manner in which we effect future securitizations.

Any borrowings incurred by us could result in the creation of taxable mortgage pools for U.S. federal income tax purposes. Except as provided below, we generally would not be adversely affected by the characterization as a taxable mortgage pool so long as we own 100% of the equity interests in a taxable mortgage pool. Certain categories of shareholders, however, such as non-U.S. shareholders eligible for treaty or other benefits, shareholders with net operating losses, and certain U.S. tax-exempt shareholders that are subject to unrelated business income tax, could be subject to increased taxes on a portion of their dividend income from us that is attributable to the taxable mortgage pool. In addition, to the extent that our shares are owned by tax-exempt “disqualified organizations,” such as certain government-related entities and tax-exempt organizations that are not subject to tax on unrelated business income, we may incur a corporate level tax on a portion of our income from the taxable mortgage pool. In that case, we may reduce the amount of our distributions to any disqualified organization whose share ownership gave rise to the tax. Moreover, we would be precluded from selling equity interests in these securitizations to outside investors, or selling any debt securities issued in connection with these securitizations that might be considered to be equity interests for U.S. federal income tax purposes. These limitations may prevent us from using certain techniques to maximize our returns from securitization transactions.

Potential characterization of distributions, including distributions reinvested through our distribution reinvestment plan, or gain on sale may be treated as unrelated business taxable income to tax-exempt investors.

If (1) all or a portion of our assets are subject to the rules relating to taxable mortgage pools, (2) we are a “pension-held REIT,” (3) a tax-exempt shareholder has incurred debt to purchase or hold our common shares, or (4) the residual Real Estate Mortgage Investment Conduit interests (“REMICs”) we buy generate “excess inclusion income,” then a portion of the distributions to, and in the case of a shareholder described in clause (3), gains realized on the sale of common shares by, such tax-exempt shareholder may be subject to federal income tax as UBTI under the Code.

Classification of a securitization or financing arrangement we enter into as a taxable mortgage pool could subject us or certain of you to increased taxation.

We intend to structure our securitization and financing arrangements as to not create a taxable mortgage pool. However, if we have borrowings with two or more maturities and (1) those borrowings are secured by mortgages or mortgage-backed securities and (2) the payments made on the borrowings are related to the payments received on the underlying assets, then the borrowings and the pool of mortgages or mortgage-backed securities to which such borrowings relate may be classified as a taxable mortgage pool under the Code. If any part of our investments were to be treated as a taxable mortgage pool, then our REIT status would not be impaired, but a portion of the taxable income we recognize may, under regulations to be issued by the Treasury Department, be characterized as “excess inclusion” income and allocated among our shareholders to the extent of and generally in proportion to the distributions we make to each shareholder. Any excess inclusion income would:

●	not be allowed to be offset by a shareholder’s net operating losses;
●	be subject to a tax as unrelated business income if a shareholder were a tax-exempt shareholder;
●	be subject to the application of federal income tax withholding at the maximum rate (without reduction for any otherwise applicable income tax treaty) with respect to amounts allocable to foreign shareholders; and
●	be taxable (at the highest corporate tax rate) to us, rather than to you, to the extent the excess inclusion income relates to stock held by disqualified organizations (generally, tax-exempt entities not subject to tax on unrelated business income, including governmental organizations).

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We could fail to maintain our qualification as a REIT or we could become subject to a penalty tax if income we recognize from certain investments that are treated or could be treated as equity interests in a foreign corporation exceeds 5% of our gross income in a taxable year.

We may invest in securities, such as subordinated interests in certain CDO offerings, that are treated or could be treated for federal (and applicable state and local) corporate income tax purposes as equity interests in foreign corporations. Categories of income that qualify for the 95% gross income test include dividends, interest and certain other enumerated classes of passive income. Under certain circumstances, the federal income tax rules concerning controlled foreign corporations and passive foreign investment companies require that the owner of an equity interest in a foreign corporation include amounts in income without regard to the owner’s receipt of any distributions from the foreign corporation. Amounts required to be included in income under those rules are technically neither actual dividends nor any of the other enumerated categories of passive income specified in the 95% gross income test. Furthermore, there is no clear precedent with respect to the qualification of such income under the 95% gross income test. Due to this uncertainty, we intend to limit our direct investment in securities that are or could be treated as equity interests in a foreign corporation such that the sum of the amounts we are required to include in income with respect to such securities and other amounts of non-qualifying income do not exceed 5% of our gross income. We cannot assure you that we will be successful in this regard. To avoid any risk of failing the 95% gross income test, we may be required to invest only indirectly, through a domestic TRS, in any securities that are or could be considered to be equity interests in a foreign corporation. This, of course, will result in any income recognized from any such investment to be subject to federal income tax in the hands of the TRS, which may, in turn, reduce our yield on the investment. For further information, see “U.S. Federal Income Tax Considerations.”

Foreign investors may be subject to FIRPTA on the sale of our common shares if we are unable to qualify as a “domestically controlled qualified investment entity.”

A foreign person disposing of a U.S. real property interest, including shares of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to a tax, known as FIRPTA, on the gain recognized on the disposition. FIRPTA does not apply, however, to the disposition of stock in a REIT if the REIT is a “domestically controlled qualified investment entity” and does not apply to the disposition of stock in a REIT if the holder is a “qualified foreign pension fund.”

A REIT is a domestically controlled qualified investment entity if, at all times during a specified testing period (the continuous five-year period ending on the date of disposition or, if shorter, the entire period of the REIT’s existence), less than 50% in value of its shares is held directly or indirectly by non-U.S. holders. We cannot assure you that we will qualify as a domestically controlled qualified investment entity. If we were to fail to so qualify, gain realized by a foreign investor on a sale of our common shares would be subject to FIRPTA unless our common shares were traded on an established securities market and the foreign investor did not at any time during a specified testing period directly or indirectly own more than 10% of the value of our outstanding common shares or the investor was a qualified foreign pension fund.

A qualified foreign pension fund (including entities all of the interests of which are held by qualified foreign pension funds) is any trust, corporation, or other organization or arrangement (a) that is created or organized under the law of a country other than the United States, (b) that is established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (c) that does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (d) that is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which it is established or operates, and (e) with respect to which, under the laws of the country in which it is established or operates, either (i) contributions made to it, which would otherwise be subject to tax under such laws, are deductible or excluded from the gross income or taxed at a reduced rate, or (ii) taxation of any of its investment income is deferred or taxed at a reduced rate. Accordingly, both public and private non-U.S. pension plans may benefit from this new FIRPTA exemption.

Retirement Plan Risks

If you fail to meet the fiduciary and other standards under ERISA or the Code as a result of an investment in our common shares, you could be subject to civil penalties and criminal penalties (if the failure is willful).

If the fiduciary of an employee benefit plan subject to ERISA (such as a profit sharing, 401(k), or pension plan) or any other retirement plan or account (such as an IRA or Keogh plan) fails to meet the applicable fiduciary and other standards under ERISA or Section 4975 of the Code or similar applicable law as a result of an investment in our stock, the fiduciary could be subject to civil (and criminal, if the failure is willful) penalties.

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There are special considerations that apply to such plans and accounts subject to ERISA and Section 4975 of the Code whose assets are being invested in our common shares. If you are investing the assets of such a plan or account (including assets of an insurance company general account or entity whose assets are considered plan assets under ERISA) in our common shares, in addition to meeting the fiduciary obligations noted in the preceding paragraph, you should satisfy yourself that:

●	your investment is made in accordance with the documents and instruments governing your plan or account, including your plan or account’s investment policy, as well as applicable law;
●	your investment satisfies the prudence and diversification requirements of Section 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and/or the Code or similar applicable law;
●	your investment in our shares, for which no trading market exists or is expected to develop, is consistent with, and will not impair the liquidity of the plan or account, including liquidity needed to satisfy minimum and other distribution requirements and tax withholding requirements that may be applicable;
●	your investment will not produce unacceptable unrelated business taxable income, referred to as UBTI, for the plan or account;
●	you will be able to value the assets of the plan annually (or more frequently, if required) in accordance with ERISA requirements and applicable provisions of the plan or account;
●	your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code; and
●	our assets will not be treated as “plan assets” of the plan or account under ERISA and U.S. Department of Labor (“DOL”).

With respect to the annual (or more frequent) valuation requirements under ERISA and the Code, we expect to provide an estimated NAV for our common shares quarterly. See “Description of our Common Shares—Valuation Policies.” You should ensure that this frequency and approach to valuation is acceptable to the trustee or custodian of any plan or account before any investment in our shares is made by such plan or account. The estimated value we report is not likely to reflect the proceeds you would receive upon our liquidation or upon the sale of your common shares. Accordingly, we can make no assurances that such estimated value will satisfy the applicable annual valuation requirements under ERISA and the Code (or similar applicable law). The DOL or the Internal Revenue Service may determine that a plan fiduciary or an IRA custodian is required to take further steps to determine the value of our common shares. In the absence of an appropriate determination of value, a plan fiduciary or an IRA custodian may be subject to damages, penalties, or other sanctions.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Code may result in the imposition of civil (and if willful, and criminal) penalties and could subject the fiduciary to equitable remedies. In addition, if an investment in our common shares constitutes a non-exempt prohibited transaction under ERISA or the Code, the fiduciary , party-in-interest, or disqualified person that authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested, may have to compensate the plan for any losses the plan suffered as a result of the prohibited transaction, and/or may have to restore the plan of any profits made by such person as a result of the transaction, and for IRAs, the tax-exempt status of the IRA may be lost and all of the assets of the IRA may be deemed distributed and subject to tax.

While we believe that our assets will not be deemed to be “plan assets” for purposes of the Plan Assets Regulation, we have not requested an opinion to that effect, and as stated above, no assurances can be given that our assets will never constitute “plan assets.” As stated above, ERISA makes plan fiduciaries personally responsible for any losses relating to the plan from any breach of fiduciary duty, and, as such, investors should confirm that an investment satisfies applicable law. For a discussion of the considerations associated with an investment in our shares by a qualified employee benefit plan or IRA, see “ERISA Considerations.” ERISA plan fiduciaries and IRA owners and custodians should consult with counsel before making an investment in our common shares.

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Significant investment by benefit plan investors (as defined by ERISA) could result in treatment of our assets as benefit plan assets.

U.S. Department of Labor Regulation Section 2510.3-101, as modified by ERISA Section 3(42), which we refer to as the “Plan Assets Regulation,” describes what constitutes the assets of an entity whose underlying assets are considered to include “plan assets” of such plans, accounts, and arrangements (each of which we refer to as a “benefit plan”) with respect to the benefit plan’s investment in an entity for purposes of the fiduciary responsibility provisions of Title I of ERISA and Section 4975 of the Code. Under the Plan Assets Regulation, if a benefit plan invests in an “equity interest” of an entity that is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act, the benefit plan’s assets are deemed to include both the equity interest itself and an undivided interest in each of the entity’s underlying assets, unless it is established that the entity is an “operating company” or the equity participation by “benefit plan investors” (as defined in Section 3(42) of ERISA) is not “significant.”

Under the Plan Assets Regulation, equity participation in an entity by benefit plan investors is “significant” on any date if, immediately after the most recent acquisition of any equity interest in the entity, 25% or more of the value of any class of equity interest in the entity is held by benefit plan investors. We refer to this as the “25% limitation.” For purposes of making determinations under the 25% limitation, (i) the value of any equity interests held by a person (other than a benefit plan investor) that has discretionary authority or control with respect to the assets, any person who provides investment advice for a fee (direct or indirect) with respect to such assets, or any affiliate of such a person, is disregarded, and (ii) an entity that holds plan assets shall be considered to be a benefit plan investor only to the extent of its equity interests held by other benefit plan investors. The definition of a “benefit plan investor” generally excludes governmental, church, and foreign benefit plans, but for purposes of calculating the 25% limitation includes IRAs.

We do not expect our common shares to be considered a “publicly offered security” for purposes of the Plan Assets Regulation. Additionally, we will not be registered under the Investment Company Act, and we may not qualify as an “operating company” for purposes of the Plan Assets Regulation. Therefore, if participation in us through the acquisition of any class of equity interest by benefit plan investors is “significant” within the meaning of the Plan Assets Regulation, our assets could be deemed to be the assets of benefit plans investing in our securities unless we are otherwise able to meet one of the other exceptions under ERISA. See “ERISA Considerations.”

If our assets were deemed to be “plan assets” under ERISA, among other things:

(i)	the prudence and other fiduciary responsibility standards of ERISA would apply to investments we make;
(ii)	certain transactions in which we might seek to engage could constitute “prohibited transactions” under ERISA and the Code, which, absent an exemption, could restrict us from acquiring an otherwise desirable investment or from entering into an otherwise favorable transaction;
(iii)	our assets could be subject to ERISA’s reporting and disclosure requirements;
(iv)	the fiduciary causing the benefit plan to make an investment in our securities could be deemed to have delegated its responsibility to manage the assets of the benefit plan; and
(v)	the indicia of ownership of our assets would have to be maintained within the jurisdiction of the district courts of the United States unless certain regulatory exceptions were applicable.

We cannot guarantee that we will be able to limit equity participation in our securities by benefit plan investors to less than 25% of the total value of each class of our equity securities or that we could qualify under one of the “operating company” exceptions . Accordingly, our assets may be deemed “plan assets” under ERISA, which could severely restrict our operations or subject us to fines if we fail to comply with the above-noted requirements.

If you invest in our shares through an IRA or other retirement plan, you may be limited in your ability to withdraw required minimum distributions.

If you establish a plan or account through which you invest in our common shares, federal law may require you to withdraw required minimum distributions from such plan or account in the future. Our shares will be highly illiquid, and our share redemption program only offers limited liquidity. See “Description of Our Common Shares — Quarterly Share Repurchase Program.” If you require liquidity, you may generally sell your shares, but such sale may be at a price less than the price at which you initially purchased your common shares. If you fail to withdraw required minimum distributions from your plan or account, you may be subject to certain taxes and tax penalties.

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Specific rules apply to foreign, governmental and church plans.

As a general rule, certain employee benefit plans, including foreign pension plans, governmental plans established or maintained in the United States (as defined in Section 3(32) of ERISA), and certain church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA and are not “benefit plan investors” within the meaning of the Plan Assets Regulation. Any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code and, under certain circumstances in the case of church plans, Section 4975 of the Code. Also, some foreign plans and governmental plans may be subject to foreign, state, or local laws which are, to a material extent, similar to the provisions of ERISA or Section 4975 of the Code. Each fiduciary of a plan subject to any such similar law should make its own determination as to the need for and the availability of any exemption relief.

The SEC and DOL have recently finalized rules that apply heightened standards of care to plans and IRAs.

On June 5, 2019, the SEC finalized “Regulation Best Interest” which, among other things, generally requires a heightened standard of care for broker-dealers (i.e., that they act in the “best interest” of their retail customers when recommending securities transactions) and clarifies the SEC’s views of the fiduciary duty that investment advisors owe their clients. Fiduciaries of benefit plans and beneficial owners of IRAs are urged to consult with their own advisors regarding the impact of these rules on purchasing and holding our shares. In addition, on December 18, 2020, the DOL finalized a prohibited transaction class exemption allowing investment advisors, broker-dealers, banks, insurance companies and other financial firms that provide fiduciary investment advice to give retirement investment advice using “Impartial Conduct Standards,” which are intended to be consistent with the Regulation Best Interest issued by the SEC and the fiduciary duty of registered investment advisers under securities laws. The Impartial Conduct Standards generally require investment advice fiduciaries to provide advice in the best interest of retirement investors, charge only reasonable compensation, and make no materially misleading statements. The new exemption also describes when advice about rollovers to IRAs could be considered fiduciary advice under ERISA and the Code. Fiduciaries of benefit plans and beneficial owners of IRAs are urged to consult with their own advisors regarding the impact of these rules on purchasing and holding our common shares.

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STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

We make statements in this offering circular that are forward-looking statements within the meaning of the federal securities laws. The words “believe,” “estimate,” “expect,” “anticipate,” “intend,” “plan,” “seek,” “may,” “continue,” “could,” “might,” “potential,” “predict,” “should,” “will,” “would,” and similar expressions or statements regarding future periods or the negative of these terms are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from any predictions of future results, performance or achievements that we express or imply in this offering circular or in the information incorporated by reference into this offering circular.

The forward-looking statements included in this offering circular are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

●	our ability to effectively deploy the proceeds raised in this Offering;
●	our ability to attract and retain members to the Realty Mogul Platform;
●	risks associated with breaches of our data security;
●	public health crises, pandemics and epidemics, such as those caused by new strains of viruses such as H5N1 (avian flu), severe acute respiratory syndrome (SARS) and, most recently COVID-19;
●	changes in economic conditions generally and the real estate and securities markets specifically;
●	expected rates of return provided to investors;
●	the ability of our Manager or its affiliates to source, originate and service our loans and other assets, and the quality and performance of these assets;
●	our ability to hire and retain competent individuals who will provide services to us and appropriately staff our operations;
●	legislative or regulatory changes impacting our business or our assets (including changes to the laws and regulations governing the taxation of REITs and SEC guidance related to Regulation A or the JOBS Act);
●	changes in business conditions and the market value of our assets, including changes in interest rates, prepayment risk, operator or borrower defaults or bankruptcy, and generally the increased risk of loss if our investments fail to perform as expected;
●	our ability to implement effective conflicts of interest policies and procedures among the various real estate investment opportunities sponsored by Realty Mogul, Co.;
●	our ability to access sources of liquidity when we have the need to fund share repurchases of common shares in excess of the proceeds from the sales of our common shares in our continuous offering and the consequential risk that we may not have the resources to satisfy share repurchase requests;
●	our failure to maintain our status as a REIT;
●	our compliance with applicable local, state and federal laws, including the Investment Advisers Act of 1940, as amended (“the Advisers Act”) the Investment Company Act and other laws; and
●	changes to GAAP.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this offering circular. All forward-looking statements are made as of the date of this offering circular and the risk that actual results will differ materially from the expectations expressed in this offering circular will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this offering circular, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this offering circular, including, without limitation, the risks described under “Risk Factors,” the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this offering circular will be achieved.

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INDUSTRY DATA

This offering circular contains statistical data, estimates and forecasts that are based on independent industry publications, such as those published by Axiometrics, Inc., Joint Center of Housing Studies of Harvard University, Prequin, Chandan Economics, The Wharton School at University of Pennsylvania, CBRE, J.P. Morgan, Wells Fargo, Blackstone, McKinsey & Company, or other publicly available information, as well as information based on internal sources. Although we believe that the third-party sources referred to in this offering circular are reliable, we have not independently verified the information provided by these third parties. While we are not aware of any misstatements regarding any third-party information presented in this offering circular, their estimates, in particular, as they relate to projections, involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under “Risk Factors” and elsewhere in this offering circular.

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ESTIMATED USE OF PROCEEDS

The table below sets forth our estimated use of proceeds from this Offering and the private placement described below, assuming we sell in this Offering $61,238,768 in shares, the maximum offering amount. As of the date of this offering circular, our offering price per share is $10.22, which, as previously disclosed, equals our most recent NAV per share. Our Sponsor previously acquired 250 common shares at a price equal to the initial public offering price in connection with our formation, for net proceeds to us of $2,500.

Our price per share will be adjusted at the beginning of every fiscal quarter (or as soon as commercially reasonable thereafter), and will equal our NAV per share (calculated as our NAV divided by the number of our common shares \ outstanding as of the end of the prior fiscal quarter). As of May 31, 2021, we have raised total gross offering proceeds of approximately $87,824,468 from settled subscriptions and issued an aggregate of 8,810,940 common shares. We have used and intend to continue to use substantially all of the proceeds of this Offering to invest and manage a diversified portfolio of commercial real estate investments, including loans and equity in commercial real estate ventures.

We expect that any expenses or fees payable to our Manager for its services in connection with managing our daily affairs will be paid from cash flow from operations. If such fees and expenses are not paid from cash flow (or not waived) they will reduce the cash available for investment and distribution and will directly impact our NAV. See “Management Compensation” for more details regarding the fees that will be paid to our Manager and its affiliates. Many of the amounts set forth in the table below represent our Manager’s best estimate since they cannot be precisely calculated at this time.

We may not be able to promptly invest the net proceeds of this offering in commercial real estate loans and other investments in commercial real estate. Accordingly , from time to time, we will have excess cash that we need to manage, pending its distribution to our shareholders or investment by us in accordance with our investment strategy.

Maximum
Offering
Amount
Gross Offering Proceeds	$61,238,768
Less Offering Expenses:
Selling Commissions (1)	—
Organization and Offering Expenses (2)(3)	1,837,163
Net Proceeds from this Offering	59,401,605
Net Proceeds from the Private Placement	2,500
Amount Available for Investments	$59,404,105

(1)	Shareholders do not pay upfront selling commissions in connection with the purchase of our common shares.
(2)	We will reimburse our Manager for actually incurred, third-party organization and offering costs, which are not expected to exceed $1,837,163. Please see “Management Compensation” for a description of additional fees and expenses that we will pay our Manager.
(3)	Amount reflected is an estimate. Includes all expenses to be paid by us in connection with the formation of the Company and the qualification of the Offering , and the marketing and distribution of shares, including, without limitation, expenses for printing, engraving and amending offering statements or supplementing offering circulars, mailing and distributing costs, telephones, internet and other telecommunications costs, all advertising and marketing expenses, charges of experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of shares under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees. See “Plan of Distribution.”

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MANAGEMENT

Our Manager

We operate under the direction of our Manager, RM Adviser, which is responsible for directing the management of our business and affairs, managing our day-to-day affairs, and implementing our investment strategy. A majority of the investment committee of our Manager will approve each of our investments. Jilliene Helman, our Manager’s Chief Executive Officer and Eric Levy, our Manager’s Portfolio Manager make up our Manager’s investment committee. Our Manager and its officers are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require.

We will follow the investment and borrowing policies set forth in this offering circular unless they are modified by our Manager. Our Manager may establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled. Our Manager may change our investment objectives at any time without approval of our shareholders.

Our Manager performs its duties and responsibilities pursuant to our LLC Agreement. We have agreed to limit the liability of our Manager and to indemnify our Manager against certain liabilities. Our Manager is a wholly-owned subsidiary of Realty Mogul, Co.

Our Manager currently manages another REIT with similar investment objectives, MogulREIT II, Inc., which commenced its follow-on offering on December 23, 2020. MogulREIT II, Inc. has not established a targeted date or time frame for pursuing a liquidity event, although it has disclosed in its offering circular that it expects to seek a liquidity transaction in the future if it determines that such transaction is in its best interests.

Responsibilities of our Manager

The responsibilities of our Manager include:

Investment Advisory and Acquisition Services

●	approve and oversee our overall investment strategy, which will consist of elements such as investment selection criteria, diversification strategies and asset disposition strategies;

●	serve as our investment and financial manager with respect to investing in and managing a diversified portfolio of commercial real estate investments, including loans and equity in commercial real estate ventures and other real estate-related assets;

●	approve and oversee our debt financing strategies;

●	approve joint ventures, limited partnerships and other such relationships with third parties;

●	approve any potential liquidity transaction;

●	obtain market research and economic and statistical data in connection with our investments and investment objectives and policies;

●	oversee and conduct the due diligence process related to prospective investments; and

●	negotiate and execute approved investments and other transactions.

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Offering Services

●	the development of this offering, including the determination of its specific terms;

●	the preparation and approval of all marketing materials to be used by us relating to this offering;

●	the negotiation and coordination of the receipt, collection, processing and acceptance of subscription agreements and other administrative support functions;

●	the creation and implementation of various technologies and electronic communications related to this offering; and

●	all other services related to this offering.

Asset Management Services

●	investigate, select, and, on our behalf, engage and conduct business with such persons as our Manager deems necessary to the proper performance of its obligations under our LLC Agreement, including but not limited to consultants, accountants, lenders, technical managers, attorneys, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, developers, construction companies and any and all persons acting in any other capacity deemed by our Manager necessary or desirable for the performance of any of the services under our LLC Agreement;

●	monitor applicable markets and obtain reports (which may be prepared by our Manager or its affiliates) where appropriate, concerning the value of our investments;

●	monitor and evaluate the performance of our investments, provide daily management services to us and perform and supervise the various management and operational functions related to our investments;

●	formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of investments on an overall portfolio basis; and

●	coordinate and manage relationships between us and any joint venture partners.

Accounting and Other Administrative Services

●	manage and perform the various administrative functions necessary for our day-to-day operations;

●	provide or arrange for administrative services, legal services, office space, office furnishings, personnel and other overhead items necessary and incidental to our business and operations;

●	provide financial and operational planning services and portfolio management functions;

●	maintain accounting data and any other information concerning our activities as will be required to prepare and to file all periodic financial reports and returns required to be filed with the SEC and any other regulatory agency, including annual financial statements;

●	maintain all appropriate Company books and records;

●	oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;

●	make, change, and revoke such tax elections on behalf of the Company as our Manager deems appropriate, including, without limitation, (i) making an election to be treated as a REIT or to revoke such status and (ii) making an election to be classified as an association taxable as a corporation for U.S. federal income tax purposes;

●	supervise the performance of such ministerial and administrative functions as may be necessary in connection with our daily operations;

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●	provide us with all necessary cash management services;

●	manage and coordinate with the process of making distributions and payments to shareholders;

●	evaluate and obtain adequate insurance coverage based upon risk management determinations;

●	provide timely updates related to the overall regulatory environment affecting us, as well as managing compliance with regulatory matters;

●	evaluate our corporate governance structure and appropriate policies and procedures related thereto; and

●	oversee all reporting, record keeping, internal controls and similar matters in a manner to allow us to comply with applicable law.

Shareholder Services

●	determine our distribution policy and authorize distributions from time to time;

●	approve amounts available for repurchases of our common shares;

●	manage communications with our shareholders, including answering phone calls and preparing and sending written and electronic reports and other communications; and

●	establish technology infrastructure to assist in providing shareholder support and services.

Financing Services

●	identify and evaluate potential financing and refinancing sources, engaging a third party broker if necessary;

●	negotiate terms of, arrange and execute financing agreements;

●	manage relationships between us and our lenders, if any; and

●	monitor and oversee the service of our debt facilities and other financings, if any.

Disposition Services

●	evaluate and approve potential asset dispositions, sales or liquidity transactions; and

●	structure and negotiate the terms and conditions of transactions pursuant to which our assets may be sold.

Our Manager may hire third parties to assist with the performance of the aforementioned services.

Allocation of Investment Opportunities

Realty Mogul, Co. expects to continue to offer investment opportunities through the Realty Mogul Platform. As a result, investment opportunities may arise that could be allocated to the Realty Mogul Platform, the Company or another REIT managed by our Manager. Our Manager’s investment committee will advise our Manager with respect to the allocation of investment opportunities in accordance with the following general policies.

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Our Manager intends to allocate equity investment opportunities, excluding preferred equity, in amounts under $1,500,000 to the Realty Mogul Platform. Our Manager intends to allocate all other investment opportunities (e.g., debt and preferred equity investments of any amount, and equity investments of $1,500,000 or more) to the Company and any other REITs managed by our Manager based upon the applicability of such investment opportunity to the investment policies (including targeted asset class) of the respective entity, the diversification and current asset concentration of each entity, the amount of capital available to each entity at the time an investment is presented and other similar factors. To the extent that, based on these factors, an investment opportunity is an appropriate investment for the Company and one or more other REITs managed by our Manager, our Manager will allocate such investment opportunity based upon which entity has gone the longest period of time without making an investment. Although we expect our Manager to follow these general allocation policies, our Manager may deviate from these policies if adherence to these policies would cause the applicable entity to become subject to regulation under the Investment Company Act or to fail to meet the requirements for REITs set forth in the Code, or if other factors exist that affect whether the investment would be in the best interest of the respective entity. Investment opportunities that are not allocated to the Company or any other REIT managed by our Manager may be made available to other investors through the Realty Mogul Platform.

In the event that the investment committee of our Manager determines that the size of an investment would create undue concentration in our portfolio, the amount of our capital available is limited or that the entire investment would otherwise be unsuitable for us, we may permit a portion of such investment to be sold on the Realty Mogul Platform such that we may acquire the remaining portion. In no event would the Company’s ability to invest in its portion of the investment opportunity be contingent upon the successful sale of the remaining portion on the Realty Mogul Platform.

Shared Services Agreement

Our Manager has entered into a shared services agreement with Realty Mogul, Co. pursuant which employees of Realty Mogul, Co. will provide certain services to our Manager, including portfolio management, asset valuation, risk management and asset management services as well as administration services addressing legal, compliance, investor relations and information technologies necessary for the performance by our Manager of its duties under our LLC Agreement. Under the shared services agreement, Realty Mogul, Co. will be entitled to receive reimbursement of expenses incurred on behalf of us or our Manager as described in “Management Compensation” and pursuant to our LLC Agreement. All employees of Realty Mogul, Co. who provide services to the Manager will be subject to the Manager’s policies and procedures, including its Code of Ethics.

Executive Officers of our Manager

As of the date of this offering circular, the executive officers of our Manager and their positions and offices are as follows:

Name	Age*	Position
Jilliene Helman	34	Chief Executive Officer and Chief Financial Officer
Eric Levy	34	Vice President, Portfolio Manager
Saher Hamideh	43	Chief Compliance Officer and Secretary

*As of April 20, 2021

Jilliene Helman has served as our Chief Executive Officer since our inception in March 2016, our Chief Financial Officer since October 31, 2018 and our Chief Compliance Officer and Secretary from February 2021 to March 2021 . Since May 2012, Ms. Helman has served as the Chief Executive Officer and a director of Realty Mogul, Co., where she is responsible for Realty Mogul, Co.’s strategic direction and operations. In this capacity, she has been involved in over $617 million of investments with property values worth over $3.1 billion. From July 2008 to September 2012, Ms. Helman served in a variety of capacities at Union Bank, including as a Management Training Associate; an Assistant Vice President, Sales Development Manager; and Vice President, Corporate Risk Management. Ms. Helman held these positions across the wealth management, finance and risk management departments of Union Bank. Ms. Helman is a Certified Wealth Strategist and holds Series 7, Series 63 and Series 24 licenses. Ms. Helman has a Bachelor of Science in Business Administration degree from Georgetown University.

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Eric Levy has served as Vice President, Portfolio Manager since January 2019. Mr. Levy has served as a Vice President, Asset Management of Realty Mogul, Co. since October 2017. Mr. Levy is responsible for portfolio and asset management for debt and equity assets held by MogulREIT I and MogulREIT II, Inc . From April 2013 to September 2017, Mr. Levy served as Strategic Projects Manager at World Class Capital Group, a national real estate investment firm focused on acquiring, developing and managing real estate with over $1.2 billion in assets under management. In that role, he led the asset management of over 2.3 million square feet of retail and office properties, oversaw capital improvement plans for over 4.5 million square feet of self-storage facilities, managed portfolio-wide investor reporting and investor relationships, and helped to develop the operational infrastructure of the company. From August 2010 to March 2013, Mr. Levy served as Senior Paralegal – M&A, Real Estate, Credit at Willkie, Farr & Gallagher. Mr. Levy has more than eight years of experience in commercial real estate. Mr. Levy has a Bachelor of Arts degree from the University of Wisconsin-Madison.

Saher Hamideh has served as our Chief Compliance Officer and Secretary since March 2021. Ms. Hamideh has also served as Vice President, Legal of Realty Mogul, Co. since March 2021. Ms. Hamideh is responsible for managing all legal and regulatory matters for Realty Mogul, Co. and its wholly-owned subsidiaries, including our Manager. From 2015 to 2021, Ms. Hamideh served as the Senior Compliance Officer at Bel Air Investment Advisors LLC, and its affiliated broker-dealer, Bel Air Securities LLC (collectively, “Bel Air”), where she oversaw all legal and compliance functions for Bel Air as it grew from approximately $4 billion to $9 billion in assets under management. From 2012 to 2015, Ms. Hamideh served as Senior Corporate Counsel at American Realty Advisors, an SEC-registered real estate investment management firm serving institutional clients, where she managed all legal and compliance matters relating to commingled funds and separate property accounts. From 2007 to 2011, Ms. Hamideh served as Corporate Counsel for AIG SunAmerica, Inc. where she prepared all regulatory filings, negotiated all investment management-related and corporate agreements and managed compliance with internal policies and procedures. Ms. Hamideh began her career as an associate in the Investment Management Department of Sullivan and Worcester, LLP in Washington, D.C. Ms. Hamideh earned her Juris Doctor from Loyola Law School, Los Angeles, and her Bachelor of Arts in Economics and Philosophy from Emory University.

Compensation of Executive Officers

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by us. As described above, certain of the executive officers of Realty Mogul, Co. also serve as executive officers of our Manager. Each of these individuals receives compensation for his or her services, including services performed for us on behalf of our Manager, from Realty Mogul, Co. As executive officers of our Manager, these individuals will manage our day-to-day affairs, oversee the review, selection and recommendation of investment opportunities, service acquired investments and monitor the performance of these investments to ensure that they are consistent with our investment objectives. We will indirectly bear some of the costs of the compensation paid to these individuals through fees we pay to our Manager. In addition, we pay each the Chief Executive Officer and Portfolio Manager of our Manager a retainer of 1,000 shares per year.

Limited Liability and Indemnification of our Manager and Others

Subject to certain limitations, our LLC Agreement limits the liability of our Manager, its officers and directors, our Sponsor and our Sponsor’s shareholder and affiliates, for monetary damages and provides that we will indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our Manager, its officers and directors, our Sponsor and our Sponsor’s shareholder and affiliates.

Our LLC Agreement provides that to the fullest extent permitted by applicable law our Manager, its officers and directors, our Sponsor and our Sponsor’s shareholder and affiliates will not be liable to us. In addition, pursuant to our LLC Agreement, we have agreed to indemnify our Manager, its officers and directors, our Sponsor and our Sponsor’s shareholder and affiliates, to the fullest extent permitted by law, against all expenses and liabilities (including judgments, fines, penalties, interest, amounts paid in settlement with the approval of the Company and attorney’s fees and disbursements) arising from the performance of any of their obligations or duties in connection with their service to us or our LLC Agreement, including in connection with any civil, criminal, administrative, investigative or other action, suit or proceeding to which any such person may hereafter be made party by reason of being or having been our Manager, an officer or director of our Manager, our Sponsor or our Sponsor’s shareholder or affiliate.

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Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Term and Removal of our Manager

Our LLC Agreement provides that our Manager will serve as our manager for an indefinite term, but that our Manager may be removed by us, or may choose to withdraw as manager, under certain circumstances.

Our shareholders may only remove our Manager at any time with 30 days prior written notice for “cause,” following the affirmative vote of two-thirds of our shareholders. If our Manager is removed for “cause,” the shareholders will have the power to elect a replacement Manager upon the affirmative vote or consent of the holders of a majority of our common shares. “Cause” is defined as:

●	our Manager’s continued breach of any material provision of our LLC Agreement following a period of 30 days after written notice thereof (or 45 days after written notice of such breach if our Manager, under certain circumstances, has taken steps to cure such breach within 30 days of the written notice);
●	the commencement of any proceeding relating to the bankruptcy or insolvency of our Manager, including an order for relief in an involuntary bankruptcy case or our Manager authorizing or filing a voluntary bankruptcy petition;
●	our Manager committing fraud against us, misappropriating or embezzling our funds, or acting, or failing to act, in a manner constituting bad faith, willful misconduct, gross negligence or reckless disregard in the performance of its duties under our LLC Agreement; provided, however, that if any of these actions is caused by an employee, personnel and/or officer of our Manager or one of its affiliates and our Manager (or such affiliate) takes all necessary and appropriate action against such person and cures the damage caused by such actions within 30 days of our Manager’s actual knowledge of its commission or omission, then our Manager may not be removed; or
●	the dissolution of our Manager.

Unsatisfactory financial performance of the Company does not constitute “cause” under our LLC Agreement.

Our Manager may assign its rights under our LLC Agreement in its entirety or delegate certain of its duties under our LLC Agreement to any of its affiliates, without the approval of our shareholders so long as our Manager remains liable for any such affiliate’s performance, and if such assignment or delegation does not require our approval under the Advisers Act. Our Manager may withdraw as our Manager if we become required to register as an investment company under the Investment Company Act, with such withdrawal deemed to occur immediately before such event. Our Manager will determine whether any succeeding manager possesses sufficient qualifications to perform the management function. In the event of the removal or withdrawal of our Manager, our Manager will cooperate with us and take all reasonable steps to assist in making an orderly transition of the management function.

Holdings of our Common Shares

Our Sponsor has invested $2,500 in us through the purchase of 250 common shares in a private placement at $10.00 per share.

Realty Mogul Platform

We will conduct this offering on the Realty Mogul Platform. The Realty Mogul Platform is operated by RM Technologies, LLC, a wholly-owned subsidiary of Realty Mogul, Co. We will not pay RM Technologies, LLC any sales commissions or other remuneration for hosting this offering on the Realty Mogul Platform. The Realty Mogul Platform has previously hosted private offerings of investment opportunities originated by the RM Originator under similar arrangements. The Realty Mogul Platform was formed in 2013 and has a limited operating history. See “Risk Factors - Risks Related to the Investment Platform.”

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License Agreement

We have entered into a license agreement with Realty Mogul, Co., pursuant to which Realty Mogul, Co. will grant us a non-exclusive, royalty free license to use the name “Realty Mogul”. Other than this license, we will have no legal right to use the “Realty Mogul” name. In the event that our Manager ceases to manage us, we would be required to change our name to eliminate the use of “Realty Mogul.”

Prior Performance of Our Sponsor

Realty Mogul, Co., through the Realty Mogul Platform, is an investment marketplace that connects real estate developers and sponsors with providers of capital. As such, Realty Mogul, Co. and its affiliates historically have not sponsored real estate investment programs. However, in 2017, our Sponsor, RM Sponsor, LLC, a subsidiary of Realty Mogul, Co., sponsored MogulREIT II, Inc. (“MogulREIT II”), a Maryland corporation that has elected to be taxed as a REIT for the taxable year ended December 31, 2017.

MogulREIT II

MogulREIT II is a Maryland corporation formed on January 13, 2017 to own and manage a diversified portfolio of preferred equity and joint venture equity investments in multifamily properties located in target markets throughout the United States. On August 23, 2017, MogulREIT II commenced its initial public offering (the “MR II Initial Offering”) of $50,000,000 in shares of common stock. On December 23, 2020, MogulREIT II commenced its follow-on offering (the “MR II Follow-on Offering,” and together with the MR II Initial Offering, the “MR II Offering”) and terminated the MR II Initial Offering. Pursuant to its follow-on offering, MogulREIT II is offering up to $43,522,230 in shares of its common stock, including shares sold pursuant to its distribution reinvestment plan, which represents the value of the shares available to be offered as of October 31, 2020 out of the rolling 12-month maximum offering amount of $50,000,000 in shares of its common stock at that time. The SEC adopted an amendment to increase the maximum offering amount under Tier 2 of Regulation A from $50,000,000 to $75,000,000. This amendment is effective March 15, 2021, and MogulREIT II intends to utilize this increased offering amount in the future.

As of December 31, 2020, MogulREIT II had issued 3,119,368 shares of its common stock in the MR II Offering for gross offering proceeds of $31,259,060. MR II expects to continue to offer shares of its common stock in the MR II Follow-on Offering until the earlier of (i) December 23, 2023, which is three years from the qualification date of the MR II Follow-on Offering, or (ii) the date on which the maximum offering amount has been raised, unless the MR II Follow-on Offering is terminated by its board of directors at an earlier time.

As of December 31, 2020, the MR II portfolio was comprised of approximately $123,033,000 in real estate investments at original cost that, in the opinion of the Manager, meets its investment objectives. MogulREIT II has made, and intends to continue to make, preferred equity and joint venture equity investments in apartment communities that have demonstrated consistently high occupancy and income levels across market cycles as well as multifamily properties that offer value added opportunities with appropriate risk-adjusted returns and opportunity for value appreciation.

Distributions

For the year ended December 31, 2020, MogulREIT II’s board of directors authorized and paid distributions to stockholders of approximately $1,255,000, including approximately $763,000 through the issuance of shares pursuant to its distribution reinvestment plan. For the year ended December 31, 2019, MogulREIT II’s board of directors authorized and paid distributions to stockholders of approximately $854,000, including approximately $490,000 through the issuance of shares pursuant to its distribution reinvestment plan.

MogulREIT II has not established a targeted date or time frame for pursuing a liquidity transaction, although it has disclosed in its offering circular that it expects to seek a liquidity transaction in the future when its board of directors determines such event to be in the best interests of its stockholders. The timing and method of any liquidity transaction for MogulREIT II was undetermined as of June 11, 2021.

Realty Mogul, Co. and Affiliates Origination (as of June 11, 2021):

Type	Total Originations (millions)	Sold/Repaid in Full (millions)	Assets Under Management (millions)
Common Equity	$376.3	$87.4	$288.9
1031 Exchanges	$25.0	$25.0	$0.0
Preferred Equity	$23.7	$16.1	$7.6
Mezzanine Debt	$18.0	$15.7	$2.3
Senior Debt	$174.4	$174.4	$0.0
Total	$617.4	$318.6	$298.8

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MANAGEMENT COMPENSATION

Our Manager and its affiliates will receive fees and expense reimbursements for services relating to this offering and the investment and management of our assets. As described below, we will pay our Manager an asset management fee and we will reimburse our Manager for certain expenses. We also may pay to an RM Originator certain loan servicing fees, as described below. The remainder of the fees described below will be paid by the borrower that receives a loan from us or the special purpose entity that issues equity to us.

No portion of the fees detailed below will be allocated to any individual in his or her capacity as an executive officer of our Manager.

Fees Paid by Us

The following table sets forth the fees and expense reimbursements paid by us to our Manager and/or its affiliates for services relating to this offering and the investment and management of our assets:

Form of Compensation and Recipient	Determination of Amount	Estimated Amount

Organization and Offering Stage

Reimbursement of Organization and Offering Expenses - Manager	Our Manager has paid and may continue to pay organization and offering expenses on our behalf. We will reimburse our Manager for actually incurred third-party organization and offering costs it incurs on our behalf, the amount of which will depend on the offering proceeds we raise. See “Estimated Use of Proceeds” for more details.	We expect total organization and offering expenses to be no more than $1,837,163.

Operational Stage

Asset Management Fee - Manager	We will pay our Manager a monthly asset management fee equal to an annualized rate of 1.00% payable in arrears, which will be based on the total equity value. For purposes of this fee, total equity value equals (a) our then-current NAV per share, multiplied by (b) the number of our common shares then outstanding.	Actual amounts are dependent upon the offering proceeds we raise (and any leverage we employ) and the results of our operations and changes to our NAV. We cannot determine these amounts at the present time.
Reimbursement of Other Operating Expenses - Manager

We will reimburse our Manager for out-of-pocket expenses incurred on our behalf, including license fees, auditing fees, fees associated with SEC reporting requirements, insurance costs, tax return preparation fees, taxes and filing fees, administration fees, fees for the services of an Independent Representative or Advisory Board, and third-party costs associated with the aforementioned expenses. These expenses do not include our Manager’s or Realty Mogul, Co.’s overhead, employee costs, utilities or technology costs.

The aforementioned expense reimbursements that we will pay to our Manager may be originally incurred by Realty Mogul, Co. in the performance of services by its employees under the shared services agreement between our Manager and Realty Mogul, Co. See “Management—Shared Services Agreement.”

Actual amounts are dependent upon our operations. We cannot determine these amounts at the present time.

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Fees Paid With Respect to Loans and Preferred Equity Only
Servicing Fee – Affiliate of the Manager	With respect to any loans or preferred equity investments we make or acquire, we will pay a servicing fee of 0.50% of the principal balance plus accrued interest of each loan or preferred equity investment and any applicable additional amounts associated with such investment to RM Originator for the servicing and administration of certain loans and investments held by us. RM Originator may decide to enter into a servicing agreement with an unaffiliated third party to service and administer the loans and preferred equity investments held by us, and will pay for any expenses incurred in connection with standard subservicing thereunder out of the servicing fee paid to it by us. The servicing agreement will define the terms of the servicing arrangement as well as the amount of the servicing fee that is paid by RM Originator to the unaffiliated third party. The servicing fee is calculated as an annual percentage of the principal balance of the debt or preferred equity investment plus accrued interest and any applicable additional amounts associated with such investment, and is deducted at the time that payments on the asset are made. The fee is deducted in proportion to the split between accrued and current payments. Servicing fees payable by us may be waived at RM Originator’s sole discretion.	Actual amounts are dependent upon the principal amount of the loans or preferred equity investments. We cannot determine these amounts at the present time.

Special Servicing Fee – Affiliate of the Manager

We may pay a special servicing fee to RM Originator equal to an annualized rate of 1.00% of the original principal balance of a non-performing debt or preferred equity investment serviced by such RM Originator and any additional amounts associated with such investment. Whether an investment is deemed to be non-performing is in the sole discretion of our Manager.

The payment of the special servicing fee shall be in addition to any third-party special servicing expenses incurred by us, which may include special fees associated with recovery efforts by RM Originator.

Actual amounts are dependent upon the occurrence of a debt or preferred equity investment becoming non-performing and the original principal balance of such investment and any additional amounts associated with such investment. We cannot determine these amounts at the present time.

Fees Paid by Unaffiliated and Affiliated Third Parties to our Manager or Affiliates of our Manager in Equity Assets – Special Purpose Entity

From time to time, a special purpose entity in which we invest may pay our Manager or an affiliate of our Manager one or more of the fees set forth below relating to the investment and management of our equity assets. A portion of these fees may be paid to personnel affiliated with our Manager, including officers of our Manager, Jilliene Helman and Eric Levy. The following fees will be paid by the particular special purpose entity and not by us, and we will not be entitled to these fees. Although the special purpose entity will pay these fees, there are instances in which we are the sole member, and have control, of the special purpose entity in connection with an investment in an equity asset. The actual amounts of the following fees are dependent upon the total invested equity, transaction sizes and distributable cash. We cannot determine these amounts at the present time. In addition, these fees may reduce the amount of funds that are invested in the underlying real estate or the amount of funds available to pay distributions to us, thereby reducing our returns in that particular investment.

●	Buyer’s Real Estate Brokerage Fee / Real Estate Due Diligence Fee – fee paid to our Manager or an affiliate of our Manager in an amount up to 3% of the total contract purchase price of the property.
●	Financing Coordination Fee and Credit Guarantee Fee – fee paid to an affiliate of or personnel affiliated with our Manager in an amount up to 1.0% of the financing amount in the event that an affiliate or officer of our Manager provides services in connection with arranging the debt or provides a credit guarantee in connection with the financing.

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●	Property-Level Asset Management Fee – fee paid to our Manager or an affiliate of our Manager in an amount equal to an annualized 1.50% of Effective Gross Income (as defined below) that will be paid monthly to the Manager for asset management services related to certain transactions. Effective Gross Income means a property’s potential gross rental income plus other income less vacancy and credit costs for any applicable period.
●	Seller’s Real Estate Brokerage Fee / Real Estate Disposition Fee – fee paid to our Manager or an affiliate of our Manager in an amount up to 2% of the contract sales price of a property in the event that an affiliate of our Manager or our Manager provides disposition services for the property.
●	Promoted Interest – interest paid to our Manager or an affiliate of our Manager in an undetermined amount of the entity’s distributable cash, after all other partners or members have been paid ( 8% or higher) cumulative, non-compounded preferred return.

Fees Paid by Unaffiliated Third Parties to Affiliates of our Manager in Loan or Preferred Equity Investment – Borrower

From time to time, when one of the affiliates of our Manager, including RMCC, originates a commercial real estate loan or preferred equity investment that is sold to us, the borrower of the transaction may pay fees to RMCC. The following are the fees paid by the borrower of a loan to affiliates of our Manager relating to the origination, investment and management of our debt, fixed income, and preferred equity assets. The fees are paid to RMCC by the borrower entity and not by us. We will not be entitled to this fee. The actual amount of origination fees, extension fees and exit fees that will be paid are dependent upon the total transaction amount funded. We cannot determine these amounts at the present time.

●	Origination Fee – fee paid to an affiliate of the Manager in an amount up to 2% of the financing amount.
●	Extension Fee – fee paid to an affiliate of the Manager in an amount up to 1% of the financing amount per loan extension.
●	Modification Fee – fee paid to an affiliate of the Manager in an amount up to 1% of the financing amount per loan modification.
●	Default Interest – interest paid to an affiliate of Manager as defined under the particular loan agreement.
●	Prepayment Penalties – amount paid to an affiliate of the Manager where each prepayment penalty based on the amount of interest that would have accrued on the principal amount of the loan or preferred equity investment at the time of prepayment during the period commencing on the prepayment date and ending on the prepayment penalty period end date.
●	Exit Fee – fee paid to an affiliate of the Manager in an amount (i) up to 1% upon payoff or (ii) calculated as a percentage of the financing amount or outstanding loan balance per extension.

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PRINCIPAL SHAREHOLDERS

The following table sets forth the beneficial ownership of our common shares as of the date of this offering circular for each person or group that holds more than 5% of our common shares, for each executive officer of our Manager and for the executive officers of our Manager as a group. To our knowledge, each person that beneficially owns our common shares has sole voting and disposition power with regard to such shares.

Unless otherwise indicated below, each person or entity has an address in care of our principal executive offices at 10573 W Pico Blvd., PMB #603, Los Angeles, CA 90064.

	Number of Shares Beneficially	Percent of All
Name of Beneficial Owner (1)	Owned	Shares
RM Sponsor, LLC (2)(3)	250	*	%
Jilliene Helman	1,004	*	%
Eric Levy	3,082	*	%
Saher Hamideh	—	—
All executive officers of our Manager as a group (3 persons)	4,336	*	%

*Represents less than 1.0% of our outstanding common shares.

(1)	Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has a right to acquire within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest.
(2)	As of the date of this offering circular, RM Sponsor, LLC owns 0.0090% of our issued and outstanding common shares.
(3)	All voting and investment decisions with respect to our common shares that are held by RM Sponsor, LLC are controlled by its manager, Jilliene Helman. Ms. Helman disclaims beneficial ownership of such shares.

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CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with our Manager and its affiliates. We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we have adopted to mitigate some of the risks posed by these conflicts.

Our Affiliates’ Interests in Other Realty Mogul Entities

General

The officers of our Manager and the key real estate and debt finance professionals of Realty Mogul, Co. who perform services for us on behalf of our Manager are also officers, directors, managers, and/or key professionals of Realty Mogul, Co. and other affiliated entities. These persons have legal obligations with respect to those entities that are similar to their obligations to us. In the future, these persons and other affiliates of Realty Mogul, Co. may organize other real estate-related programs and acquire for their own account real estate-related investments that may be suitable for us. In addition, Realty Mogul, Co. may grant equity interests in our Manager to certain management personnel performing services for our Manager.

Allocation of Investment Opportunities

Realty Mogul, Co., our Sponsor and our Manager may establish and sponsor additional REITs in the future, and continue to offer investment opportunities through the Realty Mogul Platform, including offerings that will acquire or invest in commercial real estate loans and other real estate-related assets. These additional REITs may have investment criteria that compete with us. Except under any policies that are followed by our Manager or Sponsor, no REIT (including us) or Realty Mogul Platform investment opportunity will have any duty, responsibility or obligation to refrain from:

●	engaging in the same or similar activities or lines of business as any other REIT or Realty Mogul Platform investment opportunity;
●	doing business with any potential or actual tenant, lender, purchaser, supplier, customer or competitor of any REIT or Realty Mogul Platform investment opportunity;
●	engaging in, or refraining from, any other activities whatsoever relating to any of the potential or actual tenants, lenders, purchasers, suppliers or customers of any REIT or Realty Mogul Platform investment opportunity;
●	establishing material commercial relationships with another REIT or Realty Mogul Platform investment opportunity; or
●	making operational and financial decisions that could be considered to be detrimental to another REIT or Realty Mogul Platform investment opportunity.

In addition, any decisions by our Sponsor or Manager to renew, extend, modify or terminate an agreement or arrangement, or enter into similar agreements or arrangements in the future, may benefit one REIT more than another REIT or limit or impair the ability of any REIT to pursue business opportunities. In addition, third parties may require as a condition to their arrangements or agreements with or related to any one particular REIT that such arrangements or agreements include or not include another REIT, as the case may be. Any of these decisions may benefit one REIT more than another REIT. For more information, see “Management – Allocation of Investment Opportunities.”

Allocation of Our Affiliates’ Time

We rely on Realty Mogul, Co.’s key real estate and debt finance professionals who act on behalf of our Manager, including Jilliene Helman, for the day-to-day operation of our business. A majority of the investment committee of our Manager will approve each of our investments. Jilliene Helman, our Manager’s Chief Executive Officer and Eric Levy, our Manager’s Portfolio Manager make up our Manager’s investment committee. Jilliene Helman is also the Chief Executive Officer of Realty Mogul, Co. and RM Manager, LLC. As a result of her interests in other affiliated entities, her obligations to other investors and the fact that she engages in and she will continue to engage in other business activities on behalf of herself and others, Jilliene Helman will face conflicts of interest in allocating her time among us, our Manager and other affiliated entities and other business activities in which she is involved. However, we believe that our Manager and its affiliates have sufficient real estate and debt finance professionals to fully discharge their responsibilities to the affiliated entities for which they work.

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Receipt of Fees and Other Compensation by our Manager and its Affiliates

Our Manager and its affiliates will receive substantial fees from us, which fees have not, and will not, be negotiated at arm’s length. These fees could influence our Manager’s advice to us as well as the judgment of affiliates of our Manager, some of whom also serve as our Manager’s officers and the key real estate and debt finance professionals of Realty Mogul, Co. Among other matters, these compensation arrangements could affect their judgment with respect to:

●	the continuation, renewal or enforcement of provisions in our LLC Agreement involving our Manager and its affiliates, or the shared services agreement between our Manager and Realty Mogul, Co.;
●	public offerings of equity by us, which will likely entitle our Manager to increased asset management fees and other fees;
●	acquisitions of investments of loans at higher purchase prices, which entitle our Manager to higher asset management fees regardless of the quality or performance of the investment or loan and, in the case of acquisitions of investments from other affiliated entities, might entitle affiliates of our Manager to other fees from unaffiliated third-parties;
●	whether and when we seek to list our common shares on a stock exchange or other trading market;
●	whether we seek shareholder approval to internalize our management, which may entail acquiring assets (such as office space, furnishings and technology costs) and the key real estate and debt finance professionals of Realty Mogul, Co. who are performing services for us on behalf of our Manager for consideration that would be negotiated at that time and may result in these real estate and debt finance professionals receiving more compensation from us than they currently receive from Realty Mogul, Co.;
●	whether and when we seek to sell the Company or its assets; and
●	whether and when we merge or consolidate our assets with other companies, including companies affiliated with our Manager.

Our Manager may experience a conflict of interest in determining whether to acquire, on our behalf, loans and other assets originated or sourced by third parties rather than those originated or sourced by an RM Originator . However, our objective is to use an RM Originator and their principals’ expertise in loan origination and their principals’ expertise in sourcing equity opportunities. In any event, the origination fees are payable by the borrower of such loans or sponsor of such equity opportunities and not by us.

Duties Owed by Some of Our Affiliates to Our Manager and our Manager’s Affiliates

Our Manager’s officers and the key real estate and debt finance professionals of Realty Mogul, Co. performing services on behalf of our Manager are also officers, directors, managers and/or key professionals of:

●	Realty Mogul, Co.;
●	RM Adviser, LLC, our Manager;
●	RM Sponsor, LLC, our Sponsor;
●	Realty Mogul Commercial Capital, Co.;
●	Mogul Securities, LLC;
●	RM Technologies, LLC, the operator of the Realty Mogul Platform;
●	RM Manager, LLC; and
●	other affiliated entities.

As a result, they owe duties to each of these entities, their shareholders, members and limited partners. These duties may from time to time conflict with the duties that they owe to us.

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No Independent Underwriter

As we are conducting this offering without the aid of an independent underwriter, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with the offering of securities. See “Plan of Distribution.”

License Agreement

We have entered into a license agreement with Realty Mogul, Co. effective upon the commencement of this offering, pursuant to which Realty Mogul, Co. will grant us a non-exclusive, royalty free license to use the name “Realty Mogul.” See “Management—License Agreement.”

Certain Conflict Resolution Measures

Independent Third-Party Appraisal, Independent Representative and Advisory Board

If our Sponsor, Manager or their affiliates have a conflict of interest with us that is not otherwise covered by an existing policy we have adopted, or if a transaction is deemed to be a principal transaction, our Manager will obtain an independent third-party appraisal regarding such a transaction or either: (i) appoint an Independent Representative who is an independent third party with significant commercial real estate and real estate-related investment experience as well as knowledgeable of the Company and its portfolio, or (ii) submit such a transaction to the Advisory Board, which will be consisted of a minimum of two individuals in connection with the review and approval of the applicable transaction to determine whether the resolution of such conflicts in the transaction is fair and reasonable to us. An approval of a transaction by the Advisory Board must have unanimous approval. Any compensation payable in connection with obtaining the third-party appraisal or to the Independent Representative or Advisory Board for serving in such capacity on our behalf will be payable by us. Our Manager is only authorized to execute principal transactions with the prior approval of the Independent Representative or the Advisory Board and in accordance with applicable law. Such prior approval may include, but not be limited to, pricing methodology for the acquisition of assets and/or liabilities for which there are no readily observable market prices. Prior approval is not required for principal transactions in which we invest at the purchase price of such transaction and subject to market-rate fees paid to affiliates of our Manager similar to those described in the Offering Circular. See “Plan of Operation — Related Party Loans and Warehousing of Assets” for further detail on when we will use an Independent Representative or the Advisory Board and “Management Compensation” for further detail on fees paid to affiliates of our Manager.

As previously disclosed, on January 22, 2021, our Manager appointed Louis S. Weeks III to serve as an Independent Representative. In consideration for his services, we will pay Mr. Weeks a retainer of 1,000 shares per year.

Mr. Weeks is the Founder and Principal at SeaburyCoxe Advisors LLC, consultants in financing and investing in commercial real estate. The firm is located in Baltimore, MD and is active nationally with projects and clients in New York, Philadelphia, Hartford and Los Angeles., Mr. Weeks has been involved in commercial real estate investments and finance for more than 35 years. He spent 26 years at ColumbiaNational Real Estate Finance, an 80-year-old Mortgage Banking firm in Baltimore, MD founded by the late James W. Rouse. His responsibilities included 10 years as the firm’s Managing Partner and CEO. He was responsible for the company’s overall operations, production, servicing, and finance. Over the years, Mr. Weeks has arranged debt and equity for clients totaling over $3.0 billion. Mr. Weeks’ early career was spent in the banking industry in New York City with Manufacturers Hanover Trust and Bankers Trust Co. He has been an active member of the local chapters of NAIOP, ULI, ICSC, MBA and Baltimore Downtown Partnership and served on numerous local community organizations. Mr. Weeks has also served as an independent director on the board of directors of MogulREIT II, Inc. since 2017. We believe that Mr. Weeks’s significant experience makes him qualified to serve as an independent representative.

Our Policies Relating to Conflicts of Interest

In addition to the provisions in our LLC Agreement described below and our Manager’s investment allocation policies described above, we have adopted the following policies prohibiting us from entering into certain types of transactions with our Manager, our Sponsor, their officers or any of their affiliates in order to further reduce the potential for conflicts inherent in transactions with affiliates.

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Pursuant to our conflicts of interest policy, we may not engage in the following types of transactions unless such transaction is approved by the Independent Representative or the Advisory Board:

●	sell or lease any investments to our Manager, our Sponsor, their officers or any of their affiliates;
●	acquire or lease any investments from our Manager, our Sponsor, their officers or any of their affiliates, except as described in “Plan of Operation — Related Party Loans and Warehousing of Assets”;
●	invest in or make mortgage loans in which the transaction is with our Manager, our Sponsor, their officers or any of their affiliates, including any mortgage loans that are subordinate to any mortgage or equity interest of our Manager, our Sponsor, their officers or any of their affiliates; and
●	accept a loan from any affiliate of our Manager, other than loans that, in the aggregate, do not exceed $20 million and do not carry an interest rate that exceeds the then current applicable prime rate with respect to such loans.

Our conflicts of interest policy may be amended at any time in our Manager’s discretion.

Other LLC Agreement Provisions Relating to Conflicts of Interest

Term of our Manager. Our LLC Agreement provides that our Manager will serve as our manager for an indefinite term, but that our Manager may be removed by us, or may choose to withdraw as manager, under certain circumstances. Our shareholders may remove our Manager at any time with 30 days prior written notice for “cause,” following the affirmative vote of two-thirds of our shareholders. Unsatisfactory financial performance does not constitute “cause” under our LLC Agreement. Our Manager may withdraw as manager if we become required to register as an investment company under the Investment Company Act, with such withdrawal deemed to occur immediately before such event. In the event of the removal of our Manager, our Manager will cooperate with us and take all reasonable steps to assist in making an orderly transition of the management function. Our Manager will determine whether any succeeding manager possesses sufficient qualifications to perform the management function. See “Management—Term and Removal of our Manager.”

Other Transactions Involving Affiliates. Before engaging in a transaction involving an affiliate, our Manager must conclude that all other transactions between us and our Sponsor, our Manager, any of their officers or directors, or any of their affiliates are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

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INVESTMENT OBJECTIVES AND STRATEGY

Investment Objectives

Our investment objectives are:

●	to pay attractive and consistent cash distributions on a monthly basis by rigorously evaluating numerous investment opportunities to find those that can support the distribution target;
●	to create a portfolio of diversified investments; and
●	to preserve, protect, increase and return your capital contribution.

We cannot assure you that we will attain these objectives or that the value of our assets will not decrease. Furthermore, within our investment objectives and policies, our Manager will have substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets.

Investment Strategy

We intend to use substantially all of the proceeds of this offering to acquire, asset manage, selectively leverage, syndicate and sell investments in a variety of commercial real estate loans, direct investments in real estate and other investments in commercial real estate.

We will hold both mortgage or debt related investments and equity related investments, with an objective to achieve consistent cash distributions supported by recurring payments from investments in debt and equity, and by capital gains driven by appreciation from investments in equity.

More specifically, we intend to hold: (1) at least 55% of the total value of our assets in commercial mortgage-related instruments that are closely tied to one or more underlying commercial real estate projects, such as mortgage loans, subordinated mortgage loans, mezzanine debt and participations (also referred to as B-Notes), as well as direct interests in real estate that meet certain criteria outlined by the staff of the SEC; and (2) at least 80% of the total value of our assets in the types of assets described above plus in real estate-related assets that are related to one or more underlying commercial real estate projects. These real estate-related assets may include assets such as equity or preferred equity interests in companies whose primary business is to own and operate one or more specified commercial real estate projects; and, in certain cases when we have excess cash, interests in publicly traded REITs.

As indicated above, we will invest a portion of our portfolio in equity instruments, primarily in real estate-related companies, subject to certain limitations related to our qualification as a REIT and to maintaining our exclusion under the Investment Company Act. Our focus on investing in equity instruments will be to seek investments that will produce returns to investors through capital appreciation.

We will seek to maintain a portfolio of investments that generate a low volatility income stream of attractive and consistent cash distributions. We will seek to emphasize the payment of current returns to investors and preservation and growth of invested capital. We expect that our portfolio will be diversified by security type, property type and geographic location. Additionally, we will:

●	Not invest in properties requiring the new construction of a building;
●	Not invest in raw land as a standalone investment;
●	Not invest in hotels;
●	Target investments in properties with existing cash-flow;
●	Target commercial real estate investments;
●	Target all major commercial property types, including apartment buildings, office buildings, retail centers, self-storage facilities, mobile home communities and industrial facilities;
●	Target investments that include subordinate capital investments by strong sponsors;
●	Target investments that possess strong structural features that will maximize repayment potential; and

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We do not expect to use leverage at the portfolio level, but we have used, and may continue to use, asset-level leverage, which, in the aggregate across the portfolio, we do not expect to exceed 75% of the cost (before deducting depreciation or other non-cash reserves) of our total assets, capital expenditures and closing costs.

In executing on our business strategy, we believe that we will benefit from our Manager’s affiliation with Realty Mogul, Co. given Realty Mogul, Co.’s strong track record and extensive experience and capabilities as an online real estate origination and funding platform. These competitive advantages include:

●	Realty Mogul, Co.’s experience and reputation as a leading real estate investment manager, which historically has given it access to a large investment pipeline similar to our targeted assets and the key market data we will use to underwrite and portfolio manage assets;
●	Realty Mogul, Co.’s direct and online origination capabilities, which are amplified by a proprietary crowdfunding technology platform, business process automation, and a large user base, of which a significant portion are seeking capital for real estate projects;
●	Realty Mogul, Co.’s relationships with financial institutions and other lenders that originate and distribute commercial real estate debt and other real estate-related products and that finance the types of assets we intend to acquire;
●	Realty Mogul, Co.’s experienced portfolio management team which actively monitors each investment through an established regime of analysis, credit review and protocol; and
●	Realty Mogul, Co.’s management team which has a successful track record of making commercial real estate investments in a variety of market conditions.

Market Overview and Opportunity

We believe that the near and intermediate-term market for investment in commercial real estate loans, commercial real estate, commercial real estate equity securities, and other real estate-related assets presents investors with attractive risk adjusted return opportunities. Given the likelihood of a continued low interest rate environment for the U.S. economy, which encourages borrowing, we favor an equity-focused strategy that targets preferred equity investments to maximize current income, with significant subordinate capital and downside structural protections, and joint venture equity investments to share the upside of asset appreciation with our shareholders. While we will continue to pursue commercial real estate loans, such as senior and mezzanine loans, when compelling investment opportunities arise, our focus will be on preferred equity and joint venture equity investments as we currently believe they will produce the best risk-adjusted return.

MACRO OVERVIEW

In Q3 2020, the Federal Reserve (the “Fed”) forecasted a GDP decline of 3.7% for the year 2020, which was the median of individual projections from Fed participants. In December 2020, the Fed revised its forecast positively to reflect a decline of 2.4% for 2020. This marks two consecutive quarters in which the Fed has decreased its estimate, which is understandable given the high level of uncertainty with regard to COVID-19’s significant impact on the national economy. For 2021, the Fed predicts a 4.2% increase in real GDP. In Q4 2020, the U.S. economy grew by 4% quarter over quarter at a seasonally adjusted annual rate compared to a 33% increase in Q3 2020 per the U.S. Bureau of Economic Analysis (“BEA”). The Q3 GDP followed a 32.9% quarterly decrease in Q2 2020 as a result of COVID-19.

We believe that 2021 will begin with a slower Q1 as the economy continues to reopen, vaccines are rolled out and herd immunity is reached with larger economic output coming towards year-end. We are also watching the personal savings rate as it relates to the economic recovery. In the years leading up to the pandemic, personal savings as a percentage of disposable income remained around 8%. During COVID-19, personal savings spiked to over 30% before falling to 13.7% as of December 2020, the highest level since the 1970’s. Excess savings being deployed into the economy should continue to help the economy rebound, but a rapid increase in consumer spending could cause an inflationary economic environment.

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EMPLOYMENT AND WAGE GROWTH

Unemployment has fluctuated as a result of COVID-19, reaching a peak in April 2020 at 14.9% as reported by the U.S. Bureau of Labor Statistics (“BLS”). The unemployment rate has dropped or remained static each month since April, ending January 2021 at 6.3%. The Fed forecasts that the unemployment rate will decrease to 5% for 2021 .

IMPACT OF MONETARY POLICY

In an effort to relieve downward economic pressure caused by COVID-19, the federal government has intervened with multiple stimulus bills. In 2020, Congress passed the $484 billion Paycheck Protection Program (“PPP”) and Health Care Enhancement Act, the $2.3 trillion CARES Act, the $8.3 billion Coronavirus Preparedness and Response Supplemental Appropriations Act and the $192 billion Families First Coronavirus Response Act, totaling almost $3 trillion of coronavirus-related aid to both business and individuals.

A study conducted by The Wharton School at University of Pennsylvania estimated that the $2.3 trillion CARES Act increased GDP by approximately 5% in 2020 while lowering GDP by 0.2% in 2030.

Congress finalized the American Rescue Plan, a $1.9 trillion relief bill, which includes an additional $1,400 stimulus payment, $25 billion in rental assistance for low and moderate-income households who have lost jobs during the pandemic, and $5 billion to help struggling renters pay their utility bills. The plan will also continue to protect tenants from eviction through September 30, 2021.

The same department at Wharton estimates that the American Rescue Plan will increase GDP by approximately 0.6% in 2021 while lowering GDP by 0.2% in 2022. We expect this federal stimulus to further benefit the economic recovery, but with such aggressive stimulus over the past year, it may lead to inflation in the intermediate term. We believe that real estate acts as a hedge against inflation as property prices and rental income tend to rise as inflation rises.

2021 OUTLOOK

Although the country has entered a period of higher uncertainty as a result of the impact of COVID-19, we believe that unprecedented federal stimulus has distorted the markets and helped us to avoid a crisis like 2008. Coupled with the COVID-19 vaccines, and our assumption that the adverse effect from COVID-19 will end sometime in 2021, we believe there will be significant opportunity in the coming year. We have acquired, and will continue to acquire, stable, cash-producing investments to meet our distribution target, and we will continue to employ an acquisition strategy that supports this goal. Originally, in order to achieve this goal, we invested in senior and mezzanine loans and preferred equity. In 2019, we shifted away from these types of investments due to the historically low interest rate environment and the thesis that we could achieve better risk adjusted returns by investing in joint venture equity. We target highly occupied, stable assets, and we believe that multifamily, office and industrial assets will offer us the best risk-adjusted return and cash flow to meet our distribution objectives. We entered 2021 with a solid cash position for acquisition, a portion of which we used to acquire an investment in a multifamily property located in Fenton, Missouri. We currently have 58% of the portfolio invested in multifamily, and we are bullish on the asset class for 2021 and beyond.

We believe this investment strategy will position us to be an income-focused REIT so that we can meet our investment objectives of paying attractive and consistent cash distributions to shareholders, creating a portfolio of diversified investments and preserving, protecting, increasing and returning shareholders’ capital contributions.

Targeted Investments

We will continue to seek to acquire a diversified portfolio of commercial real estate investments consisting primarily of direct interests in real estate and equity as well as commercial real estate loans (including senior mortgage loans, subordinated mortgage loans, mezzanine debt, and participations in such loans (also referred to as B-Notes)), as well as and other investments in commercial real estate. We may also invest in interests in publicly traded REITs and other real estate-related assets. Our ability to execute our investment strategy is enhanced through access to an RM Originator’s direct origination capabilities, as opposed to a strategy that relies solely on buying assets in the open market from third party originators. As of April 2021, we have 11 real estate investments, including seven joint venture equity investments and four debt or debt-like investments, with the underlying real estate spread across six states. Of the 23 debt or debt-like investments that we have originated, 18 have paid off in full through December 31, 2020, and one has paid off in 2021. Moreover, seven loans have paid off since the outbreak of the COVID-19 pandemic, including three office assets, three retail assets and one multifamily asset. We have structured our current portfolio with significant concentrations of multifamily assets and office assets with strong tenancy, which we believe are economically resilient asset types, especially given the current economic climate.

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Commercial Real Estate Loans

We intend to acquire commercial real estate loans by purchasing them from an RM Originator and third party sellers. Although we generally prefer the benefits of origination through an RM Originator , our expectation of market conditions in the near term suggests that there may be opportunities to purchase commercial real estate debt or equity at prices that compensate the buyer for its ability to make quick and accurate credit determinations. The experience of our Manager’s management team in making such credit decisions greatly augments our capabilities in this area.

The underwriting process that the RM Originator intends to implement for potential Company investments involves financial, structural, market, operational and legal due diligence of borrowers and partners. The due diligence and analysis for potential Company investments generally would include assessment of current and future market conditions for specific assets, assessment of asset sellers and other counterparties, and identification of available financing opportunities from counterparties and third parties. When evaluating a potential investment opportunity for the Company, the RM Originator will complete a financial review and valuation.

The underwriting process that the RM Originator has developed and refined, and which the RM Originator will utilize for Company investment opportunities, focuses on the following four aspects of a transaction:

1)	the property (condition, financials, comparable properties, and tenants);
2)	the location (population, employers, and transportation);
3)	the real estate company (background, credit, experience, and references); and
4)	third party reports (property management company, lender, and environmental and title reports).

This contemplated underwriting process is not newly developed for the Company. Realty Mogul undertakes a similar due diligence process for potential Realty Mogul Platform investment opportunities. However, with respect to investment opportunities on the Realty Mogul Platform, Realty Mogul is not recommending whether an investor should invest in a particular opportunity. Also, Realty Mogul is analyzing potential platform investments to determine whether the investment may be sellable to investors, but is not managing toward an anticipated rate of return in the way that it would for potential Company investments.

If we choose to invest in commercial real estate loans, we will target the following types:

Senior Mortgage Loans. We intend to invest in senior mortgage loans that are primarily three- to five-year term loans providing capital for the acquisition, refinancing or repositioning of quality real estate and may be fixed or floating rate loans that immediately provide us with current income, which we refer to as current-pay loans. We expect that our senior mortgage loans will be backed by properties located in the U.S. We may selectively syndicate portions of these loans, including senior or junior participations that will effectively provide permanent financing or optimize returns which may include interest-only portions.

Senior mortgage loans provide for a higher recovery rate and lower defaults than other debt positions due to the lender’s favorable control features which at times means control of the entire capital structure. Because of these attributes, this type of investment receives favorable treatment from third party rating agencies and financing sources, which should increase the liquidity of these investments.

Subordinated Mortgage Loans. We may also invest in structurally subordinated first mortgage loans and junior participations in first mortgage loans or participations in these types of assets, commonly referred to as B-Notes, secured by quality real estate properties primarily located in the U.S. We may acquire subordinated mortgage loans from an RM Originator or we may buy such assets directly from third-party originators. Due to the current credit market weakness and resulting dearth of capital available in this part of the capital structure, we believe that the opportunities to buy subordinated mortgage investments on favorable terms will continue to be attractive.

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Investors in subordinated mortgage loans are compensated for the increased risk of such assets from a pricing perspective as compared to first mortgage loans but still benefit from a lien on the related property. Investors typically receive principal and interest payments at the same time as senior debt unless a default occurs, in which case these payments are made only after any senior debt is paid in full. Rights of holders of subordinated mortgage loans are usually governed by participation and other agreements that, subject to certain limitations, typically provide the holders with the ability to cure certain defaults and control certain decisions of holders of senior debt secured by the same properties (or otherwise exercise the right to purchase the senior debt), which provides for additional downside protection and higher recoveries.

Mezzanine Debt. This debt is secured by one or more direct or indirect ownership interests in an entity that directly or indirectly owns commercial real property. We may own mezzanine debt directly or we may hold a participation in mezzanine debt or a sub-participation in mezzanine debt. Mezzanine debt may have either short (three- to five-year) or longer (up to 10 year) terms and may have a fixed or floating rate. This debt is predominantly composed of current-pay loans (although there may be a portion of the interest that accrues if cash flow generated by the related property is not sufficient to pay current interest) and may provide for participation in the value or cash flow appreciation of the underlying property, which participation is known as an “equity kicker” as described below. We believe that opportunities to buy mezzanine debt on favorable terms will continue to be attractive. In the current market, mezzanine debt can be the key piece of capital to bridge the gap between senior debt and borrower equity during a refinance or acquisition. Therefore, we expect to achieve favorable terms — both economic and structural — on the mezzanine debt in which we invest.

Investors in mezzanine debt are compensated for the increased risk of such assets from a pricing perspective and still benefit from the right to foreclose, in many instances more efficiently than senior mortgage debt. Upon a default by the borrower under mezzanine debt, the mezzanine lender generally can take control on an expedited basis of the property-owning entity, subject to the rights of the holders of debt senior in priority on the property. Rights of holders of mezzanine debt are usually governed by intercreditor or interlender agreements that provide such holders with the right to cure certain defaults and control certain decisions of holders of any senior debt secured by the same properties (or otherwise exercise the right to purchase the senior debt), which provides for additional downside protection and higher recoveries.

Nonetheless, these types of investments involve a higher degree of risk relative to a senior mortgage secured by the underlying real property because the investment may become unsecured as a result of foreclosure by the senior lender if the mezzanine lender is unable to cure senior mortgage defaults. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy the mezzanine debt. If a borrower defaults on our mezzanine debt or debt senior to our debt, or in the event of a borrower bankruptcy, our mezzanine debt will be satisfied only after the senior debt has been repaid.

Commercial Real Estate-Related Debt Securities

In addition to our focus on investments in commercial real estate and commercial real estate loans, we may also invest in commercial real estate-related debt securities such publicly-traded REIT securities.

Publicly-Traded REIT Securities. We may also choose to invest in senior unsecured debt securities of publicly-traded equity REITs. Publicly-traded equity REITs typically own large, diversified pools of commercial real estate properties and employ moderate leverage. Most of these companies specialize in particular property types such as regional malls, office properties, apartment properties and industrial warehouses. Corporate bonds issued by these types of REITs are usually rated investment grade and benefit from strong covenant protection.

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Investments in Commercial Real Property

If we invest through majority-owned subsidiaries, we will have major decision rights over matters, including, but not limited to, financing, refinancing, sale, and material changes to the underlying real estate. If we invest through majority-owned subsidiaries, we expect that our majority-owned subsidiaries would generally make investments that meet the following criteria: (i) our subsidiaries would exercise ongoing control rights over the management of the underlying property (e.g., consent rights over sale, refinance, major project decisions, development plans, budgets, raising additional equity or debt, etc.), (ii) our subsidiaries would have approval rights in connection with any material decision pertaining to the administration and servicing of any mortgage loan and with respect to any material modification of such mortgage loan agreements that encumber the underlying property, (iii) our subsidiaries would have recognition from the mortgage lender entitling it to notice of defaults, the right to readily cure monetary or non-monetary defaults or purchase the mortgage loan in the event of a default on the mortgage loan, and (iv) our subsidiaries would have the right to unilaterally force the sale or purchase the property upon a default under our LLC Agreement, and, through its ownership of the property-owning entity, become the sole owner of the underlying property.

We intend to leverage Realty Mogul, Co.’s management team’s extensive prior experience in this sector and financial institution relationships, as well as sourcing capabilities to identify these investment opportunities that are appropriate for our investment portfolio at the appropriate time in the real estate cycle. Improved economics may present an opportunity for us to acquire such properties. We expect that our acquired properties would have occupancy levels consistent with the performance of the local market and would generate accretive and immediate cash flow. Given the stabilized nature of the targeted properties, we plan to apply leverage to enhance our returns. In particular, real estate professionals who will be performing services for us on behalf of our Manager have extensive experience in acquiring, managing and disposing of multifamily properties. We will manage and dispose of any real property assets we acquire in the manner that our Manager determines is most advantageous to us.

Other Real Estate Investments

We may invest in private issuances of equity or debt securities of public companies and in loans, securities or other full recourse obligations for which the business of the related obligor is significantly related to real estate, in each case, subject to certain limitations related to our qualification as a REIT and to maintaining our exclusion under the Investment Company Act.

These investments may or may not have a scheduled maturity and are expected to be of longer duration (five to ten year terms) than our typical portfolio investment. Such investments are expected to be fixed rate (if they have a stated investment rate), and may have accrual structures and provide other distributions or equity participations in overall returns above negotiated levels. These investments are also expected to be collateralized or otherwise backed primarily by U.S. real estate collateral.

We do not anticipate allocating a large amount of our capital or time to these investments initially but as market conditions begin to improve we believe that compelling opportunities will arise that should generate significant returns.

Investments in Government Sponsored Programs

If we meet the qualifications established by the Federal Deposit Insurance Corporation (“FDIC”), we may elect to invest in any existing or future programs sponsored by the government to facilitate the investment in assets of the type we seek to acquire for our portfolio, to the extent consistent with our investment strategies and objectives.

Other Possible Investments

Although we expect that most of our investments will be of the types described above, we may make other investments. In fact, we may invest in whatever types of interests in real estate- or debt-related assets that we believe are in our best interests. Although we can purchase any type of interest in real estate- or debt-related assets, our conflicts of interest policy and LLC Agreement do limit certain types of investments involving our Manager, our Sponsor, their officers or any of their affiliates. See “Conflicts of Interest—Certain Conflict Resolution Measures.”

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Investment Process

Our Manager has the authority to make all the decisions regarding our investments subject to the limitations in our LLC Agreement. A majority of the investment committee of our Manager will approve each of our investments. Jilliene Helman, our Manager’s Chief Executive Officer and Eric Levy, our Manager’s Portfolio Manager, make up our Manager’s investment committee. In the event that a majority of the members of the investment committee are interested parties in a transaction, the Independent Representative or the Advisory Board will consider and vote upon the approval of the transaction. In addition, we will not purchase or lease assets in which our Manager, any of our officers or any of their affiliates has an interest without a determination by the Independent Representative or the Advisory Board that such transaction is fair and reasonable to us and at a price to us that is not materially greater than the cost of the asset to the affiliated seller or lessor; provided, however, if a transaction is deemed to be a principal transaction, our Manager will obtain an independent third-party appraisal regarding such a transaction or obtain the approval of either (i) an Independent Representative or (ii) the Advisory Board in connection with such principal transaction. Prior approval is not required for principal transactions in which we invest at the purchase price of such transaction and subject to market-rate fees paid to affiliates of our Manager similar to those described in the Offering Circular.

Our Manager will focus on select purchasing of commercial real estate debt and equity interests. It will source our investments from new or existing customers, former and current financing and investment partners, third party intermediaries, competitors looking to share risk and securitization or lending departments of major financial institutions.

In selecting investments for us, our Manager will utilize Realty Mogul, Co.’s established investment and underwriting process, which focuses on ensuring that each prospective investment is being evaluated appropriately. The criteria that our Manager will consider when evaluating prospective investment opportunities include:

●	compliance with the guidelines established above in “— Investment Strategy;”
●	macroeconomic conditions that may influence operating performance;
●	real estate market factors that may influence real estate lending and/or economic performance of the underlying real estate collateral;
●	fundamental analysis of the underlying real estate collateral, including tenant rosters, lease terms, zoning, operating costs and the asset’s overall competitive position in its market;
●	the operating expertise and financial strength of the sponsor or borrower;
●	real estate and leasing market conditions affecting the underlying real estate collateral;
●	the cash flow in place and projected to be in place over the term of the loan;
●	the appropriateness of estimated costs and timing associated with capital improvements of the underlying real estate collateral;
●	a valuation of the investment, investment basis relative to its value and the ability to liquidate an investment through a sale or refinancing of the underlying asset;
●	review of third-party reports, including appraisals, engineering and environmental reports;
●	physical inspections of underlying real estate collateral and analysis of markets; and
●	the overall structure of the investment and rights in the loan documentation.

If a potential investment meets our Manager’s underwriting criteria, our Manager will review the proposed transaction structure, including security, reserve requirements, cash flow sweeps, call protection and recourse provisions. Our Manager will evaluate the asset’s position within the overall capital structure and its rights in relation to other capital tranches. Our Manager will analyze each potential investment’s risk-return profile and review financing sources, if applicable, to ensure that the investment fits within the parameters of financing facilities and to ensure performance of the underlying real estate collateral.

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Leverage

We do not expect to use leverage at the portfolio level, but we have used, and may continue to use, asset-level leverage, which, in the aggregate across the portfolio, we do not expect to exceed 75% of the cost (before deducting depreciation or other non-cash reserves) of our total assets, capital expenditures and closing costs.

Operating Policies

Credit Risk Management. We may be exposed to various levels of credit and special hazard risk depending on the nature of our underlying assets and the nature and level of credit enhancements supporting our assets. Our Manager and its executive officers will review and monitor credit risk and other risks of loss associated with each investment. In addition, we will seek to diversify our portfolio of assets to avoid undue geographic, issuer, industry and certain other types of concentrations. Our Manager will monitor the overall portfolio risk and levels of provision for loss.

Interest Rate Risk Management. To the extent consistent with maintaining our qualification as a REIT, we intend to mitigate the negative effects of major interest rate changes. We intend to minimize our interest rate risk from borrowings by attempting to “match-fund”, which means our Manager will seek to structure the key terms of our borrowings to generally correspond to the interest rate term of our assets and through hedging activities.

Hedging Activities. We may engage in hedging transactions to protect our investment portfolio from interest rate fluctuations and other changes in market conditions. These transactions may include interest rate swaps, the purchase or sale of interest rate collars, caps or floors, options, mortgage derivatives and other hedging instruments. These instruments may be used to hedge as much of the interest rate risk as we determine is in the best interest of our shareholders, given the cost of such hedges and the need to maintain our qualification as a REIT. We may from time to time enter into interest rate swap agreements to offset the potential adverse effects of rising interest rates under certain short-term repurchase agreements. We may elect to bear a level of interest rate risk that could otherwise be hedged when our Manager believes, based on all relevant facts, that bearing such risk is advisable or economically unavoidable.

Equity Capital Policies. Under our LLC Agreement, we have authority to issue an unlimited number of additional common shares or other securities. In particular, our Manager is authorized to provide for the issuance of an unlimited amount of one or more classes or series of shares in the Company, including preferred shares, and to fix the number of shares, the relative powers, preferences and rights, and the qualifications, limitations or restrictions applicable to each class or series thereof by resolution authorizing the issuance of such class or series, without shareholder approval. After your purchase in this offering, our Manager may elect to: (i) sell additional common shares or other securities in this or future public offerings (whether our Form S-11, Form 1-A or otherwise), (ii) issue additional common shares or other securities in private offerings or (iii) issue shares to our Manager, or its successors or assigns, in payment of an outstanding fee obligation. To the extent we issue additional equity interests after your purchase in this offering, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, you may also experience dilution in the book value and fair value of your shares.

Disposition Policies

The period that we will hold our investments in commercial real estate loans, commercial real estate and other real estate-related assets will vary depending on the type of asset, interest rates and other factors. Our Manager will develop a well-defined exit strategy for each investment we make. Our Manager will continually perform a hold-sell analysis on each asset in an attempt to determine the optimal time to hold the asset and generate a strong return to our shareholders. Economic and market conditions may influence us to hold our investments for different periods of time. We may sell an asset before the end of the expected holding period if we believe that market conditions have maximized its value to us or the sale of the asset would otherwise be in our best interests.

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Liquidity Event

While we expect to seek a liquidity transaction in the future, there can be no assurance that a suitable transaction will be available or that market conditions for a transaction will be favorable at any time. Our Manager has the discretion to consider and execute a liquidity transaction at any time if it determines such event to be in our best interests. A liquidity transaction could consist of a sale or a roll-off to scheduled maturity of our assets, a sale or merger of the Company, a consolidation transaction with other companies managed by our Manager or its affiliates, a listing of our common shares on a national securities exchange or a similar transaction. If we intend to list our common shares on a national securities exchange, we may convert to a corporation to facilitate such listing without shareholder consent except as required by law. We do not have a stated term, as we believe setting a finite date for a possible, but uncertain future liquidity transaction may result in actions that are not necessarily in the best interest or within the expectations of our shareholders.

Prior to our completion of a liquidity transaction, our share repurchase program may provide an opportunity for you to have your common shares repurchased, subject to certain restrictions and limitations. See “Description of our Common Shares—Quarterly Share Repurchase Program.”

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PLAN OF OPERATION

General

MogulREIT I, LLC is a Delaware limited liability company formed on March 2, 2016 to invest in and manage a diversified portfolio of commercial real estate investments, including loans, equity in commercial real estate ventures and other real estate-related assets.

We are externally managed by our Manager, which is an affiliate of our Sponsor. Our Manager and our Sponsor are each wholly-owned subsidiaries of Realty Mogul, Co. Our Manager manages our day-to-day operations. A team of real estate professionals, acting on our behalf through our Manager, will make all decisions regarding the selection, negotiation, financing and disposition of our investments, subject to the limitations set forth in our LLC Agreement. Our Manager will also provide asset management, marketing, investor relations and other administrative services on our behalf with the goal of maximizing our operating cash flow and preserving our capital. All our common shares will be distributed to the public exclusively through an online investment platform we refer to as the Realty Mogul Platform (www.realtymogul.com). The Realty Mogul Platform is operated by our affiliate, RM Technologies, LLC, which is a wholly-owned subsidiary of Realty Mogul, Co. and an affiliate of our Sponsor and of our Manager. We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by us.

We elected to be taxed, and currently qualify, as a REIT under the Code, commencing with our taxable year ended December 31, 2016. If we maintain our qualification as a REIT for U.S. federal income tax purposes, we generally will not be subject to U.S. federal income tax to the extent we distribute qualifying dividends to our shareholders. If we fail to maintain our qualification as a REIT in any taxable year after electing REIT status, we will be subject to U.S. federal income tax on our taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for U.S. federal income tax purposes for four years following the year in which our qualification is denied. Such an event could materially and adversely affect our net income and cash available for distribution. However, we intend to continue to operate so as to remain qualified as a REIT for U.S. federal income tax purposes thereafter.

Competition

There are numerous REITs and other public and private entities with asset acquisition objectives similar to ours, and others may be organized in the future, which may increase competition for the investments suitable for us. Competitive variables include market presence and visibility, size of investments offered and underwriting standards. To the extent that a competitor is willing to risk larger amounts of capital in a particular transaction or to employ more liberal underwriting standards when evaluating potential investments than we are, our investment volume for our investment portfolio could be negatively impacted. Our competitors also may be willing to accept lower returns on their investments and may succeed in buying the assets that we have targeted for acquisition. Although we believe that we are well positioned to compete effectively in each facet of our business, there is significant competition in our market sector and there can be no assurance that we will compete effectively or that we will not encounter increased competition in the future that could limit our ability to conduct our business effectively.

Liquidity and Capital Resources

We require capital to fund our investment activities and operating expenses. Our capital sources may include net proceeds from the Offering, cash flow from operations and borrowings under credit facilities.

We are dependent upon the net proceeds from the Offering to conduct our operations. We currently obtain the capital required to invest in and manage a diversified portfolio of commercial real estate investments and conduct our operations from the proceeds of the Offering and from any undistributed funds from our operations. As of December 31, 2020 , we had approximately $6,767,000 in marketable securities that are available to provide liquidity and approximately $21,473,000 in cash. As of December 31, 2019, we had approximately $9,159,000 in cash. We anticipate that these capital resources will provide sufficient liquidity to meet future funding commitments as of December 31, 2020 as well as our operational cost.

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As of December 31, 2020, we had outstanding borrowings of approximately $93,630,000, net of deferred financing costs, from our consolidated investments. As of December 31, 2019, we had outstanding borrowings of $53,073,000, net of deferred financing costs, from our consolidated investments.

In addition to making investments in accordance with our investment objectives, we expect to use our capital resources to make certain payments to our Manager. During our organization and offering stage, these payments include payments for reimbursement of certain organization and offering expenses. We expect aggregate organization and offering expenses to be approximately 3% of gross offering proceeds if we raise the maximum offering amount. In addition, we reimburse our Manager for out-of-pocket expenses incurred on our behalf, including license fees, auditing fees, fees associated with SEC reporting requirements, insurance costs, tax return preparation fees, taxes and filing fees, administration fees and third-party costs associated with the aforementioned expenses.

Borrowers and real estate sponsors may make payments to our Sponsor or its affiliates in connection with the selection and origination or purchase of investments. We will pay the Manager a monthly asset management fee equal to an annualized rate of 1.00% payable in arrears, which will be based on the total equity value. For purposes of this fee, total equity value equals (a) our then-current NAV per share, multiplied by (b) the number of our common shares then outstanding.

To maintain our qualification as a REIT, we will be required to make aggregate annual distributions to our shareholders of at least 90% of our REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain). Our Manager may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our Manager deems relevant. Provided we have sufficient available cash flow, we intend to authorize, declare and pay distributions on a monthly or other periodic basis. We have not established a minimum distribution level.

Related Party Loans and Warehousing of Assets

If we have insufficient funds to acquire all or a portion of a loan or other investment, then we may obtain a related party loan from an RM Originator or one of its affiliates on commercially reasonable terms. Our LLC Agreement authorizes us to enter into related party loans. Related party loans that, in the aggregate, do not exceed $20 million and do not carry an interest rate that exceeds the then current applicable prime rate with respect to such loans, can be entered into without the approval of an Independent Representative or the Advisory Board. All other related party loans would require prior approval from an Independent Representative or the Advisory Board. However, neither Realty Mogul, Co. nor its affiliates are obligated to make a related party loan to us at any time.

As an alternative means of acquiring loans or other investments for which we do not have sufficient funds, an RM Originator or one of its affiliates may close and fund a loan or other investment prior to it being acquired by us. This ability to warehouse investments allows us the flexibility to deploy our offering proceeds as funds are raised. Our LLC Agreement expressly authorizes us to acquire investments from affiliates. Such acquisitions of investments may require the approval of an Independent Representative or the Advisory Board. We may acquire a loan from an RM Originator without the approval of an Independent Representative or the Advisory Board if the loan is not in default and an RM Originator originated the loan and sells it to us, at the par value of the loan (less an amount equal to the amount of any principal payments already paid with respect to that loan and plus an amount to account for intra-period interest as described below), either (i) prior to the time any payments of principal have been (or were required to have been) made or (ii) after no more than two principal payments have been made, if (a) all such principal payments were timely made and (b) our Manager reasonably believes, based on the facts then known to it, that there is not likely to have been any material adverse changes to the value of the loan. To the extent that any interest payments have been previously made to the RM Originator on such loans, the RM Originator may retain such interest payments and the RM Originator may increase the purchase price of the loan to the Company to cover any intra-period interest payments that would otherwise be owed to the RM Originator . By way of example only, if the loan that the RM Originator is selling to the Company has monthly interest payments of $100 that are due and payable at the end of the month, and the loan is sold to the Company at the mid-point of the month, the RM Originator may increase the purchase price by $50 to cover the portion of interest owed for the period that the RM Originator held the loan.

In addition, if our Sponsor, Manager or their affiliates have a conflict of interest with us that is not otherwise covered by an existing policy we have adopted, or if a transaction is deemed to be a principal transaction, our Manager will obtain an independent third-party appraisal regarding such a transaction or either: (i) appoint an Independent Representative who is an independent third party with significant commercial real estate and real estate-related investment experience as well as knowledgeable of the Company and its portfolio, or (ii) submit such a transaction to the Advisory Board, which will be consisted of a minimum of two individuals in connection with the review and approval of the applicable transaction to determine whether the resolution of such conflicts in the transaction is fair and reasonable to us. Prior approval is not required for principal transactions in which we invest at the purchase price of such transaction and subject to market-rate fees paid to affiliates of our Manager similar to those described in the Offering Circular.

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Results of Operations

On August 12, 2016, our Offering was qualified by the SEC and we commenced operations on August 15, 2016. As of April 30, 2021, the aggregate value of the properties owned by or underlying loans and other investments made by us was approximately $273 million. Since inception, the aggregate value of the properties owned by or underlying loans and other investments made by us was approximately $522 million. The aggregate value of properties owned by us is based on the most recent internal valuations as of the end of the fiscal quarter upon which our most recently announced NAV per share is based pursuant to our valuation policies. The aggregate value of the properties underlying loans is based on independent appraisals dated within six months of the original acquisition dates by our Manager, Realty Mogul, Co. or RMCC, as applicable. As with any methodology used to estimate value, the methodology employed by our affiliates’ internal accountants or asset managers is based upon a number of estimates and assumptions about future events that may not be accurate or complete. In many instances, we own an equity investment or loan that represents only part of the aggregate value. Changes in property values may affect our NAV as our NAV calculation reflects the total value of our assets minus the total value of our liabilities as of the determination date. Our commercial real estate assets and investments will constitute a significant component of our total assets. We take estimated values of each of our commercial real estate assets and investments, including related liabilities, based upon performance, outstanding principal balance, market default rates, discount rates, loss severity rates and, if our Manager deems it necessary, individual appraisal reports of the underlying real estate assets provided periodically by an independent valuation expert. For more information, see the section of our Offering Circular captioned “Description of Our Common Shares – Valuation Policies.”

Operating Income and Net Income (Loss)

The years ended December 31, 2020 and 2019 resulted in approximately $3,145,000 and $3,590,000 of operating income and $837,000 of net loss and $2,953,000 of net income, respectively. This change was primarily a result of the new acquisitions in 2019 and 2020 and the related increases in depreciation and interest expense.

Rental Income, net

For the years ended December 31, 2020 and 2019 , we earned net rental income of approximately $10,742,000 and $2,019,000 , respectively. This increase was due to consolidated investments made in 2020 .

Tenant Reimbursements and Other Revenue

For the years ended December 31, 2020 and 2019, we earned tenant reimbursements of approximately $3,180,000 and $567,000 . This increase was due to consolidated real estate investments made in 2020.

Interest Income

For the years ended December 31, 2020 and 2019 , we earned interest income of approximately $1,833,000 and $4,852,000, respectively. This decrease was due to the payoff of eight real estate debt investments in 2020.

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Asset Management Fees

For the years ended December 31, 2020 and 2019 , we incurred fees of approximately $846,000 and $558,000, respectively. This increase was due to consolidated real estate investments made in 2020.

Depreciation and Amortization

For the years ended December 31, 2020 and 2019 , we incurred depreciation and amortization expenses of approximately $4,998,000 and $1,351,000 , respectively. This increase was due to consolidated real estate investments made in 2020 .

Real Estate Operating Expenses

For the years ended December 31, 2020 and 2019 , we incurred real estate operating expenses of approximately $5,753,000 and $1,294,000, respectively. This increase was due to consolidated real estate investments made in 2020 .

General and Administrative Expenses

For the years ended December 31, 2020 and 2019 , we incurred general and administrative expenses of approximately $902,000 and $472,000 , respectively. This increase was due to consolidated real estate investments made in 2020.

Acquisitions

The following table presents a summary of the investments that the Company has made or intends to make.

Asset	Location	Acquisition Date	Property Type	Investment Type	Original Principal Acquired or Capital Contributed	Balance as of June 12, 2021	Interest Rate as of June 12, 2021	Overview (253G2)
Synchrony Financial	Canton, OH	8/19/16	Office	Preferred Equity	$2,000,000	$230,351	10.00%	SEC Edgar Link
Highland Place	Centennial, CO	3/22/17	Office	Mezzanine Loan	$2,300,000	$2,300,000	10.00%	SEC Edgar Link
Texas Retail Portfolio	Multiple Locations, TX	7/18/17	Retail	Preferred Equity	$3,325,000	$3,325,000	14.00%	SEC Edgar Link
La Privada Apartments	El Paso, TX	5/31/19	Multifamily	Joint Venture	$4,748,228	$4,748,228	N/A	SEC Edgar Link
The Hamptons Apartments	Virginia Beach, VA	10/9/19	Multifamily	Joint Venture	$9,177,966	$9,177,966	N/A	SEC Edgar Link
Columbus Office Portfolio	Columbus, OH	11/5/19	Office	Joint Venture	$7,000,000	$7,000,000	N/A	SEC Edgar Link
Pohlig Box Factory & Superior Warehouse	Richmond, VA	2/19/20	Multifamily	Joint Venture	$7,293,797	$7,293,797	N/A	SEC Edgar Link
Lubbock Medical Office Building	Lubbock, TX	6/26/20	Medical Office	Joint Venture	$2,926,477	$2,926,477	N/A	SEC Edgar Link
NV Energy NNN	Las Vegas, NV	7/9/20	Office	Joint Venture	$6,000,000	$6,000,000	N/A	SEC Edgar Link
Shiloh Park Apartments*	Plano, TX	11/18/20	Multifamily	Preferred Equity	$2,323,030	$2,323,030	8.00%	SEC Edgar Link
Turtle Creek Apartments	Fenton, MO	1/27/21	Multifamily	Joint Venture	$6,000,000	$6,000,000	N/A	SEC Edgar Link
					$53,094,498	$51,324,849

*Investment has a current fixed interest rate of 8% per annum plus 4% per annum of payment-in-kind interest in years one through five, 10% in year six, increasing by 2.0% each year thereafter.

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Investment Company Act Considerations

We intend to conduct our operations so that neither we nor any subsidiaries we establish will be required to register as an investment company under the Investment Company Act. A person will generally be deemed to be an “investment company” for purposes of the Investment Company Act if, absent an available exception or exemption, it (i) is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or (ii) owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis.

We intend to rely on an exclusion from the definition of investment company provided by either Section 3(c)(5)(C) or Section 3(c)(6) of the Investment Company Act. Section 3(c)(5)(C) of the Investment Company Act, as interpreted by the staff of the SEC requires us to invest at least 55% of our assets in “mortgages and other liens on and interest in real estate” (or Qualifying Real Estate Assets) and at least 80% of our assets in Qualifying Real Estate Assets plus real estate-related assets.

More specifically, we intend to hold: (1) at least 55% of the total value of our assets in commercial mortgage-related instruments that are closely tied to one or more underlying commercial real estate projects, such as mortgage loans, subordinated mortgage loans, mezzanine debt and participations (also referred to as B-Notes), as well as direct interests in real estate that meet certain criteria outlined by the staff of the SEC; and (2) at least 80% of the total value of our assets in the types of assets described above plus in real estate-related assets that are related to one or more underlying commercial real estate projects. These real estate-related assets may include assets such as equity interests in companies that own real estate; preferred equity in commercial real estate debt securities such as CMBSs and CDOs; and, in certain cases when we have excess cash, interests in publicly traded REITs. We will monitor our holdings under the 55% test and the 80% test in an effort to comply with Section 3(c)(5)(C) and related guidance.

Based on these holdings, we believe that we will not be considered an investment company for purposes of Section 3(c)(5)(C) of the Investment Company Act. Consequently, we expect to be able to conduct our operations such that we will not be required to register as an investment company under the Investment Company Act.

On August 31, 2011, the SEC issued a concept release titled “Companies Engaged in the Business of Acquiring Mortgages and Mortgage-Related Instruments” (SEC Release No. IC29778). Under the concept release, the SEC is reviewing interpretive issues related to the Section 3(c)(5)(C) exclusion. The potential outcomes of the SEC’s actions are unclear as is the SEC’s timetable for its review and actions. If the SEC determines that any of our securities are not Qualifying Real Estate Assets or real estate-related assets or otherwise believes we do not satisfy the exclusion under Section 3(c)(5)(C), we could be required to restructure our activities or sell certain of our assets. The net effect of these factors could be to lower our net returns. Further, if we fail to qualify for exclusion from registration as an investment company due to such changes, our ability to use leverage would be substantially reduced, and we would not be able to conduct our business as described. Our business would be materially and adversely affected.

Section 3(c)(6) of the Investment Company Act excludes from the definition of “investment company” any company primarily engaged, directly or through majority-owned subsidiaries, in a business, among others, described in Section 3(c)(5)(C) of the Investment Company Act. The SEC has indicated that Section 3(c)(6) requires a company to hold at least 55% of its assets in, and derive 55% of its income from, a Section 3(c)(5)(C) business. The staff of the SEC has issued little additional interpretive guidance with respect to Section 3(c)(6). To the extent we choose to hold our real estate investments through subsidiaries, we may rely on Section 3(c)(6) of the Investment Company Act rather than Section 3(c)(5)(C). In such a case, we intend that more than 55% of our assets would be held in, and more than 55% of our income would be derived from, a combination of our interests in our majority-owned subsidiaries, and Qualifying Real Estate Assets. Our majority-owned subsidiaries would rely on Section 3(c)(5)(C), described above. Based on these holdings, we believe that we would not be considered an investment company for purposes of Section 3(c)(6) of the Investment Company Act. Consequently, we expect we would be able to conduct our operations such that we would not be required to register as an investment company under the Investment Company Act.

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If the staff of the SEC were to disagree with our approach to our compliance with Section 3(c)(6), we would need to adjust our investment strategy. Any such adjustment in our strategy could have a material adverse effect on us.

Under the Investment Company Act, a majority-owned subsidiary of a person is defined as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. For purposes of Section 3(c)(6) of the Investment Company Act, we intend to treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries. The determination of whether an entity is a majority-owned subsidiary of the Company will be made by us. We have not asked the staff of the SEC for its concurrence with our analysis, and it is possible that the staff of the SEC could disagree with any of our determinations. If the staff of the SEC were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our investment strategy. Any such adjustment in our strategy could have a material adverse effect on us.

The assets we and any subsidiaries may acquire are limited by the provisions of the Investment Company Act, the rules and regulations promulgated under the Investment Company Act, and interpretative guidance from the SEC and its staff. These limitations may adversely affect our performance. In addition, to the extent the SEC’s staff provides different or more specific guidance regarding any of the matters bearing upon such exclusions, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC or its staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen. The loss of our exclusion from regulation pursuant to the Investment Company Act could require us to restructure our operations, sell certain of our assets, or abstain from the purchase of certain assets, which could have an adverse effect on our financial condition and results of operations.

Critical Accounting Policies

The preparation of financial statements in accordance with GAAP requires management to use judgement in the application of accounting policies, including making estimates and assumptions. Such judgements are based on our management’s experience, our historical experience, the experience of our Manager’s affiliates, and the industry. We consider these policies critical because we believe that understanding these policies is critical to understanding and evaluating our reported financial results. Additionally, these policies may involve significant management judgments and assumptions, or require estimates about matters that are inherently uncertain. These judgments will affect the reported amounts of assets and liabilities and our disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. With different estimates or assumptions, materially different amounts could be reported in our financial statements. Additionally, other companies may utilize different estimates that may impact the comparability of our results of operations to those of companies in similar businesses.

Revenue Recognition

Interest income is recognized on an accrual basis and any related premium, discount, or origination costs and fees are amortized over the life of the investment using the effective interest method. Interest income is recognized on mezzanine loans classified as held to maturity and investments in preferred equity that are accounted for using the cost method if the terms of the equity investment includes terms that are similar to interest on a debt instrument. As of December 31, 2020 and 2019 , no amortization of premium, discount, or origination costs or fees has been recognized.

For certain properties, in addition to contractual base rent, the tenants pay their share of utilities to the Company. The income and expenses associated with these properties are generally recorded on a gross basis when the Company is the primary obligor.

Tenant fees, such as application fees, administrative fees, late fees, and other revenues from tenants are recorded when amounts become due.

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Commercial Real Estate Debt Investments

Our commercial real estate debt investments are generally classified as held to maturity as we have both the intent and the ability to hold these investments to maturity and, accordingly, are carried at cost, net of unamortized loan fees, premium, discount and unfunded commitments. We review our debt related investments on a monthly basis, or more frequently when such an evaluation is needed, to determine if an impairment exists. A debt related investment is impaired when, based on current information and events (including economic, industry and geographical factors), it is probable that we will be unable to collect all amounts due, both principal and interest, according to the contractual terms of the agreement. Commercial real estate debt investments that are deemed to be impaired are carried at amortized cost less a loan reserve, if deemed appropriate, which approximates fair value.

We have certain investments that are legally structured as equity investments with rights to receive preferred economic returns. We report these investments as real estate debt securities when the common equity holders have a contractual obligation to redeem our preferred equity interest at a specified date.

As of December 31, 2020 and 2019 , none of our debt related investments were considered impaired, and no impairment charges were recorded in the financial statements. We had invested in 23 debt-related investments as of December 31, 2020 , with 18 of those investments paying off in full since inception totaling over $47,000,000. The following table describes our debt related investment activity for the years ended December 31, 2020 and December 31, 2019 :

Amount
Investments in Debt:	(in thousands)
Balance as of December 31, 2018	$46,424
Investments	915
Principal repayments	(14,008)
Amortization of deferred fees, costs and discounts/premiums	-
Balance as of December 31, 2019 (1)	33,331
Investments	2,323
Principal repayments (2)	(26,131)
Amortization of deferred fees, costs and discounts/premiums	-
Balance as of December 31, 2020 (3)	$9,523

(1)

Investments include three mezzanine loans, five preferred equity investments, three bridge loans, and one second secured mortgage with aggregate carrying balances of approximately $5,759,000, $10,782,000, $13,190,000, and $3,600,000, respectively.

(2)	Principal repayments exclude Parkway Plaza mezzanine loan repayment of $3,400,000, which was sold in 2019 and cash was settled in 2020.
(3)	Investments include two mezzanine loans and three preferred equity investments with aggregate carrying balances of approximately $3,425,000 and $6,098,000 , respectively.

Available for Sale Securities

We will determine the appropriate classification of our investments in securities at the time of purchase and reevaluate such determination at each balance sheet date in accordance with ASC 320 “Accounting for Certain Investments in Debt and Equity Securities” (“ASC 320”). Securities for which we will not have the intent or the ability to hold to maturity will be classified as available for sale securities. We will use quoted prices in active markets to measure the fair value of securities available for sale, when available. When unavailable, the Company will use prices obtained from independent third-party pricing services to measure the fair value.

Credit Losses, Impairment and Allowance for Doubtful Accounts

We will assess whether unrealized losses on the change in fair value on our available for sale securities reflect a decline in value which is other than temporary in accordance with Emerging Issues Task Force (“EITF”) 03-1 “The Meaning of Other than Temporary Impairment and its Application to Certain Investments.” If it is determined that the decline in value is other than temporary, the impaired securities will be written down through earnings to their fair values. Significant judgment of management is required in this analysis, which includes, but is not limited to, making assumptions regarding the collectability of the principal and interest, net of related expenses, on the underlying loans.

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We will establish allowances for real estate debt or debt-like investment losses based upon a periodic review of the loan investments. Income recognition will generally be suspended for the investments at the earlier of the date at which payments become 90 days past due or when, in the opinion of management, a full recovery of income and principal becomes doubtful. Income recognition will be resumed when the suspended investment becomes contractually current and performance is demonstrated to be resumed. In performing this review, management will consider the estimated net recoverable value of the investment as well as other factors, including the fair market value of any collateral, the amount and the status of any senior debt, the prospects for the borrower and the economic situation of the region where the borrower does business. Because this determination will be based upon projections of future economic events, which are inherently subjective, the amounts ultimately realized from the investments may differ materially from the carrying value at the balance sheet date. As of December 31, 2019 and 2018, we did not have any credit losses or impaired debt or debt-like investments.

Fair Value

Fair value is the exchange price that would be received for an asset or paid to transfer a liability (exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. There are three levels of inputs that may be used to measure fair values:

Level 1 — Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

Level 2 — Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3 — Significant unobservable inputs that reflect a company’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

Fair Value Option

ASC 825 “Fair Value Option for Financial Assets and Financial Liabilities” (“ASC 825”) provides a fair value option election that allows companies to irrevocably elect fair value as the initial and subsequent measurement attribute for certain financial assets and liabilities. ASC 825 permits the fair value option election on an instrument by instrument basis at initial recognition. We have decided not to make this election.

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DESCRIPTION OF OUR COMMON SHARES

The following descriptions of our common shares, certain provisions of Delaware law and certain provisions of our certificate of formation and LLC Agreement, which will be in effect upon consummation of this offering, are summaries and are qualified by reference to Delaware law, our certificate of formation and our LLC Agreement, copies of which are filed as exhibits to the offering statement of which this offering circular is a part. See “Additional Information.”

General

We are a Delaware limited liability company organized on March 2, 2016 under the Delaware Limited Liability Company Act ( the “Delaware LLC Act”) issuing limited liability company interests. The limited liability company interests in the Company will be denominated in common shares of limited liability company interests, or common shares, and, if created in the future, preferred shares of limited liability company interests, or preferred shares. Our LLC Agreement provides that we may issue an unlimited number of common shares with the approval of our Manager and without shareholder approval.

All of the common shares offered by this offering circular will be duly authorized and validly issued. Upon payment in full of the consideration payable with respect to the common shares, as determined by our Manager, the holders of such shares will not be liable to us to make any additional capital contributions with respect to such shares (except for the return of distributions under certain circumstances as required by Sections 18-215, 18-607 and 18-804 of the Delaware LLC Act). Holders of common shares have no conversion, exchange, sinking fund or appraisal rights, no pre-emptive rights to subscribe for any securities of the Company and no preferential rights to distributions. However, holders of our common shares will be eligible to participate in our quarterly share repurchase program, as described below in “—Quarterly Share Repurchase Program.”

We elected to be taxed, and currently qualify, to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2016.

Distributions

Our Manager has declared and paid, and we expect that our Manager will continue to declare and pay, distributions monthly in arrears. Shareholders who are record holders with respect to declared distributions will be entitled to such distributions until such time as the shareholders have had their shares repurchased by us.

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for U.S. federal income tax purposes. Generally, income distributed will not be taxable to us under the Code if we distribute at least 90% of our REIT taxable income each year (computed without regard to the dividends paid deduction and our net capital gain). Distributions will be authorized at the discretion of our Manager, in accordance with our earnings, present and reasonably projected future cash flows and general financial condition. Our Manager’s discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements and to avoid U.S. federal income and excise taxes on retained income and gains.

We are not prohibited from distributing our own securities in lieu of making cash distributions to shareholders. Our LLC Agreement also gives our Manager the right to distribute other assets rather than cash. The receipt of our securities or assets in lieu of cash distributions may cause shareholders to incur transaction expenses in liquidating the securities or assets, to the extent they are able to sell such securities or assets at all. We do not anticipate that we will distribute other assets in kind (other than in the context of a roll up transaction). While we do not have a set timeframe, we intend to pursue a liquidity transaction. See “Investment Objectives and Strategy – Liquidity Event.”

Although our goal is to fund the payment of distributions solely from cash flow from operations, we have paid, and may continue to pay, distributions from other sources, including the net proceeds of this offering, cash advances by our Manager, cash resulting from a waiver of fees or reimbursements due to our Manager, borrowings in anticipation of future operating cash flow and the issuance of additional securities, and we have no limit on the amounts we may pay from such other sources. If we fund distributions from financings or the net proceeds from this offering, we will have less funds available for investment in real estate properties, real estate-related assets and other investments. We expect that our cash flow from operations available for distribution will be lower in the initial stages of this offering until we have raised significant capital and made substantial investments. Further, because we may receive income at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund expenses, during the early stages of our operations and from time to time thereafter, we may declare distributions in anticipation of cash flow that we expect to receive during a later period and these distributions would be paid in advance of our actual receipt of these funds. In these instances, we may look to third party borrowings, our offering proceeds or other sources to fund our distributions.

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On September 27, 2016, our Manager declared our first distribution to shareholders of record as of the close of business on September 30, 2016. Our Manager has declared monthly distributions for shareholders of record as of the close of business on the last day of each month, as shown in the table below:

Record Date	Date of Declaration	Payment Date(1)	Cash Distribution Amount Per Common Share	Annualized Yield
9/30/2016	9/27/2016	10/14/2016	$0.1000	8.0	%(2)
11/30/2016	11/23/2016	12/14/2016	$0.1333	8.0	%(2)
12/31/2016	11/23/2016	1/16/2017	$0.0667	8.0	%(2)
1/31/2017	1/4/2017	2/17/2017	$0.0667	8.0	%(2)
2/28/2017	2/2/2017	3/15/2017	$0.0667	8.0	%(2)
3/31/2017	3/7/2017	4/14/2017	$0.0667	8.0	%(2)
4/30/2017	3/31/2017	5/15/2017	$0.0667	8.0	%(2)
5/31/2017	5/12/2017	6/15/2017	$0.0667	8.0	%(2)
6/30/2017	6/12/2017	7/14/2017	$0.0667	8.0	%(2)
7/31/2017	7/5/2017	8/15/2017	$0.0667	8.0	%(2)
8/31/2017	7/19/2017	9/15/2017	$0.0667	8.0	%(2)
9/30/2017	9/19/2017	10/15/2017	$0.0667	8.0	%(2)
10/31/2017	10/16/2017	11/15/2017	$0.0653	8.0	%(3)
11/30/2017	11/15/2017	12/15/2017	$0.0653	8.0	%(4)
12/31/2017	12/19/2017	1/15/2018	$0.0653	8.0	%(4)
1/31/2018	1/30/2018	2/15/2018	$0.0655	8.0	%(5)
2/28/2018	2/22/2018	3/15/2018	$0.0655	8.0	%(5)
3/31/2018	3/21/2018	4/15/2018	$0.0655	8.0	%(5)
4/30/2018	4/2/2018	5/15/2018	$0.0655	8.0	%(5)
5/31/2018	5/22/2018	6/15/2018	$0.0653	8.0	%(4)
6/30/2018	6/19/2018	7/15/2018	$0.0653	8.0	%(4)
7/31/2018	7/17/2018	8/15/2018	$0.0647	8.0	%(6)
8/31/2018	8/22/2018	9/15/2018	$0.0647	8.0	%(6)
9/30/2018	9/24/2018	10/15/2018	$0.0647	8.0	%(6)
10/31/2018	10/22/2018	11/15/2018	$0.0647	8.0	%(6)
11/30/2018	11/19/2018	12/15/2018	$0.0647	8.0	%(6)
12/31/2018	12/13/2018	1/15/2019	$0.0647	8.0	%(6)
12/31/2018	12/20/2018	1/15/2019	$0.0667	8.0	%(7)
1/31/2019	1/24/2019	2/15/2019	$0.0022	8.24	%(8)
2/28/2019	2/19/2019	3/15/2019	$0.0022	8.24	%(8)
3/31/2019	3/19/2019	4/15/2019	$0.0022	8.24	%(8)
4/30/2019	4/29/2019	5/15/2019	$0.0022	8.21	%(9)
5/31/2019	5/30/2019	6/15/2019	$0.0022	8.21	%(9)
6/30/2019	6/25/2019	7/15/2019	$0.0022	8.21	%(9)
7/31/2019	7/25/2019	8/15/2019	$0.0021	8.0	%(10)
8/31/2019	8/27/2019	9/15/2019	$0.0021	8.0	%(10)
9/30/2019	9/27/2019	10/15/2019	$0.0021	8.0	%(10)
10/31/2019	10/29/2019	11/15/2019	$0.0021	8.0	%(11)
11/30/2019	11/27/2019	12/15/2019	$0.0021	8.0	%(11)
12/31/2019	12/30/2019	1/15/2020	$0.0021	8.0	%(11)

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1/31/2020	1/31/2020	2/15/2020		$0.0021	8.0	%(12)
2/29/2020	2/21/2020	3/15/2020		$0.0021	8.0	%(12)
3/31/2020	3/31/2020	4/15/2020		$0.0021	8.0	%(12)
4/30/2020	4/30/2020	5/15/2020		$0.0015	6.0	%(13)
5/31/2020	5/31/2020	6/15/2020		$0.0015	6.0	%(14)
6/30/2020	6/30/2020	7/15/2020		$0.0015	6.0	%(14)
7/31/2020	8/3/2020	8/15/2020		$0.0015	6.0	%(15)
8/31/2020	8/28/2020	9/15/2020		$0.0015	6.0	%(15)
9/30/2020	9/30/2020	10/15/2020		$0.0015	6.0	%(15)
10/31/2020	10/30/2020	11/15/2020		$0.0016	6.0	%(16)
11/30/2020	11/30/2020	12/15/2020		$0.0016	6.0	%(16)
12/31/2020	12/31/2020	1/15/2021		$0.0016	6.0	%(16)
1/31/2021	2/2/2021	2/15/2021		$0.0016	6.0	%(17)
2/28/2021	3/1/2021	3/15/2021		$0.0016	6.0	%(17)
3/31/2021	3/31/2021	4/15/2021		$0.0016	6.0	%(17)
4/30/2021	5/5/2021	5/15/2021		$0.0016	6.0	%(18)
5/31/2021			$

(1) Dates presented are the dates on which the distributions were scheduled to be distributed; actual distribution dates may vary.

(2) Annualized yield represents the annualized yield amount of each distribution calculated on an annualized basis at the then current rate, assuming a $10.00 per share purchase price.

(3) Annualized yield represents the annualized yield amount of each distribution calculated on an annualized basis at the then current rate, assuming a $9.80 per share purchase price.

(4) Annualized yield represents the annualized yield amount of each distribution calculated on an annualized basis at the then current rate, assuming a $9.80 per share NAV and approximately 7.84% assuming a $10.00 per share purchase price.

(5) Annualized yield represents the annualized yield amount of each distribution calculated on an annualized basis at the then current rate, assuming a $9.82 per share NAV and approximately 7.86% assuming a $10.00 per share purchase price.

(6) Annualized yield represents the annualized yield amount of each distribution calculated on an annualized basis at the then current rate, assuming a $9.70 per share NAV and approximately 7.76% assuming a $10.00 per share purchase price.

(7) Annualized yield represents the annualized yield amount of each distribution calculated on an annualized basis at the then current rate, assuming a $9.70 per share NAV and approximately 8.00% assuming a $10.00 per share purchase price. On December 20, 2018, our Manager authorized an increase in the cash distribution previously declared on December 13, 2018 to $0.0667 per share to shareholders of record as of December 31, 2018.

(8) Annualized yield represents the annualized yield amount of each distribution calculated on an annualized basis at the then current rate, assuming a $9.71 per share NAV and an annual yield of 8.00%, assuming a $10.00 per share purchase price.

(9) Annualized yield represents the annualized yield amount of each distribution calculated on an annualized basis at the then current rate, assuming a $9.75 per share NAV and an annual yield of 8.00%, assuming a $10.00 per share purchase price.

(10) Annualized yield represents the annualized yield amount of each distribution calculated on an annualized basis at the then current rate, assuming a $9.76 per share NAV and an annual yield of approximately 7.81% assuming a $10.00 per share purchase price.

(11) Annualized yield represents the annualized yield amount of each distribution calculated on an annualized basis at the then current rate, assuming a $9.71 per share NAV and an annual yield of approximately 7.70% assuming a $10.00 per share purchase price.

(12) Annualized yield represents the annualized yield amount of each distribution calculated on an annualized basis at the then current rate, assuming a $9.70 per share NAV and an annual yield of approximately 7.80% assuming a $10.00 per share purchase price.

(13) Annualized yield represents the annualized yield amount of each distribution calculated on an annualized basis at the then current rate, assuming a $9.45 per share NAV and an annual yield of approximately 5.70% assuming a $10.00 per share purchase price.

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(14) Annualized yield represents the annualized yield amount of each distribution calculated on an annualized basis at the then current rate, assuming a $9.45 NAV per share.

(15) Annualized yield represents the annualized yield amount of each distribution calculated on an annualized basis at the then current rate, assuming a $9.59 NAV per share.

(16) Annualized yield represents the annualized yield amount of each distribution calculated on an annualized basis at the then current rate, assuming a $9.92 NAV per share.

(17) Annualized yield represents the annualized yield amount of each distribution calculated on an annualized basis at the then current rate, assuming a $10.02 NAV per share.

(18) Annualized yield represents the annualized yield amount of each distribution calculated on an annualized basis at the then current rate, assuming a $10.22 NAV per share

During the years ended December 31, 2020 and December 31, 2019 , we paid distributions of approximately $4,453,000 and $4,212,000 , respectively, including approximately $2,385,000 and $2,224,000 , respectively, through the issuance of shares pursuant to the distribution reinvestment plan.

As of April 30, 2021, cumulative since inception, we have paid 54 consecutive monthly distributions to shareholders totaling over $14,500,000, of which approximately $6,800,000 was paid in cash and $7,700,000 was reinvested in ou r shares pursuant to the distribution reinvestment plan.

Our distributions, including distributions that are reinvested pursuant to our distribution reinvestment plan, will constitute a return of capital to the extent that they exceed our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that a distribution is treated as a return of capital for U.S. federal income tax purposes, it will reduce a holder’s adjusted tax basis in the holder’s shares, and to the extent that it exceeds the holder’s adjusted tax basis, it will be treated as gain resulting from a sale or exchange of such shares. Distributions received pursuant to our distribution reinvestment plan will be considered a new share purchase as of the distribution date.

Funds from Operations and Adjusted Funds from Operations

Our Manager believes that funds from operations (“FFO”) and adjusted funds from operations (“AFFO”), each of which are non-GAAP measures, are additional appropriate measures of the operating performance of a REIT and of the Company in particular. We will compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”) as net income or loss (computed in accordance with GAAP), excluding gains or losses from sales of depreciable properties, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization, and after adjustments for unconsolidated/uncombined partnerships and joint ventures. FFO, as defined by NAREIT, is a computation made by analysts and investors to measure a real estate company’s cash flow generated by operations.

We will calculate AFFO by subtracting from (or adding to) FFO:

●	the amortization or accrual of various deferred costs; and
●	an adjustment to reverse the effects of unrealized gains/(losses).

Our calculation of AFFO differs from the methodology used for calculating AFFO by certain other REITs and, accordingly, our AFFO may not be comparable to AFFO reported by other REITs. Our management will utilize FFO and AFFO as measures of our operating performance, and believes they will be useful to investors, because they facilitate an understanding of our operating performance after adjustment for certain non-cash expenses. Additionally, FFO and AFFO will serve as measures of our operating performance because they facilitate evaluation of the Company without the effects of selected items required in accordance with GAAP that may not necessarily be indicative of current operating performance and that may not accurately compare our operating performance between periods. Furthermore, although FFO, AFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, we also believe that FFO and AFFO may provide us and our investors with an additional useful measure to compare our financial performance to certain other REITs.

Neither FFO nor AFFO is equivalent to net income or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and AFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO nor AFFO should be considered as an alternative to net income as an indicator of our operating performance or as an alternative to cash flow from operating activities as a measure of our liquidity.

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Our unaudited FFO and AFFO calculations for the years ended December 31, 2020 and 2019 is as follows (amounts in thousands):

For the Year ended	For the Year ended
	December 31, 2020	December 31, 2019
	(in thousands)	(in thousands)
GAAP net income attributable to MogulREIT I, LLC	$(500)	$2,917
Add: depreciation and amortization of properties	3,890	702
Adjustments for noncontrolling interests	(937)	(86)
Adjustments for unrealized gain on marketable securities	(269)	—
Funds from operations (“FFO”) applicable to common stock	2,184	3,533
Add: amortization of lease intangibles	1,108	736
Add: amortization of deferred financing costs and discount	242	36
Adjustments for noncontrolling interests	(466)	(41)
Adjusted funds from operations (“AFFO”) applicable to common stock	$3,068	$4,264

Voting Rights

Our common shareholders will have voting rights only with respect to certain matters, as described below. Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of common shareholders. Generally, matters to be voted on by our shareholders must be approved by either a majority or supermajority, as the case may be, of the votes cast by all common shares present in person or represented by proxy. If any such vote occurs, you will be bound by the majority or supermajority vote, as applicable, even if you did not vote with the majority or supermajority.

The following circumstances will require the approval of holders representing a majority or supermajority, as the case may be, of the common shares:

●	any amendment to our LLC Agreement that would adversely change the rights of the common shares (majority of affected class/series);
●	removal of our Manager as the manager of the Company for “cause” as described under “Management—Term and Removal of our Manager” (two-thirds); and
●	all such other matters as our Manager, in its sole discretion, determines will require the approval of shareholders, or as otherwise required by law.

General Procedures

Public Announcements; Notices. In the case of specified disposition changes to our offering price per share or changes to the repurchase price for our shares, we will publicly announce or otherwise provide specified information to holders of common shares.

Meetings. Our LLC Agreement provides that special meetings of shareholders may only be called by our Manager. There will be no annual or regular meetings of the members.

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Fractional Shares. Our Manager may issue or deliver fractional shares to any holder of common shares upon any repurchase or distribution under the provisions described under “—Quarterly Share Repurchase Program”; “— Distribution Reinvestment Plan.” However, our Manager will not be able to issue shares to the extent that such purchase would cause us to exceed the offering limit of $75,000,000 set herein.

Adjustments for Distributions. Upon the repurchase of any common shares, the repurchase price will be reduced by the aggregate sum of distributions, if any, declared on the shares subject to the repurchase request with record dates during the period between the quarter-end repurchase request date and the repurchase date. If a repurchase date with respect to common shares comes after the record date for the payment of a distribution to be paid on those shares but before the payment or distribution, the registered holders of those shares at the close of business on such record date will be entitled to receive the distribution on the payment date, notwithstanding the repurchase of those shares or our default in payment of the distribution.

Payment of Taxes. If any person wants us to transfer shares held in such person’s name to a different name, that person must pay any transfer or other taxes required by reason of such transfer or establish, to the satisfaction of us or our agent, that the tax has been paid or is not applicable.

Liquidation Rights

In the event of a liquidation, termination or winding up of the Company, whether voluntary or involuntary, we will first pay or provide for payment of our debts and other liabilities, including the liquidation preferences of any class of preferred shares. Thereafter, holders of our common shares will share in our funds remaining for distribution pro rata in accordance with their respective interests in the Company.

Preferred Shares

Section 215(e) of the Delaware LLC Act also specifically authorizes the creation of ownership interests of different classes of limited liability company interests, having such relative rights, powers and duties as the limited liability company agreement may provide, and may make provision for the future creation in the manner provided in the limited liability company agreement of additional classes of membership interests. In accordance with this provision, our LLC Agreement provides that our Manager is authorized to provide for the issuance from time-to-time of an unlimited amount of one or more classes or series of preferred shares of limited liability company interests, or preferred shares. Unless otherwise required by law or by any stock exchange, if applicable, any such authorized preferred shares will be available for issuance without further action by our common shareholders. Our Manager is authorized to fix the number of preferred shares, the relative powers, preferences and rights, and the qualifications, limitations or restrictions applicable to each class or series thereof by resolution authorizing the issuance of such class or series and without shareholder approval. As of the date of this offering circular, no preferred shares are outstanding and we have no current plans to issue any preferred shares.

We could issue a class or series of preferred shares that could, depending on the terms of the class or series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of holders of common shares might believe to be in their best interests or in which holders of common shares might receive a premium for their common shares.

Transfer Agent and Registrar. The transfer agent and registrar for our shares is Computershare, Inc. The transfer agent’s address is 250 Royall Street, Canton, Massachusetts 02021.

LLC Agreement

Non-Member Manager

Our LLC Agreement designates RM Adviser, an affiliate of our Sponsor, as our non-member manager. Our Manager will generally not be entitled to vote on matters submitted to our shareholders, although its approval will be required with respect to certain amendments to our LLC Agreement that would adversely affect its rights. Our Manager will not have any distribution, repurchase, conversion or liquidation rights by virtue of its status as the Manager.

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Organization and Duration

We were formed on March 2, 2016, as MogulREIT I, LLC, a Delaware limited liability company, and will remain in existence until dissolved in accordance with our LLC Agreement.

Purpose

Under our LLC Agreement, we are permitted to engage in any business activity that lawfully may be conducted by a limited liability company organized under Delaware law and, in connection therewith, to exercise all of the rights and powers conferred upon us pursuant to our LLC Agreement relating to such business activity; provided, however, that, our Manager may only revoke or otherwise terminate our REIT election, without approval of our shareholders, if it determines that it is no longer in our best interests to continue to qualify as a REIT.

Agreement to be Bound by our LLC Agreement; Power of Attorney

By purchasing a common share, you will be admitted as a member of the Company and will be bound by the provisions of, and deemed to be a party to, our LLC Agreement. Pursuant to our LLC Agreement, each shareholder and each person who acquires a common share from a shareholder grants to our Manager a power of attorney to, among other things, execute and file documents required for our qualification, continuance, conversion to a corporation, listing on a national securities exchange, initial public offering or dissolution. The power of attorney also grants our Manager the authority to make certain amendments to, and to execute and deliver such other documents as may be necessary or appropriate to carry out the provisions or purposes of, our LLC Agreement.

Limited Liability and Indemnification of our Manager and Others

Subject to certain limitations, our LLC Agreement limits the liability of our Manager, its officers and directors, our Sponsor and our Sponsor’s shareholder and affiliates, for monetary damages and provides that we will indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our Manager, its officers and directors, our Sponsor and our Sponsor’s shareholder and affiliates.

Our LLC Agreement provides that to the fullest extent permitted by applicable law, our Manager, its officers and directors, our Sponsor and our Sponsor’s shareholder and affiliates will not be liable to us. In addition, pursuant to our LLC Agreement, we have agreed to indemnify our Manager, its officers and directors, our Sponsor and our Sponsor’s shareholder and affiliates, to the fullest extent permitted by law, against all expenses and liabilities (including judgments, fines, penalties, interest, amounts paid in settlement with the approval of the Company and attorney’s fees and disbursements) arising from the performance of any of their obligations or duties in connection with their service to us or our LLC Agreement, including in connection with any civil, criminal, administrative, investigative or other action, suit or proceeding to which any such person may hereafter be made party by reason of being or having been the manager or one of our Manager’s directors or officers.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Amendment of our LLC Agreement; Exclusive Authority of our Manager to Amend our LLC Agreement

Amendments to our LLC Agreement may be proposed only by or with the consent of our Manager. Our Manager will not be required to seek approval of the shareholders to adopt or approve any amendment to our LLC Agreement, except to the extent that such amendment would limit the rights of the holders of any class or series of shares or would otherwise have an adverse effect on such holders. In such a case, the proposed amendment must be approved in writing by holders representing a majority of the class or series of shares so affected.

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Termination and Dissolution

We will continue as a limited liability company until terminated under our LLC Agreement. We will dissolve upon: (1) the election of our Manager to dissolve us; (2) the sale, exchange or other disposition of all or substantially all of our assets; (3) the entry of a decree of judicial dissolution of the Company; or (4) at any time that we no longer have any shareholders, unless our business is continued in accordance with the Delaware LLC Act.

Books and Reports

We are required to keep appropriate books of our business at our principal offices. The books will be maintained for both tax and financial reporting purposes on a basis that permits the preparation of financial statements in accordance with GAAP. For financial reporting purposes and federal income tax purposes, our fiscal year and our tax year are the calendar year.

Determinations by our Manager

Any determinations made by our Manager under any provision described in our LLC Agreement will be final and binding on our shareholders, except as may otherwise be required by law.

Restrictions on Ownership and Transfer

In order for us to maintain our qualification as a REIT under the Code, shares of the Company must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made). To maintain our qualification as a REIT, we must satisfy other requirements as well. See “U.S. Federal Income Tax Considerations—Requirements for Qualification as a REIT.”

To assist us in qualifying as a REIT, our LLC Agreement, subject to certain exceptions, contains restrictions on the number and value of our common shares and the number and value of shares of the Company that a person may own. Our LLC Agreement provides that generally no person may own, or be deemed to own by virtue of certain attribution provisions of the Code, either more than 9.8% in value or in number of our common shares, whichever is more restrictive, or more than 9.8% in value or in number of our shares, whichever is more restrictive. We refer to these limits collectively as the “ownership limit.” An individual or entity that becomes subject to the ownership limit or any of the other restrictions on ownership and transfer of the shares of the Company described below is referred to as a “prohibited owner” if, had the violative transfer or other event been effective, the individual or entity would have been a beneficial owner or, if appropriate, a record owner of shares.

The applicable constructive ownership rules under the Code are complex and may cause our shares owned actually or constructively by a group of individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% by value or number of our common shares, whichever is more restrictive, or 9.8% by value or number of our shares, whichever is more restrictive, (or the acquisition of an interest in an entity that owns, actually or constructively, our shares by an individual or entity), could, nevertheless, cause that individual or entity, or another individual or entity, to own constructively in excess of the ownership limit.

Our Manager may, in its sole discretion, subject to such conditions as it may determine and the receipt of certain representations and undertakings, prospectively or retroactively, waive the ownership limit or establish a different limit on ownership, or excepted holder limit, for a particular shareholder if the shareholder’s ownership in excess of the ownership limit would not result in the Company being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise would result in the Company failing to maintain its qualification as a REIT. As a condition of its waiver or grant of excepted holder limit, our Manager may, but is not required to, require an opinion of counsel or IRS ruling satisfactory to our Manager in order to determine or ensure the Company’s qualification as a REIT. In addition, our Manager will reject any investor’s subscription in whole or in part if it determines that such subscription would violate such ownership limits.

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In connection with granting a waiver of the ownership limit, creating an excepted holder limit or at any other time, our Manager may from time-to-time increase or decrease the ownership limit for all other individuals and entities unless, after giving effect to such increase, five or fewer individuals could beneficially or constructively own in the aggregate, more than 49.9% in value of the shares then outstanding of the Company or the Company would otherwise fail to maintain its qualification as a REIT. Prior to the modification of the ownership limit, our Manager may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our qualification as a REIT. A reduced ownership limit will not apply to any person or entity whose percentage ownership of our common shares or shares of the Company, as applicable, is in excess of such decreased ownership limit until such time as such individual’s or entity’s percentage ownership of our common shares or shares of the Company, as applicable, equals or falls below the decreased ownership limit, but any further acquisition of our common shares or shares of the Company, as applicable, in excess of such percentage ownership of our common shares or shares of the Company will be in violation of the ownership limit.

Our LLC Agreement further prohibits:

●	any person from beneficially or constructively owning, applying certain attribution rules of the Code, shares of the Company that would result in the Company being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to maintain our qualification as a REIT; and
●	any person from transferring our shares if such transfer would result in our shares being owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our shares that will or may violate the ownership limit or any of the other foregoing restrictions on ownership and transfer of our shares, or who would have owned our shares transferred to a trust as described below, must immediately give us written notice of the event, or in the case of an attempted or proposed transaction, must give at least 15 days’ prior written notice to us and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The foregoing restrictions on ownership and transfer of our shares will not apply if our Manager determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT or that compliance with the restrictions and limitations on ownership and transfer of our shares as described above is no longer required in order for us to maintain our qualification as a REIT.

If any transfer of our shares would result in our shares being beneficially owned by fewer than 100 persons, such transfer will be null and void and the intended transferee will acquire no rights in such shares. In addition, if any purported transfer of our shares or any other event would otherwise result in any person violating the ownership limit or an excepted holder limit established by our Manager or in the Company being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to maintain our qualification as a REIT, then that number of shares (rounded up to the nearest whole share) that would cause us to violate such restrictions will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us and the intended transferee will acquire no rights in such shares. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the prohibited owner, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary by the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit or the Company being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to maintain our qualification as a REIT, then our LLC Agreement provides that the transfer of the shares will be null and void.

Shares of the Company transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price paid by the prohibited owner for the shares (or, if the event that resulted in the transfer to the trust did not involve a purchase of such shares at market price, the last reported NAV value for our common shares on the day of the event which resulted in the transfer of such shares to the trust) and (2) the last reported NAV value of our common shares on the date we accept, or our designee accepts, such offer (or $10.00 if no NAV has been reported). We may reduce the amount payable by the amount of any dividend or other distribution that we have paid to the prohibited owner before we discovered that the shares had been automatically transferred to the trust and that are then owed to the trustee as described above, and we may pay the amount of any such reduction to the trustee for the benefit of the charitable beneficiary. We have the right to accept such offer until the trustee has sold the shares held in the trust as discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates, the trustee must distribute the net proceeds of the sale to the prohibited owner and any dividends or other distributions held by the trustee with respect to such shares will be paid to the charitable beneficiary.

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If we do not buy the shares, the trustee must, as soon as practicable after receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limit or the other restrictions on ownership and transfer of shares of the Company. After the sale of the shares, the interest of the charitable beneficiary in the shares transferred to the trust will terminate and the trustee must distribute to the prohibited owner an amount equal to the lesser of (1) the price paid by the prohibited owner for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares at market price, the last reported NAV value for our common shares on the day of the event which resulted in the transfer of such shares to the trust) and (2) the sales proceeds (net of commissions and other expenses of sale) received by the trust for the shares. The trustee may reduce the amount payable to the prohibited owner by the amount of any dividend or other distribution that we paid to the prohibited owner before we discovered that the shares had been automatically transferred to the trust and that are then owed to the trustee as described above. Any net sales proceeds in excess of the amount payable to the prohibited owner will be immediately paid to the beneficiary of the trust, together with any dividends or other distributions thereon. In addition, if, prior to discovery by us that our shares have been transferred to a trust, such shares are sold by a prohibited owner, then such shares will be deemed to have been sold on behalf of the trust and to the extent that the prohibited owner received an amount for or in respect of such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount will be paid to the trustee upon demand. The prohibited owner has no rights in the shares held by the trustee.

The trustee will be designated by us and will be unaffiliated with us and with any prohibited owner. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the beneficiary of the trust, all dividends and other distributions paid by us with respect to the shares held in trust and may also exercise all voting rights with respect to the shares held in trust. These rights will be exercised for the exclusive benefit of the beneficiary of the trust. Any dividend or other distribution paid prior to our discovery that our shares have been transferred to the trust will be paid by the recipient to the trustee upon demand.

Subject to Delaware law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority, at the trustee’s sole discretion:

●	to rescind as void any vote cast by a prohibited owner prior to our discovery that the shares have been transferred to the trust; and
●	to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

However, if we have already taken irreversible Company action, then the trustee may not rescind and recast the vote.

In addition, if our Manager determines in good faith that a proposed transfer or other event would violate the restrictions on ownership and transfer of our shares, our Manager may take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to repurchase our shares, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Every owner of 5% or more (or such lower percentage as required by the Code or the regulations promulgated thereunder) of our shares, within 30 days after the end of each taxable year, must give us written notice, stating the shareholder’s name and address, the number of shares of each class of the Company that the shareholder beneficially owns and a description of the manner in which the shares are held. Each such owner must provide to us in writing such additional information as we may request in order to determine the effect, if any, of the shareholder’s beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limit. In addition, each shareholder must provide to us in writing such information as we may request in good faith in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

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Our shares will bear a legend referring to the restrictions described above.

These restrictions on ownership and transfer could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common shares or otherwise be in the best interest of the holders of the common shares.

Personal Conduct Repurchase Right

Our LLC Agreement provides that we may elect to repurchase, at a price equal to the NAV per share value, all of the common shares held by an investor in the event that such an investor fails to conform its personal conduct to common and accepted standards of good citizenship or conducts itself in a way that reflects poorly upon us, as determined by our Manager in its sole and absolute discretion. The purchase price will be payable to the investor in a single payment, with the payment becoming due fifteen (15) business days following the date on which we provide notice to the investor of our decision to repurchase the common shares.

Prospect of Roll-Up/Public Listing

Our Manager may determine that it is in our best interest to (i) contribute to, or convert the Company into, an alternative vehicle, through consolidation, merger or other similar transaction with other companies, some of which may be managed by our Manager or its affiliates, referred to in this offering circular as a Roll-Up, (ii) list our shares (or shares of the Roll-Up vehicle) on a national securities exchange, or (iii) convert to a corporation and list the converted shares on a national securities exchange. In connection with a Roll-Up, shareholders may receive from the Roll-Up vehicle cash, stock, securities or other interests or assets of such vehicle, on such terms as our Manager deems fair and reasonable; provided, however, that our Manager will be required to obtain approval of shareholders holding a majority of the outstanding common shares if required by applicable laws or regulations.

Anti-Takeover Effects of Our LLC Agreement and Delaware Law

The following is a summary of certain provisions of our LLC Agreement and Delaware law that may be deemed to have the effect of discouraging, delaying or preventing transactions that involve an actual or threatened change of control of the Company. These provisions include the following:

Authorized but Unissued Shares

Our LLC Agreement authorizes us to issue additional common shares or other securities of the Company for the consideration and on the terms and conditions established by our Manager without the approval of our shareholders. In particular, our Manager is authorized to provide for the issuance of an unlimited amount of one or more classes or series of shares of the Company, including preferred shares, and to fix the number of shares, the relative powers, preferences and rights, and the qualifications, limitations or restrictions applicable to each class or series thereof by resolution authorizing the issuance of such class or series. Our ability to issue additional shares and other securities could render more difficult or discourage an attempt to obtain control over us by means of a tender offer, merger or otherwise.

Delaware Business Combination Statute—Section 203

We are a limited liability company organized under Delaware law. Some provisions of Delaware law may delay or prevent a transaction that would cause a change in our control. Section 203, which restricts certain business combinations with interested shareholders in certain situations, does not apply to limited liability companies unless they elect to utilize it. Our LLC Agreement does not currently elect to have Section 203 apply to us. In general, this statute prohibits a publicly held Delaware corporation from engaging in a business combination with an interested shareholder for a period of three years after the date of the transaction by which that person became an interested shareholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested shareholder, and an interested shareholder is a person who, together with affiliates and associates, owns, or within three years prior did own, 15% or more of our voting shares. Our Manager may elect to amend our LLC Agreement at any time to have Section 203 apply to us.

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Distribution Reinvestment Plan

Pursuant to our distribution reinvestment plan, you may elect to have your distributions, excluding those distributions that our Manager designates as ineligible for reinvestment through the plan, reinvested in additional shares of our common shares, in lieu of receiving cash distributions. The following discussion summarizes the principal terms of this plan. Exhibit 4.2 to this offering circular contains the full text of our distribution reinvestment plan.

Eligibility

All of our common shareholders are eligible to participate in our distribution reinvestment plan; however, we may elect to deny your participation in our distribution reinvestment plan if you reside in a jurisdiction or foreign country where, in our judgment, the burden or expense of compliance with applicable securities laws makes your participation impracticable or inadvisable.

You must cease participation in our distribution reinvestment plan if you no longer meet the suitability standards or cannot make the other investor representations set forth in the then-current offering circular or in the subscription agreement. Participants must agree to notify us promptly when they no longer meet these standards. See “Suitability Standards” (immediately following the cover page) and the form of subscription agreement attached hereto as Exhibit 4.1 to this offering circular.

Election to Participate

You may elect to participate in our distribution reinvestment plan by completing the subscription agreement, an enrollment form or another approved form available from us. Your participation in our distribution reinvestment plan will begin with the next distribution made after receipt of your enrollment form. You can choose to include all of your investments in our distribution reinvestment plan in their entirely or not at all. You may not choose to include a portion of your investments in the distribution reinvestment plan.

Share Purchases

Shares will be purchased under our distribution reinvestment plan on the distribution payment dates. Participants in the distribution reinvestment plan may purchase fractional shares so that 100% of the distributions will be used to acquire shares.

Participants in the distribution reinvestment plan will acquire shares at a price equal to the NAV as updated quarterly.

Transaction History

You or your designee will have access to a transaction listing showing your purchases under our distribution reinvestment plan. Your transaction history will contain the following information:

●	each distribution reinvested for your account;
●	the date of the reinvestment;
●	the number and price of the shares purchased by you; and
●	the total number of shares in your account.

Use of Proceeds

We expect to use the net proceeds from the sale of shares under our distribution reinvestment plan for general corporate purposes including, but not limited to, the following:

●	the acquisition of real estate investments; and
●	the repayment of debt.

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We cannot predict with any certainty how much, if any, distribution reinvestment plan proceeds will be available for specific purposes.

Voting

You may vote all shares, including fractional shares that you acquire through our distribution reinvestment plan.

Tax Consequences of Participation

If you elect to participate in our distribution reinvestment plan and are subject to federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to our distribution reinvestment plan. Specifically, you will be treated as if you have received the distribution from us in cash and then applied such distribution to the purchase of additional shares. In addition, to the extent you purchase shares through our distribution reinvestment plan at a discount to their fair market value, you will be treated for tax purposes as receiving an additional distribution equal to the amount of the discount, if any. You will be taxed on the amount of the distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain distribution. See “Federal Income Tax Considerations—Taxation of Taxable U.S. Shareholders” and “Federal Income Tax Considerations—Taxation of Non-U.S. Shareholders.” You may be subject to backup withholding if you fail to comply with certain tax requirements. See “Federal Income Tax Considerations—Backup Withholding and Information Reporting.”

Termination of Participation

Once enrolled, you may continue to purchase shares under our distribution reinvestment plan until we have: sold all of the shares registered in this offering; terminated this offering; or terminated our distribution reinvestment plan. You may terminate your participation in our distribution reinvestment plan at any time by providing us with written notice. For your termination to be effective for a particular distribution, we must have received your notice of termination at least 10 business days prior to the last business day of the month to which the distribution relates, and the participant’s termination will be effective for the next date shares are purchased under the distribution reinvestment plan. Any transfer of your shares will effect a termination of the participation of those shares in our distribution reinvestment plan. We will terminate your participation in our distribution reinvestment plan to the extent that a reinvestment of your distributions would cause you to violate the ownership limit contained in our charter, unless you have obtained an exemption from the ownership limit from our Manager. We may also terminate your participation in our distribution reinvestment plan if your investment would cause us to exceed the 25% limit set forth in the section of the offering circular entitled “ERISA Considerations.”

Amendment or Termination of Plan

We may amend or terminate our distribution reinvestment plan for any reason at any time upon ten days’ notice to the participants. We may provide notice by including such information (a) in a material events filing or in our annual or semi-annual reports, all publicly filed with the SEC or (b) in a separate mailing to the participants.

Subscription Agreement – Arbitration Provisions

The subscription agreement used in connection with the purchase of the Company’s common shares contains arbitration provisions, which provide, among other things, that shareholders agree to be bound by such provisions. The Company believes that such arbitrations provisions are enforceable under federal law, including the Federal Arbitration Act (“FAA”) and rulings from the United States Supreme Court. The subscription agreement expressly provides that the FAA governs the arbitration provisions located therein. The FAA provides, in relevant part, that arbitration agreements “shall be valid, irrevocable, and enforceable, save upon such grounds as exist at law or in equity for the revocation of any contract.” 9 U.S.C. §2. In addition, the United States Supreme Court has said that “courts must place arbitration agreements on the same footing as other contracts and enforce them according to their terms.” ATT Mobility LLC v. Concepcion, 563 U.S. 333, 339 (2011), citing Volt Information Sciences, Inc. v. Board of Trustees of Leland Stanford Junior Univ., 489 U.S. 468, 478 (1989); see also American Express Co. v. Italian Colors Restaurant, 133 S. Ct. 2304 (2010, (holding that, under the FAA, courts must “rigorously enforce” arbitration agreements according to their terms under the FAA’s mandate has been “overridden by a contrary congressional command”).

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In addition, the Company believes that the arbitration provisions are enforceable under Delaware law. Under Delaware law, arbitration agreements are valid and enforceable when the contract clearly and unambiguously reflects the intention to arbitrate. 10 Del.C. § 5701, Kuhn Const., Inc. v. Diamond State Port Corp., 990 A.2d 393, 396 (2010). The Delaware Uniform Arbitration Act provides that a parties’ agreement to submit to arbitration is “valid, enforceable and irrevocable, save upon such grounds as exist at law or in equity for the revocation of any contract.” Graham v. State Farm Mut. Auto. Ins. Co., Del. Supr. 565 A.2d 908, 911 (1989). Further, arbitration agreements will be enforced unless the terms are unconscionable, i.e., there is an absence of meaningful choice and the terms unreasonably favor one of the parties. Graham, 565 A.2d at 912 (“For a contract clause to be unconscionable, its terms must be ‘so one-sided as to be oppressive.’”).

The Company believes that the arbitration provisions contained in the subscription agreement clearly and unambiguously provide the intent to have arbitration serve as a remedy to resolve “Claims,” as defined in the subscription agreement. In addition, the Company believes that the arbitration provisions in the subscription agreement are not unconscionable because either the prospective shareholder or the Company can invoke arbitration, and the prospective shareholder has a meaningful choice, i.e., the prospective shareholder can simply choose not to subscribe for common shares in the Offering if they do not agree to the terms of the subscription agreement, and once the investment has been made, the arbitration agreement expressly provides that arbitration is not the exclusive means for resolving “Claims.” Notwithstanding the Company’s belief that the arbitration provisions are enforceable, there can be no assurance that federal or state laws will not change or that a court will not find that such provisions are unenforceable. If a court were to determine that the arbitration provisions did not clearly provide the parties’ intent to arbitrate or that they unreasonably favored the Company so that there was an absence of meaningful choice by the shareholder, a court may find that the arbitrations provisions are not enforceable.

As stated above, the arbitration provisions in the subscription agreement apply to “Claims,” as defined in the subscription agreement. The subscription agreement defines a “Claim” as including “any past, present, or future claim, dispute, or controversy involving Subscriber (or persons claiming through or connected with Subscriber), on the one hand, and any of the Realty Mogul Parties (or persons claiming through or connection with the Realty Mogul Parties), on the other hand, relating to or arising out of this Agreement, any Common Share, the Site, and/or activities or relationships that involve, lead to, or result from any of the foregoing, including the enforceability of this Arbitration Provision, any part thereof, or the entire Agreement.” Based on the foregoing, the Company believes that the arbitration provisions apply to “Claims” relating to the Offering, including claims arising under federal securities laws and the rules and regulations thereunder.

The Company is not waiving its compliance with federal securities laws and the rules and regulations thereunder through the use of arbitration provisions in the subscription agreement. In addition, shareholders are not deemed to have waived the Company’s compliance with federal securities laws and the rules and regulations thereunder by agreeing to the arbitration provisions in the subscription agreement.

Valuation Policies

At the end of each fiscal quarter (or as soon as commercially reasonably thereafter), the internal accountants or asset managers of Realty Mogul, Co. will calculate our NAV per share. The NAV calculation will reflect the total value of our assets minus the total value of our liabilities, divided by the number of shares outstanding as of the determination date. Our commercial real estate assets and investments will constitute a significant component of our total assets. We will take estimated values of each of our commercial real estate assets and investments, including related liabilities, based upon performance, outstanding principal balance, market default rates, discount rates, loss severity rates and, if our Manager deems it necessary, individual appraisal reports of the underlying real estate assets provided periodically by an independent valuation expert.

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As with any methodology used to estimate value, the methodology that will be employed by our affiliates’ internal accountants or asset managers is based upon a number of estimates and assumptions about future events that may not be accurate or complete. Further, different parties using different assumptions and estimates could derive a different NAV per share, which could be significantly different from our calculated NAV per share. NAV will fluctuate over time and does not represent: (i) the price at which our shares would trade on a national securities exchange, (ii) the amount per share a shareholder would obtain if he, she or it tried to sell his, her or its shares or (iii) the amount per share that shareholders would receive if we liquidated our assets and distributed the proceeds after paying all our expenses and liabilities.

In addition, for any given quarter, our published NAV per share may not fully reflect certain material events, to the extent that the financial impact of such events on our portfolio is not immediately quantifiable. We will use commercially reasonable efforts to monitor whether a material event occurs in between quarterly updates of NAV that we reasonably believe would cause our NAV per share to change by 5% or more from the last disclosed NAV. While this offering is ongoing, if we reasonably believe that such a material event has occurred, we will calculate and disclose the updated NAV per share and the reason for the change in an offering circular supplement as promptly as reasonably practicable, and will update the NAV per share information provided on our website.

Quarterly NAV Share Price Adjustments

The offering price per share equals our NAV per share (calculated as our NAV divided by the number of our common shares outstanding as of the end of the prior fiscal quarter) and will be adjusted at the beginning of every fiscal quarter (or as soon as commercially reasonable thereafter). See “Description of Our Common Shares — Distribution Reinvestment Plan” for additional information. While this offering is ongoing, we will file with the SEC on a quarterly basis an offering circular supplement disclosing the quarterly determination of our NAV per share and the offering price per share that will be applicable for the following three-month period, which we refer to as the pricing supplement. Additionally, we will identify the current offering price per share as well as our NAV per share on our website, www.realtymogul.com. Our website will also contain this offering circular, including any supplements and amendments. We will use commercially reasonable efforts to monitor whether a material event occurs in between quarterly updates of NAV that we reasonably believe would cause our NAV per share to change by 5% or more from the last disclosed NAV per share. While this offering is ongoing, if we reasonably believe that such a material event has occurred, we will calculate and disclose the updated NAV per share and the reason for the change in an offering circular supplement as promptly as reasonably practicable, and will update the NAV per share information provided on our website. We also use that updated NAV per share to determine whether to change the offering price for new shares of the remainder of the fiscal quarter. Any subscriptions that we receive prior to our announcement of a new offering price per share will be executed at the price per share in effect on the date the subscription is received. Thus, even if settlement occurs following the announcement of a new offering price per share, the purchase price for the shares will be the price in effect at the time the subscription was received.

Quarterly Share Repurchase Program

While you should view your investment as long-term, we have adopted a share repurchase program, whereby shareholders may request that we repurchase up to 25% of their shares quarterly while this offering is ongoing. We may make repurchases upon the death of a shareholder (referred to as “exception repurchases”; all other repurchases are referred to as “ordinary repurchases”). For ordinary repurchases, the Effective Repurchase Rate will depend upon how long a shareholder requesting redemption has held his or her shares. Exception repurchases are not subject to any discount associated with the amount of time the shares were held and will be repurchased at 100% of the most recently announced NAV per share. For all other repurchases, we will repurchase the shares at the most recently announced NAV per share, multiplied by the Effective Repurchase Rate. The repurchase rates at which we will repurchase shares are presented in the table below. In addition, if, as a result of a request for repurchase, a shareholder will own shares having a value of less than $1,000 (based on our most-recently published offering price per share), we reserve the right to repurchase all of the shares owned by such shareholder.

Our shares are currently not listed on a national securities exchange or included for quotation on a national securities market, and we currently do not intend to list our shares. In order to provide our shareholders with some liquidity, we have adopted a share repurchase program that may enable you to sell your shares to us in limited circumstances.

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Shareholders may present for repurchase all or a portion of their shares to us in accordance with the procedures outlined herein. Upon such presentation, we may, subject to the conditions and limitations described below, repurchase the shares presented to us for cash subject to the availability of cash to fund such repurchase, which will be determined by our Manager, in its full discretion.

In the event there are insufficient funds to honor all requested share repurchases, we will use the funds available and honor the repurchase requests on a pro-rata basis.

We will not pay our Manager or its affiliates any fees to complete any transactions under our share repurchase program.

We may make repurchases upon the death of a shareholder (referred to as “exception repurchases”; all other repurchases are referred to as “ordinary repurchases”). For ordinary repurchases, the Effective Repurchase Rate will depend upon how long a shareholder requesting redemption has held his or her shares. Exception repurchases are not subject to any discount associated with the amount of time the shares were held and will be repurchased at 100% of the most recently announced NAV per share. For all other repurchases, we will repurchase the shares at the lower of the price the shareholder paid for his or her shares or the most recently announced NAV per share, multiplied by the Effective Repurchase Rate. The repurchase rates at which we will repurchase shares are presented in the table below:

Effective
Share Repurchase Anniversary (Year)	Repurchase Rate
Less than 1 year	(Lock-up) 0%
1 year until 2 years	98%
2 years until 3 years	99%
3 or more years	100%
Death (Exception Repurchases)	100%

In addition, if, as a result of a request for repurchase, a shareholder will own shares having a value of less than $1,000 (based on our most-recently published offering price per share), we reserve the right to repurchase all of the shares owned by such shareholder.

Any fee charged to the Company by a third party in connection with a repurchase will be deducted from the total repurchase price. For purposes of determining the time period, a shareholder has held each share, the time period begins as of the date the shareholder acquired the share.

In the event that a shareholder requests repurchase of 100% of the shares owned by the shareholder on the date of presentment, we will waive the one-year holding period requirement for any shares presented that were acquired through our distribution reinvestment plan and such shareholder will be deemed to have withdrawn from the distribution reinvestment plan.

At any time we are engaged in an offering of shares, the price at which time we will repurchase shares will never be greater than the applicable per share offering price in effect on the date of the share repurchase.

Repurchases of our common shares will be made quarterly upon written request to us at least 30 days prior to the end of the applicable quarter and will be made within 45 days of the end of the applicable quarter, which we refer to as the repurchase date. Shareholders may withdraw their repurchase request any time prior to the repurchase date. If we agree to honor a repurchase request, the common shares to be repurchased will cease to accrue distributions or have voting rights as of the repurchase date. If we are unable to honor a repurchase request, you can (i) withdraw your request for repurchase; or (ii) ask that we honor your request in a future quarter, if any, when such repurchase can be made pursuant to the limitation of the repurchase program when sufficient funds are available.

We intend to limit the number of shares to be repurchased during any calendar year to 5.0% of the weighted average number of common shares outstanding during the prior calendar year (or 1.25% per quarter, with excess capacity carried over to later quarters in the calendar year). During the period that this offering is ongoing, all shareholders who have held their shares for at least one year may request us to repurchase up to 25% of their shares quarterly, up to the aggregate quarterly and annual limitations discussed above. Once we have concluded this offering, we intend to evaluate share repurchase levels on a quarterly basis depending on our available cash.

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In addition, following the conclusion of this offering, our Manager may, in its sole discretion, amend, suspend or terminate the share repurchase program at any time. Reasons we may amend, suspend or terminate the share repurchase program include (i) to protect our operations and our remaining shareholders, (ii) to prevent an undue burden on our liquidity, (iii) to preserve our status as a REIT, (iv) following any material decrease in our NAV, or (v) for any other reason. Following the conclusion of this offering, our Manager may also, in its sole discretion, decline any particular share repurchase request if it believes such action is necessary to preserve our status as a REIT (for example, if a repurchase request would cause a non-repurchasing shareholder to violate the ownership limits in our LLC Agreement or if a repurchase constitutes a “dividend equivalent repurchase” that could give rise to a preferential dividend issue). Therefore, you may not have the opportunity to make a share repurchase request prior to any potential termination of our share repurchase program.

For more information about our share repurchase program or to submit a repurchase request, please contact us by email at MogulREITI@realtymogul.com.

Ownership and Transfer of Shares Policy

In addition to the provisions in our LLC Agreement relating to transfers of our shares, we have adopted the following policy concerning the ownership and transfer of our shares.

Shareholders seeking to assign or transfer all or a portion of their shares must satisfy the following requirements:

●	A shareholder wishing to assign or transfer all or a portion of its shares must have held its shares for at least one year;
●	No shareholder may transfer or assign all or any portion of its shares to any individual or entity that does not possess the financial qualifications required of all individuals or entities that become shareholders, as described in the Offering Circular and LLC Agreement;
●	A shareholder wishing to assign or transfer all or a portion of its shares must provide a letter by an attorney, or similar documentation, attesting to the financial qualifications of the desired transferee or assignee as required of all individuals who become shareholders, as described in the Offering Circular and LLC Agreement. In addition, if the shareholder wishing to assign or transfer all or a portion of its shares is an entity, it must provide a letter by an attorney, or similar documentation, attesting that such transfer or assignment is permissible, as described in the Offering Circular and LLC Agreement;
●	Any such transfer shall be made at least 30 days prior to the desired transfer or assignment and by a written instrument of assignment, the terms of which are not in contravention of any of the provisions of the LLC Agreement or this Offering Circular, and which has been duly executed by the assignor of such shares and accepted by the Manager in writing. Upon such acceptance by the Manager, such an assignee shall take shares subject to all terms of the Offering Circular, the LLC Agreement and all accompanying documents and shall become a shareholder;
●	A transfer fee shall be paid by the transferring shareholder in such amount as may be required by the Manager to cover all reasonable expenses connected with such assignment; and
●	Transfer requests that comply with the LLC Agreement and the foregoing requirements will be processed on the first day of each month.

Our ownership and transfer of shares policy may be amended at any time in our Manager’s discretion.

Reports to Shareholders

Our LLC Agreement requires that we prepare an annual report and deliver it to our common shareholders within 120 days after the end of each fiscal year. Our Manager is required to take reasonable steps to ensure that the annual report complies with our LLC Agreement provisions and with applicable securities laws.

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Under the Securities Act, we must update this offering circular upon the occurrence of certain events, such as certain asset acquisitions. We will file updated offering circulars and offering circular supplements with the SEC. We are also subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are registered pursuant to Regulation A, and accordingly, we will file annual reports, semi-annual reports and other information with the SEC. In addition, we will provide you with periodic updates, including offering circulars, offering circular supplements, quarterly pricing supplements, quarterly information statements and other information.

We will provide such periodic updates electronically through the Realty Mogul Platform website at www.realtymogul.com. You may access and print all periodic updates provided through our website. As periodic updates become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the periodic updates. If our e-mail notification is returned to us as “undeliverable,” we will contact you to obtain your updated e-mail address. We will provide you with paper copies at any time upon request. The contents of the Realty Mogul Platform website are not incorporated by reference in or otherwise a part of this offering circular.

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U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations relating to our qualification and taxation as a REIT and the acquisition, holding, and disposition of our common shares. For purposes of this section, references to “we,” “us” or the “Company” means only MogulREIT I, LLC and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Code, the regulations promulgated by the U.S. Treasury Department, current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. The summary is also based upon the assumption that the operation of the Company, and of any subsidiaries and other lower-tier affiliated entities, will be in accordance with its applicable organizational documents and as described in this offering circular. This summary is for general information purposes only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular shareholder in light of its investment or tax circumstances or to shareholders subject to special tax rules, such as:

●	U.S. expatriates;
●	persons who mark-to-market our common shares;
●	subchapter S corporations;
●	U.S. shareholders who are U.S. persons (as defined below) whose functional currency is not the U.S. dollar;
●	financial institutions;
●	insurance companies;
●	broker-dealers;
●	regulated investment companies;
●	trusts and estates;
●	holders who receive our common shares through the exercise of employee stock options or otherwise as compensation;
●	persons holding our common shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;
●	persons subject to the alternative minimum tax provisions of the Code;
●	persons holding our common shares through a partnership or similar pass-through entity;
●	persons holding a 10% or more (by vote or value) beneficial interest in the Company;
●	tax exempt organizations, except to the extent discussed below in “—Taxation of Tax Exempt U.S. Shareholders;” and
●	non-U.S. persons (as defined below), except to the extent discussed below in “—Taxation of Non-U.S. Shareholders.”

This summary assumes that shareholders will hold our common shares as capital assets, which generally means as property held for investment.

For the purposes of this summary, a U.S. person is a beneficial owner of our common shares who for U.S. federal income tax purposes is:

●	a citizen or resident of the United States;
●	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of a political subdivision thereof (including the District of Columbia);
●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or
●	any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

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For the purposes of this summary, a U.S. shareholder is a beneficial owner of our common shares who is a U.S. person. A tax exempt organization is a U.S. person who is exempt from U.S. federal income tax under Section 401(a) or 501(a) of the Code. For the purposes of this summary, a non-U.S. person is a beneficial owner of our common shares who is a nonresident alien individual or a non-U.S. corporation for U.S. federal income tax purposes, and a non-U.S. shareholder is a beneficial owner of our common shares who is a non-U.S. person. The term “corporation” includes any entity treated as a corporation for U.S. federal income tax purposes, and the term “partnership” includes any entity treated as a partnership for U.S. federal income tax purposes.

THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF OUR COMMON SHARES DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF HOLDING OUR COMMON SHARES TO ANY PARTICULAR SHAREHOLDER WILL DEPEND ON THE SHAREHOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF OUR COMMON SHARES.

Taxation of the Company

We elected to be taxed, and currently qualify, as a REIT under the Code, commencing with the taxable year ended December 31, 2016. We believe that we have been organized, owned and operated in conformity with the requirements for qualification and taxation as a REIT under the Code.

In the opinion of Morris, Manning & Martin, LLP, our tax counsel in connection with this offering, we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Code beginning with our taxable year ended December 31, 2016, and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT under the Code. Such opinion is based on various assumptions relating to our organization and proposed operation and is conditioned upon fact-based representations and covenants made by our management regarding our organization, assets, and income, and the past, present and future conduct of our business operations. While we believe that we are organized and intend to operate so that we maintain our qualification as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances or applicable law, no assurance can be given by us or Morris, Manning & Martin, LLP that we will so qualify for any particular year. The opinion was expressed as of the date issued and does not cover subsequent periods. Morris, Manning & Martin, LLP has no obligation to advise us or our shareholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions with respect to our satisfaction of the REIT requirements.

Qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual results of operations, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Code, discussed below. In addition, our ability to maintain our qualification as a REIT may depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest, which we may not control. Our ability to maintain our qualification as a REIT also requires that we satisfy certain asset and income tests, some of which depend upon the fair market values of assets directly or indirectly owned by us or which serve as security for loans made by us. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the requirements for qualification and taxation as a REIT.

Taxation of REITs in General

Provided that we maintain our qualification as a REIT, we will generally be entitled to a deduction for dividends that we pay and, therefore, will not be subject to U.S. federal corporate income tax on our net taxable income that is currently distributed to our shareholders. This treatment substantially eliminates the “double taxation” at the corporate and shareholder levels that results generally from investment in a corporation. Rather, income generated by a REIT is generally taxed only at the shareholder level, upon a distribution of dividends by the REIT.

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Even if we qualify for taxation as a REIT, however, we will be subject to U.S. federal income taxation as follows:

●	We will be taxed at regular U.S. federal corporate rates on any undistributed income, including undistributed cash less income such as accrued but unpaid interest.
●	If we have net income from “prohibited transactions,” which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions” and “—Foreclosure Property” below.
●	If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” we may thereby avoid (1) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (2) treating any income from such property as non-qualifying for purposes of the REIT gross income tests discussed below; provided however, that the gain from the sale of the property or net income from the operation of the property that would not otherwise qualify for the 75% income test but for the foreclosure property election will be subject to U.S. federal corporate income tax at the highest applicable rate (currently 21%).
●	If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount equal to (1) the greater of (A) the amount by which we fail the 75% gross income test or (B) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (2) a fraction intended to reflect profitability.
●	If we fail to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% REIT asset tests that do not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate (currently 21%) of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset tests.
●	If we fail to satisfy any provision of the Code that would result in our failure to maintain our qualification as a REIT (other than a gross income or asset test requirement) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.
●	If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, we will be subject to a 4% non-deductible excise tax on the excess of the required distribution over the sum of (A) the amounts actually distributed (taking into account excess distributions from prior years), plus (B) retained amounts on which income tax is paid at the corporate level.
●	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our shareholders, as described below in “—Requirements for Qualification as a REIT.”
●	A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between us and any TRS and any other TRSs we may own if and to the extent that the IRS successfully adjusts the reported amounts of these items because the reported amounts were not consistent with arm’s length amounts.
●	If we acquire appreciated assets from a corporation that is not a REIT in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the non-REIT corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the five-year period following their acquisition from the non-REIT corporation.
●	We may elect to retain and pay U.S. federal income tax on our net long-term capital gain. In that case, a shareholder would include its proportionate share of our undistributed long-term capital gain in its income (to the extent we make a timely designation of such gain to the shareholder), would be deemed to have paid the tax that it paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the shareholder’s basis in our common shares.
●	We may own subsidiaries that will elect to be treated as TRSs, and we may hold equity interests in our borrowers or other investments through such TRSs, the earnings of which will be subject to U.S. federal corporate income tax.
●	We will generally be subject to tax on the portion of any excess inclusion income derived from an investment in residual interests in REMICs or “taxable mortgage pools” to the extent our stock is held in record name by specified tax exempt organizations not subject to UBTI or non-U.S. sovereign investors.

In addition, we may be subject to a variety of taxes other than U.S. federal income tax, including state, local, and non-U.S. income, franchise property and other taxes.

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Requirements for Qualification as a REIT

The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;
(2)	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;
(3)	that would be taxable as a domestic corporation but for the special Code provisions applicable to REITs;
(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Code;
(5)	the beneficial ownership of which is held by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months;
(6)	in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” as defined in the Code to include specified entities, referred to as the 5/50 Test in this offering circular;
(7)	that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked;
(8)	that has no earnings and profits from any non-REIT taxable year at the close of any taxable year;
(9)	that uses the calendar year for U.S. federal income tax purposes; and
(10)	that meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions.

For purposes of condition (1) “directors” generally means persons treated as “directors” for purposes of the Investment Company Act, which we believe includes our Manager. Our shares are generally freely transferable, and we believe that the restrictions on ownership and transfers of our shares do not prevent us from satisfying condition (2). Although we are organized as a limited liability company, for U.S. federal income tax purposes we elected to be classified as a corporation in compliance with condition (3). Conditions (5) and (6) do not need to be satisfied for the first taxable year for which an election to become a REIT has been made. We satisfy condition (5). To monitor compliance with the share ownership requirements, we are generally required to maintain records regarding the actual ownership of our shares. Provided we comply with these record-keeping requirements and that we would not otherwise have reason to believe we fail the 5/50 Test after exercising reasonable diligence, we will be deemed to have satisfied the 5/50 Test. In addition, our LLC Agreement provides restrictions regarding the ownership and transfer of our shares, which are intended to assist us in satisfying the share ownership requirements described above.

Effect of Subsidiary Entities

Ownership of Partnership Interests

In the case of a REIT that is a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% value test, described below, the determination of a REIT’s interest in partnership assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes, certain excluded securities as described in the Code. For purposes of determining the amount of the REIT’s taxable income that must be distributed, or is subject to tax, the REIT’s share of partnership income is determined under the partnership tax provisions of the Code and will reflect any special allocations of income or loss that are not in proportion to capital interests. Income earned through partnerships retains its character for U.S. federal income tax purposes when allocated among its partners. We intend to obtain covenants from any partnerships in which we invest but do not control to operate in compliance with the REIT requirements, but we may not control any particular partnership into which we invest, and thus no assurance can be given that any such partnerships will not operate in a manner that causes us to fail an income or asset test requirement. In general, partnerships are not subject to U.S. federal income tax. However, under the partnership audit rules, a partnership in which we invest may be required to pay the hypothetical increase in partner-level taxes resulting from an adjustment of partnership tax items on audit.

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Disregarded Subsidiaries

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as summarized below. A qualified REIT subsidiary is any corporation, other than a TRS, that is wholly owned by a REIT, by other disregarded subsidiaries of a REIT or by a combination of the two. Single member limited liability companies or other domestic unincorporated entities that are wholly owned by a REIT are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests unless they elect TRS status. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “—Asset Tests” and “—Gross Income Tests.”

TRS

A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such an entity would generally be subject to U.S. federal income tax on its taxable income, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our shareholders.

A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes dividend income when it receives distributions of earnings from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of its TRSs in determining the parent REIT’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude the parent REIT from doing directly or through pass-through subsidiaries. If dividends are paid to us by one or more domestic TRSs we may own, then a portion of the dividends that we distribute to shareholders who are taxed at individual rates generally will be eligible for taxation at preferential qualified dividend income tax rates rather than at ordinary income rates. See “—Taxation of Taxable U.S. Shareholders” and “—Annual Distribution Requirements.”

We may hold any equity interests we receive in our borrowers or certain other investments through one or more TRSs. While we intend to manage the size of our TRSs and dividends from our TRSs in a manner that permits us to continue to qualify as a REIT, it is possible that the equity investments appreciate to the point where our TRSs exceed the thresholds mandated by the REIT rules. In such cases, we could lose our REIT status if we are unable to satisfy certain exceptions for failing to satisfy the REIT income and asset tests. In any event, any earnings attributable to equity interests held in TRSs or origination activity conducted by TRSs will be subject to U.S. federal corporate income tax.

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To the extent we hold an interest in a non-U.S. TRS, potentially including a CDO investment, we may be required to include our portion of its earnings in our income irrespective of whether or not such non-U.S. TRS has made any distributions. Any such income will not be qualifying income for purposes of the 75% gross income test and may not be qualifying income for purposes of the 95% gross income test.

Taxable Mortgage Pools

We may enter into transactions that could result in us being considered to own interests in one or more taxable mortgage pools. An entity, or a portion of an entity, is classified as a taxable mortgage pool under the Code if:

●	substantially all of its assets consist of debt obligations or interests in debt obligations;
●	more than 50% of those debt obligations are real estate mortgage loans or interests in real estate mortgage loans as of specified testing dates;
●	the entity has issued debt obligations that have two or more maturities; and
●	the payments required to be made by the entity on its debt obligations “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

A taxable mortgage pool generally is treated as a corporation for U.S. federal income tax purposes. However, special rules apply to a REIT, a portion of a REIT, or a qualified REIT subsidiary that is a taxable mortgage pool. If a REIT owns, directly or indirectly through one or more qualified REIT subsidiaries or other entities that are disregarded as a separate entity for U.S. federal income tax purposes, 100% of the equity interests in the taxable mortgage pool, the taxable mortgage pool will be a qualified REIT subsidiary and, therefore, ignored as an entity separate from the REIT for U.S. federal income tax purposes and would not generally affect the tax qualification of the REIT. Rather, the consequences of the taxable mortgage pool classification would generally, except as described below, be limited to the REIT’s shareholders. See “—Excess Inclusion Income.”

If we own less than 100% of the ownership interests in a subsidiary that is a taxable mortgage pool, the foregoing rules would not apply. Rather, the subsidiary would be treated as a corporation for U.S. federal income tax purposes, and could be subject to corporate income tax. In addition, this characterization would alter our REIT income and asset test calculations and could adversely affect our compliance with those requirements.

Certain Equity Investments and Kickers

We expect to hold certain equity investments (with rights to receive preferred economic returns) in entities treated as partnerships for U.S. federal income tax purposes and may hold “kickers” in entities treated as partnerships for U.S. federal income tax purposes (and may hold such a kicker outside of a TRS). When we hold investments treated as equity in partnerships, as discussed above, for purposes of the REIT income and asset tests we are required to include our proportionate share of the assets and income of the partnership, based on our share of partnership capital, as if we owned such share of the issuer’s assets directly. As a result, any nonqualifying income generated, or nonqualifying assets held, by the partnerships in which we hold such equity could jeopardize our compliance with the REIT income and asset tests. We intend to obtain covenants from our equity issuers (including a kicker issuer if the kicker is held outside of a TRS) to operate in compliance with the REIT requirements, but we generally will not control such issuers, and thus no assurance can be given that any such issuers will not operate in a manner that causes us to fail an income or asset test requirement. Moreover, at least one IRS internal memorandum would treat the preferred return on certain equity investments as interest income for purposes of the REIT income tests, which treatment would cause such amounts to be nonqualifying income for purposes of the 75% gross income test. Although we do not believe that interest income treatment is appropriate, and that analysis was not followed in subsequent IRS private letter rulings, the IRS could re-assert that position.

In some, or many, cases, the proper characterization of certain equity investments (with rights to receive preferred economic returns) as unsecured indebtedness or as equity for U.S. federal income tax purposes may be unclear. Characterization of such an equity investment as unsecured debt for U.S. federal income tax purposes would subject the investment to the various asset test limitations on investments in unsecured debt, and our preferred return would be treated as non-qualifying income for purposes of the 75% gross income test (but we would not have to include our share of the underlying assets and income of the issuer in our tests). Thus, if the IRS successfully challenged our characterization of an investment as equity for U.S. federal income tax purposes, or successfully treated a preferred return as interest income, we could fail an income or asset test. In that event, we could face substantial penalty taxes to cure the resulting violations, as described in “—Failure to Qualify” below or, if we were deemed to have acted unreasonably in making the investment, lose our REIT status.

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Gross Income Tests

In order to maintain our qualification as a REIT, we annually must satisfy two gross income tests. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain hedging and foreign currency transactions, must be derived from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from and gains from the disposition of other shares of REITs, interest income derived from mortgage loans secured by real property, and gains from the sale of real estate assets, as well as income from certain kinds of temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

Interest Income

Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property and the highest outstanding balance of the loan during a taxable year exceeds the fair market value of the real property on the date of our commitment to make or purchase the mortgage loan, the interest income will be apportioned between the real property and the other property, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. With respect to loans to develop or improve real property, we are permitted to include as real property collateral for the foregoing apportionment purposes the sum of the fair market value of the undeveloped land plus the reasonably estimated cost of the improvements or developments (other than personal property) which will secure the loan and which are to be constructed from the proceeds of the loan. The failure of a loan to qualify as an obligation secured by a mortgage on real property within the meaning of the REIT rules could adversely affect our ability to continue to qualify as a REIT.

In the event a mortgage loan is modified, we may be required to retest the loan under the apportionment rules discussed above by comparing the outstanding balance of the modified loan to the fair market value of the collateral real property at the time of modification.

Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (or a shared appreciation provision), income attributable to the participation feature will be treated as gain from sale of the underlying property for purposes of the income tests, and generally will be qualifying income for purposes of both the 75% and 95% gross income tests, provided that the property is not inventory or dealer property in the hands of the borrower or us.

To the extent that we derive interest income from a loan where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not the net income or profits of any person. This limitation does not apply, however, to a mortgage loan where the borrower derives substantially all of its income from the property from the leasing of substantially all of its interest in the property to tenants, to the extent that the rental income derived by the borrower would qualify as rents from real property had it been earned directly by us.

Any amount includible in our gross income with respect to a regular or residual interest in a REMIC generally is treated as interest on an obligation secured by a mortgage on real property. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if we held such assets), we will be treated as receiving directly our proportionate share of the income of the REMIC for purposes of determining the amount that is treated as interest on an obligation secured by a mortgage on real property.

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Among the assets we may hold are certain mezzanine loans secured by equity interests in a pass-through entity that directly or indirectly owns real property, rather than a direct mortgage on the real property. The IRS issued Revenue Procedure 2003-65, which provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Structuring a mezzanine loan to meet the requirements of the safe harbor may not always be practical, and the mezzanine loans that we acquire may not meet all of the requirements for reliance on this safe harbor. Hence, there can be no assurance that the IRS will not challenge the qualification of such assets as real estate assets or the interest generated by these loans as qualifying income under the 75% gross income test. To the extent we make corporate mezzanine loans or acquire other commercial real estate corporate debt, such loans will not qualify as real estate assets and interest income with respect to such loans will not be qualifying income for purposes of the 75% gross income test.

We may hold indirect participation interests in some loans, rather than direct ownership of the loan. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of this investment depends upon the performance of the underlying loan and, if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan and grants junior participations which absorb losses first in the event of a default by the borrower. We generally expect to treat our participation interests as an undivided ownership interest in the underlying loan, and thus as a qualifying real estate asset for purposes of the REIT asset test that also generates qualifying mortgage interest for purposes of the 75% gross income test, to the extent that the loan underlying the participation is a qualifying real estate asset that generates qualifying income for such purposes. The appropriate treatment of participation interests for U.S. federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge our treatment of our participation interests. In the event of a determination that such participation interests do not qualify as real estate assets, or that the income that we derive from such participation interests does not qualify as mortgage interest for purposes of the REIT asset and income tests, we could be subject to a penalty tax, or could fail to continue to qualify as a REIT.

We expect that any mortgage backed securities that we invest in will be treated either as interests in a grantor trust or as interests in a REMIC for U.S. federal income tax purposes and that all interest income from such mortgage backed securities will be qualifying income for the 95% gross income test. In the case of mortgage backed securities treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest on such mortgage loans, and any mortgage loans that we own directly, would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is adequately secured by real property, as discussed above. In the case of mortgage backed securities treated as interests in a REMIC for U.S. federal income tax purposes, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and 95% gross income tests. However, if less than 95% of the assets of the REMIC are real estate assets, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. We expect that any interest income from mortgage backed securities that are not treated as an interest in a grantor trust or an interest in a REMIC will not be qualifying income for purposes of the 75% gross income test. Mortgage loans that may be held by a grantor trust or REMIC may not necessarily qualify as “real estate assets” for purposes of the REIT rules. As a result, it may be difficult, if not impossible, to determine whether income from certain CMBS investments will be qualifying 75% gross income. In addition, some REMIC securitizations include imbedded interest swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income for the holder of the related REMIC securities.

Fee Income

We may receive various fees and expense reimbursements from borrowers in connection with originating loans. Fees that are for entering into agreements to make loans are qualifying income for both gross income tests. Other fees that are treated as “points” are treated as additional interest on the loan and are qualifying or nonqualifying based on whether the loan is a real estate asset. However, fees for services will not be qualifying income for purposes of both the 75% and 95% gross income tests. In addition, certain expense reimbursements received from the borrower, and even certain expenses paid by the borrower directly to a third party service provider, may result in nonqualifying income for both gross income tests to the extent such amounts are reimbursements for expenses that benefit us. Any fees earned by a TRS will not be included for purposes of the gross income tests but the use of a TRS to originate loans to avoid such nonqualifying income may increase the taxes paid by the TRS.

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Dividend Income

We may receive material distributions from TRSs. These distributions are generally classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions generally constitute qualifying income for purposes of the 95% gross income test, but not the 75% gross income test.

If we invest in an entity treated as a “passive foreign investment company” or “controlled foreign corporation” for U.S. federal income tax purposes, which could include a CDO investment, we could be required to include our portion of its earnings in our income prior to the receipt of any distributions. Any such income inclusions would not be treated as qualifying income for purposes of the 75% gross income test and may not be qualifying income for purposes of the 95% gross income test.

Treatment of Certain Debt Instruments as Equity

We may hold loans with relatively high loan-to-value ratios and/or high yields. Additionally, we may receive equity interests in borrowers in connection with loans that we acquire. These features can cause a loan to be treated as equity for U.S. federal income tax purposes. Although we intend to only acquire loans that should be respected as debt for U.S. federal income tax purposes, there can be no assurance that the IRS will not challenge our treatment of one or more of our acquired loans as debt for U.S. federal income tax purposes. In the event the IRS was successful in such a challenge, all or a portion of the income from any such loans received from borrowers that are treated as partnerships for U.S. federal income tax purposes may be viewed as guaranteed payments under the partnership tax rules, in which case such income may not be qualifying income for the REIT income tests, and may be treated as income from a prohibited transaction, which is excluded from the REIT income tests. As a result, such a recharacterization could adversely affect our ability to continue to qualify as a REIT.

Hedging Transactions

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction, including gain from the sale or disposition of such a transaction, will not constitute gross income for purposes of the 75% or 95% gross income tests if (i) we enter into the hedging transaction in the normal course of business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, and the hedge is clearly identified as specified in Treasury regulations before the close of the day on which it was acquired, originated, or entered into, or (2) we enter into the hedging transaction primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests and the hedge is clearly identified as such before the close of the day on which it was acquired, originated, or entered into. To the extent that we enter into other types of hedging transactions, including hedges of interest rates on debt we acquire as assets, the income from those transactions is likely to be treated as non-qualifying income for purposes of both the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize its qualification as a REIT, but there can be no assurance that we will be successful in this regard.

Rents from Real Property

We may acquire interests in real property (through majority-owned subsidiaries with rights to receive preferred economic returns), and may acquire other interests in real property (including equity participations). However, to the extent that we own real property or interests therein, rents we receive qualify as “rents from real property” in satisfying the gross income tests described above, only if several conditions are met, including the following: If rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under any particular lease, then all of the rent attributable to such personal property will not qualify as rents from real property. The determination of whether an item of personal property constitutes real or personal property under the REIT provisions of the Code is subject to both legal and factual considerations and therefore can be subject to different interpretations.

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In addition, in order for rents received by us to qualify as “rents from real property,” the rent must not be based in whole or in part on the income or profits of any person. However, an amount will not be excluded from rents from real property solely by reason of being based on a fixed percentage or percentages of sales or if it is based on the net income of a tenant which derives substantially all of its income with respect to such property from subleasing of substantially all of such property, to the extent that the rents paid by the subtenants would qualify as rents from real property, if earned directly by us. Moreover, for rents received to qualify as “rents from real property,” we generally must not furnish or render certain services to the tenants of such property, other than through an “independent contractor” who is adequately compensated and from which we derive no income or through a TRS. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to tenants of our properties without disqualifying all of the rent from the property if the payment for such services or, if greater, 150% of our cost of providing such services, does not exceed 1% of the total gross income from the property. In such a case, only the amounts for non-customary services are not treated as rents from real property and the provision of the services does not disqualify the related rent.

Rental income will qualify as rents from real property only to the extent that we do not directly or constructively own, (1) in the case of any tenant which is a corporation, stock possessing 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total value of shares of all classes of stock of such tenant, or (2) in the case of any tenant which is not a corporation, an interest of 10% or more in the assets or net profits of such tenant.

Phantom Income

Due to the nature of the assets in which we may invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets, and may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets. For example, we may acquire debt instruments that provide for interest that accrues or is payable in kind, in which case we will be required to include that income for tax purposes as it accrues rather than when it is paid in cash. To the extent we purchase debt instruments at a discount after their original issuance, the discount may represent “market discount.” Unlike original issue discount, market discount is not required to be included in income on a constant yield method. However, we will be required to treat a portion of any principal payments as ordinary income in an amount equal to the market discount that has accrued while we held the debt instrument. If we ultimately collect less on a debt instrument than our purchase price and any original issue discount or accrued market discount that we have included in income, there may be limitations on our ability to use any losses resulting from that debt instrument.

We may acquire loans that provide us with rights to participate in the appreciation of the collateral real property securing our debt instrument at specified times or that provide for other contingent payments based on the borrower’s performance. In circumstances where such equity features are part of the loan and not treated as a separate equity investment, we generally will be required to accrue for tax purposes the projected increase in the yield on the loan attributable to the participation feature or contingent payments over the term of the loan, even though we do not receive any cash attributable to the participation feature or contingent payments until some point in the future, if ever. In circumstances where our equity participation is structured as a separate interest from the loans, we will be required to allocate the amount we pay for the loan and the equity interest between those securities and, depending on the circumstances, such allocation may result in additional discount on the loan that must be accrued for tax purposes over the life of the loan (even though no corresponding cash payment is made until later).

We may also acquire debt instruments below par that are subsequently modified by agreement with the borrower. Under applicable Treasury regulations, these modifications may be treated as a taxable event in which we exchange the old debt instrument for a new debt instrument, the value of which may be treated as equal to the face amount of the new debt instrument. Because our tax basis in such debt instruments may be substantially less than the face value, we could have significant income without any corresponding receipt of cash. Such a modification also may require us to retest the status of the modified loan for purposes of determining whether the loan is fully secured by real property.

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In addition, in the event that any debt instruments acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to accrue the unpaid interest as taxable income.

Finally, we may be required under the terms of our indebtedness to use cash received from interest payments to make nondeductible principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our shareholders.

Due to each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “—Annual Distribution Requirements.”

Failure to Satisfy the Gross Income Tests

We intend to monitor our sources of income, including any non-qualifying income received by us, and manage our assets so as to ensure our compliance with the gross income tests. We cannot assure you, however, that we will be able to satisfy the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still continue to qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Code. These relief provisions will generally be available if our failure to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, we set forth a description of each item of our gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with the Treasury regulations. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not continue to qualify as a REIT. As discussed above under “—Taxation of REITs in General,” even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which we fail to satisfy the particular gross income test.

Asset Tests

At the close of each calendar quarter, we must also satisfy tests relating to the nature of our assets. At least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, and U.S. Government securities. For this purpose, real estate assets include loans secured by mortgages on real property to the extent described below, certain mezzanine loans and mortgage backed securities as described below, interests in real property (such as land, buildings, leasehold interests in real property), shares in other qualifying REITs and stock or debt instruments held for less than one year purchased with the proceeds from an offering of shares of our stock or certain debt and debt instruments issued by publicly offered REITs. A “publicly offered REIT” means a real estate investment trust which is required to file annual and periodic reports with the SEC under the Securities Exchange Act of 1934. Assets that do not qualify for purposes of the 75% test and that are not securities of our TRSs are subject to the additional following asset tests: (i) the value of any one issuer’s securities owned by us may not exceed 5% of the value of our gross assets, and (ii) we generally may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value, and (iii) not more than 25% of our assets may consist of “nonqualified publicly offered REIT debt instruments.” A “nonqualified publicly offered REIT debt instrument” means debt instruments issued by publicly offered REITs that only qualify as “real estate assets” by virtue of provisions of the Code. In addition, the aggregate value of all securities of TRSs held by us may not exceed 20% of the value of our gross assets.

The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code, including any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (1) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test; (2) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (3) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership.

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For purposes of the 10% value test, “straight debt” means a written unconditional promise to pay on demand on a specified date a sum certain in money if (1) the debt is not convertible, directly or indirectly, into stock and (2) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Code. In the case of an issuer which is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Code, hold any securities of the corporate or partnership issuer which (A) are not straight debt or other excluded securities (prior to the application of this rule), and (B) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, our interest as a partner in the partnership). As a result, the straight debt exception would not be available to us with respect to a loan where we also hold an equity participation in the borrower through a TRS.

A real estate mortgage loan that we own generally will be treated as a real estate asset for purposes of the 75% REIT asset test if, on the date that we acquire the mortgage loan, the value of the real property securing the loan is equal to or greater than the principal amount of the loan. Existing IRS guidance provides that certain rules described above that are applicable to the gross income tests may apply to determine what portion of a mortgage loan will be treated as a real estate asset if the mortgage loan is secured both by real property and other assets. Under special guidance issued by the IRS, if the value of the mortgage loan exceeds the greater of the current value of the real property securing the loan and the value of the real property securing the loan at the time we committed to acquire the loan, such excess will not be a qualifying real estate asset. Furthermore, we may be required to retest modified loans to determine if the modified loan is adequately secured by real property as of the modification date if the modification results in a taxable exchange. However, under special guidance issued by the IRS, if a loan modification occurred as a result of default or we reasonably believed that there was a significant risk of default and the modification reduced such risk, we generally would not be required to retest such modified loan.

As discussed above under “—Gross Income Tests,” certain loans that we might acquire could be at risk of being treated as equity interests in the borrower for U.S. federal income tax purposes. In such cases, we would likely be treated as owning our proportionate share of the borrower’s assets (if the borrower is a pass-through entity) or as owning corporate stock (if the borrower is a corporation), which could adversely affect our ability to comply with the asset tests.

As discussed above under “—Gross Income Tests,” there may be circumstances in which our mezzanine loans do not comply with the safe harbor under Revenue Procedure 2003-65. To the extent that any of our mezzanine loans do not meet all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, such loans may not be real estate assets and could adversely affect our REIT status.

As discussed above under “—Gross Income Tests,” participation interests in loans that we acquire may not be treated as direct interests in the underlying mortgage loan, which may cause the participation interest to not qualify as a real estate asset. While we intend that any such participation interests will be structured in a manner so as to be treated for REIT purposes as equivalent to a direct interest in the loan, and therefore, as a real estate asset, there can be no guarantee that such treatment is respected by the IRS.

Regular or residual interests in REMICs are generally treated as a real estate asset. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if we held such assets), we will be treated as owning our proportionate share of the assets of the REMIC. The IRS has issued guidance providing that, among other things, if a REIT holds a regular or residual interest in an “eligible REMIC” that informs the REIT that at least 80% of the REMIC’s assets constitute real estate assets, then the REIT may treat 80% of the value of the interest in the REMIC as a real estate asset for the purpose of the REIT asset tests. The remaining 20% of the value of the REIT’s interest in the REMIC would not qualify as a real estate asset for purposes of the REIT asset tests and could adversely affect our ability to continue to qualify as a REIT. In the case of interests in grantor trusts, we will be treated as owning an undivided beneficial interest in the mortgage loans held by the grantor trust. Such mortgage loans will generally qualify as real estate assets for purposes of the 75% asset test to the extent they are secured by real property. Investments in mortgage backed securities that are not interests in a grantor trust or REMIC or government securities will not be treated as qualifying assets for purposes of the 75% asset test and will be subject to the 5% asset test, the 10% value test, the 10% vote test and the 20% securities test described above.

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We may enter into repurchase agreements under which we would nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. We generally believe that we would be treated for U.S. federal income tax purposes as the owner of the assets that are the subject of any such repurchase agreement, and the repurchase agreement would be treated as a secured lending transaction notwithstanding that we may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could successfully assert that we did not own the assets during the term of the repurchase agreement, which could impact our REIT status.

We believe that our loan holdings and other assets will be structured in a manner that will comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis. There can be no assurance, however, that we will be successful in this effort. In this regard, to determine compliance with these requirements, we will need to estimate the value of our assets (or the value of the collateral securing our loans). We may not obtain independent appraisals to support our conclusions concerning the values of our assets, or in many cases, the values may not be susceptible to a precise determination and are subject to change in the future. In some cases, we may rely on our own valuation that differs from the value determined by an appraiser. There can be no assurance that the IRS will not disagree with the determinations and assert that a different value is applicable, in which case we might not satisfy the 75% asset test and the other asset tests and could fail to continue to qualify as a REIT.

Failure to Satisfy Asset Tests

After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire assets during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. If we fail the 5% asset test, or the 10% vote or value asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally within six months after the last day of the quarter in which the identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests or our failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, we are permitted to avoid disqualification as a REIT, after the 30-day cure period, by taking steps, including the disposition of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which we identified the failure to satisfy the REIT asset test) and paying a tax equal to the greater of $50,000 or the highest corporate income tax rate (currently 21%) of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset test.

Annual Distribution Requirements

In order to continue to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our shareholders in an amount at least equal to:

(a)	the sum of:

	●	90% of our “REIT taxable income” (computed without regard to its deduction for dividends paid and its net capital gains); and
	●	90% of the net income (after tax), if any, from foreclosure property (as described below); minus

(b)	the sum of specified items of non-cash income that exceeds a percentage of our income.

These distributions must be paid in the taxable year to which they relate or in the following taxable year if such distributions are declared in October, November or December of the taxable year, are payable to shareholders of record on a specified date in any such month and are actually paid before the end of January of the following year. Such distributions are treated as both paid by us and received by each shareholder on December 31 of the year in which they are declared. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for the year and be paid with or before the first regular dividend payment after such declaration, provided that such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to our shareholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

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In order for distributions to be counted towards our distribution requirement and to give rise to a tax deduction by us, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class and is in accordance with the preferences among different classes of stock as set forth in the organizational documents. To avoid paying preferential dividends, we must treat every shareholder of the class of shares with respect to which we make a distribution the same as every other shareholder of that class, and we must not treat any class of shares other than according to its dividend rights as a class. Under certain technical rules governing deficiency dividends, we could lose our ability to cure an under-distribution in a year with a subsequent year deficiency dividend if we pay preferential dividends. Preferential dividends potentially include “dividend equivalent repurchases.” Accordingly, we intend to pay dividends pro rata within each class, and to abide by the rights and preferences of each class of our shares if there is more than one, and will seek to avoid dividend equivalent repurchases. (See “— Taxation of Taxable U.S. Shareholders — Repurchases of Common Shares” below for a discussion of when repurchases are dividend equivalent and measures we intend to take to avoid them.)

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary U.S. federal corporate tax rates on the retained portion. In addition, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our shareholders include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit or refund, as the case may be, for their proportionate share of the tax paid by us. Our shareholders would then increase the adjusted basis of their stock in us by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate shares.

If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, we will be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior periods) and (y) the amounts of income retained on which we have paid corporate income tax. We intend to make timely distributions so that we are not subject to the 4% excise tax.

It is possible that we, from time-to-time, may not have sufficient cash from operations to meet the distribution requirements, for example, due to timing differences between the actual receipt of cash and the inclusion of the corresponding items in income by us for U.S. federal income tax purposes prior to receipt of such income in cash or non-deductible expenditures. See “—Gross Income Tests—Phantom Income” above. In the event that such shortfalls occur, to meet our distribution requirements it might be necessary to arrange for short-term, or possibly long-term, borrowings, use cash reserves, liquidate non-cash assets at rates or times that we regard as unfavorable or pay dividends in the form of taxable stock dividends. In the case of a taxable stock dividend, shareholders would be required to include the dividend as income and would be required to satisfy the tax liability associated with the distribution with cash from other sources.

We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our qualification as a REIT or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Excess Inclusion Income

If we directly or indirectly acquire a residual interest in a REMIC or equity interests in a taxable mortgage pool, a portion of our income from such arrangements may be treated as “excess inclusion income.” See “—Effect of Subsidiary Entities—Taxable Mortgage Pools.” We are required to allocate any excess inclusion income to our shareholders in proportion to their dividends. We would be subject to U.S. corporate tax to the extent of any excess inclusion income from the REMIC residual interest or taxable mortgage pool that is allocable to the percentage of our shares held in record name by “disqualified organizations,” which are generally certain cooperatives, governmental entities and tax-exempt organizations that are exempt from tax on unrelated business taxable income. Our LLC Agreement allows us to deduct such taxes from the distributions otherwise payable to the responsible disqualified organizations. Because this tax would be imposed on the Company, however, unless we can recover the tax out of distributions to the disqualified organizations, all of our investors, including investors that are not disqualified organizations, would bear a portion of the tax cost associated with the classification of the Company or a portion of our assets as a taxable mortgage pool.

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Shareholders who are not disqualified organizations will have to treat our dividends as excess inclusion income to the extent of their allocable shares of our excess inclusion income. This income cannot be offset by net operating losses of our shareholders. If the shareholder is a tax-exempt entity and not a disqualified organization, then this income is fully taxable as unrelated business taxable income under Section 512 of the Code. If the shareholder is a foreign person, it would be subject to U.S. federal income tax withholding on this income without reduction or exemption pursuant to any otherwise applicable income tax treaty. If the shareholder is a REIT, a regulated investment company (“RIC”), common trust fund or other pass-through entity, the shareholder’s allocable share of our excess inclusion income could be considered excess inclusion income of such entity.

Prohibited Transactions

Net income we derive from a prohibited transaction outside of a TRS is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held as inventory or primarily for sale to customers, in the ordinary course of a trade or business by a REIT. For purposes of this 100% tax, income earned from a shared appreciation provision in a mortgage loan (see below) is treated as if the REIT sold an interest in the underlying property (thus subjecting such income to 100% tax if we hold the shared appreciation mortgage outside of a TRS and the underlying property is inventory or held for sale). The 100% tax will not apply to gains from the sale of property held through a TRS or other taxable corporations (which are taxed at regular corporate rates). Thus, we intend to conduct our operations so that loans or other assets owned by us (or assets that are the subject of a shared appreciation provision that we own) that are inventory or held primarily for sale to customers in the ordinary course of business are held through a TRS. However, whether property is held as inventory or “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances, and no assurance can be given that we will be successful in isolating all investments subject to the 100% tax in our TRSs or that we will not engage in prohibited transactions outside of our TRSs. With respect to kickers treated as equity for U.S. federal income tax purposes, as well as any loans treated as equity interests in our borrowers for U.S. federal income tax purposes (see “—Gross Income Tests—Treatment of Certain Debt Instruments as Equity”), our income from such interests may be income from a prohibited transaction subject to the 100% tax if the underlying real property is treated as held as inventory or primarily for sale to customers.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum U.S. federal corporate rate (currently 21%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election is in effect will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or property held for sale in the hands of the selling REIT.

Shared Appreciation Mortgages/Equity Participations

In connection with our acquisition of loans, we could obtain rights to share in the appreciation of the underlying collateral real property securing the mortgage loan. These participation features may be structured as “shared appreciation provisions” that are in connection with the loan itself or as a severable contingent right on the collateral. The participation features are sometimes referred to as “kickers.” To the extent the shared appreciation provision is in connection with the loan secured by real property, any income derived from the shared appreciation provision will be treated as gain from the sale of the collateral property for REIT income test purposes and for purposes of determining whether such income is income from a prohibited transaction. However, this treatment will not impact the character of the shared appreciation payment as contingent interest for other tax purposes. To the extent a participation feature is structured as a severable contingent right in the collateral property, or otherwise does not meet the definition of “shared appreciation provision,” we may either be treated as owning an equity interest in the collateral property for the REIT income and asset tests or as holding a loan that provides for interest based on net profits, which would not be qualifying income for both the 75% and 95% REIT income tests. We may hold severable contingent rights through a TRS, in which case they will be subject to corporate tax but will not generate non-qualifying income (except to the extent of TRS dividends for the 75% income test) or non-qualifying assets (except to the extent of the additional value in the TRS stock).

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Failure to Qualify

In the event that we violate a provision of the Code that would result in our failure to qualify as a REIT, we may nevertheless continue to qualify as a REIT under specified relief provisions available to us to avoid such disqualification if (i) the violation is due to reasonable cause and not due to willful neglect, (ii) we pay a penalty of $50,000 for each failure to satisfy a requirement for qualification as a REIT and (iii) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. If we fail to qualify for taxation as a REIT in any taxable year and none of the relief provisions of the Code apply, we will be subject to tax on our taxable income at regular corporate rates. Distributions to our shareholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current or accumulated earnings and profits, and, subject to limitations of the Code, distributions to our shareholders will generally be taxable in the case of U.S. shareholders (as defined above) who are individuals at a maximum capital gains rate of 20%, and dividends in the hands of our corporate U.S. shareholders may be eligible for the dividends received deduction. In addition, under the Tax Act, non-corporate stockholders, including individuals, generally may deduct 20% of dividends from a REIT, other than capital gain dividends and dividends treated as qualified dividend income, for taxable years beginning after December 31, 2017, and before January 1, 2026. If we fail to qualify as a REIT, such stockholders may not claim this deduction with respect to dividends paid by us. Unless we are entitled to relief under the specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following a year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to statutory relief.

Taxation of Taxable U.S. Shareholders

This section summarizes the taxation of U.S. shareholders that are not tax exempt organizations.

Distributions

Provided that we continue to qualify as a REIT, distributions made to our taxable U.S. shareholders, including distributions that are reinvested pursuant to our distribution reinvestment plan, out of our current or accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary dividend income and will not be eligible for the dividends received deduction for corporations. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to individual U.S. shareholders who receive dividends from taxable subchapter C corporations. However, under the Tax Act, non-corporate U.S. holders, including individuals, generally may deduct 20% of dividends from a REIT, other than capital gain dividends and dividends treated as qualified dividend income, for taxable years beginning after December 31, 2017, and before January 1, 2026. As discussed above, if we realize excess inclusion income and allocate it to a taxable U.S. shareholder, that income cannot be offset by net operating losses of such shareholder. Participants in our distribution reinvestment plan will also be treated for tax purposes as having received an additional distribution to the extent that they purchase shares under our distribution reinvestment plan at a discount to fair market value, if any. As a result, participants in our distribution reinvestment plan may have a tax liability with respect to their share of our taxable income, but they will not receive cash distributions to pay such liability.

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In addition, distributions from us that are designated as capital gain dividends will be taxed to U.S. shareholders as long-term capital gains, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. shareholder has held our stock. To the extent that we elect under the applicable provisions of the Code to retain our net capital gains, U.S. shareholders will be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit or refund, as the case may be, for taxes paid by us on such retained capital gains. U.S. shareholders will increase their adjusted tax basis in our common shares by the difference between their allocable share of such retained capital gain and their share of the tax paid by us. Corporate U.S. shareholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum U.S. federal rates of 20% in the case of U.S. shareholders who are individuals and 35% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months generally are subject to a 25% maximum U.S. federal income tax rate for U.S. shareholders who are individuals, to the extent of previously claimed depreciation deductions.

Distributions from us in excess of our current or accumulated earnings and profits will not be taxable to a U.S. shareholder to the extent that they do not exceed the adjusted tax basis of the U.S. shareholder’s common shares in respect of which the distributions were made, but rather will reduce the adjusted tax basis of these shares. To the extent that such distributions exceed the adjusted tax basis of a U.S. shareholder’s common shares, they will be treated as gain from the disposition of the shares and thus will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See “—Taxation of the Company” and “—Annual Distribution Requirements.” Such losses, however, are not passed through to U.S. shareholders and do not offset income of U.S. shareholders from other sources, nor do they affect the character of any distributions that are actually made by us.

To the extent a U.S. shareholder elects to participate in our distribution reinvestment plan, a tax liability may be incurred for allocated distributions withheld and reinvested pursuant to our distribution reinvestment plan. A shareholder will be treated as if a cash distribution was received and then applied to a purchase of additional shares. If shares were purchased through our distribution reinvestment plan at a discount to their fair market value, it will be treated for tax purposes as receiving an additional distribution equal to the amount of the discount. A U.S. shareholder will be taxed on the amount of the distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain distribution. A U.S. shareholder may be subject to back up withholding if certain tax requirements are not complied with. See “– Backup Withholding and Information Reporting.”

Dispositions of Our Common Shares

In general, capital gains recognized by individuals and other non-corporate U.S. shareholders upon the sale or disposition of shares of our common shares will be subject to a maximum U.S. federal income tax rate of 20%, if such shares were held for more than one year, and will be taxed at ordinary income rates (of up to 37%) if such shares were held for one year or less. Gains recognized by U.S. shareholders that are corporations are subject to U.S. federal income tax at a maximum rate of 21%, whether or not classified as long-term capital gains.

Capital losses recognized by a U.S. shareholder upon the disposition of our common shares held for more than one year at the time of disposition will be considered long-term capital losses (or short-term capital losses if the shares have not been held for more than one year), and are generally available only to offset capital gain income of the U.S. shareholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our common shares by a U.S. shareholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that were required to be treated by the U.S. shareholder as long-term capital gain.

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Repurchases of Common Shares

A repurchase of shares will be treated under Section 302 of the Code as a taxable distribution unless the repurchase satisfies one of the tests set forth in Section 302(b) of the Code enabling the repurchase to be treated as a sale or exchange of the repurchased shares. A repurchase that is not treated as a sale or exchange will be taxed in the same manner as regular distributions (e.g., ordinary dividend income to the extent paid out of earnings and profits unless properly designated as a capital gain dividend), and a repurchase treated as a sale or exchange will be taxed in the same manner as other taxable sales discussed above.

The repurchase will be treated as a sale or exchange if it (i) is “substantially disproportionate” with respect to the shareholder, (ii) results in a “complete termination” of the shareholder’s interest in us, or (iii) is “not essentially equivalent to a dividend” with respect to the shareholder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, shares considered to be owned by the shareholder by reason of certain constructive ownership rules set forth in the Code, as well as shares actually owned, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code is satisfied with respect to any particular repurchase will depend upon the facts and circumstances as of the time the determination is made and the constructive ownership rules are complicated, prospective shareholders are advised to consult their own tax advisers to determine such tax treatment.

If a repurchase of shares is treated as a distribution that is taxable as a dividend, the amount of the distribution would be measured by the amount of cash and the fair market value of the property received by the shareholder whose shares were repurchased. In addition, although guidance is sparse, the IRS could take the position that shareholders who do not participate in any repurchase treated as a dividend should be treated as receiving a constructive stock distribution taxable as a dividend in the amount of the increased percentage ownership in us as a result of the repurchase, even though such shareholder did not actually receive cash or other property as a result of such repurchase. The amount of any such constructive dividend would be added to the non-repurchasing shareholder’s basis in his shares. It also is possible that under certain technical rules relating to the deduction for dividends paid, the IRS could take the position that repurchases taxed as dividends impair our ability to satisfy our distribution requirements under the Code. To avoid certain issues related to our ability to comply with the REIT distribution requirements (see “—Requirements for Qualification as a REIT — Annual Distribution Requirements”), we have implemented procedures designed to track our shareholders’ percentage interests in our common shares and identify any such dividend equivalent repurchases, and we will decline to effect a repurchases to the extent that we believe that it would constitute a dividend equivalent repurchase. However, we cannot assure you that we will be successful in preventing all dividend equivalent repurchase.

Liquidating Distributions

Once we have adopted (or are deemed to have adopted) a plan of liquidation for U.S. federal income tax purposes, liquidating distributions received by a U.S. shareholder with respect to our common shares will be treated first as a recovery of the shareholder’s basis in the shares (computed separately for each block of shares) and thereafter as gain from the disposition of our common shares. In general, the U.S. federal income tax rules applicable to REITs likely will require us to complete our liquidation within 24 months following our adoption of a plan of liquidation. Compliance with this 24-month requirement could require us to distribute unsold assets to a “liquidating trust.” Each shareholder would be treated as receiving a liquidating distribution equal to the value of the liquidating trust interests received by the shareholder. The U.S. federal income tax treatment of ownership an interest in any such liquidating trust would differ materially from the U.S. federal income tax treatment of an investment in our shares, including the potential incurrence of income treated as UBTI for tax-exempt shareholders.

Medicare Tax on Unearned Income

U.S. shareholders that are individuals, estates or trusts may be required to pay an additional 3.8% federal tax on net investment income including, among other things, dividends on and capital gains from the sale or other disposition of stock. U.S. shareholders should consult their tax advisors regarding the effect, if any, of this tax on their ownership and disposition of our common shares.

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Taxation of Tax Exempt U.S. Shareholders

U.S. tax exempt entities, including qualified employee pension and profit sharing trusts and IRAs , generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their UBTI. While many investments in real estate may generate UBTI, the IRS has ruled that regular distributions from a REIT to a tax exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax exempt U.S. shareholder has not held our common shares as “debt financed property” within the meaning of the Code (that is, where the acquisition or holding of the property is financed through a borrowing by the tax exempt shareholder) and (2) we do not hold REMIC residual interests or interests in a taxable mortgage pool that gives rise to “excess inclusion income,” distributions from us and income from the sale of our common shares generally should not give rise to UBTI to a tax exempt U.S. shareholder. Excess inclusion income as allocated to a tax-exempt U.S. shareholder will be treated as UBTI (or, in the case of a disqualified organization, taxable to us). See “—Excess Inclusion Income.”

Tax exempt U.S. shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.

A pension trust (1) that is described in Section 401(a) of the Code, (2) is tax exempt under Section 501(a) of the Code, and (3) that owns more than 10% of our stock could be required to treat a percentage of the dividends from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) either (A) one pension trust owns more than 25% of the value of our stock, or (B) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of such stock; and (2) we would not have satisfied the 5/50 Test but for a special rule that permits us to “look-through” such trusts to the ultimate beneficial owners of such trusts in applying the 5/50 Test.

Tax exempt U.S. shareholders are urged to consult their tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences of owning our common shares.

Taxation of Non-U.S. Shareholders

General

In general, non-U.S. shareholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our common shares. In cases where a non-U.S. shareholder’s investment in our common shares is, or is treated as, effectively connected with the non-U.S. shareholder’s conduct of a U.S. trade or business, dividend income received in respect of our common shares and gain from the sale of our common shares generally will be “effectively connected income” (“ECI”), subject to U.S. federal income tax at graduated rates in the same manner as if the non-U.S. shareholder were a U.S. shareholder, and such dividend income may also be subject to the 30% branch profits tax (subject to possible reduction under a treaty) on the income after the application of the income tax in the case of a non-U.S. shareholder that is a corporation. Additionally, non-U.S. shareholders that are nonresident alien individuals who are present in the U.S. for 183 days or more during the taxable year and have a “tax home” in the U.S. are subject to a 30% withholding tax on their capital gains. The remaining discussion below assumes the dividends and gain generated in respect of our common shares is not effectively connected to a U.S. trade or business of the non-U.S. shareholder and that the non-U.S. shareholder is not present in the U.S. for more than 183 days during any taxable year.

To the extent a non-U.S. shareholder elects to participate in our distribution reinvestment plan, a tax liability may be incurred for allocated distributions withheld and reinvested pursuant to our distribution reinvestment plan. A shareholder will be treated as if a cash distribution was received and then applied to a purchase of additional shares. A non-U.S. shareholder may be subject to back up withholding. See – “Backup Withholding and Information Reporting.”

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FIRPTA

Under the Foreign Investment in Real Property Tax Act (“FIRPTA”) gains from U.S. real property interests (“USRPIs”), are treated as ECI subject to U.S. federal income tax at graduated rates in the same manner as if the non-U.S. shareholder were a U.S. shareholder (and potentially branch profits tax to non-U.S. corporations), and will generate return filing obligations in the United States for such non-U.S. shareholders. USRPIs for purposes of FIRPTA generally include interests in real property located in the United States and loans that provide the lender with a participation in the profits, gains, appreciation (or similar arrangements) of real property located in the United States. Loans secured by real property located in the United States that do not provide the lender with a participation in profits, gains, appreciation (or similar arrangements) of the real property are generally not treated as USRPIs.

In addition, stock of a domestic corporation (including a REIT such as us) will be a USRPI if at least 50% of its real property assets and assets used in a trade or business are USRPIs at any time during a prescribed testing period. Notwithstanding the foregoing rule, our common shares will not be a USRPI if either (i) we are “domestically-controlled”, (ii) our common shares owned is of a class that is regularly traded on an established securities market and the selling non-U.S. shareholder owned, actually or constructively, 10% or less of our outstanding stock of that class at all times during a specified testing period (generally the lesser of the five-year period ending on the date of disposition or the period of our existence), (iii) with respect to a selling non-U.S shareholder that is a “qualified shareholder” (as described below) or (iv) with respect to a selling non-U.S. shareholder that is a “qualified foreign pension fund” (as described below). A domestically controlled REIT is a REIT in which, at all times during a specified testing period (generally the lesser of the five-year period ending on the date of disposition of the REIT’s shares of common shares or the period of the REIT’s existence), less than 50% in value of its outstanding shares of common shares is held directly or indirectly by non-U.S. persons.

Our shares are not currently traded on an established securities market. We also cannot assure you that we will be domestically-controlled at all times in the future. Thus, although we expect that many of our assets will not themselves be USRPIs, we cannot assure you that our stock is not or will not become a USRPI in the future.

Ordinary Dividends

The portion of dividends received by non-U.S. shareholders payable out of our earnings and profits that are not attributable to gains from sales or exchanges of USRPIs will generally be subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. In addition, any portion of the dividends paid to non-U.S. shareholders that are treated as excess inclusion income will not be eligible for exemption from the 30% withholding tax or a reduced treaty rate.

Non-Dividend Distributions

A non-U.S. shareholder should not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of the distribution does not exceed the adjusted basis of its stock. Instead, the excess portion of the distribution will reduce the adjusted basis of that stock. A non-U.S. shareholder generally will not be subject to U.S. federal income tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its stock unless our stock constitutes a USRPI. If our stock is a USRPI, distributions in excess of both our earnings and the non-U.S. shareholder’s basis in our stock will be treated as ECI subject to U.S. federal income tax. Regardless of whether the distribution exceeds basis, we will be required to withhold 15% of any distributions to non-U.S. shareholders in excess of our current year and accumulated earnings (i.e., including distributions that represent a return of the non-U.S. shareholder’s tax basis in our stock). The withheld amounts will be credited against any U.S. tax liability of the non-U.S. shareholder, and may be refundable to the extent such withheld amounts exceed the shareholder’s actual U.S. federal income tax liability. Even in the event our stock is not a USRPI, we may choose to withhold on the entire amount of any distribution at the same rate as we would withhold on a dividend because we may not be able to determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits. However, a non-U.S. shareholder may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits, to the extent such withheld amounts exceed the shareholder’s actual U.S. federal income tax liability.

Capital Gain Dividends

Subject to an exception that may apply if our stock is regularly traded on an established securities market or if the selling non-U.S. shareholder is a “qualified shareholder” or a “qualified foreign pension fund,” each as described below, under a FIRPTA “look-through” rule, any of our distributions to non-U.S. shareholders of gain attributable to the sale of a USRPI will be treated as ECI and subject to 35% withholding. Amounts treated as ECI under the look-through rule may also be subject to the 30% branch profits tax (subject to possible reduction under a treaty), after the application of the income tax to such ECI, in the case of a non-U.S. shareholder that is a corporation. In addition, we will be required to withhold tax equal to 35% of the maximum amount that could have been designated as capital gains dividends. Capital gain dividends received by a non-U.S. shareholder that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income tax. This FIRPTA look-through rule also applies to distributions in repurchases of shares and liquidating distributions, to the extent they represent distributions of gain attributable to the sale of a USRPI.

A distribution that would otherwise have been treated as gain from the sale of a USRPI under the FIRPTA look-through rule will not be treated as ECI, and instead will be treated as otherwise described herein without regard to the FIRPTA look-through rule, if (1) the distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (2) the recipient non-U.S. shareholder does not own more than 10% of that class of stock at any time during the one-year period ending on the date on which the distribution is received. We currently are not publicly traded and such rules will not apply unless and until our common shares become “regularly traded” on an established securities exchange in the future.

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Dispositions of Our Common Shares

A sale of our common shares by a non-U.S. shareholder generally will not be subject to U.S. federal income tax unless our shares are a USRPI. If our shares are a USRPI, gain from the sale of our shares would be ECI to the non-U.S. shareholder. If our shares are not a USRPI, gain from the sale of our shares would not be subject to U.S. federal income tax.

To the extent our common shares are held directly (or indirectly through one or more partnerships) by a “qualified shareholder,” our common shares will not be treated as a USRPI. Further, to the extent such treatment applies, any distribution to such shareholder will not be treated as gain recognized from the sale or exchange of a USRPI. For these purposes, a qualified shareholder is generally a non-U.S. shareholder that (i) (A) is eligible for treaty benefits under an income tax treaty with the United States that includes an exchange of information program, and the principal class of interests of which is listed and regularly traded on one or more stock exchanges or (B) is a foreign limited partnership organized in a jurisdiction with an exchange of information agreement with the United States and that has a class of regularly traded limited partnership units (having a value greater than 50% of the value of all partnership units) on the New York Stock Exchange or Nasdaq, (ii) is a “qualified collective investment vehicle” (within the meaning of Section 897(k)(3)(B) of the Code) and (iii) maintains records of persons holding 5% or more of the class of interests described in clauses (i)(A) or (i)(B) above. However, in the case of a qualified shareholder having one or more “applicable investors,” the exception described in the first sentence of this paragraph will not apply with respect to a portion of the qualified shareholder’s common shares (determined by applying the ratio of the value of the interests held by applicable investors in the qualified shareholder to the value of all interests in the qualified shareholder and applying certain constructive ownership rules). Such ratio applied to the amount realized by a qualified shareholder on the disposition of our shares or with respect to a distribution from us attributable to gain from the sale or exchange of a USRPI will be treated as amounts realized from the disposition of USRPIs. For these purposes, an “applicable investor” is a person who holds an interest in the qualified shareholder and holds more than 10% of our common shares applying certain constructive ownership rules.

FIRPTA will not apply to any USRPI held directly (or indirectly through one or more partnerships) by, or to any distribution received from a REIT by, a “qualified foreign pension fund” or any entity all of the interests of which are held by an qualified foreign pension fund. For these purposes, a “qualified foreign pension fund” is an organization or arrangement (i) created or organized in a foreign country, (ii) established to provide retirement or pension benefits to current or former employees (or their designees) of one or more employers for services rendered, (iii) which does not have a single participant or beneficiary that has a right to more than 5% of its assets or income, (iv) which is subject to government regulation and provides annual information reporting about its beneficiaries to relevant local tax authorities and (v) with respect to which, under its local laws, contributions that would otherwise be subject to tax are deductible or excluded from its gross income or taxed at a reduced rate, or taxation of its income is deferred or taxed at a reduced rate.

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Repurchases and Liquidating Distributions

A repurchase of shares by a non-U.S. shareholder will be treated as a regular distribution or as a sale or exchange of the repurchased shares under the same rules of Section 302 of the Code that apply to U.S. shareholders and which are discussed above under “Taxation of Taxable U.S. Shareholders—Repurchases of Common Shares.” Subject to the FIRPTA look-through rule, (i) if our shares are a USRPI, gain from a repurchase treated as a sale or exchange of our shares would be ECI to the non-U.S. shareholder and (ii) if our shares are not a USRPI, gain from a repurchase treated as a sale or exchange of our shares would not be subject to U.S. federal income tax.

Once we have adopted (or are deemed to have adopted) a plan of liquidation for U.S. federal income tax purposes, liquidating distributions received by a non-U.S. shareholder with respect to our common shares will be treated first as a recovery of the shareholder’s basis in the shares (computed separately for each block of shares) and thereafter as gain from the disposition of our common shares. Subject to the FIRPTA look-through rule, (i) if our shares are a USRPI, gain from a liquidating distribution with respect to our shares would be ECI to the non-U.S. shareholder and (ii) if our shares are not a USRPI, gain from a liquidating distribution with respect to our shares would not be subject to U.S. federal income tax.

The IRS takes the view that under the FIRPTA look-through rule, but subject to the exception described above that may apply to a holder of no more than 10% of our common shares if our common shares are regularly traded on an established securities market, distributions in repurchases of our common shares and liquidating distributions to non-U.S. shareholders will be treated as ECI and subject to 35% withholding, and also potentially subject to branch profits tax in the case of corporate non-U.S. shareholders, to the extent that the distributions are attributable to gain from the sale of a USRPI, regardless of whether our stock is a USRPI and regardless of whether the distribution is otherwise treated as a sale or exchange.

Backup Withholding and Information Reporting

We will report to our U.S. shareholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. shareholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or Social Security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. shareholder that does not provide his or her correct taxpayer identification number or Social Security number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. In addition, we may be required to withhold a portion of dividends or capital gain distribution to any U.S. shareholder who fails to certify their non-foreign status.

We must report annually to the IRS and to each non-U.S. shareholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. shareholder resides under the provisions of an applicable income tax treaty. A non-U.S. shareholder may be subject to backup withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of our common shares within the United States is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. shareholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our common shares conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. shareholder and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

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Foreign Accounts and FATCA

The Foreign Account Tax Compliance Act, commonly referred to as FATCA, currently imposes withholding taxes on certain U.S. source passive payments to “foreign financial institutions” and certain other non-U.S. entities. Under FATCA, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends to U.S. shareholders who own shares of our shares through foreign accounts or foreign intermediaries and certain non-U.S. shareholders. FATCA imposes a 30% withholding tax on dividends on our shares paid to a foreign financial institution or to a foreign entity other than a financial institution, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign entity is not a financial institution and either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. If the payee is a foreign financial institution (that is not otherwise exempt), it must either (1) enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements or (2) in the case of a foreign financial institution that is resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, comply with the revised diligence and reporting obligations of such intergovernmental agreement. Prospective investors should consult their tax advisors regarding the application of FATCA to an investment in our company.

State, Local and Non-U.S. Taxes

We and our shareholders may be subject to state, local or non-U.S. taxation in various jurisdictions, including those in which it or they transact business, own property or reside. The state, local or non-U.S. tax treatment of us and our shareholders may not conform to the U.S. federal income tax treatment discussed above. Any non-U.S. taxes incurred by us would not pass through to shareholders as a credit against their U.S. federal income tax liability. Prospective shareholders should consult their tax advisors regarding the application and effect of state, local and non-U.S. income and other tax laws on an investment in our common shares.

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Department of the Treasury. No assurance can be given as to whether, when, or in what form, U.S. federal income tax laws applicable to us and our shareholders may be enacted. In particular, the Tax Act includes sweeping changes to U.S. tax laws and represents the most significant changes to the Code since 1986. Changes to the U.S. federal income tax laws, including the Tax Act, and interpretations of U.S. federal income tax laws could adversely affect an investment in our shares of common shares.

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ERISA CONSIDERATIONS

This summary is based on provisions of ERISA and the Code and the regulations issued thereunder through the date of this offering circular and is designed only to provide a general conceptual understanding of certain basic issues relevant to a Benefit Plan (as defined below) investor. We cannot assure you that adverse tax or labor decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein will not occur. Any such changes may or may not apply to transactions entered into prior to the date of their enactment.

ERISA and the Code provide a broad statutory framework that governs most U.S. tax-qualified retirement and other U.S. employee benefit plans, including IRAs. ERISA and the rules and regulations of the DOL under ERISA and the Code and the rules and regulations of the Department of the Treasury contain provisions that should be considered by fiduciaries of employee benefit plans, including IRAs, subject to the ERISA and/or the Code, (“Benefit Plans”) and their legal advisors. In particular, a fiduciary of an Benefit Plan should consider, among other things, whether an investment in our common shares (1) if applicable, satisfies the requirements set forth in Part 4 of Title I of ERISA, including the requirements that the investment satisfy the prudence and diversification standards of ERISA and the investment be in the best interests of the participants and beneficiaries of the Benefit Plan, (2) the investment be permissible under the terms of the Benefit Plan, including the Benefit Plan’s investment policies and other governing instruments, and (3) the investment does not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

In determining whether an investment in our common shares is prudent for ERISA purposes, a fiduciary of a Benefit Plan should consider all relevant facts and circumstances including, without limitation, possible limitations on the transferability of our common shares, whether the investment provides sufficient liquidity in light of the foreseeable needs of the Benefit Plan, and whether the investment is reasonably designed, as part of the Benefit Plan’s portfolio, to further the Benefit Plan’s purposes, taking into consideration the risk of loss and the opportunity for gain (or other return) associated with the investment. It should be noted that we will invest our assets in accordance with the investment objectives and guidelines described herein, and that neither our Manager nor any of its affiliates has any responsibility for developing any overall investment strategy for any Benefit Plan or for advising any Benefit Plan as to the advisability or prudence of an investment in us. Rather, it is the obligation of the appropriate fiduciary for each Benefit Plan to consider whether an investment in our common shares by the Benefit Plan, when judged in light of the overall portfolio of the Benefit Plan, will meet the prudence, diversification and other applicable requirements of ERISA.

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Benefit Plan and certain persons (referred to as “parties in interest” for purposes of ERISA or “disqualified persons” for purposes of the Code) having certain relationships to Benefit Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to non-deductible excise taxes and other penalties and liabilities under ERISA and the Code, and the transaction might have to be rescinded , including restoring to the Benefit Plan any profit realized on the transaction and reimbursing the Benefit Plan for any losses suffered by the Benefit Plan as a result of the investment . In addition, a fiduciary who causes a Benefit Plan to engage in a non-exempt prohibited transaction may be personally liable for any resultant loss incurred by the Benefit Plan and may be subject to other potential remedies. For IRAs, if an IRA engages in a non-exempt prohibited transaction, the tax-exempt status of the IRA may be lost and the IRA owner (or beneficiary) generally would be taxable on the deemed distribution of all the assets in the IRA.

A Benefit Plan that proposes to invest in our common shares may already maintain a relationship with our Manager or one or more of its affiliates, as a result of which our Manager or such affiliate may be a “party in interest” under ERISA or a “disqualified person” under the Code, with respect to such Benefit Plan (e.g., if our Manager or such affiliate provides investment management, investment advisory or other services to that Benefit Plan). ERISA (and the Code) prohibit plan assets from being used for the benefit of a party in interest (or disqualified person). This prohibition generally is not triggered by certain “incidental” benefits to a party in interest (or disqualified person) that result from a transaction involving the Benefit Plan that is motivated solely by the interests of the Benefit Plan. ERISA (and the Code) also generally prohibit a fiduciary from using its position to cause the Benefit Plan to make an investment from which the fiduciary, its affiliates or certain parties in which it has an interest would receive a fee or other consideration or benefit. Benefit Plans that propose to invest in our common shares should consult with their counsel to determine whether an investment in our common shares would result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

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If our assets were considered to be assets of a Benefit Plan, referred to as “Plan Assets” in this offering circular, our management might be deemed to be fiduciaries of the investing Benefit Plan. In this event, the operation of the Company could become subject to the restrictions of the fiduciary responsibility and prohibited transaction provisions of Section 406 of ERISA and/or the prohibited transaction rules of Section 4975 of the Code.

The DOL promulgated a final regulation under ERISA, 29 C.F.R. § 2510.3-101 (as modified by Section 3(42) of ERISA, or the “Plan Assets Regulation,”) that provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute Plan Assets for purposes of applying the fiduciary requirements of Title I of ERISA (including the prohibited transaction rules of Section 406 of ERISA) and the prohibited transaction provisions of Internal Revenue Code Section 4975.

Under the Plan Assets Regulation, the assets of an entity in which a Benefit Plan acquires an “equity interest” will generally be deemed to be assets of such ERISA Plan unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment in the entity be one of the following:

●	in securities issued by an investment company registered under the Investment Company Act;
●	in “publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the SEC;
●	in an “operating company” which includes “venture capital operating companies” and “real estate operating companies;” or
●	in which equity participation by “benefit plan investors” is not significant.

The shares will constitute an “equity interest” for purposes of the Plan Assets Regulation. The shares may not constitute “publicly offered securities” for purposes of the Plan Assets Regulation. In addition, the shares will not be issued by a registered investment company.

The 25% Limit. Under the Plan Assets Regulation, and assuming no other exception applies, an entity’s underlying assets would be deemed to include Plan Assets subject to ERISA on any date if, immediately after the most recent acquisition of any equity interest in the entity, 25% or more of the value of any class of equity interests in the entity is held by “benefit plan investors”, referred to as the “25% Limit” in this offering circular. For purposes of this determination, the value of equity interests held by a person (other than a benefit plan investor) that has discretionary authority or control with respect to the assets of the entity or that provides investment advice for a fee with respect to such assets (or any affiliate of such a person) is disregarded. The term “benefit plan investor” is defined in the Plan Assets Regulation as (a) any employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) any plan that is subject to Section 4975 of the Code, which includes IRAs, and (c) any entity whose underlying assets include Plan Assets by reason of a plan’s investment in the entity (to the extent of such plan’s investment in the entity). The definition of a “benefit plan investor” generally excludes governmental, church, and foreign benefit plans, but for purposes of calculating the 25% limitation includes IRAs. Thus, our assets would not be considered to be Plan Assets for purposes of ERISA so long as the 25% Limit is not exceeded. Our LLC Agreement provides that if benefit plan investors equal or exceed the 25% Limit, we may repurchase their interests at a price equal to the then current NAV per share. We intend to rely on this aspect of the Plan Assets Regulation.

Operating Companies. Under the Plan Assets Regulation, an entity is an “operating company” if it is primarily engaged, directly or through a majority-owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital. In addition, the Plan Assets Regulation provides that the term operating company includes an entity qualifying as a real estate operating company (“REOC”) or a venture capital operating company (“VCOC”). An entity is a REOC if: (i) on its initial valuation date and on at least one day within each annual valuation period, at least 50% of the entity’s assets, valued at cost (other than short-term investments pending long-term commitment or distribution to investors) are invested in real estate that is managed or developed and with respect to which such entity has the right to substantially participate directly in management or development activities; and (ii) such entity in the ordinary course of its business is engaged directly in the management and development of real estate during the 12-month period. The “initial valuation date” is the date on which an entity first makes an investment that is not a short-term investment of funds pending long-term commitment. An entity’s “annual valuation period” is a pre-established period not exceeding 90 days in duration, which begins no later than the anniversary of the entity’s initial valuation date. Certain examples in the Plan Assets Regulation clarify that the management and development activities of an entity looking to qualify as a REOC may be carried out by independent contractors (including, in the case of a partnership, affiliates of the general partner) under the supervision of the entity. An entity will qualify as a VCOC if (i) on its initial valuation date and on at least one day during each annual valuation period, at least 50% of the entity’s assets, valued at cost, consist of “venture capital investments,” and (ii) the entity, in the ordinary course of business, actually exercises management rights with respect to one or more of its venture capital investments. The Plan Assets Regulation defines the term “venture capital investments” as investments in an operating company (other than a VCOC) with respect to which the investor obtains management rights.

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If the 25% Limit is met or exceeded and we do not exercise our right to repurchase the shares of benefit plan investors as described above, we may try to operate in a manner that will enable us to qualify as a VCOC or a REOC or to meet such other exception as may be available to prevent our assets from being treated as Plan Assets of any investing ERISA Plan for purposes of the Plan Assets Regulation. Accordingly, we believe, on the basis of the Plan Assets Regulation, that our underlying assets should not constitute Plan Assets for purposes of ERISA. However, no assurance can be given that this will be the case.

If our assets are deemed to constitute Plan Assets, certain of the transactions in which we might normally engage could constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. In such circumstances, in our sole discretion, we may void or undo any such prohibited transaction, and we may require each investor that is a benefit plan investor to repurchase their shares upon terms that we consider appropriate.

Prospective investors that are subject to the provisions of Title I of ERISA and/or Internal Revenue Code Section 4975 should consult with their counsel and advisors as to the provisions of Title I of ERISA and/or Internal Revenue Code Section 4975 relevant to an investment in our common shares.

Shares sold by us may be purchased or owned by investors who are investing Benefit Plan assets. Our acceptance of an investment by a Benefit Plan should not be considered to be a determination or representation by us or any of our respective affiliates that such an investment is appropriate for the Benefit Plan. In consultation with its advisors, each prospective Benefit Plan investor should carefully consider whether an investment in the Company is appropriate for, and permissible under, the terms of the Benefit Plan’s governing documents and applicable law.

Governmental plans, foreign plans and most church plans, while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Code Section 4975, may nevertheless be subject to the prohibited transaction rules set forth in Section 503 of the Code and, under certain circumstances in the case of church plans, Section 4975 of the Code as well as to local, foreign, state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel and advisors before deciding to invest in our common shares.

IRAs and non-ERISA Keogh plans, while not subject to ERISA, are subject to the provisions of Section 4975 of the Code, prohibiting transactions with “disqualified persons” and investments and transactions involving fiduciary conflicts. A prohibited transaction or conflict of interest could arise if the fiduciary making the decision to invest has a personal interest in, or affiliation with, the Company or any of its respective affiliates. In the case of an IRA, a prohibited transaction or conflict of interest that involves the beneficiary of the IRA could result in disqualification of the IRA. A fiduciary for an IRA who has any personal interest in or affiliation with the Company or any of its respective affiliates, should consult with his or her tax and legal advisors regarding the impact such interest may have on an investment in our shares with assets of the IRA.

Benefit Plan investors should consider the limited liquidity of an investment in our shares as it relates to the minimum distribution requirements under the Code, if applicable, and as it relates to other distributions (such as, for example, cash out distributions) that may be required under the terms of the Benefit Plan from time to time. In addition, fiduciaries of Benefit Plans may be required to determine the fair market value of the assets of such Benefit Plans on at least an annual basis and, sometimes, more frequently. Benefit Plan investors should consider whether an investment in our shares will inhibit the Benefit Plan’s ability to value its plan assets in accordance with ERISA and the terms of the Benefit Plan. See the section entitled “Risk Factors - Retirement Plan Risks” above for more information.

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PLAN OF DISTRIBUTION

We are continuing to offer in this Follow-on Offering up to $61,238,768 in our common shares, which represents the value of the shares available to be offered as of June 11, 2021 out of the rolling 12-month maximum offering amount of $75,000,000 in our common shares. Effective March 15, 2021, pursuant to an amendment adopted by the SEC, the maximum offering amount under Tier 2 of Regulation A increased from $50,000,000 to $75,000,000. All of our common shares are being offered hereby will only be offered through the Realty Mogul Platform at www.realtymogul.com.

The Company has incurred legal expenses of $270,000 in conjunction with this Offering . These legal fees are included in the offering and organization costs described in “Management Compensation.” Realty Mogul, Co. has paid these expenses on our behalf, and the Company will reimburse Realty Mogul, Co. according to the reimbursement procedures for offering and organization costs described elsewhere in this offering circular.

Our Sponsor previously acquired 250 common shares at a price equal to the initial public offering price in connection with our formation. The Sponsor may not sell these shares during this offering, or sell, transfer, assign, pledge, or hypothecate, or subject them to any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the shares for a period of 180 days immediately following the date this offering is qualified, except as allowed under FINRA rules.

The Realty Mogul Platform is not subject to the registration requirements of Section 304 of the JOBS Act because it does not offer and sell securities pursuant to Section 4(a)(6) of the Securities Act, and, therefore, does not meet the definition of a “funding portal.”

This offering circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on the Realty Mogul Platform website, as well as on the SEC’s website at www.sec.gov.

In order to subscribe to purchase our common shares, a prospective investor must electronically complete, sign and deliver to us an executed subscription agreement like the one attached as an exhibit to this offering circular and make arrangements to pay for its subscription amount in accordance with the instructions provided therein. If a prospective investor elects to participate in our distribution reinvestment plan, distributions earned from shares purchased will be automatically reinvested pursuant to our distribution reinvestment plan. See Description of Common Shares—Distribution Reinvestment Plan, and Exhibit 4.2.

Settlement will occur as promptly as reasonably practicable after a prospective investor submits a subscription agreement. An investor will become a member of the Company, including for tax purposes, and the shares will be issued, as of the date of settlement. Settlement will not occur until an investor’s funds have cleared and our Manager accepts the investor as a member. Once submitted, an investor’s subscription is irrevocable. The number of shares issued to an investor will be calculated based on the price per share in effect on the date we receive the subscription.

We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Section 18(b)(4)(D)(ii) of the Securities Act. If any prospective investor’s subscription is rejected, the Company will not draw funds from the prospective investor and any funds received from such investor will be returned without interest or deduction.

Existing Investors who desire to purchase additional shares in this offering at regular intervals may be able to do so by electing to participate in the automatic investment program by completing an enrollment form on the Realty Mogul Platform at www.realtymogul.com. The minimum periodic investment is $250 per month. If you elect to participate in both the automatic investment program and our distribution reinvestment plan, distributions earned from shares purchased pursuant to the automatic investment program will automatically be reinvested pursuant to our distribution reinvestment plan. For a discussion of our distribution reinvestment plan, see Description of Our Common Shares — Distribution Reinvestment Plan and Exhibit 4.2.

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You may terminate your participation in the automatic investment program at any time by providing us with notice at www.realtymogul.com. If you elect to participate in the automatic investment program, you must agree that if at any time you fail to meet the applicable qualified purchaser limits or cannot make the other investor representations or warranties set forth in the then current offering circular or in the subscription agreement, you will promptly notify us of that fact and your participation in the plan will terminate. See State Law Exemption and Purchase Restrictions immediately following the Table of Contents.

State Law Exemption and Offerings to “Qualified Purchasers”

Our common shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state “Blue Sky” law review, subject to certain state filing requirements and anti-fraud provisions, to the extent that our common shares offered hereby are offered and sold only to “qualified purchasers” or at a time when our common shares are listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in our common shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

We intend to offer and sell our common shares in this offering to qualified purchasers in every state of the United States. However, we intend to offer approximately 1,200,000 shares for sale in Texas and approximately 450,000 shares for sale in Washington.

Certificates Will Not be Issued

We will not issue certificates. Instead, our common shares will be recorded and maintained on the Company’s membership register.

Transferability of our Common Shares

Our common shares are generally freely transferable by our shareholders subject to any restrictions imposed by applicable securities laws or regulations, compliance with our ownership and transfer of shares policy, the transfer provisions of our LLC Agreement related to REIT compliance ownership limits and analogous regulatory compliance and receipt of appropriate documentation. The transfer of any of our common shares in violation of our LLC Agreement or our ownership and transfer of shares policy will be deemed invalid, null and void, and of no force or effect. Any person to whom our common shares are attempted to be transferred in violation of our LLC Agreement or our ownership and transfer of shares policy will not be entitled to vote on matters coming before the shareholders, receive distributions from the Company or have any other rights in or with respect to our common shares. We will not have the ability to reject a transfer of our common shares where all applicable transfer requirements, including those imposed under our ownership and transfer of shares policy or the transfer provisions of our LLC Agreement, are satisfied.

Advertising, Sales and other Promotional Materials

In addition to this offering circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering, although only when accompanied by or preceded by the delivery of this offering circular, including, in the context of electronic sales materials, a hyperlink to the offering circular. These materials may include: property brochures, articles and publications concerning real estate, public advertisements, audio-visual materials, “pay per click” advertisements on social media and search engine internet websites, electronic correspondence transmitting the offering circular, electronic brochures containing a summary description of this offering, electronic fact sheets describing the general nature of this offering and our investment objectives, online investor presentations, website material, electronic media presentations, client seminars and seminar advertisements and invitations, and third party industry-related article reprints in each case only as authorized by us. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the information provided by this offering circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to our common shares, these materials will not give a complete understanding of this offering, us or our common shares and are not to be considered part of this offering circular. This offering is made only by means of this offering circular and prospective investors must read and rely on the information provided in this offering circular in connection with their decision to invest in our common shares.

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HOW TO SUBSCRIBE

Subscription Procedures

Investors seeking to purchase our common shares who satisfy the “qualified purchaser” standards should proceed as follows:

●	Read this entire offering circular and any supplements accompanying this offering circular.
●	Electronically complete and execute a copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included as an exhibit to this offering circular. As outlined in the subscription agreement, each investor will need to electronically complete a Form W-9.
●	Electronically provide ACH instructions to us for the full purchase price of our common shares being subscribed for.

By executing the subscription agreement, each investor agrees to accept the terms of the subscription agreement and attests that the investor meets the minimum standards of a “qualified purchaser”, and that for investors who do not qualify as “accredited investors” under Rule 501(a) of Regulation D, such subscription for common shares does not exceed 10% of the greater of such investor’s annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part.

Subscriptions will be accepted or rejected by us as soon as reasonably practicable. We will not draw funds from any subscriber until the date your subscription is accepted. If we accept your subscription, we will email you a confirmation. In addition, if we accept a subscription and it is subsequently discovered that any information in such subscription document is inaccurate or incomplete, we reserve the right to repurchase such investor’s shares at a price equal to the most recently announced NAV per share of our common shares.

Minimum Purchase Requirements

The minimum investment in our common shares for initial purchases is $5,000 in common shares, including purchases by IRAs and other tax-deferred accounts. The minimum investment for subsequent purchases is $1,000, including purchases by IRAs and other tax-deferred accounts. You should note that an investment in our shares will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all the applicable provisions of the Code. In our Manager’s discretion, we may in the future increase or decrease the minimum investment amount for all new purchasers. We will disclose any new investment amount on the Realty Mogul Platform at least two days in advance of that new minimum amount taking effect. Factors that our Manager may consider in modifying the minimum investment amount include, but are not limited to, our need for additional capital, the success of our prior capital-raising efforts, and the amount of money raised from our investors who invest the minimum amount versus the amount of money we have raised from investors contributing greater amounts. Any change to the minimum investment amount will apply prospectively to all new purchasers.

The minimum investment amount for subsequent purchases does not apply to shares purchased pursuant to our distribution reinvestment plan. In our Manager’s discretion, we may in the future increase or decrease the minimum investment amount required for investments beyond the initial purchase. Factors that our Manager may consider in modifying the minimum investment amount for investments beyond the initial purchase include, but are not limited to, our need for additional capital, the success of our prior capital-raising efforts, the amount of money raised in investments beyond initial purchases, and the average investment amount in purchases beyond the initial ones.

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Purchase of Shares by Retirement Accounts

With respect to any investor who elects to open a new account with our preferred independent custodian to purchase shares through an IRA or other tax deferred account, our Sponsor has agreed to pay all custodial account maintenance fees charged by such independent custodian for the first year of investment, up to two consecutive quarters if an investor initially purchases at least $5,000 in common shares in this offering. Any adjustment to fees must be disclosed by IRA Services to account holders at least 30 days prior to the effective change.

Purchase of Shares Via Select RIA Custodial Platforms

With respect to any investor who elects to purchase shares via select RIA custodial platforms, our Sponsor has agreed to pay all custodial fees charged by such independent custodian, up to the then current market rates for such custodial fees and up to a reasonable amount at the Sponsor’s discretion.

LEGAL MATTERS

Certain legal matters, including the validity of common shares offered hereby, have been passed upon for us by Morris, Manning & Martin, LLP. Morris, Manning & Martin, LLP has also provided an opinion on our qualification as a REIT for federal income tax purposes, as described above under U.S. Federal Income Tax Considerations.

EXPERTS

The consolidated financial statements as of December 31, 2020 and 2019 , and for the years then ended, included in this offering circular have been audited by CohnReznick LLP, an independent auditor, as stated in its report appearing elsewhere in this offering circular. Such financial statements are included in reliance upon the report of such firm given on the authority of said firm as experts in accounting and auditing.

We have not engaged an independent valuation services firm, and do not intend to do so until such time as we determine that one is needed. As further described under “Description of our Common Shares—Valuation Policies”, our affiliates’ internal accountants or asset managers will use the estimated market values provided as well as inputs from other sources in their calculation of our quarterly NAV per share.

ADDITIONAL INFORMATION

We have filed with the SEC an offering statement under the Securities Act on Form 1-A regarding this offering. This offering circular, which is part of the offering statement, does not contain all the information set forth in the offering statement and the exhibits related thereto filed with the SEC, reference to which is hereby made. Upon the qualification of the offering statement, we will be subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are registered pursuant to Regulation A and, accordingly, we will file annual reports, semi-annual reports and other information with the SEC. You may read and copy the offering statement, the related exhibits and the reports and other information we file with the SEC at the SEC’s public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information regarding the operation of the public reference rooms. The SEC also maintains a website at www.sec.gov that contains reports, information statements and other information regarding issuers that file with the SEC.

You may also request a copy of these filings at no cost, by writing, emailing or telephoning us at:

MogulREIT I, LLC

c/o RM Adviser, LLC

10573 W Pico Blvd.

PMB #603

Los Angeles, CA 90064

MogulReitI@realtymogul.com

 (877) 781-7153

Within 120 days after the end of each fiscal year we will provide to our shareholders of record an annual report. The annual report will contain audited financial statements and certain other financial and narrative information that we are required to provide to shareholders.

We also maintain a website at www.realtymogul.com, where there may be additional information about our business, but the contents of that site are not incorporated by reference in or otherwise a part of this offering circular.

148

Item 7. Financial Statements

MogulREIT I, LLC

F-1

Independent Auditor’s Report

To the Management of
MogulREIT I, LLC

We have audited the accompanying consolidated financial statements of MogulREIT I, LLC, which comprise the consolidated balance sheets as of December 31, 2020 and 2019, and the related consolidated statements of income (loss), members’ equity and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the statement of financial position of MogulREIT I, LLC as of December 31, 2020 and 2019, and its results of operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ CohnReznick LLP

Bethesda, Maryland

April 29, 2021

F-2

MogulREIT I, LLC

Consolidated Balance Sheets

As of December 31, 2020 and 2019

(Amounts in thousands, except share data)

	As of December 31,
	2020	2019
ASSETS
Real estate investments, at cost
Land	$16,470	$11,494
Building and improvements	128,509	54,430
Tenant improvements	3,886	1,955
Total real estate investments, at cost	148,865	67,879
Less accumulated depreciation	(4,506)	(616)
Real estate investments, net	144,359	67,263
Real estate debt investments, net	9,523	33,331
Marketable securities, at fair value	6,767	-
Intangible lease assets, net	11,158	4,105
Cash and cash equivalents	21,473	9,159
Shareholder funds receivable	217	490
Restricted cash, escrows and deposits	6,142	6,385
Prepaid expenses	169	126
Interest receivable	89	408
Rent receivable, net	2,289	141
Other receivables	89	3,818
Total Assets	$202,275	$125,226

LIABILITIES AND MEMBERS’ EQUITY
Liabilities:
Accounts payable and accrued expenses	$2,172	$1,937
Deferred offering costs payable	38	-
Mortgages payable, net of deferred financing costs of $1,070 and $785	93,630	53,073
Intangible lease liabilities, net	26,781	1,605
Security deposits	433	371
Distributions payable	383	427
Settling subscriptions payable	673	643
Asset management fee payable	63	60
Other liabilities	1,676	399
Total Liabilities	125,849	58,515

Members’ Equity
Common shares, $9.92 and $10 per share; unlimited shares authorized; 7,555,969 and 6,452,647 shares issued and outstanding as of December 31, 2020 and 2019, respectively	73,256	62,723
Accumulated deficit	(6,225)	(1,272)
Total MogulREIT I, LLC Equity	67,031	61,451
Noncontrolling interests in consolidated joint ventures	9,395	5,260
Total Members’ Equity	76,426	66,711

Total Liabilities and Members’ Equity	$202,275	$125,226

The accompanying notes are an integral part of these consolidated financial statements.

F-3

MogulREIT I, LLC

Consolidated Statements of Income (Loss)

For the Years ended December 31, 2020 and 2019

(Amounts in thousands, except share data )

	For the Year Ended	For the Year Ended
	December 31, 2020	December 31, 2019
Revenues
Rental income, net	$10,742	$2,019
Tenant reimbursements and other revenue	3,180	567
Interest and preferred return income	1,833	4,852
Total Revenues	15,755	7,438

Operating Expenses
Asset management fees	846	558
Depreciation and amortization	4,998	1,351
Real estate operating expenses	5,753	1,294
Servicing fee	111	173
General and administrative expenses	902	472
Total Operating Expenses	12,610	3,848
Operating Income	3,145	3,590
Other Income and Expenses
Interest expense	3,040	657
Change in fair value of derivative	1,295	-
Other income	(84)	(20)
Unrealized gain on marketable securities	(269)	-
Consolidated Net Income (Loss)	(837)	2,953
Net Income (Loss) attributable to Noncontrolling Interests	(337)	36
Net Income (Loss) attributable to MogulREIT I, LLC	$(500)	$2,917

The accompanying notes are an integral part of these consolidated financial statements.

F-4

MogulREIT I, LLC

Consolidated Statements of Members’ Equity

For the Years ended December 31, 2020 and 2019

(Amounts in thousands, except share data)

					Noncontrolling
	Common Shares		Retained Earnings	Total MogulREIT I,	Interest in Consolidated	Total Members’
	Shares	Amount	(Deficit)	LLC Equity	Joint Ventures	Equity
Balance as of December 31, 2018	4,750,632	$46,227	$23	$46,250	$-	$46,250
Proceeds from issuance of common shares, net of syndication costs	1,934,775	19,047	-	19,047	-	19,047
Stock award	1,000	10	-	10	-	10
Repurchase of common shares	(233,760)	(2,211)	-	(2,211)	-	(2,211)
Amortization of deferred offering costs	-	(350)	-	(350)	-	(350)
Contributions from noncontrolling interests, net of syndication costs	-	-	-	-	5,224	5,224
Distributions declared on common shares	-	-	(4,212)	(4,212)	-	(4,212)
Net income	-	-	2,917	2,917	36	2,953
Balance as of December 31, 2019	6,452,647	62,723	(1,272)	61,451	5,260	66,711
Proceeds from issuance of common shares, net of syndication costs	1,370,018	13,348	-	13,348	-	13,348
Stock award	1,000	9	-	9	-	9
Repurchase of common shares	(267,696)	(2,595)	-	(2,595)	-	(2,595)
Amortization of deferred offering costs	-	(229)	-	(229)	-	(229)
Contributions from noncontrolling interests, net of syndication costs	-	-	-	-	5,108	5,108
Distributions declared on common shares	-	-	(4,453)	(4,453)	-	(4,453)
Distributions to noncontrolling interests	-	-	-	-	(636)	(636)
Net loss	-	-	(500)	(500)	(337)	(837)
Balance as of December 31, 2020	7,555,969	$73,256	$(6,225)	$67,031	$9,395	$76,426

The accompanying notes are an integral part of these consolidated financial statements.

F-5

MogulREIT I, LLC

Consolidated Statements of Cash Flows

For the Years ended December 31, 2020 and 2019

(Amounts in thousands)

	For the Year Ended	For the Year Ended
	December 31, 2020	December 31, 2019
OPERATING ACTIVITIES:
Consolidated net income (loss)	$(837)	$2,953
Adjustments to reconcile consolidated net income (loss) to net cash provided by operating activities:
Depreciation	3,890	616
Unrealized gain on marketable securities	(269)	-
Non-cash adjustment for stock award	9	10
Amortization of intangible assets relating to leases	1,108	735
Amortization of intangible liabilities relating to leases	(853)	(25)
Amortization of deferred financing costs	165	31
Changes in assets and liabilities:
Net change in prepaid expenses	(43)	(126)
Net change in interest receivable	319	14
Net change in rent receivable	(2,148)	(141)
Net change in other receivables	328	(407)
Net change in accounts payable and accrued expenses	237	1,783
Net change in asset management fee payable	3	21
Net change in security deposit	62	371
Net change in other liabilities	1,277	339
Net cash provided by operating activities	3,248	6,174
INVESTING ACTIVITIES:
Purchases of real estate	(59,796)	(71,089)
Improvements to real estate	(3,323)	-
Investment in of debt related investments	(2,323)	(915)
Repayment of debt related investments	29,531	10,609
Purchases of marketable securities	(6,499)	-
Net cash used in investing activities	(42,410)	(61,395)
FINANCING ACTIVITIES:
Proceeds from the issuance of common shares, net of syndication costs	11,235	16,596
Repurchase of common shares	(2,564)	(1,846)
Payment of cash distributions	(2,112)	(1,881)
Capital contribution from noncontrolling interests, net of syndication costs	5,108	5,224
Distribution to noncontrolling interest	(636)	-
Borrowings under mortgages payable and related party loan payable	40,842	56,257
Deferred offering costs paid	(190)	(298)
Payment of finance costs	(450)	(816)
Repayment of debt	-	(3,400)
Net cash provided by financing activities	51,233	69,836

Net increase in cash, restricted cash and cash equivalents	12,071	14,615
Cash, restricted cash and cash equivalents, beginning of year	15,544	929
Cash, restricted cash and cash equivalents, end of year	$27,615	$15,544

Cash paid for interest	$2,494	$423
SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING ACTIVITY:

Shareholder funds receivable	$273	$(227)
Settling subscriptions payable	$32	$365
Dividends declared but not paid	$(44)	$107
Shares issued through distribution reinvestment program	$2,385	$2,224

The accompanying notes are an integral part of these consolidated financial statements.

F-6

MogulREIT I, LLC

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

Note 1 – Formation and Organization

The consolidated financial statements include MogulREIT I, LLC, its wholly-owned subsidiary, Realty Mogul 83, LLC (“RM83”), and its controlled joint ventures RM La Privada, LLC (“La Privada”), RM The Hamptons, LLC (“The Hamptons”), Columbus Office Portfolio, LLC (“Columbus”), RM Pohlig, LLC (“Pohlig”), RM Lubbock MOB, LLC (“Lubbock MOB”) and Power House Sahara LV, LLC (“ NV Energy”).

MogulREIT I, LLC is a Delaware limited liability company formed on March 2, 2016 to invest in and manage a diversified portfolio of commercial real estate investments, including loans, equity in commercial real estate ventures and other real estate-related assets. RM83, La Privada, The Hamptons, Columbus, Pohlig, Lubbock MOB and NV Energy, organized in June 2017, May 2019, August 2019, November 2019, February 2020, June 2020 and July 2020, respectively, are Delaware limited liability companies and special purpose entities (“SPE”) that hold investments in real estate-related assets. The use of the terms “MogulREIT I”, the “Company”, “we”, “us”, or “our” in this annual report refer to MogulREIT I, LLC and its subsidiary collectively, unless the context indicates otherwise.

The Company is externally managed by RM Adviser, LLC (“RM Adviser” or “Manager”), which is an affiliate of the Company’s sponsor, RM Sponsor, LLC (“Sponsor”). Our Manager and our Sponsor are each wholly-owned subsidiaries of Realty Mogul, Co. Our Manager is an investment adviser registered with the Securities and Exchange Commission (“SEC”).

The Company’s investing and management activities related to commercial real estate are all considered a single reportable business segment for financial reporting purposes. All of the investments the Company has made to date have been in domestic commercial real estate assets with similar economic characteristics, and the Company evaluates the performance of all of its investments using similar criterion.

We believe we have operated in such a manner as to qualify as a real estate investment trust (“REIT”) for federal income tax purposes. We have not established an operating partnership or any taxable REIT subsidiary or qualified REIT subsidiary.

On August 12, 2016, our initial offering of common shares, which represent limited liability company interests in our Company (the “Initial Offering”) was qualified by the SEC, and we commenced operations on August 15, 2016. On May 7, 2019, we commenced our follow-on offering (the “Follow-on Offering” and, together with the Initial Offering, the “Offering”) and terminated our Initial Offering. We are continuing to offer in the Follow-on Offering up to $28,174,089 in our common shares, which represents the value of the shares available to be offered as of June 12, 2020 out of the rolling 12-month maximum offering amount of $50,000,000 in our common shares, including shares sold pursuant to our distribution reinvestment plan. The SEC adopted an amendment to increase the maximum offering amount under Tier 2 of Regulation A from $50,000,000 to $75,000,000. This amendment is effective March 15, 2021, and the Company intends to utilize this increased offering amount in the future. Our offering price per share equals the most recently announced NAV per share, which is $10.02 per share, as of December 31, 2020. As of December 31, 2020 and 2019, the Company has 7,555,969 and 6,452,647 shares issued and outstanding, respectively. The Manager has the authority to issue an unlimited number of common shares.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The accompanying consolidated balance sheets, statements of income (loss), statements of members’ equity, statements of cash flows and related notes to the consolidated financial statements of the Company are prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”). The Company has adopted a calendar end for financial reporting.

GAAP requires any subsidiaries or affiliates under common control to be consolidated. The consolidated financial statements of the Company include its wholly-owned subsidiary, RM83 , which was formed during 2017, its controlled joint ventures, La Privada, The Hamptons and Columbus, all of which were acquired during 2019, and Pohlig, Lubbock MOB and NV Energy, all of which were acquired during 2020.

All significant intercompany balances and transactions are eliminated in consolidation.

F-7

MogulREIT I, LLC

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

Reclassification of Prior Year Presentation

Certain amounts in the prior period have been reclassified to conform to the current year presentation in connection with the classification of “General and administrative expenses” on the consolidated statements of income (loss). The reclassification had no effect on the previously reported totals (e.g. operating income or consolidated net income (loss)).

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual events and results could differ from those assumptions and estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist of demand deposits. Cash and cash equivalents are carried at cost which approximates fair value.

Shareholder Funds Receivable

Shareholder funds receivable consists of shares that have been issued with subscriptions that have not yet settled. As of December 31, 2020 and 2019 , there was approximately $217,000 and $490,000 , respectively, in subscriptions that had not settled. All of these funds settled subsequent to year-end.

Settling Subscriptions Payable

Share repurchases initiated in December 2020 and 2019 were settled in February 2021 and January 2020, respectively. The settling subscriptions payable are recorded on the consolidated balance sheets as “Settling subscription payable” as of December 31, 2020 and 2019, respectively. These liabilities were reversed subsequent to year-end when the share repurchases settled in February 2021 and January 2020, respectively.

Concentration of Credit Risk

At times, our cash may exceed the Federal Deposit Insurance Corporation deposit insurance limit of $250,000 per institution. The Company mitigates credit risk by placing cash with major financial institutions. To date, the Company has not experienced any losses on cash.

Geographic Concentration

As of December 31, 2020 , the Company’s investments in real estate operate in Virginia, Ohio, Texas, Colorado, Florida and Nevada. Future operations could be affected by changes in economic or other conditions in those geographical areas or the demand for such housing and commercial real estate in those geographical areas.

For the year ended December 31, 2020, the Company’s annualized rental income in real estate equity investments by state is approximately 32%, 32%, 24% and 11%, for Virginia, Ohio, Texas and Nevada, respectively.

Organization , Offering and Related Costs

Organization and offering costs of the Company are initially being paid by the Manager on behalf of the Company. These organization and offering costs include all expenses to be paid by the Company in connection with the formation of the Company and the qualification of the Offerings, and the marketing and distribution of shares, including, without limitation, expenses for printing and amending offering statements or supplementing offering circulars, mailing and distributing costs, advertising and marketing expenses, charges of experts and fees and expenses and taxes related to the filing, registration and qualification of the sale of shares under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees.

F-8

MogulREIT I, LLC

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

The Company expenses organization costs as incurred and offering costs, when incurred, will be deferred and charged to members’ equity. The deferred offering costs will be charged against the gross proceeds of the Offering when received or written off in the event that the Offering is not successfully completed. The Manager and/or affiliates will be reimbursed for organization and offering expenses incurred in conjunction with the Offerings .

As of December 31, 2020 and 2019 , the Manager had incurred offering costs of approximately $1,866,000 and $1,637,000 , respectively, on behalf of the Company. As of December 31, 2020 and 2019, approximately $1,866,000 and $1,637,000 , respectively, of offering costs had been amortized and were included in the consolidated statements of members’ equity. Deferred offering costs are amortized in proportion to the offering proceeds received over the offering proceeds expected to be received.

Variable Interest Entities and Voting Interest Entities

A variable interest entity (“VIE”) is an entity that lacks one or more of the characteristics of a voting interest entity. A VIE is defined as an entity in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The determination of whether an entity is a VIE includes consideration of various factors. These factors include review of the formation and design of the entity, its organizational structure including decision-making ability and relevant financial agreements, and analysis of the forecasted cash flows of the entity. We make an initial determination upon acquisition of a VIE and reassesses the initial evaluation of an entity as a VIE upon the occurrence of certain events.

A VIE must be consolidated only by its primary beneficiary, which is defined as the party who, along with its affiliates and agents has both the: (i) power to direct the activities that most significantly impact the VIE’s performance; and (ii) obligation to absorb the losses of the VIE or the right to receive the benefits from the VIE, which could be significant to the VIE. We determine whether we are the primary beneficiary of a VIE by considering various factors, including, but not limited to: which activities most significantly impact the VIE’s economic performance and which party controls such activities; the amount and characteristics of its investment; the obligation or likelihood for us or other interests to provide financial support; consideration of the VIE’s purpose and design, including the risks the VIE was designed to create and pass through to its variable interest holders and the similarity with and significance to the business activities of our interest and the other interests. We reassess our determination of whether we are the primary beneficiary of a VIE each reporting period. Significant judgments related to these determinations include estimates about the future performance of investments held by VIEs and general market conditions. The maximum risk of loss related to our investments is limited to our recorded investment in such entities, if any.

A voting interest entity (“VOE”) is an entity in which equity investors have the characteristics of a controlling financial interest and have sufficient equity at risk to finance its activities. A controlling financial interest exists if limited partners with equity at risk are able to exercise substantive kick-out rights or are able to exercise substantive participation rights. Under the VOE model, generally, only a single limited partner that is able to exercise substantial kick-out rights will consolidate the entity.

As of December 31, 2020 and 2019, the Company held investments in six and three entities, respectively, which were evaluated under the VOE model and are consolidated because the Company is able to exercise substantial kick-out rights and substantive participation rights.

F-9

MogulREIT I, LLC

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

Commercial Real Estate Debt Investments

Our commercial real estate debt investments are generally classified as held to maturity as we have both the intent and the ability to hold these investments to maturity and, accordingly, are carried at cost, net of unamortized loan fees, premium, discount and unfunded commitments. We review our debt related investments on a monthly basis, or more frequently when such an evaluation is needed, to determine if an impairment exists. A debt related investment is impaired when, based on current information and events (including economic, industry and geographical factors), it is probable that we will be unable to collect all amounts due, both principal and interest, according to the contractual terms of the agreement. When an investment is deemed impaired, the impairment is measured based on the expected future cash flows discounted at the investment’s effective interest rate. As a practical expedient, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Codification (“ASC”) Topic 310, Receivables, which permits a creditor to measure an observable market price for the impaired debt related investment as an alternative to discounting expected future cash flows. Regardless of the measurement method, a creditor should measure impairment based on the fair value of the collateral when the creditor determines that foreclosure is probable. A debt related investment is also considered impaired if its terms are modified in a troubled debt restructuring (“TDR”). A TDR occurs when we grant a concession to a borrower in financial difficulty by modifying the original terms of the loan. Impairments on TDR loans are generally measured based on the present value of expected future cash flows discounted at the effective interest rate of the original loan.

Commercial real estate debt investments that are deemed to be impaired are carried at amortized cost less a loan reserve, if deemed appropriate, which approximates fair value.

We have certain investments that are legally structured as equity investments with rights to receive preferred economic returns. We report these investments as real estate debt securities when the common equity holders have a contractual obligation to redeem our preferred equity interest at a specified date.

As of both December 31, 2020 and 2019, none of our debt related investments were considered impaired, and no impairment charges were recorded in the consolidated financial statements. We believe the fair value of the debt investments approximates the carrying value of the debt investments as of December 31, 2020 and 2019. We had invested in 23 debt and debt-like investments with 18 of those investments paying off in full since inception. The following table describes our debt related investment activities for the years ended December 31, 2020 and 2019 :

Amount
Investments in Debt:	(in thousands)
Balance at beginning of period	$46,424
Investments	915
Principal repayments	(14,008)
Balance as of December 31, 2019 (1)	33,331
Investments	2,323
Principal repayments (2)	(26,131)
Balance as of December 31, 2020 (3)	$9,523

(1)	Investments include three mezzanine loans, five preferred equity investments, three bridge loans, and one second secured mortgage with aggregate carrying balances of approximately $5,759,000, $10,782,000, $13,190,000, and $3,600,000, respectively.
(2)	Principal repayments exclude Parkway Plaza mezzanine loan repayment of $3,400,000 which was sold in 2019 and cash was received in 2020.
(3)	Investments include two mezzanine loans and three preferred equity investments with aggregate carrying balances of approximately $3,425,000 and $6,098,000 , respectively.

F-10

MogulREIT I, LLC

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

Income Taxes

The Company has elected to be taxed, and currently qualifies, as a REIT for federal income tax purposes. To qualify as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of its taxable income to its shareholders. As a REIT, the Company generally is not subject to federal corporate income tax on that portion of its taxable income that is currently distributed to shareholders. Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed income. No material provisions have been made for federal income taxes in the accompanying consolidated financial statements, and no gross deferred tax assets or liabilities have been recorded as of December 31, 2020 and 2019 .

For the years ended December 31, 2020 and 2019, $4,453,500 and $4,212,366, respectively, in distributions have been made to shareholders. The Company expects its distributions to be characterized for federal income tax purposes as (i) ordinary income, (ii) non-taxable return of capital, or (iii) long-term capital gain. Distributions that exceed current or accumulated taxable earnings and profits constitute a return of capital for tax purposes and reduce the shareholders’ basis in the common shares. To the extent that distributions exceed both current and accumulated earnings and profits and the shareholders’ basis in the common shares, they will generally be treated as a gain or loss upon the sale or exchange of our shareholders’ common shares.

Tax periods from 2017 to 2020 remain open to examination by the major taxing authorities in all jurisdictions where we are subject to taxation.

Revenue Recognition

Interest income is recognized on an accrual basis and any related premium, discount, or origination costs and fees are amortized over the life of the investment using the effective interest method. Interest income is recognized on mezzanine loans classified as held to maturity and investments in preferred equity that are accounted for using the cost method if the terms of the equity investment includes terms that are similar to interest on a debt instrument. As of December 31, 2020 and 2019 , no amortization of premium, discount, or origination costs or fees have been recognized.

For certain properties, in addition to contractual base rent, the tenants pay their share of utilities to the Company. The income and expenses associated with these properties are generally recorded on a gross basis when the Company is the primary obligor.

Tenant fees, such as application fees, administrative fees, late fees, and other revenues from tenants are recorded when amounts become due.

As a result of the adoption of ASC 606, Revenue from Contracts with Customers (“ASC 606”), the Company has updated its policies as it relates to revenue recognition. Revenue is measured based on consideration specified in a contract with a customer. The Company recognizes revenue when it satisfies a performance obligation by transferring control over a product or service to a customer. The adoption of ASC 606 in 2019 did not materially change our revenue recognition patterns.

F-11

MogulREIT I, LLC

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

Purchase Accounting for Acquisitions of Real Estate

The Company adopted the provisions of Accounting Standards Update (“ASU”) 2017-01, which provides that if substantially all the fair value of the gross assets is concentrated in any individual asset, the acquisition is treated as an asset acquisition as opposed to a business combination. Under an asset acquisition, costs directly related to the acquisition are capitalized as part of the purchase consideration. The purchase consideration includes cash paid, the fair value of equity or other assets issued, and the fair value of any assumed debt. The Company assesses the fair value of assumed debt based on estimated cash flow projections that utilize appropriate discount rates and available market information. Such inputs are categorized as Level 3 in the fair value hierarchy. The difference between the fair value and the stated principal of assumed debt is amortized using the effective interest method basis over the terms of the respective debt obligation.

The fair value of the purchase consideration is then allocated based on the relative fair value of the assets including land, buildings, site improvements and intangible assets including in-place leases at the acquisition date. The Company estimates the fair value of the assets using market-based, cost-based, and income-based valuation techniques.

Accounting for Long-Lived Assets and Impairment of Real Estate Owned

The Company reviews its real estate portfolio on a quarterly basis to ascertain if there are any indicators of impairment to the value of any of its real estate assets, including deferred costs and intangibles, to determine if there is any need for an impairment charge. In reviewing the portfolio, the Company examines one or more of the following: the type of asset, the current financial statements or other available financial information of the asset, and the economic situation in the area in which the asset is located. For each real estate asset owned for which indicators of impairment exist, management performs a recoverability test by comparing the sum of the estimated undiscounted future cash flows attributable to the asset to its carrying amount. If the aggregate undiscounted cash flows are less than the asset’s carrying amount, an impairment loss is recorded to the extent that the estimated fair value is less than the asset’s carrying amount. The estimated fair value is determined using a discounted cash flow model of the expected future cash flows through the useful life of the property. The analysis includes an estimate of the future cash flows that are expected to result from the real estate investment’s use and eventual disposition. These cash flows consider factors such as expected future operating income, trends and prospects, the effects of leasing demand, competition and other factors. As of December 31, 2020 and 2019, the Company determined that there was no impairment of long-lived assets.

For each lease we assume through an acquisition of a property, the Company applies ASC 805-20-25-12 to determine whether the terms of the lease are favorable or unfavorable compared with the market terms of a lease for a similar property at the acquisition date. If the terms are favorable, an above-market lease intangible asset is recorded, and if the terms are unfavorable, a below-market lease liability is recorded. ASC 805-20-25-12 does not provide further guidance on how to arrive at the fair value of the above- or below-market lease intangible asset or liability, so the Company refers to ASC 820 and ASC 840 for the appropriate valuation guidance. ASC 820 provides detailed guidance for using management’s judgment and other market participant considerations in assessing fair value when quoted prices are not available. Primarily all of the Company’s existing above- and below-market leases resulted from our 2020 and 2019 acquisitions of office properties.

F-12

MogulREIT I, LLC

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

Restricted Cash and Escrows

In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows: Restricted Cash, which clarifies the presentation requirements of restricted cash within the statements of cash flows. The standard requires that changes in restricted cash and restricted cash equivalents during the period be included in the beginning and ending cash and cash equivalents balance reconciliation on the statements of cash flows. The adoption of this standard results in amounts previously recorded in cash provided by (used in) operating activities on the statements of cash flows to be included in the beginning and ending balances of Cash and Restricted Cash and Equivalents on the statements of cash flows. The adoption of this standard results in amounts detailed below that are reported as restricted cash and escrows and deposits on the balance sheet to be included in Cash and Restricted Cash and Equivalents on the statements of cash flows.

The following are the amounts reported on the consolidated balance sheets that are included in Cash and Restricted Cash and Equivalents on the consolidated statements of cash flows:

	For the Year Ended December 31, 2020 (amounts in thousands)	For the Year Ended December 31, 2019 (amounts in thousands)

Cash and cash equivalents	$21,473	$9,159
Restricted cash, escrows and deposits	6,142	6,385
Total cash and restricted cash and cash equivalents	$27,615	$15,544

Depreciation and Amortization

Depreciation of assets is computed on the straight-line method over the estimated useful life of the asset. Depreciation of buildings is computed on the straight-line method over an estimated useful life of 30 to 35 years. Site improvements, building improvements and tenant improvements are depreciated on the straight-line method over an estimated useful life of 1.1 to 18.6 years and depreciation of furniture, fixtures and equipment is computed on the straight-line method over an estimated useful life of 5 years. Improvements are capitalized, while expenditures for maintenance and repairs are charged to expense as incurred. Amortization of intangible lease assets is computed over the remaining life of the leases using the straight-line method.

Deferred Financing Costs

Mortgage costs are deferred and amortized using the straight-line method, which management does not believe is materially different than the effective interest rate method, over the terms of the respective debt obligations.

Fair Value

Fair value is the exchange price that would be received for an asset or paid to transfer a liability (exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. There are three levels of inputs that may be used to measure fair values:

Level 1 — Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

F-13

MogulREIT I, LLC

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

Level 2 — Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3 — Significant unobservable inputs that reflect a company’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

On a recurring basis, the Company measures its interest rate swap derivative liability on the Columbus portfolio at its estimated fair value. In determining the fair value of its interest rate swap derivative, the Company uses the present value of expected cash flows based on market observable interest rate yield curves commensurate with the term of the instrument. The Company incorporates credit valuation adjustments to appropriately reflect both its own nonperformance risk and that of the respective counterparty in the fair value measurement. The credit valuation adjustments utilize Level 3 inputs, such as estimates of current credit spreads, to evaluate the likelihood of default by either the respective counterparty or the Company. However, the Company determined that the impact of the credit valuation adjustments were not significant to the overall valuation of the swap. As a result, the fair value of the swap is considered to be based primarily on Level 2 inputs and a Level 2 measurement.

The interest rate swap derivative liability related to the Columbus portfolio had an estimated fair value of $1,295,000 and $0 as of December 31, 2020 and 2019, respectively, which is included in other liabilities.

On a recurring basis, the Company measures its investment in marketable securities at fair value consisting of its investment in exchange traded funds. The exchange traded funds are freely tradeable in active markets and fair value is based on the quoted market price for identical securities, which represents a Level 1 input and Level 1 measurement. The marketable securities are treated as trading securities with unrealized gains and losses from the change in fair value reported in the consolidated statements of income (loss).

The Company is required to disclose an estimate of fair value of financial instruments for which it is practicable to estimate the fair value. For certain financial instruments, fair values are not readily available since there are no active trading markets characterized by current exchanges by willing parties. The Company believes that the carrying amount reasonably approximates the fair value of the Company’s financial instruments.

Fair Value Option

ASC 825, Fair Value Option for Financial Assets and Financial Liabilities (“ASC 825”) provides a fair value option election that allows companies to irrevocably elect fair value as the initial and subsequent measurement attribute for certain financial assets and liabilities. ASC 825 permits the fair value option election on an instrument by instrument basis at initial recognition. We have decided not to make this election.

F-14

MogulREIT I, LLC

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

Note 3 – Real Estate Debt Investments

The following table presents the Company’s investments in real estate debt related assets as of December 31, 2 020 and 2019 (amounts in thousands):

As of December 31, 2020 :

Asset Type	Number	Original Principal Amount or Cost	Carrying Value	Average Investment Return	Allocation by Investment Type
Mezzanine Loan	2	$3,425	$3,425	10.57%	30.93%
Preferred Equity	3	7,648	6,098	12.94%	69.07%
Balance as of December 31, 2020	5	$11,073	$9,523	12.09%	100.00%

As of December 31, 2019 :

Asset Type	Number	Original Principal Amount or Cost	Carrying Value	Average Investment Return	Allocation by Investment Type
Mezzanine Loan	3	$5,925	$5,759	11.17%	17.57%
Preferred Equity	5	11,925	10,782	12.28%	35.36%
Bridge Loan	3	12,275	13,190	8.94%	36.40%
Second Secured Mortgage	1	3,600	3,600	13.35%	10.67%
Balance as of December 31, 2019	12	$33,725	$33,331	10.88%	100.00%

The following tables present certain information about the Company’s investments in real estate related assets, as of December 31, 2020 and 2019, by contractual maturity grouping (dollars in thousands):

As of December 31, 2020 :

Asset Type	Number	Amounts Maturing Within One Year	Amounts Maturing After One Year Through Five Years	Amounts Maturing After Five Years Through Ten Years	Amounts Maturing After Ten Years
Mezzanine Loan	2	$3,425	$-	$-	$-
Preferred Equity	3	450	-	5,648	-
Balance as of December 31, 2020	5	$3,875	$-	$5,648	$-

F-15

MogulREIT I, LLC

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

As of December 31, 2019:

Asset Type	Number	Amounts Maturing Within One Year	Amounts Maturing After One Year Through Five Years	Amounts Maturing After Five Years Through Ten Years	Amounts Maturing After Ten Years
Mezzanine Loan	3	$5,759	$-	$-	$-
Preferred Equity	5	407	7,050	3,325	-
Bridge Loan	3	4,490	8,700	-	-
Second Secured Mortgage	1	3,600	-	-	-
Balance as of December 31, 2019	12	$14,256	$15,750	$3,325	$-

Credit Quality Monitoring

The Company’s debt investments and preferred equity investments that earn interest based on debt-like terms are typically secured by senior liens on real estate properties, mortgage payments, mortgage loans, or interests in entities that have interests in real estate similar to the interests described above. The Company evaluates its debt investments at least quarterly and differentiates the relative credit quality principally based on: (i) whether the borrower is currently paying contractual debt service or guaranteed preferred equity payments in accordance with its contractual terms; and (ii) whether the Company believes the borrower will be able to perform under its contractual terms in the future, as well as the Company’s expectations as to the ultimate recovery of principal at maturity. The Company considered investments for which it expects to receive full payment of contractual principal and interest payments as “performing.” As of December 31, 2020 and 2019 , all investments are considered to be performing and no allowance for loan loss has been recorded. In the event that an investment is deemed other than performing, the Company will evaluate the instrument for any required impairment.

Note 4 – Consolidated Investments in Real Estate

The following table presents the Company’s consolidated investments in real estate as of December 31, 2020 (amounts in thousands):

Description of Property	Date acquired	Ownership Percentage	Contract Purchase Price	Terms of Payment	Real Estate Investment Costs (a)
			(in thousands)		(in thousands)
NV Energy
Nevada Power Building	July 9, 2020	53.79%	$33,350	Cash, assumed	$1,255
Las Vegas, NV				liabilities of $0
Lubbock
MOB	June 26, 2020	100.00%	8,350	Cash, assumed	310
Lubbock, TX				liabilities of $118
Pohlig
Box Factory & Superior Warehouse	February 19, 2020	100.00%	15,900	Cash, assumed	631
Richmond, VA				liabilities of $96
Columbus
Office Portfolio	November 5, 2019	56.41%	37,800	Cash, assumed	698
Columbus, OH				liabilities of $1,568
The Hamptons
Apartments	October 9, 2019	100.00%	19,051	Cash, assumed	692
Virginia Beach, VA				liabilities of $325
La Privada
Apartments	May 31, 2019	100.00%	11,700	Cash, assumed	441
El Paso, TX				liabilities of $170
Total			$126,151		$4,027

(a)	Capitalized as part of the acquisition and includes related party costs of approximately $1,914,000

F-16

MogulREIT I, LLC

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

The following table details the allocation of the purchase price for the Company’s consolidated investments in real estate for the years ended December 31, 2020 and 2019 (amounts in thousands):

			Site	Intangible	Intangible
			Improvements	Lease	Lease
Description of Property	Land	Building	and FF&E	Asset	Liability	Total
NV Energy	$1,957	$49,052	$2,569	$7,055	$(26,029)	$34,604
Las Vegas, NV
Lubbock MOB	1,359	6,006	431	864	-	8,660
Lubbock, TX
Pohlig	1,660	14,194	434	242	-	16,530
Richmond, VA
Columbus	4,748	28,922	2,244	4,214	(1,630)	38,498
Columbus, OH
The Hamptons	4,226	14,038	1,134	345	-	19,743
Virginia Beach, VA
La Privada Apartments	2,520	8,408	931	282	-	12,141
El Paso, TX
Total	$16,470	$120,620	$7,743	$13,002	$(27,659)	$130,176

Depreciation expense amounted to approximately $3,890,000 and $616,000, respectively, for the years ended December 31, 2020 and 2019.

As of December 31, 2020 and 2019, the amortization period for the intangible lease assets ranges from 3 months to 18.5 years and from 3 months to 13.5 years, respectively. At December 31, 2020 and 2019, accumulated amortization of intangible lease assets, was approximately $1,843,000 and $736,000, respectively. The unamortized balance of intangible lease assets, at December 31, 2020 and 2019, was approximately $11,158,000 and $4,105,000, respectively. At December 31, 2020 and 2019, accumulated amortization of below-market lease liabilities, was approximately $878,000 and $26,000, respectively. The unamortized balance of below-market lease liabilities, at December 31, 2020 and 2019, was approximately $26,781,000 and $1,605,000, respectively.

Minimum Future Rents and Amortization of Lease Intangible Assets

The multi-family rental properties owned at December 31, 2020 are principally leased under 12-month operating leases with tenant renewal rights. For commercial properties, the following details the future minimum rents and amortization of intangible lease assets and liabilities over the next five years:

	Future minimum lease payments	Intangible Lease Assets	Intangible Lease Liabilities
Year Ending December 31,	(in thousands)	(in thousands)	(in thousands)
2021	$6,017	$1,126	$1,553
2022	5,725	1,110	1,553
2023	5,602	1,110	1,553
2024	5,482	1,110	1,553
2025	5,168	1,110	1,553
Thereafter	15,008	5,592	19,018
Total	$43,002	$11,158	$26,783

F-17

MogulREIT I, LLC

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

Note 5 – Marketable Securities

As of December 31, 2020, the Company held two investments in exchange traded funds for a total cost of approximately $6,499,000. The table below summarizes the assets measured at fair value on a recurring basis and their respective position level in the fair value hierarchy (amounts in thousands):

		Fair value measurements at the reporting date using:
		Quoted prices in active markets for identical assets	Significant observable inputs	Significant unobservable inputs
Description	Total	(Level 1)	(Level 2)	(Level 3)
Investments in marketable securities	$6,767	$6,767	$-	$-

The unrealized gain on the investments in marketable securities included in the consolidated statements of income (loss) attributable to Level 1 measurements was approximately $269,000 for the year ended December 31, 2020.

Note 6 – Borrowings

Mortgages Payable

The following table details the Mortgages payable, net balances per the consolidated balance sheets:

December 31, 2020 (in thousands)
Mortgages payable, gross	$94,700
Unamortized deferred financing costs	(1,070)
Mortgages payable, net	$93,630

December 31, 2019 (in thousands)
Mortgages payable, gross	$53,858
Unamortized deferred financing costs	(785)
Mortgages payable, net	$53,073

F-18

MogulREIT I, LLC

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

Scheduled principal repayments during the next five years and thereafter are as follows:

Year Ending December 31,	December 31, 2020 (in thousands)
2021	$664
2022	692
2023	29,037
2024	954
2025	996
Thereafter	62,357
Total	$94,700

At December 31, 2020 and 2019, deferred financing costs amounted to approximately $1,070,000 and $785,000, net of accumulated amortization of approximately $196,000 and $31,000, respectively. The Company presents unamortized deferred financing costs as a direct deduction from the carrying amount of the related debt liability.

The details of the mortgages payable are as follows:

NV Energy Nevada Power Building

The mortgage loan payable by NV Energy Nevada Power Building was originated on July 9, 2020 by Washington Federal Bank, in the amount of $23,845,000. The outstanding balance as of December 31, 2020 was $23,845,000. The mortgage loan has a maturity date of July 1, 2027. The mortgage loan has a fixed interest rate of 4.00% and began amortizing in July 2020 on a 25-year amortization schedule, with semi-annual payments. The mortgage is secured by real property and an assignment of leases and rents.

Pohilg Box Factory & Superior Warehouse

The mortgage loan payable by Pohilg Box Factory & Superior Warehouse was originated on November 19, 2020 by Bellwether Enterprise Mortgage Investments, LLC, in the amount of $10,829,000. The outstanding balance as of December 31, 2020 was $10,829,000. The mortgage loan has a maturity date of December 1, 2027. The mortgage loan has a fixed interest rate of 3.37%. The mortgage loan is interest-only for the first 36 months of the loan, after which it will begin amortizing on a 30-year amortization schedule. The mortgage is secured by real property and an assignment of leases and rents.

Lubbock Medical Office Building

The mortgage loan payable in connection with Lubbock MOB was originated on June 26, 2020 by Stride Bank, N. A., in the amount of approximately $5,845,000. The outstanding balance as of December 31, 2020 was approximately $5,789,000. The mortgage loan has a maturity date of June 15, 2027. The mortgage loan has a fixed interest rate of 4.15% during the initial 60 months of the mortgage loan. Commencing on June 15, 2025 and thereafter, the interest rate will be equal to the greater of 4.15% or the most recent US Treasury Yield for two years plus 3%. The mortgage loan began amortizing in July 2020 on a 30-year amortization schedule. The mortgage is secured by real property and an assignment of leases and rents.

F-19

MogulREIT I, LLC

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

Columbus Office Portfolio

The mortgage loan payable in connection with the Columbus Office Portfolio property was originated on November 1, 2019 by Citizens Bank, N.A. in the amount of approximately $33,636,000 with an initial funding of approximately $27,938,000 and future funding of approximately $5,697,000. The outstanding balance as of December 31, 2020 and 2019 was approximately $28,317,000 and $27,938,000, respectively. The mortgage loan has a maturity date of November 1, 2023, with one 12-month extension option. The mortgage loan has a variable interest rate of 30-day Libor plus 2.15% (2.25% as of December 31, 2020 and the Company has entered into an interest rate swap agreement through October 30, 2023 to pay at a fixed rate of 3.80%.) The mortgage loan is interest-only for the entire term of the loan. The mortgage is secured by real property and an assignment of leases and rents.

The Hamptons Apartments

The mortgage loan payable in connection with the Hamptons Apartments property was originated on October 1, 2019 by Argentic Real Estate Finance LLC in the amount of approximately $15,850,000. The outstanding balance as of both December 31, 2020 and 2019 was approximately $15,850,000. The mortgage loan is interest-only though the maturity date of November 6, 2029. The mortgage loan has a fixed interest rate of 4.03%. The mortgage is secured by The Hamptons Apartments property and an assignment of leases and rents.

La Privada Apartments

The mortgage loan payable in connection with the La Privada Apartments property was originated on May 31, 2019 by Argentic Real Estate Finance LLC in the amount of approximately $10,070,000 with an initial funding of approximately $10,070,000. The outstanding balance as of both December 31, 2020 and 2019 was approximately $10,070,000. The mortgage loan has a fixed interest rate of 4.89%. The mortgage loan is interest-only until the maturity date of June 6, 2029. The mortgage is secured by real property and an assignment of leases and rents.

Note 7 – Related Party Borrowings

As of December 31, 2018, the Company owed $3,400,000 to affiliates. During 2019, the amounts were repaid in full to the affiliates.

For the year ended December 31, 2020, the Company had no related party borrowings.

Note 8 – Business Combinations and Asset Acquisitions

Power House Sahara LV, LLC

On July 9, 2020, the Company acquired a 53.8% equity interest in Power House Sahara LV, LLC (“NV Energy”). NV Energy is an SPE formed to acquire, renovate, own and operate Nevada Power Building, a commercial office building located in Las Vegas, Nevada.

GAAP defines the acquiror in an asset acquisition as the entity that obtains control of the assets and establishes the acquisition date as the date that the acquiror achieves control. NV Energy is considered a VOE, and the Company is deemed to have control rights, including substantial kick-out rights, and therefore, the joint venture’s controlling member.

F-20

MogulREIT I, LLC

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

GAAP requires an acquiror to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured by allocating the consideration to the relative fair values of the assets as of that date. The following table summarizes the consideration paid for NV Energy and the relative fair value of the assets acquired and liabilities assumed recognized at the acquisition date:

July 9, 2020 (in thousands)
Consideration
Cash (including transaction costs of $1,255 and debt proceeds of $23,845)	$34,605
Fair value of total consideration transferred	$34,605

Recognized amounts of identifiable assets acquired and liabilities assumed
Land	$1,957
Buildings, site improvements, and tenant improvements	51,622
Cash and cash equivalents	—
Intangible lease asset	(18,974)
Escrow, deposits and other assets	—
Total identifiable net assets	$34,605

RM Lubbock MOB LLC

On June 26, 2020, the Company acquired a 100% equity interest in Lubbock MOB. Lubbock MOB is an SPE formed to acquire, renovate, own and operate Lubbock Medical Office Building, a covenant medical office building located in Lubbock, Texas.

GAAP defines the acquiror in an asset acquisition as the entity that obtains control of the assets and establishes the acquisition date as the date that the acquiror achieves control. Lubbock MOB is considered a VOE, and the Company is deemed to have control rights, including substantial kick-out rights, and therefore, the joint venture’s controlling member.

GAAP requires an acquiror to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured by allocating the consideration to the relative fair values of the assets as of that date. The following table summarizes the consideration paid for Lubbock MOB and the relative fair value of the assets acquired and liabilities assumed recognized at the acquisition date:

June 26, 2020 (in thousands)
Consideration
Cash (including transaction costs of $310 and debt proceeds of $5,845)	$8,660
Fair value of total consideration transferred	$8,660

Recognized amounts of identifiable assets acquired and liabilities assumed
Land	$1,359
Buildings, site improvements, and tenant improvements	6,437
Cash and cash equivalents	—
Intangible lease asset	864
Escrow, deposits and other assets	—
Total identifiable net assets	$8,660

F-21

MogulREIT I, LLC

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

RM Pohlig LLC

On February 19, 2020, the Company acquired a 100% equity interest in RM Pohlig LLC (“Pohlig”). Pohlig is an SPE formed to acquire, renovate, own and operate Pohlig Box Factory & Superior Warehouse, a multi-family apartment community located in Richmond, Virginia.

GAAP defines the acquiror in an asset acquisition as the entity that obtains control of the assets and establishes the acquisition date as the date that the acquiror achieves control. Pohlig is considered a VOE, and the Company is deemed to have control rights, including substantial kick-out rights, and therefore, the joint venture’s controlling member.

GAAP requires an acquiror to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured by allocating the consideration to the relative fair values of the assets as of that date. The following table summarizes the consideration paid for Pohlig and the relative fair value of the assets acquired and liabilities assumed recognized at the acquisition date:

February 19, 2020 (in thousands)
Consideration
Cash (including transaction costs of $631)	$16,588
Fair value of total consideration transferred	$16,588

Recognized amounts of identifiable assets acquired and liabilities assumed
Land	$1,660
Buildings, site and tenant improvements, and furniture and equipment	14,629
Cash and cash equivalents	—
Intangible lease asset	242
Escrow, deposits and other assets	57
Total identifiable net assets	$16,588

Columbus Office Portfolio, LLC

On November 5, 2019, the Company acquired a 56.4% equity interest in Columbus Office Portfolio, LLC (“Columbus”). Columbus is a joint venture in the form of an SPE formed to acquire, renovate, own and operate Columbus Office Portfolio, a pair of non-contiguous office buildings located in Columbus, Ohio. The Portfolio consists of two properties: (i) 855 Grandview, and (ii) Brewery Tower.

GAAP defines the acquiror in an asset acquisition as the entity that obtains control of the assets and establishes the acquisition date as the date that the acquiror achieves control. Columbus is considered a VOE, and the Company is deemed to have control rights, including substantial kick-out rights, and therefore, the joint venture’s controlling member.

GAAP requires an acquiror to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured by allocating the consideration to the relative fair values of the assets as of that date. The following table summarizes the consideration paid for Columbus and the relative fair value of the assets acquired and liabilities assumed recognized at the acquisition date:

November 5, 2019 (in thousands)
Consideration
Cash (including transaction costs of $951 and debt proceeds of $33,635)	$38,498
Fair value of total consideration transferred	$38,498

Recognized amounts of identifiable assets acquired and liabilities assumed
Land	$4,748
Buildings, site improvements, and tenant improvements	31,166
Cash and cash equivalents	—
Intangible lease asset	2,584
Escrow, deposits and other assets	—
Total identifiable net assets	$38,498

F-22

MogulREIT I, LLC

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

RM The Hamptons, LLC

On October 9, 2019, the Company acquired a 100% equity interest in RM The Hamptons, LLC (“The Hamptons”). The Hamptons is a joint venture in the form of an SPE formed to acquire, renovate, own and operate the Hamptons Apartments , a multi-family apartment community in Virginia Beach, Virginia .

GAAP defines the acquiror in an asset acquisition as the entity that obtains control of the assets and establishes the acquisition date as the date that the acquiror achieves control. The Hamptons is considered a VOE, and the Company is deemed to have control rights, including substantial kick-out rights, and therefore, the joint venture’s controlling member.

GAAP requires an acquiror to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured by allocating the consideration to the relative fair values of the assets as of that date. The following table summarizes the consideration paid for the Hamptons and the relative fair value of the assets acquired and liabilities assumed recognized at the acquisition date:

October 9, 2019 (in thousands)
Consideration
Cash (including transaction costs of $692 and debt proceeds of $15,850)	$19,748
Fair value of total consideration transferred	$19,748

Recognized amounts of identifiable assets acquired and liabilities assumed
Land	$4,226
Buildings, site improvements, and furniture and equipment	15,173
Cash and cash equivalents	—
Intangible lease asset	344
Escrow, deposits and other assets	5
Total identifiable net assets	$19,748

RM La Privada, LLC

On May 31, 2019, the Company acquired a 100% equity interest in RM La Privada, LLC (“La Privada”). La Privada is a joint venture in the form of an SPE formed to acquire, renovate, own and operate La Privada Apartments, a Class B multifamily apartment complex in El Paso, Texas.

F-23

MogulREIT I, LLC

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

GAAP defines the acquiror in an asset acquisition as the entity that obtains control of the assets and establishes the acquisition date as the date that the acquiror achieves control. La Privada is considered a VOE, and the Company is deemed to have control rights, including substantial kick-out rights, and therefore, the joint venture’s controlling member.

GAAP requires an acquiror to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured by allocating the consideration to the relative fair values of the assets as of that date. The following table summarizes the consideration paid for La Privada and the relative fair value of the assets acquired and liabilities assumed recognized at the acquisition date:

May 31, 2019 (in thousands)
Consideration
Cash (including transaction costs of $441 and debt proceeds of $10,070)	$12,174
Fair value of total consideration transferred	$12,174

Recognized amounts of identifiable assets acquired and liabilities assumed
Land	$2,520
Buildings, site improvements, and furniture and equipment	9,339
Cash and cash equivalents	—
Intangible lease asset	282
Escrow, deposits and other assets	33
Total identifiable net assets	$12,174

Note 9 – Related Party Arrangements

From time to time, a special purpose entity in which we invest may pay our Manager or an affiliate of our Manager fees relating to the investment and management of our equity assets. A portion of these fees may be paid to personnel affiliated with our Manager, including officers of our Manager, Jilliene Helman and Eric Levy. These fees will be paid by the particular special purpose entity and not by us, and we will not be entitled to these fees. Although the special purpose entity pays these fees, there are instances in which we are the sole member, and have control, of the special purpose entity in connection with an investment in an equity asset. Such fees include the following:

●	Buyer’s Real Estate Brokerage Fee / Real Estate Due Diligence Fee – fee paid to our Manager or an affiliate of our Manager in an amount up to 3% of the total contract purchase price of the property.

●	Financing Coordination Fee and Credit Guarantee Fee – fee paid to an affiliate of or personnel affiliated with our Manager in an amount up to 1.0% of the financing amount in the event that an affiliate or officer of our Manager provides services in connection with arranging the debt or provides a credit guarantee in connection with the financing.

●	Property-Level Asset Management Fee – fee paid to our Manager or an affiliate of our Manager in an amount equal to an annualized 0.50% of Effective Gross Income (as defined below) that will be paid monthly to the Manager for asset management services related to certain transactions. Effective Gross Income means a property’s potential gross rental income plus other income less vacancy and credit costs for any applicable period.

F-24

MogulREIT I, LLC

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

●	Seller’s Real Estate Brokerage Fee / Real Estate Disposition Fee – fee paid to our Manager or an affiliate of our Manager in an amount up to 2% of the contract sales price of a property in the event that an affiliate of our Manager or our Manager provides disposition services for the property.

●	Promoted Interest – interest paid to our Manager or an affiliate of our Manager in an undetermined amount of the entity’s distributable cash, after all other partners or members have been paid (6% or higher) cumulative, non-compounded preferred return.

In addition, from time to time, when one of the affiliates of our Manager, including Realty Mogul Commercial Capital, Co., originates a commercial real estate loan or preferred equity investment that is sold to us, the borrower of the transaction may pay fees to Realty Mogul Commercial Capital, Co. The following fees are paid by the borrower of a loan to affiliates of our Manager relating to the origination, investment and management of our debt, fixed income, and preferred equity assets. Such fees are paid to Realty Mogul Commercial Capital, Co. by the borrower entity and not by us. We will not be entitled to this fee.

●	Origination Fee – fee paid to an affiliate of the Manager in an amount up to 2% of the financing amount.

●	Extension Fee – fee paid to an affiliate of the Manager in an amount up to 1% of the financing amount per loan extension.

●	Modification Fee – fee paid to an affiliate of the Manager in an amount up to 1% of the financing amount per loan modification.

●	Default Interest – interest paid to an affiliate of Manager as defined under the particular loan agreement.

●	Prepayment Penalties – amount paid to an affiliate of the Manager where each prepayment penalty based on the amount of interest that would have accrued on the principal amount of the loan or preferred equity investment at the time of prepayment during the period commencing on the prepayment date and ending on the prepayment penalty period end date.

●	Exit Fee – fee paid to an affiliate of the Manager in an amount (i) up to 1% upon payoff or (ii) calculated as a percentage of the financing amount or outstanding loan balance per extension.

RM Adviser, LLC, Manager

Subject to certain restrictions and limitations, the Manager is responsible for managing the Company’s affairs on a day-to-day basis and for identifying and making investments on behalf of the Company.

The Manager and certain affiliates of the Manager receive fees and compensation in connection with the Company’s public offering, and the acquisition and management of the Company’s real estate investments. For certain investments, the Manager is also entitled to promoted interest in an undetermined amount of the entity’s distributable cash, after all other partners or members have been paid an agreed upon (6.0% or higher) cumulative, non-compounded preferred return.

For the year ended December 31, 2020, approximately $20,000 and $14,000, respectively, was paid to the Manager for asset management services related to La Privada Apartments and The Hamptons Apartments properties. For the year ended December 31, 2019, approximately $11,000 was paid to the Manager for management services related to La Privada Apartments.

F-25

MogulREIT I, LLC

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

The Manager will be reimbursed for organization and offering expenses incurred in conjunction with the Follow-On Offering. The Company will reimburse the Manager for third-party organization and offering costs it incurs on our behalf. This does not include the Manager’s overhead, employee costs borne by the Manager, utilities or technology costs. Expense reimbursements payable to the Manager also may include expenses incurred by the Sponsor in the performance of services pursuant to a shared services agreement between the Manager and the Sponsor, including any increases in insurance attributable to the management or operation of the Company. See Note 2 – “Summary of Significant Accounting Policies – Organization, Offering and Related Costs.”

As of December 31, 2020 and 2019, the Company owed its Manager approximately $38,000 and $0 , respectively, in deferred offering costs. As of December 31, 2020 and 2019 , approximately $1,866,000 and $1,637,000 , respectively, of offering costs were amortized against members’ equity, which represents the ratable portion of proceeds raised to date to the total amount of proceeds expected to be raised from the Offering. During the year ended December 31, 2020, $190,000 of deferred offering costs were repaid to the affiliate.

The Company pays the Manager a monthly asset management fee equal to an annualized rate of 1.00% of total equity value, payable in arrears . For purposes of this fee, total equity value equals (a) our then-current NAV per share, multiplied by (b) the number of our common shares then outstanding. During the years ended December 31, 2020 and 2019, approximately $694,000 and $531,000 , respectively, of asset management fees were charged by the Manager. As of December 31, 2020 and 2019 , approximately $63,000 and $60,000, respectively, of asset management fees remained payable.

For the year ended December 31, 2019, a fee of $280,000 was paid on behalf of the Company to the Manager for services in connection with the due diligence regarding the acquisition of the Columbus Portfolio Office property. For the year ended December 31, 2020, a fee of $333,500 was paid on behalf of the Company to the Manager for services in connection with the due diligence regarding the acquisition of the NV Energy property.

Realty Mogul Commercial Capital, Co.

The Company pays Realty Mogul Commercial Capital, Co. (which may be referred to as an RM Originator) a servicing fee of 0.50% of the principal balance plus accrued interest of each loan or preferred equity investment and any applicable additional amounts associated with such investment to RM Originator for the servicing and administration of certain loans and investments held by us. RM Originator may decide to enter into a servicing agreement with an unaffiliated third party to service and administer the loans and preferred equity investments held by us, and pays for any expenses incurred in connection with standard subservicing thereunder out of the servicing fee paid to it by us. The servicing agreement will define the terms of the servicing arrangement as well as the amount of the servicing fee that is paid by RM Originator to the unaffiliated third party. The servicing fee is calculated as an annual percentage of the principal balance of the debt or preferred equity investment plus accrued interest and any applicable additional amounts associated with such investment, and is deducted at the time that payments on the asset are made. The fee is deducted in proportion to the split between accrued and current payments. Servicing fees payable by us may be waived at RM Originator’s sole discretion. During the years ended December 31, 2020 and 2019, approximately $80,000 and $156,000, respectively, was charged by the RM Originator. As of December 31, 2020 and 2019, approximately $4,000 and $13,000, respectively, remained payable and are included in accounts payable and accrued expenses on the corresponding consolidated balance sheets.

The Company also pays RM Originator a special servicing fee for any non-performing asset at an annualized rate of 1.00% of the original principal balance of a non-performing debt or preferred equity investment serviced by such RM Originator and any additional amounts associated with such investment. Whether an investment is deemed to be non-performing is in the sole discretion of our Manager. As of December 31, 2020 and 2019, special servicing fees of $31,000 and $16,000, respectively, have been paid to the RM Originator.

F-26

MogulREIT I, LLC

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

The Company pays Realty Mogul Commercial Capital, Co. a buyer broker fee in connection with the acquisition of real estate. A portion of this fee may be paid to personnel affiliated with our Manager for their roles in sourcing the investment opportunity including the former managing director of our Manager. For the year ended December 31, 2019, a buyer broker fee in the amount of $351,000 was paid to Realty Mogul Commercial Capital, Co. in connection with the acquisition of La Privada, of which $29,250 was paid to the former managing director of our Manager, and a buyer broker fee in the amount of $381,020 was paid to Realty Mogul Commercial Capital, Co. in connection with the acquisition of The Hamptons, of which $47,628 was paid to the former managing director of our Manager. For the year ended December 31, 2020, a buyer’s broker fee in the amount of $318,000 was paid to Realty Mogul Commercial Capital, Co. in connection with the acquisition of Pohlig, of which $39,750 was paid to the former managing director of our Manager, and a buyer’s broker fee in the amount of $250,500 was paid to Realty Mogul Commercial Capital, Co. in connection with the acquisition of Lubbock MOB.

Realty Mogul, Co. and Affiliates

If the Company has insufficient funds to acquire all or a portion of a loan or other investment, then it may obtain a related party loan from RM Originator or one of its affiliates on commercially reasonable terms. Our LLC Agreement authorizes us to enter into related party loans. Related party loans that, in the aggregate, do not exceed $20 million and do not carry an interest rate that exceeds the then current applicable prime rate with respect to such loans, can be entered into without the approval of an independent representative or the advisory board . All other related party loans would require prior approval from an independent representative or advisory board. However, neither Realty Mogul, Co. nor its affiliates are obligated to make a related party loan to the Company at any time.

For the years ended December 31, 2020 and 2019 , affiliates of Realty Mogul, Co. received an aggregate of approximately $86,300 and $107,500, respectively, for syndication fees, which are netted against the respective equity.

In 2019, an entity managed by an affiliate of Realty Mogul, Co. acquired an approximate 24.2% interest in Columbus Office Portfolio. The entity’s equity investment in Columbus Office Portfolio was approximately $3,000,000, as of December 31, 2020 and 2019.

In 2020, an entity managed by an affiliate of Realty Mogul, Co. acquired an approximate 23.1% interest in NV Energy. The entity’s equity investment in NV Energy was approximately $2,575,000 as of December 31, 2020.

RM Sponsor, LLC, Shareholder and Sponsor

RM Sponsor, LLC is a shareholder of the Company and holds 259 and 250 common shares, respectively , as of December 31, 2020 and 2019.

Executive Officers of our Manager

As of the date of the filing of this Annual Report has been filed, the executive officers of our Manager and their positions and offices are as follows:

Name	Age	Position
Jilliene Helman	34	Chief Executive Officer and Chief Financial Officer
Eric Levy	34	Vice President, Portfolio Manager
Saher Hamideh	43	Chief Compliance Officer and Secretary

Jilliene Helman has served as Chief Executive Officer of our Manager since its inception in March 2016, its Chief Financial Officer since October 31, 2018 and its Chief Compliance Officer and Secretary from February 2021 to March 2021. Ms. Helman has served as the Chief Executive Officer and a director of Realty Mogul, Co. since May 2012.

F-27

MogulREIT I, LLC

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

Eric Levy has served as Vice President, Portfolio Manager since January 2019. Mr. Levy has served as a Vice President, Asset Management of Realty Mogul, Co. since October 2017.

Saher Hamideh has served as Chief Compliance Officer and Secretary since March 2021.

Note 10 – Stock Award

For both years ended December 31, 2020 and 2019, the Company issued 1,000 common shares to Mr. Levy. Compensation expense in the amount of $9,450 and $10,000, respectively , was recorded in 2020 and 2019, based on the offering price at the time of issuance of approximately $9.45 and $10 per share, respectively, which approximates fair value.

Note 11 – Economic Dependency

Under various agreements, the Company has engaged or will engage RM Adviser and its affiliates to provide certain services that are essential to the Company, including asset management services, asset acquisition and disposition decisions, the sale of the Company’s common shares available for issue, as well as other administrative responsibilities for the Company including accounting services and investor relations. As a result of these relationships, the Company is dependent upon RM Adviser and its affiliates. In the event that these companies are unable to provide the Company with the respective services, the Company would be required to find alternative providers of these services.

Note 12 – Commitments and Contingencies

Legal Proceedings

As of December 31, 2020 and 2019, we are not currently named as a defendant in any active or pending litigation. However, it is possible that the Company could become involved in various litigation matters arising in the ordinary course of our business. Although we are unable to predict with certainty the eventual outcome of any litigation, management is not aware of any litigation likely to occur that we currently assess as being significant.

COVID-19

During the year ended December 31, 2020, the effects of the COVID-19 virus began impacting many aspects of the U.S. economy. The Company recognized that COVID-19 may have an adverse impact on its business and investments, however, as of the date these financial statements were available to be issued, there were no material quantifiable measurements of adverse effects on the Company’s business or investment.

Note 13 - Subsequent Events

Events that occur after the consolidated balance sheets date, but before the consolidated financial statements were available to be issued, must be evaluated for recognition or disclosure. The effects of subsequent events that provide evidence about conditions that existed at the balance sheets date are recognized in the accompanying consolidated financial statements. Subsequent events which provide evidence about conditions that existed after the consolidated balance sheets date require disclosure in the accompanying notes. Management has evaluated the activity of the Company through April 29, 2021, the date the consolidated financial statements were available to be issued, and noted no events that provided evidence of conditions that existed on the balance sheets date that were not properly recorded or required disclosure.

F-28

MogulREIT I, LLC

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

Turtle Creek – Fenton, Missouri

On January 28, 2021, the Company acquired a $6,000,000 joint-venture limited partnership equity investment related to the acquisition and renovation of a Class A, 128-unit apartment community located in Fenton, Missouri, a suburb of St. Louis, Missouri.

Offering Proceeds

During the period from January 1, 2021 through April 20, 2021, we raised offering proceeds of approximately $5,003,000 and issued 500,500 common shares.

Distributions

On December 31, 2020, our Manager authorized a daily cash distribution of $0.0016 per share (which equates to 6.0% on an annualized basis assuming a $10.02 per share net asset value, calculated for the period beginning January 1, 2021 and ending January 31, 2021) for shareholders as of the close of business on each day of the period commencing on January 1, 2021 and ending on January 31, 2021. The aggregate amount of cash distributed and distributions reinvested related to such distribution period was $181,816 and $207,062, respectively. We began processing such distributions on February 16, 2021.

On December 31, 2020, our Manager authorized a daily cash distribution of $0.0016 per share (which equates to approximately 6.0% on an annualized basis assuming a $10.02 per share net asset value, calculated for the period beginning February 1, 2021 and ending February 28, 2021) for shareholders as of the close of business on each day of the period commencing on February 1, 2021 and ending on February 28, 2021. The aggregate amount of cash distributed and distributions reinvested related to the distribution period was $163,969 and $192,891, respectively. We began processing such distributions on March 12, 2021.

On February 28, 2021, our Manager authorized a daily cash distribution of $0.0016 per share of the Company’s common shares to shareholders of record as of the close of business on each day of the period commencing March 1, 2021 and ending on March 31, 2021. The aggregate amount of cash distributed and distributions reinvested related to the distribution period was $183,182 and $218,905, respectively. We began processing such distributions on April 15, 2021.

Marketable Security Sale

On February 19, 2021, the Company completed the sale of certain exchange traded funds reported as marketable securities for net proceeds of $3,994,491 and resulting in a realized gain of $94,817.

F-29

APPENDIX A

PRIOR PERFORMANCE TABLES

The prior performance tables that follow present certain information regarding certain real estate programs previously sponsored by our Sponsor and its affiliates. We have presented all programs subject to public reporting requirements that have similar investment objectives to this offering. The information in this section should be read together with the summary information in this offering circular under the caption “Management – Prior Performance of our Sponsor.”

These tables contain information that may aid a potential investor in evaluating the program being offered in this offering circular. However, the purchase of our common shares will not create any ownership interest in the program included in these tables.

A-1

TABLE II

COMPENSATION TO SPONSOR (UNAUDITED)

The following sets forth the compensation received by our Manager and its affiliates, including compensation paid out of offering proceeds and compensation paid in connection with the ongoing operations of Prior Real Estate Programs. Each of the Prior Real Estate Programs for which information is presented below has investment objectives similar or identical to ours. All figures are as of December 31, 2020.

	MogulREIT II, Inc.
Date offering commenced	August 24, 2017
Dollar amount raised	$31,259,060
Amount paid to sponsor from proceeds of offering:
Broker Sales Commissions	$170,000
Organization and Offering Expenses	1,083,000	(1)
Total	$1,253,000
Amount paid to sponsor from operations:
Acquisition Fee	$1,417,000
Asset Management Fee	$719,000
Disposition Fee	-
Other Operating Expenses	104,000
Total	$2,240,000
Dollar amount of cash generated from operations	2,533,000
Before deducting payments to sponsor	$-

(1) Amount reflects organization and offering expenses incurred as of December 31, 2020.

A-2

TABLE V

SALES OR DISPOSALS OF PROPERTIES (UNAUDITED)

The following table presents summary information on the results of the repayment of loans and equity investments held by MogulREIT I, LLC. All figures are through June 12, 2021. The table below reflects the performance of the portfolio in terms of loans made, loans repaid, and interest income received on loans.

Loan or Equity Investment	Date Funded(1)	Date of Final Repayment	Payments Received	Original Loan and Funds Advanced Net of Interest	Amount of Loan Repaid and Interest Earned or Equity and Profit Returned(2)	Interest Earned(3)
Garden Grove	8/19/2016	3/29/2017	$4,234,399	$3,915,000	$4,234,399	$319,399
Hanford Center	3/31/2017	12/12/2017	$2,031,065	$1,900,000	$2,031,065	$131,065
Wyckoff Avenue Apartments	6/20/2017	6/13/2018	$1,510,775	$1,350,000	$1,510,775	$160,775
Animas Building	1/11/2017	9/18/2018	$1,642,014	$1,435,910	$1,642,014	$206,104
JADAK Headquarters	6/28/2017	6/3/2019	$1,823,125	$1,500,000	$1,823,125	$323,125
Crossroads South	8/3/2017	6/24/2019	$1,537,500	$1,250,000	$1,537,500	$287,500
Corona Marketplace	8/17/2017	7/2/2019	$4,493,414	$3,549,300	$4,493,414	$944,114
Orange Tree Village	4/23/2018	7/16/2019	$2,615,492	$2,275,000	$2,615,492	$340,492
Northside at John’s Creek	6/20/2017	8/30/2019	$1,967,250	$1,500,000	$1,967,250	$467,250
Parkway Plaza	2/17/2017	12/30/2019	$4,387,889	$3,400,000	$4,387,889	$987,889
1450-1460 S Harbor Blvd	3/16/2018	1/31/2020	$2,298,261	$1,900,000	$2,298,261	$398,261
378 Moss Street (4)	11/15/2017	2/6/2020	$5,525,133	$4,490,000	$5,525,133	$1,035,133
Riverside Office Portfolio	10/22/2018	3/6/2020	$2,922,274	$2,500,000	$2,922,274	$422,274
Naugatuck Valley	10/23/2018	3/16/2020	$3,510,000	$3,000,000	$3,510,000	$510,000
Ashlan Park	11/19/2018	4/17/2020	$4,269,500	$3,600,000	$4,269,500	$669,500
Amerigroup Corp HQ	5/21/2018	6/9/2020	$2,125,000	$1,700,000	$2,125,000	$425,000
2395 29th Avenue	2/16/2018	7/29/2020	$5,694,722	$4,750,000	$5,694,722	$944,722
Portland Office	11/27/2018	10/15/2020	$4,604,402	$3,950,000	$4,604,402	$654,402
Pensacola Marketplace	6/12/2017	3/31/2021	$1,568,594	$1,125,000	$1,568,594	$443,594

(1) Represents the date on which the program acquired the loan, which could be later than the date the loan was originated.

(2) Reflects the proceeds from the loan repayment including all interest earned since the date on which the program acquired the loan. MogulREIT I, LLC generally intends to reinvest the proceeds of the repayment.

(3) Reflects the interest earned from the repaid loan.

(4) The original loan amount was $3,575,000, but it was subsequently increased in an amendment.

A-3

APPENDIX B

RULE 251(d)(2)(i)(C)

(d) Offering conditions—

(2) Sales.—

(i) No sale of securities may be made:

(C) In a Tier 2 offering of securities that are not listed on a registered national securities exchange upon qualification, unless the purchaser is either an accredited investor (as defined in Rule 501 (§ 230.501)) or the aggregate purchase price to be paid by the purchaser for the securities (including the actual or maximum estimated conversion, exercise, or exchange price for any underlying securities that have been qualified) is no more than ten percent (10%) of the greater of such purchaser’s:

(1) Annual income or net worth if a natural person (with annual income and net worth for such natural person purchasers determined as provided in Rule 501 (§230.501)); or

(2) Revenue or net assets for such purchaser’s most recently completed fiscal year-end if a non-natural person.

B-1

MogulREIT I, LLC

Sponsored by

RM Sponsor, LLC

UP TO $61,238,768 IN COMMON SHARES

OFFERING CIRCULAR

You should rely only on the information contained in this offering circular. No dealer, salesperson or other individual has been authorized to give any information or to make any representations that are not contained in this offering circular. If any such information or statements are given or made, you should not rely upon such information or representation. This offering circular does not constitute an offer to sell any securities other than those to which this offering circular relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This offering circular speaks as of the date set forth below. You should not assume that the delivery of this offering circular or that any sale made pursuant to this offering circular implies that the information contained in this offering circular will remain fully accurate and correct as of any time subsequent to the date of this offering circular.

June [__], 2021

PART III—EXHIBITS

Index to Exhibits

Exhibit No.	Description
2.1*	Amended and Restated Certificate of Formation
2.2*	Second Amended and Restated LLC Agreement
2.3*	First Amendment to the Second Amended and Restated LLC Agreement of MogulREIT I, LLC
2.4*	Second Amendment to the Second Amended and Restated LLC Agreement of MogulREIT I, LLC
2.5*	Third Amendment to the Second Amended and Restated LLC Agreement of MogulREIT I, LLC
2.6**	Fourth Amendment to the Second Amended and Restated LLC Agreement of MogulREIT I, LLC
4.1*	Subscription Package
4.2*	Distribution Reinvestment Plan
6.1*	Loan Servicing Agreement between MogulREIT I, LLC and Realty Mogul, Co.
6.2*	Amended and Restated Loan Servicing Agreement between MogulREIT I, LLC and Realty Mogul Commercial Capital, Co.
6.3*	License Agreement between MogulREIT I, LLC and Realty Mogul, Co.
6.4*	Shared Services Agreement between RM Adviser, LLC and Realty Mogul, Co.
6.5*	Master Technology and Services Agreement between RM Technologies, LLC and RM Sponsor, LLC
6.6*	Master Loan Purchase Agreement between Realty Mogul, Co. and Realty Mogul Commercial Capital, Co. and MogulREIT I, LLC
6.7*	First Amendment to Master Loan Purchase Agreement between Realty Mogul, Co. and Realty Mogul Commercial Capital, Co. and MogulREIT I, LLC
11.1*	Consent of Morris, Manning & Martin, LLP (included in Exhibit 11.4)
11.2*	Consent of Venable LLP (included in Exhibit 12.1)
11.3**	Consent of CohnReznick LLP, Independent Auditors
11.4*	Opinion of Morris, Manning & Martin, LLP, as to tax matters
12.1*	Opinion of Venable LLP, as to the legality of the securities being qualified

* Previously filed

** Filed herewith.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on June 17, 2021.

MogulREIT I, LLC

By:	RM Adviser, LLC, its Manager

By:	/s/ Jilliene Helman
Name:	Jilliene Helman
Title:	Chief Executive Officer

This offering statement has been signed by the following person in the capacities and on the date indicated.

Signature	Title	Date
/s/ Jilliene Helman		June 17, 2021
Jilliene Helman	Chief Executive Officer and Chief Financial Officer of RM Adviser, LLC (Principal Executive, Financial and Accounting Officer)